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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

As filed with the Securities and Exchange Commission on March 11, 2019

Registration No. 333-229808

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 1
to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

UP FINTECH HOLDING LIMITED
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6211 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

18/F, Grandyvic Building, No. 1 Building,
No. 16 Taiyanggong Middle Road, Chaoyang District,
Beijing, 100020 PRC
Telephone: +86-10-56216660
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Telephone: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ke Geng, Esq. O'Melveny & Myers LLP 37/F, Office Tower, Yin Tai Center No. 2 Jianguomenwai Ave, Chaoyang District Beijing, 100022 PRC +86-10-6563-4200	Li Han, Esq. O'Melveny & Myers LLP 31/F, AIA Central 1 Connaught Road, Central Hong Kong +852-3512-2300	Li He, Esq. James C. Lin, Esq. Davis Polk & Wardwell LLP 18/F, The Hong Kong Club Building 3A Charter Road, Central Hong Kong +852-2533-3300

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

           Emerging growth company ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A ordinary shares, par value US$0.00001 per share(2)(3)	US$91,000,000	US$11,029.20

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)
Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-            ). Each American depositary share represents 15 Class A ordinary shares.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated March 11, 2019.

13,000,000 American Depositary Shares

UP Fintech Holding Limited

Representing 195,000,000 Class A ordinary shares

         This is the initial public offering of 13,000,000 American depositary shares, or ADSs, of UP Fintech Holding Limited. Each ADS represents 15 Class A ordinary shares, par value US$0.00001 per share. It is currently estimated that the initial public offering price per ADS will be between US$5.00 and US$7.00.

         Concurrently with, and subject to, the completion of this offering, one of our existing shareholders, IB Global Investments LLC, a member of the Interactive Brokers Group of companies, has agreed to purchase from us a number of Class A ordinary shares through a private placement, or the Concurrent Private Placement, equal to 7% of the total Class A ordinary shares to be issued in this offering and the Concurrent Private Placement (in the form of ADS or otherwise), subject to a dollar cap of US$7.0 million.

         Prior to this offering, there has been no public market for our ADSs or our ordinary shares. We intend to list the ADSs on the Nasdaq Global Select Market, under the symbol "TIGR."

         We are an "emerging growth company" under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

         We have and will maintain a dual-class share structure. Our outstanding ordinary shares consist of Class A ordinary shares and Class B ordinary shares, and Mr. Tianhua Wu and his family beneficially own all of our issued Class B ordinary shares, and Mr. Wu, with the voting rights entrusted to him under the 2018 Share Incentive Plan, will be able to exercise approximately 80.5% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering and the Concurrent Private Placement, assuming the underwriters do not exercise their over-allotment option and the automatic conversion of all preferred shares into Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown above. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share, upon the completion of this offering, will be entitled to one vote, and is not convertible into Class B ordinary share under any circumstance. Each Class B ordinary share, upon the completion of this offering, will be entitled to 20 votes and will be automatically converted into one Class A ordinary share under certain circumstances. Our dual-class ordinary share structure involves certain risks. See the relevant risk factors on pages 55-57 of this prospectus for a detailed discussion of such risks.

         Xiaomi Corporation, one of our principal shareholders, has indicated an interest in purchasing up to US$5 million of the ADSs in this offering at the initial public offering price and on the same terms as the other ADSs being offered. We and the underwriters are currently under no obligation to sell ADSs to Xiaomi Corporation.

         Investing in our ADSs involves a high degree of risk. See "Risk Factors" beginning on page 16.

PRICE US$            PER ADS

         Neither the United States Securities and Exchange Commission, or SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total

Initial public offering price	US$	US$

Underwriting discount and commissions(1)	US$	US$

Proceeds, before expenses, to us	US$	US$

(1)
For a description of compensation payable to the underwriters, see "Underwriting."

         To the extent the underwriters sell more than 13,000,000 ADSs, the underwriters have a 30-day option to purchase up to an additional 1,950,000 ADSs from us at the initial public offering price less the underwriting discount.

         The underwriters expect to deliver the ADSs against payment in U.S. dollars to purchasers on or about            , 2019.

Citigroup	Deutsche Bank Securities
(in alphabetical order)

AMTD	China Merchants Securities (HK)	Tiger Brokers

Prospectus dated            , 2019

Innovative Technology

Gateway to Global Markets

264.06
+4.49
+1.73%
分时
5日
日K
周K
月K
分钟
成交量
5183万股
最高
最低
264.45
259.69
今开
昨收
7,595.35

Our platform achieved RMB1.0 trillion cumulative trading volume within three years, the shortest time among all online brokers focused on global Chinese investors. In 2017, we ranked #1 in U.S. securities trading with a market share of 58.4%.[1]

US$119 B
2018 Total Trading Volume

502K
Number of Customer Accounts
As of December 31, 2018

27.1x
Quarterly Trading Volume Growth
Q1 2016-Q4 2018

12.7x
Client Asset Balance Growth
Q1 2016-Q4 2018

152%
Growth in Customer Accounts CAGR
2016-2018

148%
Revenues Growth CAGR 2016-2018

1,580K
Number of Registered Users
As of December 31, 2018

Strategic Investors:

- **Interactive Brokers**
- **Xiaomi**

1. According to the iResearch Report

Trading Products Include:

- US Equities
- HK Equities
- Options
- Warrants
- Futures

Brokerage Services

Corporate Services

Asset Management

Tiger Community

        You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ADSs.

        We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus or any filed free writing prospectus outside the United States.

        Until            , 2019 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscription.

 PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ADSs discussed under "Risk Factors," before deciding whether to buy our ADSs. This prospectus contains information from an industry report commissioned by us and prepared by Shanghai iResearch Co. Ltd, China, or iResearch, an industry research firm, to provide information regarding our industry and our market position among the online brokers focusing on global Chinese investors. We refer to this report as the "iResearch Report."

Our Business

        We are a leading online brokerage firm focusing on global Chinese investors. We are the largest online broker focusing on global Chinese investors in terms of U.S. securities trading volume, with a market share of approximately 58.4% in 2017, according to the iResearch Report. Our proprietary trading platform enables investors to trade in equities and other financial instruments on multiple exchanges around the world. Our continuous focus on offering innovative products and services and a superior user experience has enabled us to become one of the most utilized and well-recognized online trading platforms for Chinese investors around the world. We have achieved RMB1.0 trillion cumulative trading volume on our platform within three years since the launch of our Tiger Trade APP, which represents the shortest timeframe among all online brokers focusing on global Chinese investors, according to the iResearch Report.

        We have developed an innovative brokerage platform for Chinese investors globally, which can easily be accessed through our APP and website. We offer our customers comprehensive brokerage and value-added services, including trade order placement and execution, margin financing, account management, investor education, community discussion and customer support, all within a few taps or clicks. Our "mobile first" strategy backed by robust infrastructure and advanced technology further enables us to better serve and retain our customers as well as attract new customers.

        We take pride in our proprietary and cutting-edge technology. Our proprietary infrastructure and advanced technology are able to support trades across multiple currencies, multiple markets, multiple products, multiple execution venues and multiple clearinghouses. Our proprietary technology is the backbone for our constant innovation and enables us to provide efficient and first-rate services in a cost-effective manner. Over 100 versions of updates have been applied to the Tiger Trade APP since its initial launch to address users' diversified needs and improve user experience. As a third-generation broker (as defined in the section entitled "Industry Overview") that supports highly diverse and frequent trading activities on our online trading platform, we have competitive advantages over traditional brokers given our more advanced technology capabilities, wider range of products and services and better user experience, according to the iResearch Report.

        We have achieved substantial growth since the launch of our trading platform in August 2015, as illustrated by the charts below.

        Apart from the substantial growth we have experienced, the turnover rate of our platform during the fourth quarter of 2018 was as high as 1,495.7%. Furthermore, the conversion rate and retention rate of customers were as high as 15.2% and 81.8% as of December 31, 2018 and in 2018, respectively.

        We generate revenues primarily by charging our customers commission fees for trading of securities as well as earning interest income or financing service fees arising from or related to margin financing provided by ourselves or third parties to our customers for trading activities. Our total revenues were US$5.5 million, US$16.9 million and US$33.6 million in 2016, 2017 and 2018, respectively. We recorded net losses of US$10.8 million, US$7.9 million and US$44.3 million in 2016, 2017 and 2018, respectively.

Our Industry

        Online brokers utilize APPs and websites to provide integrated online securities services, including customer acquisition, account opening, securities trading and other value-added services. Online brokers focusing on global Chinese investors refer to the online brokers who are able to provide all the services in the Chinese language and offer an user friendly experience that specifically fits Chinese investors' preferences. For the purpose of this prospectus, "Chinese investors" refer to the Chinese speaking population around the globe. According to the iResearch Report, with the increasing need to trade efficiently, the customer base trading through online brokers will grow at a faster pace than that through traditional brokers.

        According to the iResearch Report, the market size of online brokerage in terms of U.S. stock trading volume reached US$5,427.2 billion in 2017, accounting for approximately 14.7% of total trading volume in the U.S. stock market, and is expected to reach approximately US$6,852.4 billion in 2018, accounting for approximately 15.0% of total trading volume in the U.S. stock market. The market size of online brokerage in terms of Hong Kong stock trading volume reached US$93.9 billion in 2017, accounting for approximately 3.4% of total trading volume in the Hong Kong stock market, and is expected to reach approximately US$149.6 billion in 2018, accounting for approximately 4.1% of total trading volume in the Hong Kong stock market.

        The online brokerage industry focusing on global Chinese investors is highly concentrated yet competitive. Service providers that have superior user experience, better technology, as well as stronger brand recognition and reputation in the industry are able to acquire customers more effectively. According to the iResearch Report, the market size of the online brokerage industry focusing on global Chinese investors in terms of both the U.S. and Hong Kong stock trading volume experienced rapid growth over the past three years.

        According to the iResearch Report, we are the largest online broker focusing on global Chinese investors in terms of U.S. securities trading volume in 2017, with a market share of approximately 58.4%. We believe that our superior user experience, proprietary technology platform and strong brand recognition in the industry enable us to maintain our leadership in terms of U.S. securities trading services and further strengthen our competitiveness in terms of Hong Kong securities trading services for global Chinese investors.

Our Strengths

        We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

  •
  The platform of choice for trading U.S. securities online among global Chinese investors with the fastest growth;

  •
  High caliber customer base with great growth potential, engagement and stickiness;

  •
  Constant expansion and innovation of products and services to serve customers' evolving needs;

  •
  Unparalleled user experience and interactive investment community;

  •
  Robust infrastructure and advanced technology supporting all aspects of our business; and

  •
  Talented team backed by strong shareholder support.

Our Strategies

        Our mission is to make investing more efficient through technology for everyone. We intend to achieve our mission by pursuing the following strategies:

  •
  Expand demographic coverage to serve global investors;

  •
  Attract more institutional investors;

  •
  Expand into the asset and wealth management business;

  •
  Strengthen our technology capabilities through continuous investment;

  •
  Further strengthen our brand equity; and

  •
  Attract and retain talent.

Our Challenges

        Our ability to execute our strategies is subject to certain risks and uncertainties, including:

  •
  Limited operating history;

  •
  Our history of net losses;

  •
  Regulatory and legal uncertainties relating to our industry and business;

  •
  Potential failure of obtaining or maintaining necessary licenses, permits or approvals;

  •
  Reliance on external service providers and business partners;

  •
  Challenges to retain our management team and key talents;

  •
  Risks related to our know your client, or KYC, procedures and our customers' potential non-compliance of applicable laws and regulations; and

  •
  Uncertainties of securities markets and the competitive landscape of the industry in which we operate.

Our History

        We are a Cayman Islands exempted company incorporated in January 2018. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares. For more details of the history of our securities issuances, please see "Description of Share Capital—History of Securities Issuances."

        We commenced our technology research and development in June 2014 through Ningxia Xiangshang Rongke Technology Development Co., LTD, or Ningxia Rongke.

        Ningxia Rongke acquired a New Zealand registered financial service provider, Tiger Holdings Group Limited, formerly known as Transaction Holdings (N.I.) Limited, in August 2015, which is currently wholly owned by one of Ningxia Rongke's subsidiaries. In August 2016, Ningxia Rongke acquired Top Capital Partners Limited, or Top Capital Partners, also a registered financial service provider in New Zealand. Top Capital Partners is also accredited and approved by the New Zealand Stock Exchange, or the NZX, to provide investment advisory services in respect of transactions in NZX listed products. Substantially all of our revenues were generated from Tiger Holdings Group Limited in 2016 and 2017, and from Top Capital Partners in 2018.

Reorganization

        To facilitate foreign investment in our business, starting from early 2018, we began to establish an offshore holding structure for our company. As part of the efforts, we incorporated a Cayman Islands exempted company, UP Fintech Holding Limited, or our company, as our offshore holding company in January 2018. In February 2018, we established Up Fintech International Limited in Hong Kong, or Up Fintech HK, as our intermediate holding company, which in turn established our WFOEs, Ningxia Xiangshang Yixin Technology Co., LTD, or Ningxia Yixin, in May 2018, and Beijing Xiangshang Yixin Technology Co., LTD, or Beijing Yixin, in July 2018.

        To enable our effective control over the PRC operating entities and their subsidiaries including Top Capital Partners (at the time), Ningxia Yixin entered into variable interest entity, or VIE, contractual arrangements with Ningxia Rongke, and Beijing Yixin entered into substantially similar VIE arrangements with Beijing Xiangshang Yiyi Technology Co., LTD, or Beijing Yiyi, which we collectively refer to as our VIEs in this prospectus, and their respective shareholders. These contractual arrangements enable us to exercise effective control over our VIEs and their respective subsidiaries, receive substantially all of the economic benefits of such entities, and have an exclusive option to purchase all or part of the equity interests in and assets of them to the extent permitted by the applicable laws and regulations. For more details, please see "History and Corporate Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders."

        In June 2018, we formed a wholly-owned subsidiary Up Fintech Global Holdings Limited in British Virgin Islands, or BVI, first as the holding company to hold our wholly-owned U.S. entity, Tiger Fintech Holdings, Inc., or Tiger Fintech Holdings and later as the holding company to hold our subsidiaries in other jurisdictions. In August 2018, Tiger Fintech Holdings acquired 100% of the equity interests in Wealthn LLC, a registered investment advisor in the United States. Wealthn LLC provides investment advisory services for high-net-worth individuals, family offices and investment companies registered under the Investment Company Act of 1940 such as TigerShares Trust. In November 2018, Tiger Fintech Holdings completed the acquisition of 100% of the equity interests in US Tiger Securities, Inc. (formerly known as JFD Securities, Inc.), a U.S. registered broker-dealer.

        In July 2018, we established another wholly-owned subsidiary Xiangshang Upfintech Holding Limited, a BVI company, to hold other operating companies including its wholly-owned operating entity in Singapore, Tiger Fintech (Singapore) Pte. Ltd., which was established in March 2018. In October 2018, Ningxia Rongke transferred all equity interests in Top Capital Partners to Tiger Fintech (Singapore) Pte. Ltd. As a result, Top Capital Partners is no longer held by our VIEs in China. In November 2018, Top Capital Partners acquired 100% of the equity interests in Fleming Funds Management Pty Ltd, which was established in Australia in January 2006 and has been authorized as a licensed financial services provider in Australia since July 2006.

        In September 2018, we established JV Uptech Holding Limited in BVI as a holding company to expand our business in Hong Kong. In October 2018, JV Uptech Holding Limited acquired 100% of the equity interests in Kastle Limited, which, in January 2019, was granted a license to carry on trust and company service business in Hong Kong. In January 2019, we acquired 100% equity interest of Tung Chi Consulting Limited, a licensed insurance broker in Hong Kong.

Our Corporate Structure

        The following diagram illustrates our corporate structure, including our significant subsidiaries, VIEs and our VIEs' subsidiaries, unless otherwise indicated, as of the date of this prospectus:

Notes:

(1)
We have ultimate control over the Cayman fund managing entities through Uptech Global Holding Limited's ownership of 100% of the equity interests or at least a majority of the equity interests in the same. The Cayman fund managing entities serve as our vehicles to manage offshore funds.

(2)
Ningxia Rongke was formerly known as Beijing Xiangshang Rongke Technology Development Co., Ltd., through which we commenced our technology research and development in June 2014. Our directors and shareholders control Ningxia Rongke, and Mr. Tianhua Wu, our Chief Executive Officer and director, and Mr. Ming Dong, our employee and shareholder, together own 100% of the equity interests in Beijing Yiyi.

(3)
We carry out activities including technology research and development and Internet services in China through our VIEs, Ningxia Rongke and Beijing Yiyi, and their subsidiaries.

(4)
The contractual arrangements include the Powers of Attorney, the Equity Pledge Contracts, the Exclusive Business Cooperation Agreements, and the Exclusive Option Contracts, the Commitment Letters and the Spouse Consent Letters as described in "History and Corporate Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders".

(5)
The subsidiaries incorporated in Hong Kong of Tiger Technology Corporation Limited are in the process of dissolution, which therefore were omitted here.

Recent Developments

        As of January 31, 2019, we had 83,546 customers with deposits and the account balance of such customers reached US$2,632.6 million, representing an increase of 11.7% from December 31, 2018. We generated US$2.9 million of revenues for the month ended January 31, 2019, including US$2.2 million in commissions and US$0.6 million in financing service fees. Our performance in January 2019 was partially affected by the generally quieter investment environment during the Chinese New Year season, given the fact that the vast majority of our client base are Chinese investors around the world.

        We have provided the preliminary results described above for the purpose of providing investors with the most current information that our company is able to provide under the time constraints. Our selected unaudited financial data described above have been prepared on the same basis as our audited consolidated financial statements. Our selected unaudited financial data and operating data provided above may not be indicative of our financial results for future interim periods or for the full year ending December 31, 2019. Please refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" included elsewhere in this prospectus for information regarding trends and other factors that may affect our results of operations.

Our Corporate Information

        The location of our principal executive offices is 18/F, Grandyvic Building, No. 1 Building, No. 16 Taiyanggong Middle Road, Chaoyang District, Beijing, 100020 PRC and our telephone number at this address is +86-10-56216660. Our registered office in the Cayman Islands is P.O. Box 2547, 23 Lime Tree Bay Avenue, Grand Cayman, KY1-1104, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates.

        Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.itiger.com. Information contained in, or accessible through, our website is not a part of, and is not incorporated into, this prospectus.

Implications of Being an "Emerging Growth Company"

        As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, in the assessment of the emerging growth company's internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to "Opt Out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies.

        We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeded US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Conventions which Apply to this Prospectus

        Except where the context otherwise requires and for the purposes of this prospectus only, the following is a glossary of certain terms used throughout this prospectus:

  •
  "China" or the "PRC" means the People's Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan.

  •
  "Chinese investors" refer to the Chinese speaking population around the globe.

  •
  "conversion rate" means the ratio of (i) the number of trading customers to (ii) the number of customer accounts.

  •
  "customer(s)" or "customer account(s)" means the registered users who have passed the KYC procedures and opened a trading account on our platform (including APP and website).

  •
  "customer(s) with deposits" means the customers who have deposited funds in their accounts on our platform.

  •
  "HK$" or "Hong Kong dollars" means the legal currency of Hong Kong.

  •
  "NZ$" or "New Zealand dollars" means the legal currency of New Zealand.

  •
  "our VIEs" means Ningxia Xiangshang Rongke Technology Development Co., LTD, or Ningxia Rongke, formerly known as Beijing Xiangshang Rongke Technology Development Co., LTD, and Beijing Xiangshang Yiyi Technology Co., LTD, or Beijing Yiyi; "VIE" or "VIEs" means a variable interest entity or variable interest entities.

  •
  "our WFOEs" means Ningxia Xiangshang Yixin Technology and Development Co., Ltd., or Ningxia Yixin, and Beijing Xiangshang Yixin Technology Co., Ltd., or Beijing Yixin,; "WFOE" or "WFOEs" means the wholly-foreign owned entity or wholly-foreign owned entities as provided in the relevant PRC laws and regulations.

  •
  "retention rate" means the ratio of (i) the number of trading customers in one period who continue to trade in the next period to (ii) the number of trading customers in the first period.

  •
  "RMB" or "Renminbi" means the legal currency of China.

  •
  "Singapore dollars" means the legal currency of Singapore.

  •
  "trading customer(s)" means the customers who have conducted at least one trading transaction on our platform.

  •
  "trading volume" means the total value of securities traded during a specific period of time.

  •
  "turnover rate" means the ratio of (i) total trading volume in a period to (ii) the average of the beginning and ending account balances of all customers in the same period.

  •
  "UP Fintech," "we," "us," "our" and "our company" means UP Fintech Holding Limited, our Cayman Islands holding company and its subsidiaries, its consolidated VIEs entity and the subsidiaries of the VIEs.

  •
  "user(s)" or "registered user(s)" means those who have registered on our platform (including APP and website) but not necessarily have opened a trading account.

        Unless otherwise noted, the translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.8755 to US$1.0000, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2018 and the translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at a rate of HK$7.83 to US$1.00, the exchange rate in effect as of December 31, 2018. We make no representation that Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all.

 THE OFFERING

        The following assumes that the underwriters will not exercise their option to purchase additional ADSs in the offering, unless otherwise indicated.

Offering price	We expect that the initial public offering price will be between US$5.00 and US$7.00 per ADS.
ADSs offered by us	13,000,000 ADSs (or 14,950,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).
Concurrent Private Placement

Concurrently with, and subject to, the completion of this offering, one of our existing shareholders, IB Global Investments LLC, a member of the Interactive Brokers Group of companies, has agreed to purchase from us a number of Class A ordinary shares equal to 7% of the total Class A ordinary shares to be issued in this offering and the Concurrent Private Placement (in the form of ADS or otherwise), subject to a dollar cap of US$7.0 million. Assuming an initial offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, IB Global Investments LLC will purchase 14,677,419 Class A ordinary shares from us. The Concurrent Private Placement is conducted pursuant to an exemption from registration with the SEC under Section 4(a)(2) of the Securities Act of 1933, as amended. Under the subscription agreement executed on March 8, 2019, the completion of this offering is substantively the only closing condition precedent for the Concurrent Private Placement and if this offering is completed, the Concurrent Private Placement will be completed concurrently. IB Global Investments LLC has agreed, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ordinary shares acquired in the Concurrent Private Placement for a period of 180 days after the date of this prospectus.

ADSs outstanding immediately after this Offering	13,000,000 ADSs (or 14,950,000 ADSs if the underwriters exercise their option to purchase additional ADSs in full).

Ordinary shares outstanding immediately after this offering

1,995,498,114 ordinary shares, comprised of 1,657,886,392 Class A ordinary shares (including 195,000,000 Class A ordinary shares in the form of ADS issuable in this offering and 14,677,419 Class A ordinary shares issuable in the Concurrent Private Placement, calculated based on an assumed initial offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial offering price shown on the front cover page of this prospectus) and 337,611,722 Class B ordinary shares (or 2,024,748,114 ordinary shares if the underwriters exercise their over-allotment option in full). This number also assumes the conversion of all outstanding preferred shares into 1,231,662,432 Class A ordinary shares immediately upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus.

Nasdaq Global Select Market symbol	TIGR.
The ADSs	Each ADS represents 15 Class A ordinary shares. The ADSs may be evidenced by ADRs.
The depositary will hold the shares underlying your ADSs and you will have rights as provided in the deposit agreement.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares, after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary in exchange for our Class A ordinary shares. The depositary will charge you fees for any exchange.

We and the depositary may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the "Description of American Depositary Shares" section of this prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes this prospectus.

Over-allotment option	We have granted to the underwriters an option, exercisable within 30 days from the date of this prospectus, to purchase up to an additional ADSs.

Ordinary shares

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is currently, and, upon the completion of this offering, will be entitled to one vote, and is not convertible into Class B ordinary share under any circumstances. Each Class B ordinary share is currently entitled to ten votes, and, upon the completion of this offering, will be entitled to 20 votes and is convertible into one Class A ordinary share by the holder thereof, subject to certain conditions. Upon any sale of Class B ordinary shares by a holder thereof to any person other than Mr. Tianhua Wu or any entity which is not a permitted affiliate of Mr. Tianhua Wu, such Class B ordinary shares are automatically and immediately converted into the same number of Class A ordinary shares. Each Class B ordinary share beneficially owned by Mr. Tianhua Wu and his family is automatically converted into one Class A ordinary share under certain circumstances. For a description of Class A ordinary shares and Class B ordinary shares, see "Description of Share Capital."

Use of proceeds

We estimate that we will receive net proceeds of approximately US$75.2 million from this offering and the Concurrent Private Placement (or US$86.0 million if the underwriters exercise their option to purchase additional ADSs in full), after deducting the underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial public offering price of US$6.00 per ADS, being the midpoint of the estimated range of the initial public offering price shown on the front cover page of this prospectus.

We plan to use the net proceeds of this offering and the Concurrent Private Placement, as follows:

•

approximately 40% for general corporate purposes, which may include investment in product and technology research and development, sales and marketing activities, technology infrastructure, capital expenditures, and other general and administrative matters;

•

approximately 15% to set up entities and apply for operating licenses in multiple jurisdictions to expand our customer base and better serve them with global investment products;

•

approximately 15% to satisfy the increased capital adequacy requirements pursuant to the New Zealand Stock Exchange or regulators in other jurisdictions; and

•

approximately 30% for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

See "Use of Proceeds" for additional information.
Risk factors	See "Risk Factors" and other information included in this prospectus for a discussion of the risks you should carefully consider before investing in the ADSs.

Lock-up

We, our directors and executive officers and all of our existing shareholders have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ADSs, ordinary shares or similar securities for a period of 180 days after the date of this prospectus. Our board of directors, as the administrator of our share incentive plan, and the authorized executive officers, have agreed with the underwriters not to, without the prior written consent of underwriters, for a period of 180 days following the date of this prospectus, waive, release or adjust the lock-up obligations owned by each option holder and restricted share unit holder to our company not to offer, sell or transfer or dispose of any Class A ordinary shares issuable to such holders. See "Underwriting" for more information.

Listing

We intend to apply to have the ADSs listed on the Nasdaq Global Select Market under the symbol "TIGR." Our ADSs and shares will not be listed on any other stock exchange or traded on any automated quotation system.

Depositary	Deutsche Bank Trust Company Americas.

        The number of ordinary shares that will be outstanding immediately after this offering and the Concurrent Private Placement:

  •
  is based upon 554,158,263 ordinary shares outstanding as of the date of this prospectus, including 216,546,541 Class A ordinary shares and 337,611,722 Class B ordinary shares;

  •
  assumes the conversion of all outstanding preferred shares into 1,231,662,432 Class A ordinary shares immediately upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus;

  •
  includes 14,677,419 Class A ordinary shares we will issue and sell in the Concurrent Private Placement, calculated based on an initial offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover page of this prospectus;

  •
  assumes no exercise of the underwriters' option to purchase additional ADSs representing Class A ordinary shares;

  •
  excludes 186,045,744 Class A ordinary shares issuable upon the exercise of options outstanding as of the date of this prospectus and 14,800,000 Class A ordinary shares issuable upon the vesting of restricted share units outstanding as of the date of this prospectus; and

  •
  excludes 52,000,000 Class A ordinary shares reserved for future issuances under our share incentive plan.

Summary Consolidated Financial and Operating Data

        The following summary consolidated statements of operations data for 2016, 2017 and 2018, summary consolidated balance sheets data as of December 31, 2017 and 2018 and summary consolidated statements of cash flows data for 2016, 2017 and 2018 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the accounting principles generally accepted in the United States, or the U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Consolidated Financial and Operating Data section together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Summary Consolidated Statements of Operations Data:
Revenues:
Commissions	5,280	15,063	26,043
Financing service fees	131	1,797	6,442
Trading gains	—	—	339
Interest income	—	—	85
Other revenues	65	89	651

Total revenues	5,476	16,949	33,560

Operating cost and expenses:
Execution and clearing	—	(38)	(257)
Employee compensation and benefits (including share-based compensation)	(8,443)	(11,951)	(55,656)
Occupancy, depreciation and amortization	(729)	(1,168)	(2,622)
Communication and market data	(1,920)	(2,943)	(3,559)
Marketing and branding	(3,473)	(6,288)	(10,527)
General and administrative	(4,449)	(3,576)	(7,831)
Impairment of goodwill	(166)	—	—

Total operating cost and expenses	(19,180)	(25,964)	(80,452)

Other income/(expenses):
Foreign currency exchange gain/(loss)	314	(451)	542
Investment loss	(78)	—	—
Interest income of bank deposits	91	318	194
Others, net	4	37	(11)

Loss before income taxes	(13,373)	(9,111)	(46,167)

Income tax benefits	2,562	1,184	1,873

Net loss	(10,811)	(7,927)	(44,294)

	As of December 31,
	2017	2018
	US$
	(in thousands)
Summary Consolidated Balance Sheets Data:
Assets:
Cash and cash equivalents	16,462	34,407
Cash—segregated for regulatory purpose	1,599	6,695
Term deposits	—	30,000
Receivables from customers	—	353
Receivables from brokers, dealers and clearing organizations	2,203	1,074
Financial instruments held, at fair value	—	6,436
Prepaid expenses and other current assets	3,437	5,803
Amounts due from related parties	4,436	18,138

Total current assets	28,137	102,906

Property, equipment and intangible assets, net	1,081	2,330
Long-term investments	2,187	2,387
Other non-current assets	—	1,255
Deferred tax assets	4,599	6,337

Total assets	36,004	115,215

Liabilities:
Payables due to customers	1,248	6,564
Accrued expenses and other current liabilities	6,802	10,423

Total liabilities	8,050	16,987

Total liabilities, mezzanine equity and deficit	36,004	115,215

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Summary Consolidated Statement of Cash Flows Data:
Net cash used in operating activities	(11,503)	(8,511)	(21,172)
Net cash provided by/(used in) investing activities	302	(3,670)	(35,124)
Net cash provided by financing activities	18,087	14,596	79,526
Increase in cash and cash equivalents	6,886	2,415	23,230
Effect of exchange rate changes	(651)	896	(189)
Cash and cash equivalents and cash—segregated for regulatory purpose, beginning of the year	8,515	14,750	18,061

Cash and cash equivalents and cash—segregated for regulatory purpose, end of the year	14,750	18,061	41,102

Key Operating Data

        The following table presents key operating data as of the dates or for the periods indicated.

	As of and for the Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018
Number of registered users (in thousands)	77.3	198.0	281.3	368.4	448.9	525.7	604.3	712.6	865.2	1,043.2	1,392.6	1,580.3
Number of customer accounts (in thousands)	18.7	39.1	58.8	78.9	100.5	132.3	162.5	205.0	265.4	321.1	456.4	502.4
Number of customers with deposits (in thousands)	4.5	7.4	10.7	13.7	17.3	23.7	32.7	41.9	51.2	59.8	75.5	81.6
Number of trading customers (in thousands)	4.1	6.8	10.0	12.8	16.2	22.3	30.3	38.3	46.6	53.6	69.2	76.2	(3)
Total account balance(1)(4) (in US$ millions)	185.5	324.2	475.1	574.5	910.1	1,155.2	1,568.6	1,785.9	2,183.6	2,033.5	2,576.4	2,357.0
Trading volume(4) (in US$ millions)	1,363.3	3,495.1	5,085.7	6,393.9	12,494.0	13,988.4	17,125.7	19,687.8	28,302.6	21,395.3	32,628.3	36,895.2
Daily average trading volume(2)(4) (in US$ millions)	22.7	55.5	79.5	103.1	201.5	231.2	267.6	317.5	464.0	345.1	526.3	542.6

Notes:

(1)
Represents the total balance of all customers' deposits on our platform as of the respective date.

(2)
Calculated based on the average number of trading days during the period of the U.S. and Hong Kong exchanges.

(3)
As of December 31, 2018, 67,785 of our customers had conducted at least one trading transaction on our platform in the preceding 12 months.

(4)
Translated at a rate of RMB6.8755 to US$1.0000, or of HK$7.83 to US$1.00, respectively, as the case may be.

Non-GAAP Financial Measures

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" for a description of non-GAAP financial measures we consider and use in evaluating our business as supplemental measures to review and assess our operating performance.

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Net loss	(10,811)	(7,927)	(44,294)
Add: Share-based compensation	222	350	34,205
Impairment of goodwill	166	—	—

Adjusted net loss	(10,423)	(7,577)	(10,089)

RISK FACTORS

        Investing in our ADSs involves significant risks. You should carefully consider the risks described below with all of the other information included in this prospectus before deciding to invest in our ADSs. The risks and uncertainties described below are not the only ones that we may face. If any of the following risks actually occurs, it may harm our business, financial condition, results of operations and prospects. In that event, the market price of our ADSs could decline and you could lose some or all of your investment.

Risks Related to Our Business and Industry

We have a limited operating history and our historical financial, operating results and growth rates may not be indicative of future performance.

        We have a limited operating history. We launched our trading platform in August 2015, and have experienced rapid growth since then. Our total revenues increased significantly from US$5.5 million in 2016 to US$16.9 million in 2017, and further increased to US$33.6 million in 2018. Our net loss also improved from US$10.8 million in 2016 to US$7.9 million in 2017, as a result of growth in our businesses and improvement in economies of scale. In 2018, we had a net loss of US$44.3 million primarily due to the increase in share-based awards granted to management and employees. We expect our business expansion to continue as we grow our customer base and explore new market opportunities. However, due to our limited operating history, our historical growth rates may not be indicative of our future performance. We cannot assure you that we will grow at the same rate and succeed in introducing new services and products as we did in the past. Further, we may fail to adjust our business model to our development needs or the requirements of this ever-changing industry. You should consider our prospects in light of the risks and uncertainties that a fast-growing company with a limited operating history may be exposed to or encounter.

We incurred net losses and had net operating cash outflows and may continue to incur losses and have cash outflows in the future.

        We have not been profitable since our inception. We incurred net losses of US$10.8 million, US$7.9 million and US$44.3 million in 2016, 2017 and 2018, respectively. In addition, we had negative cash flows from operating activities of US$11.5 million, US$8.5 million and US$21.2 million in 2016, 2017 and 2018, respectively. We have made significant investments in research and development, employee compensation and benefits, communication and market data, and marketing and branding to rapidly develop and expand our business. We expect to continue or increase such investments to establish and expand our business, and these investments may not result in an increase in revenue or positive cash inflow from operations in a timely manner, or at all.

        We may incur substantial losses for a number of reasons, including the lack of a larger customer base, as well as other risks discussed herein, and we may incur unforeseen expenses, or encounter difficulties, complications and delays in generating revenues or achieving profitability. We may also continue to incur net losses in the future due to changes in the macroeconomic and regulatory environment, competitive dynamics and our inability to respond to these changes in a timely and effective manner. If we are unable to achieve profitability, we may have to reduce the scale of our operations, which may impact our business growth and adversely affect our financial condition and results of operations.

Non-compliance with applicable laws in certain jurisdictions could harm our business, reputation, financial condition and results of operations.

        The businesses of securities and other financial instruments are heavily regulated. Our broker business is subject to regulations in the United States, New Zealand, Australia and other jurisdictions in which we offer our products and services. Major regulatory bodies include, among others, in the

United States, the Financial Industry Regulatory Authority, or the FINRA, and the SEC; in New Zealand, the Financial Markets Authority New Zealand, or the FMA, the New Zealand Stock Exchange, or the NZX, and the Financial Service Providers Register, or the FSPR; in Australia, the Australian Securities and Investments Commission, or the ASIC. Domestic and foreign stock exchanges, other self-regulatory organizations and state and foreign securities commissions can censure, fine, issue cease-and-desist orders, suspend or expel a broker and its officers or employees. Non-compliance with applicable laws or regulations could result in sanctions to be levied against us, including fines and censures, suspension or expulsion from a certain jurisdiction or market or the revocation or limitation of licenses, which could adversely affect our reputation, prospects, revenues and earnings.

        Furthermore, securities brokerage firms are subject to numerous conflicts of interest or perceived conflicts of interest, over which federal and state regulators and self-regulatory organizations have increased their scrutiny. Addressing conflicts of interest is a complex and difficult undertaking. Our business and reputation could be harmed if we were to fail, or appear to fail, to address conflicts appropriately.

        In addition, we use the Internet and mobile network as a major distribution channel to provide services to our customers. A number of regulatory agencies have adopted regulations regarding customer privacy, system security and safeguarding practices and the use of customer information by service providers. Additional laws and regulations relating to the Internet and mobile network and safeguarding practices could be adopted in the future, including laws related to access and identity theft and regulations regarding the pricing, taxation, content and quality of products and services delivered over the Internet and mobile network. Complying with these laws and regulations may be expensive and time-consuming and could limit our ability to use the Internet and mobile network as a distribution channel, which would have a material adverse effect on our business and profitability.

        Our ability to comply with all applicable laws and rules is largely dependent on our internal system to ensure compliance, as well as our ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, violations could still occur. Some legal and regulatory frameworks provide for the imposition of fines or penalties for non-compliance even though the non-compliance was inadvertent or unintentional and even though systems and procedures reasonably designed to prevent violations were in place at the time. There may be other negative consequences resulting from a finding of non-compliance, including restrictions on certain activities. Such a finding may also damage our reputation and our relationships with regulators and could restrict the ability of institutional investment managers to invest in our securities.

We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein, especially in China or otherwise related to PRC residents.

        We operate in a heavily-regulated industry which requires various licenses, permits and approvals in different jurisdictions to conduct our businesses. Our customers include people who live in jurisdictions where we do not have licenses issued by the local regulatory bodies. It is possible that authorities in those jurisdictions may take the position that we are required to obtain licenses or otherwise comply with laws and regulations which we believe are not required or applicable to our business activities. If we fail to comply with the regulatory requirements, we may encounter the risk of being disqualified for our existing businesses or being rejected for renewal of our qualifications upon expiry by the regulatory authorities as well as other penalties, fines or sanctions. In addition, in respect of any new business that we may contemplate, we may not be able to obtain the relevant approvals for developing such new business if we fail to comply with the relevant regulations and regulatory requirements. As a result, we may fail to develop new business as planned, or we may fall behind our competitors in such businesses.

        In addition, a significant portion of our technology research and development, management, supporting and other teams are based in China and substantially all of our customers are Chinese speaking people including PRC citizens. Our PRC subsidiaries and VIEs work closely with and provide significant supporting services for our trading platform outside of China as well as teams in New Zealand, Hong Kong, Singapore, the United States and Australia. In the opinion of our PRC legal counsel, DaHui Lawyers, our current supporting activities in China do not require a securities brokerage license or permit under the existing PRC securities laws and regulations. However, new laws and regulations in connection with our business activities may be adopted from time to time. There may be substantial uncertainties regarding the interpretation and application of current or any future PRC laws and regulations applicable to our business and that the PRC government or other governmental authorities may ultimately take a view that is inconsistent with the opinion of our PRC legal counsel. For instance, if certain of our activities in China were deemed by relevant regulators as provision of securities brokerage services, future brokerage services, securities or futures investment consulting services or stock option brokerage business, we might be subject to licensing requirements from the CSRC.

        In July 2016, the CSRC posted an investor alert on its website warning investors that except for certain investment channels approved by the CSRC under the PRC laws, the CSRC has not approved any domestic or foreign institutions to provide services for domestic investors to participate in overseas securities trading. In September 2016, we received a rectification notice issued by the Beijing branch of the CSRC. Following such notice, we took certain rectification measures in order to comply with the requirements set forth therein, and we provided written responses to such authority promptly. We communicate with the Beijing branch of the CSRC from time to time to ensure our business follow their requirements. As of the date of this prospectus, we have not received further written rectification requirements from the CSRC. For more details of the notice and our rectification measures, please see "Regulations—PRC Regulations Relating to Securities and Futures Brokerage Business." However, we cannot assure you that the rectifications we have made will fully satisfy the relevant regulatory authorities' requirements and we cannot assure you that we will not be subject to further investigation or scrutiny from regulators even though we had not yet received any negative opinion or penalty for the activities of our PRC entities or services provided to PRC investors so far. If we are required to make further rectifications, our business and financial condition could be materially and adversely affected. If we fail to receive required permits in a timely manner or at all, or obtain or renew any permits and certificates, we may be subject to fines, confiscation of the gains derived from our non-compliant activities, suspension of our non-compliant activities or claims for compensation of any economic loss suffered by our customers or other relevant parties.

Violations of the relevant SAFE rules and regulations may give rise to regulatory inquiries, investigations or other actions, which may disrupt our business and could materially and adversely impact our results of operations and financial condition.

        Most of our customers are PRC citizens resident in China and are therefore subject to the restrictions imposed by the applicable rules and regulations promulgated by the State Administration of Foreign Exchange, or the SAFE, regarding the conversion of Renminbi into foreign currencies and the remittance and use of such funds outside China. Under the current PRC foreign exchange regulations, each PRC citizen is permitted to convert up to an aggregate of US$50,000 equivalent Renminbi each year for appropriate personal use. Such appropriate use does not include direct investment into secondary stock markets. PRC citizens who intend to convert U.S. dollars exceeding such quota are required to go through additional application and review procedures with the relevant commercial banks designated by the SAFE. Despite our emphasis on our customers' compliance with the relevant rules and regulations in the agreements with customers on our platform, we cannot assure you that our customers will follow the rules and regulations and the provisions in our agreements at all times. Any misbehavior or violation of our customers of applicable laws and regulations could lead to regulatory inquiries and investigations that involve us, which may affect our prospects.

        In connection with our customers' transfer of funds, in March 2016, we received a notice from the SAFE requiring us to review and report situations regarding our customers' account opening and fund transfers on our platform. Thereafter, the regulator conducted an onsite inspection collecting information on our customers' compliance with the relevant SAFE rules and regulations since the inception of our business. We submitted the relevant materials as requested by the regulator by the end of March 2016. In December 2016, the SAFE made another visit to our company and we submitted some additional documents per its requirements. As of the date of this prospectus, we have not received any further inquires or notices from the SAFE regulators. For more details of the notice aforementioned and our measures in response thereto, please see "Regulations—PRC Regulations Relating to the Individual Foreign Exchange." Since the PRC authorities and the commercial banks designated by the SAFE to conduct foreign exchange services have significant amount of discretion in interpreting, implementing and enforcing the relevant foreign exchange rules and regulations, and for many other factors that are beyond our control and anticipation, we may face more severe consequences, including but not limited to being asked to take additional and burdensome measures to monitor the source and use of the foreign currency funds in the accounts of our customers or suspend our operations pending an investigation or indefinitely. As a result, our business, results of operations and financial condition may be materially and adversely affected.

Any future change in the regulatory and legal regime for the securities brokerage industry may have a significant impact on our business model.

        Firms in the securities brokerage industry have been subject to an increasingly regulated environment over recent years, and penalties and fines sought by regulatory authorities have also increased. This regulatory and enforcement environment has created uncertainties with respect to various types of products and services that historically had been offered by us and that were generally believed to be permissible and appropriate. Our model of operation and profitability may be directly affected by legislative changes in rules promulgated by government agencies and self-regulatory organizations in various jurisdictions that oversee our businesses, and changes in the interpretation or enforcement of existing laws and rules, such as the potential imposition of transaction taxes.

        In addition, to continue to operate and expand our services internationally, we may have to comply with the regulatory controls of each jurisdiction where we conduct, or intend to conduct business, the requirements of which may not be clearly defined. The varying compliance requirements of these different regulatory jurisdictions, which are often unclear, may limit our ability to continue existing international operations and further expand our business internationally. For example, we face significant legal uncertainties as to whether the CSRC would require us to get certain licenses or permits relating to our activities in China given the fact that most of our technology, customer services and administrative teams are based in China, or whether the CSRC would view our current or previous business operations in China as non-compliant with the relevant regulatory regime. See "—We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein, especially in China or otherwise related to PRC residents." We could be subject to disciplinary or other actions in the future due to claimed or deemed non-compliant, which could have a material adverse effect on our business, financial condition and results of operations as further described under "—Non-compliance with applicable laws in certain jurisdictions could harm our business, reputation, financial condition and results of operations."

Accusations or claims against us may adversely affect our business operations and reputation.

        In 2017, when our contracted branding service provider posted advertisements for us, some of them were posted, without our consent or prior notice to us, on some websites in Taiwan where we did not and currently do not have a license to provide brokerage services. In February 2017, the Financial Supervisory Commission of Taiwan published an investor alert through the website of International Organization of Securities Commissions and later on its own website, warning that investors should deny any offers of investment services provided by us in Taiwan because we did not have the authorization to offer investment services or have a license to conduct securities business in Taiwan. After taking notice of this negative coverage online, we took measures such as deleting advertisements on Taiwanese websites to the extent possible and in July 2017, we sent a letter of clarification to the regulator in Taiwan and requested the same to post a notice to clarify that we have the New Zealand Stock Exchange, or the NZX, accreditation to carry out our business in accordance with the laws and regulations of New Zealand. As of the date of this prospectus, there have been no more new alerts against us.

        Further, we have also been involved in cases or claims such as infringements upon reputation and intellectual property rights allegedly conducted by users on our platform, and portraiture right infringements allegedly done by us based on the fact that we list some of our shareholders on our website. For other examples, please see "—We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein, especially in China or otherwise related to PRC residents." Although the records of investigations or accusations did not necessarily lead to sanctions against us in a direct way, these historical records might be accessed online or offline, which could adversely affect our business operations and reputation, and thus further affect our progress if we decide to enter into new markets in these jurisdictions.

A substantial portion of our business currently relies on collaboration with our primary clearing agent, Interactive Brokers. Our business will be adversely impacted if we are unable to maintain our relationship with Interactive Brokers.

        We currently rely on Interactive Brokers to execute, settle and clear a substantial portion of the trades of the U.S. and Hong Kong stocks and other financial instruments, and to comply with certain federal, state and other laws, as discussed more fully in "Business—Our Core Products and Services—Brokerage Services." For consolidated accounts, the information of which is not fully disclosed to Interactive Brokers, we receive commission fees and direct a pre-determined portion to Interactive Brokers. For fully disclosed accounts, every time Interactive Brokers executes and clears a trade, it collects the commissions, deducts its pre-determined portion and returns the rest of the commission fees to us. Customers can also trade on margin and short sell securities on our trading platform. We generate interest income arising from margin financing offered by us to consolidated account customers and earn financing service fees related to the margin financing provided by Interactive Brokers to fully disclosed account customers.

        Our agreements with Interactive Brokers are non-exclusive and do not prohibit Interactive Brokers from working with our competitors or from offering competing services. Interactive Brokers currently offers execution and clearing services for other online brokerage platforms and other alternative brokers and also offers competing services on its own. Interactive Brokers could view that working with us is not in its best interest and hence decide to enter into exclusive or more favorable relationships with our competitors. In addition, Interactive Brokers may not perform as expected under our agreements including potentially being unable to accommodate our projected growth in customer base and trading volume. We could in the future have disagreements or disputes with Interactive Brokers or other clearing agents, which could negatively impact or threaten our relationship.

        Interactive Brokers is subject to oversight by the SEC, the FINRA, the Board of Governors of the Federal Reserve System and other regulatory authorities in the U.S. and other jurisdictions and must comply with complex rules and regulations, licensing and examination requirements. We are an "introducing broker" to Interactive Brokers for fully disclosed accounts, and as such, we are subject to audit by Interactive Brokers and the FINRA with respect to our proprietary and customer accounts and are required to maintain such account information in such a manner as to enable Interactive Brokers and FINRA to specifically identify the accounts from our platform. We have broad indemnification obligations and exposure under our agreements with Interactive Brokers related to the actions and inactions involving the consolidated accounts and fully disclosed accounts or other activities under the agreements with Interactive Brokers.

        In the event that our relationship with Interactive Brokers deteriorates, we may need to enter into alternative arrangements with different clearing agents. If Interactive Brokers were to suspend, limit or cease its operations or our relationship with Interactive Brokers were to otherwise terminate, we would need to implement a substantially similar arrangement with another clearing agent or curtail our operations. To date, we have not frequently used any other backup clearing agents for execution and clearing services to the extent we use Interactive Brokers. Our relationships with such clearing agents are subject to a number of risks and may be subject to change or termination with appropriate notice.

        We believe that our relationship with Interactive Brokers is critical to our business. If we need to enter into alternative arrangements with a different clearing agent to replace our existing arrangements, we may not be able to negotiate a favorable alternative arrangement. Transitioning to a new clearing agent is time-consuming and may affect the user experience or, if our platform becomes inoperable, may result in our inability to facilitate trades through our platform. We would also need to comply with applicable laws regarding execution and clearing services, which would be costly and time-consuming. If we are unsuccessful in maintaining our relationships with Interactive Brokers, our operating cost and expenses might increase, which may materially and adversely affect our financial condition and results of operations.

We rely on a number of external service providers for certain key market information and data, technology, processing and supporting functions.

        We rely on a number of external service providers for certain key market information and data, technology, processing and supporting functions. These include the services of market makers, exchanges and Interactive Brokers and other clearing agents and clearinghouses to execute and settle customer orders. We primarily contract with Interactive Brokers for execution and clearing of customer trades. Furthermore, external content providers provide us with financial information, market news, charts, option and stock quotes and other fundamental data that we offer to customers. These service providers face technical, operational and security risks of their own. Any significant failures by them, including improper use or disclosure of our confidential customer, employee or company information, could interrupt our business, cause us to incur losses and harm our reputation. Particularly, we have contracted with Nasdaq, New York Stock Exchange and a few other institutions to allow our customers to access real-time market information data, which are essential for our customers to make their investment decisions and take actions. Any failure of such information providers to update or deliver the data in a timely manner as provided in the agreements could lead to potential losses of our customers, which will in turn affect our business operations and reputation.

        We cannot assure that the external service providers will be able to continue to provide these services to meet our current needs in an efficient and cost-effective manner, or that they will be able to adequately expand their services to meet our needs in the future. Some external service providers have assets that are important to the services they provide us located outside the United States, and their ability to provide these services is subject to risks from unfavorable political, economic, legal or other developments, such as social or political instability, changes in governmental policies or changes in the applicable laws and regulations.

        An interruption in or the cessation of service by any external service provider as a result of system failures, capacity constraints, financial constraints or problems, unanticipated trading market closures or for any other reason and our inability to make alternative arrangements in a smooth and timely manner, if at all, could have a material adverse effect on our business, results of operations and financial condition.

        Further, disputes might arise out of or in connection with the agreements regarding our or the service providers' performance of the obligations thereunder. To the extent that any service provider disagrees with us on the quality of the products or services, terms and conditions of the payment or other provisions of such agreements, we may face claims, disputes, litigations or other proceedings initiated by such service provider against us. We may incur substantial expenses and require significant attention of management in defending against these claims, regardless of their merit. We could also face damages to our reputation as a result of such claims, and our business, financial condition, results of operations and prospects could be materially and adversely affected.

We are dependent upon the cooperation agreements with a few third party platforms for a portion of our revenues and customers.

        We enter into revenue-sharing arrangements with third party platforms, pursuant to which those platforms allow us to interface with their own customers and receive a percentage of the fees paid by those customers who have transacted through our platform. Our agreements with those platforms typically have a term of one to three years. There can be no assurance that our agreements with them will be extended or renewed after their respective expiration or that we will be able to extend or renew such agreements on terms and conditions favorable to us. If any of the important platforms breaches its obligations under any of these agreements or refuses to extend or renew it when the term expires, we may lose all or a portion of the customer base of its network or we may not be able to continue to acquire new customers through that platform. Any termination or deterioration of our relationship with an important platform, and any extension or renewal after the respective initial term of these agreements on terms and conditions less favorable to us would have a material adverse effect on our business, financial condition and results of operations.

We may pursue acquisitions or joint ventures that could present unforeseen integration obstacles, incur unpredicted costs or may not enhance our business as we expected.

        We have made a few selective acquisitions recently to expand our business into new areas and jurisdictions. We may in the future continue to pursue acquisitions and joint ventures as part of our growth strategy. Any future acquisition or joint venture may result in exposure to potential liabilities of the acquired companies, significant transaction costs and present new risks associated with entering additional markets or offering new products and integrating the acquired companies or newly established joint ventures. Potential liabilities may arise from deficiencies in due diligence findings and deficient past track record results. For instance, in November 2018, Tiger Fintech Holdings completed the acquisition of 100% of the equity interests in US Tiger Securities, lnc. (formerly known as JFD Securities, lnc.), a U.S. registered broker-dealer. Prior to this acquisition, JFD Securities Inc. was censured by the Philadelphia Stock Exchange for failing to keep accurate books in June 2004. In that same time period, according to FINRA records, JFD Securities Inc. violated FINRA rules and regulations by failing to, among others, prepare and file accurate financial records, conduct due diligence, maintain documentation of its customers, preserve business communications and obtain regulatory approval. In 2008, JFD Securities Inc. was censured for violating Philadelphia Stock Exchange procedures by not properly filing equity trade orders.

        Moreover, we may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate joint ventures and we may be unable to profitably operate our expanded company structure. Additionally, any new business that we may acquire or joint ventures we may form, once integrated with our existing operations, may not produce expected or intended results.

Our business may be harmed by global events beyond our control, including overall slowdowns in securities trading. Our revenues and profitability depend on trading volume and are prone to significant and unpredictable fluctuations.

        Like other brokerage and financial services firms, our business and profitability are directly affected by elements that are beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed. A weakness in equity markets, such as a slowdown causing reduction in trading volume in the United States and Hong Kong stocks and other financial instruments, has historically resulted in reduced transaction revenues and would have a material adverse effect on our business, financial condition and results of operations.

        Our revenues depend substantially on our customers' trading volume, which is influenced by the general trading activities in the securities trading market. Securities trading faces competition from other investment products, such as wealth management products and peer-to-peer lending. These alternative investment products may divert investors from or reduce their activity levels in securities trading, which may adversely affect our trading volume, revenues and business.

        In addition, general trading activities in our industry are also directly affected by factors such as economic and political conditions, macro trends in business and finance, investors' interest level in securities trading and legislative and regulatory changes. Any of these factors or other factors may reduce the trading activity level in securities trading industry and adversely affect our business and results of operations and cash flows. Events in global financial markets in recent years resulted in substantial market volatility and increased customer trading volume. However, any sustained downturn in general economic conditions or global equity markets could result in reduced customer trading volume and revenues. Severe market fluctuations or weak economic conditions could reduce our trading volume and revenues and have a material adverse effect on our profitability. As a result, period to period comparisons of our revenues and operating results may not be meaningful, and future revenues and profitability may be subject to significant fluctuations or declines.

We face intense competition, and if we do not compete effectively, our results of operations and business prospects may be adversely affected.

        The securities brokerage industry is highly competitive. We compete primarily on the basis of our proprietary trading platform, comprehensive customer services, innovative products and services, unparalleled user experience, robust infrastructure and advanced technology, as well as brand equity. Our competitors may compete with us in the following ways:

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  provide services that are similar to, or more attractive to customers than, ours;

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  provide products and services we do not offer;

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  offer more aggressive rebates to gain market share and to promote other businesses;

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  adapt at a faster rate to market conditions, new technologies and customer demands;

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  offer better, faster and more reliable technology; and

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  market, promote and provide their services more effectively.

        Although we do not compete against other trading service providers solely based on prices, if our competitors offer their services at lower prices, we may be forced to provide more aggressive rebates to our customers and our commissions and fees may decrease. Reduction in commissions and fees without a commensurate reduction in expenses would lower our profitability. Some of our competitors may have greater financial resources or a larger customer base than we do, and if we fail to compete effectively, our market position, business prospects and results of operations would be adversely affected.

Attrition of customer accounts and failure to attract new accounts could have a material adverse effect on our business, financial condition and results of operations.

        Our customer base mainly comprises of individual customers. Although we offer services designed to educate, support and retain our customers, our efforts to attract new customers or reduce the attrition rate of our existing customers may not be successful. If we were unable to maintain or increase our customer retention rates or generate new customers in a cost-effective manner, our business, financial condition and results of operations would likely be adversely affected. Historically, we incurred US$3.5 million, US$6.3 million and US$10.5 million in marketing and branding expenses, representing 63.4%, 37.1% and 31.4% of our total revenues in 2016, 2017 and 2018, respectively. Although we have spent significant financial resources on marketing expenses and plan to continue doing so, these efforts may not be cost-effective to attract new customers. We cannot assure you that we will be able to maintain or grow our customer base in a cost-effective way. If we are unable to maintain high quality services, or maintain or reduce our service fee rate, or introduce new products and services, we may fail to attract new customers or lose our existing customers, which could adversely affect our growth and profitability.

Failure to comply with regulatory capital requirements set by local securities regulatory authorities and agencies could materially and negatively affect our financial condition and results of operations.

        Our major operating subsidiary Top Capital Partners is currently registered in New Zealand to provide brokerage services. Top Capital Partners is also accredited and approved by the NZX to provide investment advisory services in respect of transactions in NZX listed products. Our subsidiary US Tiger Securities, Inc. is a registered broker-dealer in the United States. Wealthn LLC, our another subsidiary, is a registered investment advisor in the United States and a member of the National Futures Association, or the NFA. Stringent rules with respect to the maintenance of specific levels of net capital by securities broker-dealers or investment advisory firms have been adopted by many regulatory authorities and agencies such as the NZX, the SEC, the FINRA, the U.S. Commodity Futures Trading Commission, or the CFTC, and the NFA. For example, net capital is generally a measure of a broker-dealer or investment advisor's readily available liquid assets, reduced by its total liabilities other than approved subordinated debt.

        As an accredited and authorized NZX market participant, Top Capital Partners is contractually obliged to adhere to the terms and conditions of the NZX participant rules at all times. The rules set out the requirements for calculating, recording, reporting and complying with the NZX capital adequacy requirements. Generally, the NZX's minimum net current tangible assets requirement is NZ$0.5 million. However, we might be subject to a higher requirement depending on the risk exposures with our available liquid capital taken into consideration. Our prescribed minimum capital adequacy is the higher of the minimum net current tangible assets or the total risk requirement, being all the current exposures associated with our business. The rules also require us to at all times maintain the net current tangible assets at a level no lower than the prescribed minimum capital adequacy, and to calculate and record on each business day our net current tangible assets as a percentage of our prescribed minimum capital adequacy by the end of the following business day. For more details, please see "Business—Risk Management—Trading-Related Risks."

        US Tiger Securities, Inc. must comply with the SEC's net capital requirements, by which its current financial health is measured by assessing its liquidity against the risks where it has exposure. At all times US Tiger Securities, Inc. must maintain its net capital requirements, at a level equal to, or greater than, the prescribed minimum capital. US Tiger Securities, Inc. must maintain a minimum net capital requirement in compliance with the SEC Rule 15c3-1 as well as comply with the SEC Rule 17a-11 and the "early warning levels" for net capital requirements contained therein.

        We believe we currently are in compliance with all capital requirements set by all the applicable New Zealand and U.S. regulatory authorities. However, if we fail to remain in compliance with such capital adequacy requirements, we will be forced to suspend our business operations until such time as we have injected enough capital to comply with applicable rules and regulations. For example, failure to comply with the capital adequacy requirement, or failure to record the daily capital adequacy calculation, could result in the NZX taking measures to increase our reporting requirements or restrict our service provision until the situation is remedied to its satisfaction. Additionally, the regulators could suspend or revoke our registration, expel us from membership, or impose censures, fines or other sanctions. If the net capital requirements are changed or expanded, or if there is an unusually large charge against net capital, then our operations that require capital could be limited, and we may not be able to pay dividends. A large operating loss or charge against net capital could have a material adverse effect on our ability to maintain or expand our business.

A failure in our information technology, or IT, systems could cause interruptions in our services, undermine the responsiveness of our services, disrupt our business, damage our reputation and cause losses.

        Our IT systems support all phases of our operations, including marketing, customer development and the provision of customer support services, and are an essential part of our technology infrastructure. If our systems fail to perform, we could experience disruptions in operations, slower response time or decreased customer satisfaction. We must process, record and monitor a large number of transactions and our operations are highly dependent on the integrity of our technology systems and our ability to make timely enhancements and additions to our systems. System interruptions, errors or downtime can result from a variety of causes, including changes in customer usage patterns, technological failures, changes to our systems, linkages with third-party systems and power failures. Our systems are vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, distributed denial of service attacks, computer viruses or cyberattacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting key business partners and vendors, and similar events.

        It could take an extended period of time to restore full functionality to our technology or other operating systems in the event of an unforeseen occurrence, which could affect our ability to process and settle customer transactions. Moreover, instances of fraud or other misconduct might also negatively impact our reputation and customer confidence in us, in addition to any direct losses that might result from such instances. Despite our efforts to identify areas of risk, oversee operational areas involving risks, and implement policies and procedures designed to manage these risks, there can be no assurance that we will not suffer unexpected losses, reputational damage or regulatory actions due to technology or other operational failures or errors, including those of our vendors or other third parties.

        While we devote substantial attention and resources to the reliability, capacity and scalability of our systems, extraordinary trading volume could cause our computer systems to operate at unacceptably slow speeds or even fail, affecting our ability to process customer transactions and potentially resulting in some customers' orders being executed at prices they did not anticipate. Disruptions in service and slower system response time could result in substantial losses and decreased customer satisfaction. We are also dependent on the integrity and performance of securities exchanges, clearinghouses and other intermediaries to which customer orders are routed for execution and clearing. System failures and constraints and transaction errors at such intermediaries could result in delays and erroneous or unanticipated execution prices, cause substantial losses for our customers and for us, and subject us to claims from our customers for damages.

        While we currently maintain a disaster recovery and business continuity plan, which is intended to minimize service interruptions and secure data integrity, our plan may not work effectively during an emergency. The information technology system failure may lead to interruption of our operations, which in turn will prevent our customers from trading and hence significantly reduce customer satisfaction and confidence in us, cause loss or reduce potential gain for our customers, or cause regulatory authorities' investigation and penalization. Any such system failure could impair our reputation, damage our brand, subject us to claims and materially and adversely affect our business, financial condition, operating results or prospects.

If we fail to keep our technology updated as the industry evolves, our growth, revenues and business prospects may be materially and adversely affected.

        Our proprietary trading platform and customer relationship management system are critical to our business operations. In order to remain competitive, our proprietary technology is under continuous development and upgrade. If we fail to keep our technology updated as needed or as fast as our competitors or in a cost-effective manner, we may lose our competitiveness against our competitors. Failure to compete may limit our service quality, lower customer confidence in us or otherwise adversely affect our business and prospects.

We may not be able to protect our intellectual property rights.

        We rely on a combination of trademark, copyright, trade secret and fair business practice laws in and outside of China to protect our proprietary technology, intellectual property rights and brand. We have not registered some of the names, logos and characters of our platform and products as trademarks, which may adversely affect our reputation, business, financial condition and results of operations, if others register the same or similar terms as their own trademarks. Although we have submitted trademark applications for the names, logos and characters of our platform and products such as "Tiger Brokers" , in jurisdictions including China, Singapore, Hong Kong, Canada, Malaysia and the United States, there is no guarantee that our applications will be approved by the relevant authorities. For instance, the trademark application for class 36 of our "Tiger" brand and logo in China was contested and is currently pending approval. We also discovered a mischievous pending class 36 application of a trademark similar to our "Tiger" brand and logo by others. Although we have adopted strict internal policies and have entered into confidentiality and invention assignment agreements with certain of our employees and/or relevant third parties and also rigorously control access to proprietary technology, it is possible that third parties may copy or otherwise obtain and use our proprietary technology without our authorization or otherwise infringe on our rights. We may also face claims of infringement that could interfere with our ability to use technology that is material to our business operations.

        We may also have to rely on litigations to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others or defend against claims of infringement or invalidity, and may also have to attend litigation initiated against us. Any such litigation, whether successful or unsuccessful, could result in substantial costs and the diversion of resources and the attention of management, any of which could adversely affect our business. In addition, we may have to enter into royalty or licensing agreements where there can be no assurance that such licenses would be available on reasonable terms, if at all, and the settlement of these claims could have a material adverse effect on our business, financial condition and operating results.

We may be subject to intellectual property claims from others and applicable administrative penalties.

        We may in the future receive notices of claims for infringing upon other parties' intellectual property rights. There can be no assurance that claims for infringement or invalidity (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against us. To provide the user community with the latest news and online content, our trading platform was previously programmed to automatically collect and use certain contents provided by third parties without the appropriate authorization or license. Further, some of our users might repost the contents produced by third parties without authorization. The contents created by third parties and published by us or our users could lead to infringement claims. We may also be subject to administrative penalties brought by the National Copyright Administration in China or its local branches for alleged copyright infringement.

        We may not be able to promptly identify and remove all contents that may infringe upon third-party rights. Moreover, some right owners might not send us a notice before bringing a lawsuit against us. Thus, our failure to identify unauthorized contents posted on our trading platform can subject us to claims for infringement of third-party intellectual property rights or other rights. Even if we can and have removed all unauthorized content and are in the process of negotiating the license or permit, pursuant to the provisions of applicable laws and regulations, we believe our past violations or infringement might still expose us to potential claims or liabilities. For example, although we conduct the majority of our business operations under the NZX regulation, we cannot assure that we will not be subject to the U.S. copyright laws, including the legal standards for determining indirect liability for copyright infringement, by virtue of our listing on Nasdaq Global Select Market, the ownership of our ADSs by U.S. investors, or the extraterritorial application of the U.S. law by the U.S. courts. In the general context of the U.S. laws, the statute of limitation for intellectual property right infringement can be three years and the plaintiff does not have to establish the existence of actual damage. The relevant third parties can still base their claims on the contents published historically but have since been removed by us.

We may fail to protect our platform from cyber-attacks, which may adversely affect our reputation, customer base and business.

        Despite our efforts to safeguard the information of our customers, system malfunctions, employee errors, misconducts or other factors may still occur, which may lead to Internet security emergency. Our computer system, the networks we use, the networks and online trading platforms of the exchanges and other third parties with whom we interact, are potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems or security breaches. A party that is able to circumvent our security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of the information we transmit over the Internet and mobile network or cause interruptions in our operations. Also see "—Risks Related to Our Business and Industry—If we fail to protect customer data and privacy, our reputation, financial condition and results of operations will be materially and adversely affected." We or our service providers may be required to invest significant resources to protect against the threat of security breaches or to alleviate problems caused by any breaches. To the extent that our activities involve the storage and transmission of proprietary information and personal financial information, security breaches could expose us to risks of financial loss, litigation and other liabilities. Any of these events, particularly if they result in a loss of confidence in our services, could have a material adverse effect on our reputation, business, financial condition and results of operations.

If we fail to protect customer data and privacy, our reputation, financial condition and results of operations will be materially and adversely affected.

        We are dependent on information technology networks and systems to securely process, transmit and store electronic information and to communicate among our locations and with our customers and partners. Due to the volume and sensitivity of the personal information and customer data we manage and the nature of our brokerage services, the security features of our platform and information systems are critical.

        We have adopted security policies and measures, including encryption technology, to protect our proprietary data and customer's privacy. All customer and transaction data are saved in our own database and operating systems. Only database administrators with the proper authorization have access to the database. In addition, all employees should sign non-disclosure agreements when they join and leave our company. However, we cannot guarantee our employees will not breach the non-disclosure agreements in the future. Further, as the breadth and complexity of the infrastructure of our platform continues to grow, the potential risk of system breakdown or function failure increases and it is the same for the potential risk of security breaches and cyber-attacks such as viruses, malware or phishing attempts by cyber criminals or other wrongdoers seeking to steal our customer's data for financial gain or to harm our business operations or reputation. Further, if any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to customer data, or otherwise mismanages or misappropriates that data, we could be subject to significant monetary damages, regulatory enforcement actions, fines or even criminal prosecution in one or more jurisdictions. Unauthorized disclosure of sensitive or confidential customer data, whether through system failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose customers. Cyber-attacks could also adversely affect our operating results, consume internal resources, and result in litigation or potential liabilities for us and otherwise harm our business. We have received several complaints from our customers regarding the leakage of their personal information. Although we have conducted investigation on such leakage, we cannot guarantee that there will not be other similar incidents and complaints. Further, our security management programs are reviewed annually, and therefore, we cannot ensure that such programs will be updated promptly.

        In addition, by virtue of third party channels, our corporate customers utilize our technology to serve their own customers. Consequently, any leak or abuse of customer data by our third party channels may be perceived by the customers as a result of our failure to protect the customer data and privacy. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims.

        A growing number of legislative and regulatory bodies have adopted consumer notification requirements in the event of unauthorized access to or acquisition of certain types of personal data. Such breach notification laws continue to evolve and may be inconsistent from one jurisdiction to another, which might become a particular concern as we accelerate our international expansion. In addition, laws and regulations in certain jurisdictions impose specific regulatory requirements on cross border transmission of important personal data. For instance, the Cyber Security Law of the PRC, which was promulgated by the Standing Committee of the National People's Congress, or the SCNPC and became effective on June 1, 2017, requires operators of key information infrastructures, which include, among others, public communications and information service and financial industry and other important industries and fields, shall store personal information and important data gathered and produced during operations in China within the territory of China. Where such information and data need to be transmitted overseas based on commercial demand, a security assessment shall be conducted in accordance with the measures formulated by the national cyberspace administration authority in concert with the relevant departments under the State Council. However, there are no detailed measures published on how such security assessment shall be conducted. Although all of the data centers used for our brokerage service are located overseas, we have several servers located in China to provide user community support and market information. We might need to transmit certain personal data between different locations, and since such data are used for financial services, we might be subject to security assessment requirements as set forth in the Cyber Security Law of the PRC. We cannot assure that the measures we currently adopt to assess the personal data security could satisfy the requirements of the relevant governmental authorities or any future measures when published. Further, to comply with those obligations will incur substantial costs and could increase negative publicity surrounding any incident that compromises user data. Although we have made substantial efforts to ensure our compliance with the applicable privacy regulations in various jurisdictions, we may not be capable of adjusting our internal policies in a timely manner and any failure to comply with applicable regulations could also result in regulatory enforcement actions against us.

We face risks related to potential insider trading, money laundering and securities fraud conducted by our customers which we cannot fully eliminate.

        Although our customer agreements require customers to acknowledge that they will observe all insider trading, money laundering and securities fraud laws and regulations in applicable jurisdictions and to assume liabilities for all restrictions, penalties and other responsibilities arising from conducts suspected to constitute insider trading, money laundering and/or, securities fraud, we cannot verify whether every transaction conducted by our customers is in compliance with such laws and regulations because our customers may circumvent our due diligence measures to commit insider trading and/or money laundering. In addition, we will review to see if our customers are politically exposed persons or on certain sanction lists (including but not limited to the lists of money laundering, terrorist financing or other crimes) through search systems provided by third-party suppliers. However, we may still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from the failure of our customers to comply with insider trading and/or money laundering laws and regulations in the relevant jurisdictions.

We face risks related to our KYC procedures when our customers provide outdated, inaccurate, false or misleading information.

        We collect user information during the account opening and registration process and screen accounts against public databases for purpose of verifying customer identity and detecting risks. Although we require our customers to submit documents for proof of their identity and address for completing the account registration and to update such information from time to time, we face risks as the information provided by our customers may be outdated, inaccurate, false or misleading. We cannot fully confirm the accuracy, currency and completeness of such information beyond reasonable effort. For example, a substantial portion of our customers are holders of the PRC identity card. Because the PRC identity cards are usually effective for more than ten years or some may have no expiration term, customers may have changed their domicile or citizenship, thus making them subject to applicable laws and regulations of jurisdictions other than PRC such as the U.S. In this situation, despite our effort to exclude persons who reside in jurisdictions where we have no license or permit such as the United States before the completion of the acquisition of US Tiger Securities, Inc., our provision of products and services to such customers could be in violation of the applicable laws and regulations in those jurisdictions, of which we may have no awareness until we are warned by the relevant supervising authorities. Despite our safeguards, we could still be subject to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation resulting from such violations.

        In addition, although we have strict internal policies for continuing KYC procedures after the activation of accounts and for issues such as anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud, we mainly rely on our continuing KYC procedures to ensure our compliance with relevant laws and regulations related to anti-corruption, economic sanctions, anti-money laundering, export controls and securities fraud. Although we have relevant trainings for our employees in all of our departments and, notably on a biweekly or triweekly basis for employees in the customer service department, our KYC system and procedures cannot be foolproof. Any potential flaw in our KYC system or any misconduct in the KYC procedures by any of our employees may also lead to our failure of compliance with such relevant laws and regulations, which will further subject us to certain legal or regulatory sanctions, fines or penalties, financial loss, or damage to reputation.

We cannot guarantee the profitability of our customers' investment or ensure that our customers can make rational investment judgement.

        Similar to other brokerage and financial services providers, we cannot guarantee the profitability of the investment made by customers on our trading platform. The profitability of our customers' investment is directly affected by elements beyond our control, such as economic and political conditions, broad trends in business and finance, changes in volume of securities and futures transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed.

        Moreover, although we currently set a minimum deposit requirement of US$2,000 to open and maintain a margin account, a substantial portion of our customers are retail investors who are less sophisticated compared with institutional investors. We provide a forum to facilitate the provision of financial and market information, and live market commentaries. Although these materials and commentaries contain prominent disclaimers, our customers may seek to hold us responsible when they use such information to make trading decisions and suffer financial loss on their trades, or if their trades are not as profitable as they have expected. Furthermore, it is possible that some customers could solely rely on certain predictive statements made by other customers on our trading platform, ignoring our alert warnings that customers should make their own investment judgement and should not predict future performance based on historical records. As a result, the financial loss of our customers will inevitably affect our performance in terms of transaction volumes and revenues as customers decide to abort trading. In addition, some customers who have suffered substantial losses on our platform may blame our platform, seek to recover their damages from us or bring lawsuits against us.

If our reputation, or the reputation of our industry as a whole, is harmed, or the reputation of the industry as a whole is damaged, our business, financial condition, results of operations or prospects may be materially and adversely affected.

        Our ability to attract and retain customers may be adversely affected if our reputation, or the reputation of our industry as a whole, is damaged. If we fail, or appear to fail, to deal with issues that may give rise to reputational risk, our business and prospects may be harmed. These issues include, but are not limited to, mishandling customer complaints, potential conflicts of interest, privacy breaches, customer data leak, improper sales practices, as well as failure to identify legal, credit, liquidity, and market risks inherent in our business. Failure to appropriately address these issues could reduce customer confidence in us or increase customer attrition rate, which may adversely affect our reputation and business.

        In addition, our ability to attract and retain customers may be adversely affected if the reputation of the industry as a whole is damaged. The perception of insufficient regulation and unfavorable reputation within the industry could materially and adversely affect our ability to attract and retain customers. Any fraudulent or allegedly fraudulent activities in the securities brokerage industry, which is beyond our control, may damage the reputation of the entire industry and may adversely affect our business operations and reputation.

We depend on key management as well as experienced and capable personnel, and our business may be adversely affected if we are unable to hire and retain qualified employees.

        Our key management includes our Chief Executive Officer or CEO, Mr. Tianhua Wu, our Chief Financial Officer or CFO, Mr. John Fei Zeng, and our Vice President of Technology, Mr. Yonggang Liu. Our continued success is dependent upon the hire and retention of these key management members, as well as a number of other key managerial, marketing, sales, research, technical and operations personnel, and continuous recruitment of experienced and capable personnel. We do not have key man insurance and the loss of such key personnel could have a material adverse effect on our business. In addition, our ability to grow our business is dependent, to a large degree, on our ability to hire or retain such key management members and experienced personnel. If we lose any of our key management team members or fail to attract and retain professional personnel, we may not be able to execute our existing business strategies effectively or deliver excellent services to our customers, and our business, reputation, financial condition and results of operations could be materially and adversely affected.

We have exposure to interest rate risk.

        As a part of our business, we invest in interest-earning assets and are obligated on interest-bearing liabilities. Interest rate fluctuations primarily affect our interest income and interest expenses. We earn interest income primarily from margin financing and short selling and make interest payments on deposits we hold on behalf of our customers and borrowings provided by Interactive Brokers and other commercial lenders. Changes in interest rates could affect the interest earned on assets differently than interest paid on liabilities. A rising interest rate environment generally results in a larger net interest spread. Conversely, a falling interest rate environment generally results in a smaller net interest spread. Our most prevalent form of interest rate risk is referred to as "gap" risk. This risk occurs when the interest rates we earn on assets change at a different frequency or scale than the interest rates we pay on liabilities. If we are unable to effectively manage our interest rate risk, changes in interest rates could have a material adverse effect on our profitability.

Our brokerage operations have exposure to liquidity risk.

        Our brokerage operations have exposure to liquidity risk. Maintaining adequate liquidity is crucial to our brokerage operations, including key functions such as transaction settlement and margin lending. We are subject to liquidity and capital adequacy requirements in various jurisdictions. For example, the NZX retains the ability to impose pecuniary penalties and other disciplinary actions up to and including the suspension or revocation of market participant status for breach of the liquidity and capital adequacy requirements. Our liquidity needs are primarily met by equity contribution and revenue generation. A reduction of funds available from these sources may require us to seek other potentially more expensive forms of financing, such as potential borrowings on revolving credit facilities. Our liquidity could be constrained if we are unable to obtain financing on acceptable terms, or at all, due to a variety of unforeseen market disruptions. Inability to meet our funding needs in a timely manner would have a material adverse effect on our business.

Our TigerShares China-U.S. Internet Titans ETF may not be successful which could adversely affect our reputation, business, financial condition and results of operations.

        Our TigerShares China-U.S. Internet Titans ETF started trading on Nasdaq Global Market on November 7, 2018. Prior to November 7, 2018, there had been no public market for this ETF, and we cannot assure that a liquid public market for this ETF will develop. If an active public market for our TigerShares China-U.S. Internet Titans ETF does not develop, the market price and liquidity of such ETF may be materially and adversely affected. Even if an active public market for this ETF has formed, we cannot assure investors of such ETF that the market will remain active. As a result, investors in our TigerShares China-U.S. Internet Titans ETF may experience a significant decrease in the value of their ETF, which could adversely affect our reputation given the fact that our subsidiary, Wealthn LLC, is the investment advisor to the fund that launched such ETF. From time to time, we may invest in our TigerShares China-U.S. Internet Titans ETF. Investments in this ETF utilize capital that would otherwise be available for other corporate purposes and expose us to potential capital losses.

Fluctuations in the value of Renminbi could result in foreign currency exchange losses.

        A substantial portion of our operating costs and expenses is denominated in Renminbi, while most of our revenues and the net proceeds from this offering and the Concurrent Private Placement will be denominated in U.S. dollars. Consequently, fluctuations in exchange rates, primarily those involving U.S. dollar, may affect the relative purchasing power of these proceeds and our balance sheet and earnings per share in U.S. dollars following this offering and the Concurrent Private Placement. In addition, appreciation or depreciation in the value of Renminbi relative to U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition or results of operations. Renminbi may appreciate or depreciate significantly in value against U.S. dollar in the long term, depending on the fluctuation of the basket of currencies against which it is currently valued, or it may be permitted to enter into a full float, which may also result in a significant appreciation or depreciation of Renminbi against U.S. dollar.

        The hedging options available in China to reduce our exposure to exchange rate fluctuations are quite limited. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to hedge our exposure adequately or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

We are exposed to credit risk with customers.

        A portion of our revenues arises from or is related to margin financing provided to our customers. By permitting customers to purchase securities on margin, we are subject to risks inherent in extending credit, especially during periods of heightened market volatility. Substantial fluctuations in market values of securities and the failure to honor their commitments by our customers on margin financing or short selling could have a material adverse effect on our revenues and profitability.

We may be subject to litigation risk which could adversely affect our reputation, business, financial condition and results of operations.

        We are subject to arbitration claims and lawsuits in the ordinary course of our business. As the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations, nor have we experienced any incident of non-compliance which, in the opinion of our directors, is likely to materially and adversely affect our business, financial condition or results of operations. Actions brought against us may result in settlements, awards, injunctions, fines, penalties and other results adverse to us. Predicting the outcome of such matters is inherently difficult, particularly where claims are brought on behalf of various classes of claimants or by a large number of claimants, when claimants seek substantial or unspecified damages or when investigations or legal proceedings are at an early stage. A substantial judgment, settlement, fine or penalty could be material to our operating results or cash flows for a particular period, depending on our results for that period, or could cause us significant reputational harm, which could harm our business prospects. In market downturns, the volume of legal claims and amount of damages sought in litigation and regulatory proceedings against securities brokerage companies have historically increased. We are also subject to litigation claims from third parties alleging infringement of their intellectual property rights. Also see "—We may be subject to intellectual property claims from others and applicable administrative penalties." Such litigation can require the expenditure of significant resources, regardless of whether the claims have merit. If we were found to have infringed a third-party patent or other intellectual property right, then we could incur substantial liability and in some circumstances could be enjoined from using the relevant technology or providing related products and services, which could have a material adverse effect on our business and results of operations.

        Our operations require our employees to frequently interact with our existing and potential customers. Although we have prudent internal procedures and policies in place and we monitor employees' interaction with existing and potential customers through our customer relations management system, or our CRM system, it is difficult to detect and deter misconducts and inappropriate behaviors of all of our employees and the precautions we take to prevent and detect such behaviors may not be effective in all cases. Our employees could misappropriate customer information, conduct improper activities on behalf of our customers, make false or misleading statements, falsely promise investment returns to attract customers to trade, mis-record or otherwise try to hide improper activities from us.

        Misconducts by our employees or former employees could give rise to customer claims against us, including claims for negligence, fraud, failures to supervise, breaches of fiduciary duty, transactions and intentional misconduct. These customer claims, regardless of their merits, could subject us to substantial losses and seriously harm our reputation. In addition, such customer claims may escalate into litigations or arbitrations. The outcome of any arbitration or litigation is inherently uncertain, and defending against these claims could be both costly and time-consuming, and could significantly divert the efforts and resources of our management and other personnel. A judgment against us in any such litigation could incur financial and reputation damage on our business. Even if we prevail in such litigation or arbitration, we could incur significant legal expenses.

Our insurance coverage may be inadequate to cover risks related to our business and operation.

        While we maintain certain insurance for Top Capital Partners in New Zealand such as professional liability insurance, directors' and officers' insurance, we do not maintain any other insurance policies for any other entities, and for Top Capital Partners, there is no assurance that our insurance coverage will be adequate to cover potential losses. In addition, customers of our consolidated accounts are not protected under the scheme of the Securities Investor Protection Corporation, or the SIPC, and we have neither purchased any commercial insurance to cover similar risks. Under the applicable laws and regulations in the relevant jurisdictions such as New Zealand, the United States and China, we are not required to, and we do not, maintain any insurance in relation to our business operations, such as data security insurance, business interruption insurance, or liability insurance against liabilities arising from customer complaints and litigation or other aspects of our business. Our current insurance policies may not protect us against such losses and liabilities.

        Although we believe that our insurance coverage is in line with industry practice in the relevant jurisdictions such as New Zealand, the United States and China, if any of the incidents mentioned above occur and we have insufficient insurance to cover the liabilities associated with such incidents, it could have a material adverse effect on our financial condition, results of operations and business prospects.

Some of our customers reach us on social media platforms, leading to our difficulties in maintaining all the communication records.

        Under the relevant laws and regulations, we are required to keep the records of our communications with customers concerning orders or complaints, e.g., under the NZX Participant Rules in New Zealand, for at least a period of two years. To ensure all of our users and customers are best served, we occasionally provide customer service on popular social media platforms in a similar way as other market players in both our industry and other various industries. However, we cannot solve all the difficulties arising therefrom because the social media platforms usually do not have functions that telephone or email operation systems use for keeping the communication records long term, which could have a material adverse effect on our business, financial condition and results of operations.

Our management team lacks experience in managing a U.S. public company and complying with laws applicable to such company, the failure of which may adversely affect our business, financial condition and results of operations.

        Our current management team lacks experience in managing a U.S. publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to U.S. public companies. Prior to the completion of this offering, we were a private company mainly operating our businesses in New Zealand, China and the United States. As a result of this offering, our company will become subject to significant regulatory oversight and reporting obligations under the federal securities laws and the scrutiny of securities analysts and investors, and our management currently has no experience in complying with such laws, regulations and obligations. Our management team may not successfully or efficiently manage our transition to becoming a U.S. public company. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and results of operations.

We may fail to update our risk management policies and procedures as needed and such policies and procedures may otherwise be ineffective, which may expose us to unidentified or unexpected risks.

        Although we adopt an integrated risk management system, we may fail to update our risk management system as needed and the system may fail to effectively function, thus exposing us to unidentified or unexpected risks. We are dependent on our risk management policies and procedures and the adherence to such policies and procedures by our risk management and other staff to manage the risks inherent in our business. Our policies, procedures and practices used to identify, monitor and control a variety of risks are carried out by the corresponding departments. However, some of our methods for managing risks are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. In addition, we may fail to update our risk management system as needed or as fast as the industry evolves, weakening our ability to identify, monitor and control new risks.

New lines of business or new services may subject us to additional risks.

        From time to time, we may implement new lines of business or offer new services within existing lines of business. For example, we commenced futures trading in March 2016, and we have expanded our businesses into other areas. There are substantial risks and uncertainties associated with these efforts, particularly in instances where the markets are not fully developed. In developing and marketing new lines of business and/or new services, we may invest significant time and resources. Initial timetables for the introduction and development of new lines of business and/or new services may not be achieved and profitability targets may not prove feasible. External factors, such as compliance with regulations, competition and shifting market preferences, may also impact the successful implementation of a new line of business or a new service. Our personnel and technology systems may fail to adapt to the changes in such new areas or we may fail to effectively integrate new services into our existing operation and we may lack experience in managing new lines of business or new services. In addition, we may be unable to proceed our operation as planned or compete effectively due to different competitive landscapes in these new areas. Even if we expand our businesses into new jurisdictions or areas, the expansion may not yield intended profitable results. Furthermore, any new line of business and/or new service could have a significant impact on the effectiveness of our internal control system. Failure to successfully manage these risks in the development and implementation of new lines of business or new services could have a material adverse effect on our business, results of operations and financial condition.

If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner.

        When we become a public company, we will be subject to reporting obligations under Section 404 of the Sarbanes-Oxley Act, that will require us to include a management report on our internal control over financial reporting in our annual report, which contains management's assessment of the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over our financial reporting is not effective. Moreover, when we are no longer an emerging growth company under the federal securities laws, our independent registered public accounting firm will be required to issue an attestation report on the effectiveness of our internal control over financial reporting. Even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm may conclude that there are material weaknesses or significant deficiencies with respect to our controls or the level at which our controls are documented, designed, operated or reviewed. Material weaknesses were once identified by our auditor in the past and may be identified during the audit process or at other times.

        Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our consolidated financial statements for 2016, 2017, and 2018, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting and other control deficiencies for the fiscal years ended December 31, 2016, 2017 and 2018. As defined in the standards established by the U.S. Public company Accounting Oversight Board, a "material weakness" is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company's annual or interim financial statements will not be prevented or detected in a timely manner. A "significant deficiency" is a deficiency, or a combination of deficiencies, in internal controls over financial reporting that is less severe than a material weakness, yet important enough to merit attention by those responsible for the oversight of the company's financial reporting.

        The material weaknesses identified related to (i) insufficient accounting personnel with appropriate knowledge of U.S. GAAP and lack of comprehensive accounting policies and procedures in accordance with U.S. GAAP, and (ii) lack of a systematic risk assessment process over financial reporting. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. We are required to do so only after we become a public company. Once we cease to be an "emerging growth company" as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

        To remedy the identified material weaknesses, we have adopted and will adopt further measures to improve our internal control over financial reporting. We have hired a chief financial officer who has extensive experience in the capital markets industry and profound knowledge of financial statements and SEC regulations. We have also increased the number of employees with knowledge of U.S. GAAP and SEC regulations within our finance and accounting department. We intend to hire an internal control manager who has extensive experience in internal procedures and internal controls over financial reporting. In addition, we plan to, among others, (i) set up a comprehensive accounting policy and procedure manual in accordance with U.S. GAAP, (ii) continue to provide our accounting staff with U.S. GAAP training, and (iii) develop a systematic risk assessment process over financial reporting. We will continue to implement measures to remedy our internal control deficiencies in order to meet the requirements imposed by Section 404. However, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting. We are not able to estimate with reasonable certainty the costs that we will need to incur to implement these and other measures designed to improve our internal control over financial reporting.

        During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ADSs. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Our operations may be subject to transfer pricing adjustments by competent authorities.

        We use transfer pricing arrangements to account for business activities among our subsidiaries in different jurisdictions. There is no assurance that the tax authorities in any of the jurisdictions where we operate would not subsequently challenge the appropriateness of our transfer pricing arrangements or that the relevant regulations or standards governing such arrangements will not be subject to future changes. If a competent tax authority later finds that the transfer prices and the terms that we have applied are not appropriate, such authority may require us or our subsidiaries to re-assess the transfer prices and re-allocate the income or adjust the taxable income. Any such reallocation or adjustment could result in a higher overall tax liability for us and may adversely affect our business, financial condition and results of operations.

We may be unable to effectively manage our rapid growth.

        The rapid growth of our business during our limited operation history has placed significant demands on our management and other resources. As we grow, we may also need to enhance the reliability and scalability of our proprietary technology, network infrastructure and other aspects of our IT systems. We may need to hire additional professionals in such areas as sales and marketing, customer support and risk management as well as other personnel to serve the enlarged customer base. Implementation of new business arrangements, expansion of technology infrastructure and increase in the number of employees may further increase our operational complexity and impose higher standards on every aspect of our operations. Our management team may fail to effectively cope with the increased operational complexity, and we may fail to integrate new resources into our existing operation system. Therefore, we may not be able to maintain current growth rate or manage our growth effectively.

We face risks related to natural disasters, health epidemics, terrorist attacks and other outbreaks, which could significantly disrupt our operations.

        The occurrence, especially in the regions and cities where we have business, of unforeseen or catastrophic events, including the emergence of a pandemic or other widespread health emergency,

terrorist attacks or natural disasters, could create economic and financial disruptions, lead to operational difficulties that could impair our ability to manage our businesses, and expose our business activities to significant losses. Our management team are principally located in Beijing, PRC and Auckland, New Zealand. A significant portion of our technology research and development and services, supporting and other teams are based in Beijing, China. Most of our data centers are located in Hong Kong and Beijing, China. Although we have recovery and business continuity plans for our data centers, we cannot guarantee that these plans would be adequate to mitigate the adverse effects to our sustainable operations caused by such unforeseen or catastrophic events. In addition, the major stock exchanges our operations rely on are in the U.S. and Hong Kong. Our operations could also be severely disrupted if the exchanges we operate on were affected by natural disasters, health epidemics or man-caused disasters. An unforeseen or catastrophic event in any of the regions mentioned above could adversely impact our operations.

Negative media coverage related to and our relationships with our service providers and/or former shareholders could adversely affect our business.

        We may be affected by publicity relating to our service providers and/or shareholders. For example, in September 2018, there was negative publicity involving certain senior officers of iResearch, the industry consultant we commissioned to prepare an industry report in connection with this offering. According to a public announcement made by iResearch, certain senior officers of iResearch are cooperating with governmental investigations in China. Although we were informed by iResearch that its department involved in such negative media coverage did not provide data for the preparation of the iResearch Report, such publicity may raise questions as to the integrity of the industry data or opinions produced by iResearch, including the data in the iResearch Report produced in connection with this offering, which we have cited in this prospectus, or otherwise have a negative impact on our reputation.

        Additionally, one of our former shareholders, who also served as our director and an officer of one of our VIEs, had a criminal violation of immigration law in Hong Kong a few years before the commencement of our operations. Although this former shareholder no longer has an active role in our company, any potential negative publicity or legal or regulatory proceeding relating to this former shareholder and our relationship with him could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Corporate Structure

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using proceeds we receive from this offering and the Concurrent Private Placement to make loans or additional capital contributions to our PRC subsidiaries.

        In 2015, the SAFE published the Circular of the State Administration of Foreign Exchange on Reforming the Management Approach regarding the Settlement of Foreign Exchange Capital of Foreign-invested Enterprises, or the SAFE Circular 19, which has come into effect since June 1, 2015. According to the SAFE Circular 19, foreign-invested enterprises are allowed to convert their registered capital from foreign exchange to Renminbi and apply such funds to equity investment within the PRC, conditioned upon the investment target's duly registration with local bank of such reinvestment and open a corresponding special account pending for foreign exchange settlement payment. Further, such conversion will be handled at the bank level and does not need to be approved by the SAFE. The SAFE Circular 19 prohibits foreign-invested enterprises from, among other things, using an RMB fund converted from its foreign exchange capital for expenditure beyond its business scope, investment in securities, providing entrusted loans, repaying loans between nonfinancial enterprises or purchasing real estate not for self-use. The SAFE promulgated the Circular on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or the SAFE Circular 16, effective on

June 9, 2016, which reiterates some of the rules set forth in the SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to issue RMB entrusted loans, to the prohibition against using such capital to issue loans to non-associated enterprises.

        If we fail to comply with such regulations, our ability to capitalize the relevant PRC subsidiaries or fund our operations or utilize the proceeds of this offering and the Concurrent Private Placement in the manner described in the section entitled "Use of Proceeds" may be negatively affected, which could materially and adversely affect the liquidity of our relevant PRC subsidiaries or our business, financial condition, results of operations and growth prospects.

We may be subject to penalties, including restrictions on our ability to inject capital into our PRC subsidiaries, if our PRC resident shareholders or beneficial owners fail to comply with relevant PRC foreign exchange regulations.

        On July 4, 2014, the SAFE issued the Circular on Several Issues Concerning Foreign Exchange Administration of Domestic Residents Engaging in Overseas Investment, Financing and Round-Trip Investment via Special Purpose Vehicles, or the SAFE Circular 37, which replaced the previous Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents' Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, effective on November 1, 2005, or the SAFE Circular 75. The SAFE Circular 37 requires PRC individuals, institutions and foreign individuals who have a habitual residence in the PRC due to economic interests, or collectively referred as the PRC residents, to register with the SAFE or its local branches in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents' legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Such offshore entity is referred to as an offshore special purpose vehicle. In addition, such PRC residents must update their foreign exchange registrations with the SAFE when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC residents, name and operation term), increases or decreases in investment amount, share transfers or exchanges, or mergers or divisions. According to the Circular on Further Simplifying and Improving the Administration of Foreign Exchange Concerning Direct Investment released on February 13, 2015 by the SAFE, local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under the SAFE Circular 37 from June 1, 2015.

        If any shareholder holding interest in an offshore special purpose vehicle, who is a PRC resident as determined by the SAFE Circular 37, fails to fulfill the required foreign exchange registration with the local SAFE branches or its designated banks, the offshore special purpose vehicle may be restricted in its ability to contribute additional capital to its PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

        Mr. Tianhua Wu and some other individual shareholders, who indirectly hold shares in our Company and who are known to us as being PRC residents have completed the SAFE registration pursuant to the SAFE Circular 37. We have requested all of our current shareholders and/or beneficial owners to disclose whether they or their shareholders or beneficial owners fall within the ambit of the SAFE Circular 37 and urged relevant shareholders, upon learning that they are PRC residents, to register with the local SAFE branch or its designated bank as required under the SAFE Circular 37. However, we may not be fully informed of the identities of all our shareholders or beneficial owners who are PRC residents, and we cannot provide any assurance that all of our shareholders and beneficial owners who are PRC residents will comply with our requests to make, obtain or update any applicable registrations or comply with other requirements pursuant to the SAFE Circular 37 or other related rules in a timely manner. Failure of our exisiting and future shareholders who are PRC residents to register or amend their foreign exchange registrations in a timely manner pursuant to the SAFE Circular 37 and subsequent implementation rules may subject such beneficial owners or our wholly-owned PRC subsidiary to fines and legal sanctions. Failure to register or comply with the relevant requirements may also limit our ability to contribute additional capital to our WFOEs for the research and development and other supporting functions. These risks may have a material adverse effect on our business and results of operations.

If the agreements that establish the structure for operating some of our activities in China do not comply with PRC regulations, or if these regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

        Our WFOEs have entered into a series of contractual arrangements with our VIEs and their respective shareholders, respectively, which enable us to (i) exercise effective control over our VIEs, and (ii) receive substantially all of the economic benefits of our VIEs. As a result of these contractual arrangements, we have control over and are the primary beneficiary of our VIEs and hence consolidate their financial results into our consolidated financial statements under U.S. GAAP. See "History and Corporate Structure" for further details.

        In the opinion of DaHui Lawyers, our PRC legal counsel, (i) the ownership structures of our VIEs in China and our WFOEs, both currently and immediately after giving effect to this offering, comply with all existing PRC laws and regulations; and (ii) the contractual arrangements between our WFOEs, our VIEs and their respective shareholders governed by PRC law are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect. However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of the existing and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may take a view that is not consistent with the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of our VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:

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  discontinuing or placing restrictions or onerous conditions on our activities through any transactions between our WFOEs and our VIEs;

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  imposing fines, confiscating the income from our WFOEs or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

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  requiring us to restructure our ownership structure or activities, including terminating the contractual arrangements with our VIEs and deregistering the equity pledges of our VIEs, which in turn would affect our ability to consolidate, derive economic benefits from, or exert effective control over our VIEs; or

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  restricting or prohibiting our use of the proceeds of this offering and the Concurrent Private Placement to finance our business and activities in China.

        The imposition of any of these penalties would result in a material and adverse effect on our ability to conduct our business. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our VIEs in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of our VIEs and we are not able to restructure our ownership structure and operations in a satisfactory manner, or any other significant penalties imposed on us in this event, there would have a material adverse effect on our activities in China, and our ability to conduct our business may be negatively affected.

We rely on contractual arrangements with our VIEs and their respective shareholders for a large portion of our business operations, which may not be as effective as direct ownership in providing operational control.

        We have relied and expect to continue to rely on contractual arrangements with our VIEs and their respective shareholders to conduct certain of our key supporting functions. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs. For example, our VIEs and their respective shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests.

        If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our VIEs and their respective shareholders of their obligations under the contracts to exercise control over our VIEs. Although our directors and shareholders together ultimately controls our VIEs, the shareholders of our consolidated VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with our VIEs. If any disputes relating to these contracts remain unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system. See "—Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business." Therefore, our contractual arrangements with our VIEs may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.

        We refer to the shareholders of each of our VIEs as its nominee shareholders because although they remain the holders of equity interests on record in each of our VIEs, pursuant to the terms of the relevant power of attorney, each such shareholder has irrevocably authorized the relevant WFOE to exercise his, her or its rights as a shareholder of the relevant VIE. However, if our VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under the PRC law, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure will be effective under the PRC law. For example, if the shareholders of our VIEs refuse to transfer their equity interests in our VIEs to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they otherwise act in bad faith towards us, then we may have to take legal actions to compel them to perform their contractual obligations.

        All of the agreements under our contractual arrangements are governed by PRC law and provide for the resolution of disputes through an arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the U.S. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. See "—Risks Related to Doing Business in China—The legal system of the PRC is not fully developed and there are inherent uncertainties that may affect the protection afforded to us." Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under the PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration. In addition, under the PRC law, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition and enforcement proceedings, which would require additional expenses and delay. In the event we are unable to enforce these contractual arrangements, or if we suffer significant delays or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected.

The shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business.

        The shareholders of our VIEs may have potential conflicts of interest with us. These shareholders may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control our VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us in a timely manner. We cannot assure you that when conflicts of interest arise any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor. Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainties as to the outcome of any such legal proceedings.

Contractual arrangements in relation to our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.

        Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the VIE contractual arrangements were not entered into on an arm's length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase their liabilities without reducing our WFOEs' tax expenses. In addition, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if our VIEs' tax liabilities increase or if it is required to pay late payment fees and other penalties.

We may lose the ability to use and enjoy assets held by our VIEs that are material to the operation of certain portion of our business if our VIEs go bankrupt or become subject to a dissolution or liquidation proceeding.

        As part of our contractual arrangements with our VIEs, our VIEs and their subsidiaries hold certain assets that are material to the operation of certain portion of our business, including intellectual properties. If our VIEs go bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, our VIEs may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If our VIEs undergo a voluntary or involuntary liquidation proceeding, independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and results of operations.

We may be subject to penalties for failure to fully comply with the NDRC and the MOFCOM filing requirements for historical overseas investments.

        Historically, before we established our offshore holding structure, our PRC operating entity, Ningxia Rongke, has established Tiger Technology Corporation Limited, or Tiger Technology, in Hong Kong, which thereafter acquired our New Zealand registered companies, Top Capital Partners, and Tiger Holdings Group Limited, or Tiger Holdings. Under the applicable PRC laws and regulations, PRC entities need to obtain approvals from or file with the National Development and Reform Commission, or the NDRC and the Ministry of Commerce, or the MOFCOM, or their local branches before conducting any overseas investments, and are also required to apply for additional approvals or file or make certain amendments if any change occurs to such overseas investments. Ningxia Rongke has filed with the relevant branch of the MOFCOM for investing in Tiger Technology, but failed to update such filing for Tiger Technology's further investments in Top Capital Partners and Tiger Holdings. It also failed to file with the NDRC for the overseas investment as required under then effective PRC laws. Failure to conduct such filing procedures may subject us to an order of suspension of Ningxia Rongke's investment in Tiger Technology, and may result in the inability for Ningxia Rongke to enjoy relevant policy favors for three years. As of the date of this prospectus, we have not received any rectification requirements or penalties from the NDRC or the MOFCOM. In addition, we have taken certain rectification measures. For instance, we have recently transferred all equity interest in Top Capital Partners from Tiger Technology to our Singapore subsidiary, Tiger Fintech (Singapore) Pte. Ltd. for commercial needs, and we are in the process of returning the proceeds to Ningxia Rongke and de-registering our filing with MOFCOM and liquidation of Tiger Technology as rectification measures. However, we cannot assure you that these rectifications will fully satisfy the relevant regulatory authorities' requirements or we will not be subject to investigation or scrutiny from regulators even though we had not yet received any negative opinion or penalty for our historical overseas investments so far. If the NDRC or the MOFCOM imposes any penalties on us or requires us to make any further rectifications, our business and results of operations may be materially and adversely affected.

Risks Related to Doing Business in China

The current trade war between the U.S. and China, and on a larger scale internationally, may dampen growth in China and other markets where the majority of our customers reside, and our activities and results may be negatively impacted.

        The U.S. government has recently imposed, and has recently proposed imposing additional, new or higher tariffs on specified products imported from China to penalize China for what it characterizes as unfair trade practices and China has responded by imposing, and proposing to impose additional, new or higher tariffs on specified products imported from the U.S. On September 17, 2018, President Trump announced his decision to impose a 10% tariff on the third list of US$200 billion in imports from China to the U.S. effective September 24, 2018. The 10% tariff was scheduled to increase to 25% on January 1, 2019. However, the U.S. government has agreed to postpone this increase until the beginning of March of 2019 to allow the U.S. and Chinese governments time to negotiate an agreement on tariffs. We cannot assure you that the negotiations will result in an agreement by the deadline in March or that the 25% increase or other tariffs will not be imposed even if an agreement will be reached. These tariffs are in addition to two earlier rounds of tariffs implemented against Chinese products on June 6, 2018 and August 16, 2018 that amount to tariffs on US$50 billion of Chinese products imported into the U.S. In response, China has imposed, and has proposed imposing additional, tariffs on a number of the U.S. goods, on a much smaller scale, in the current time.

        Although we are not subject to any of those tariff measures, the proposed tariffs may adversely affect the economic growth in China and other markets and the financial condition of our customers. With the potential decrease in the spending powers of our target customers, we cannot guarantee that there will be no negative impact on our operations. In addition, the current and future actions or escalations by either the U.S. or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our business, financial condition and results of operations, and we cannot provide any assurance as to whether such actions will occur or the form that they may take.

PRC economic, political and social conditions as well as government policies could adversely affect our business and prospects.

        We mainly conduct our brokerage operations in New Zealand and conduct technology research and development in China through our PRC subsidiaries, our VIEs and their subsidiaries. Because technology development is our key backbone for our operations in a long run, our financial condition and results of operations are subject to influences from PRC's economic, political and social conditions to a great extent. The PRC economy differs from the economies of most developed countries in many aspects, including, but not limited to, the degree of government involvement, control level of corruption, control of capital investment, reinvestment control of foreign exchange, allocation of resources, growth rate and development level.

        For approximately three decades, the PRC government has implemented economic reform measures to utilize market forces in the development of the PRC economy. We cannot predict whether changes in the PRC's economic, political and social conditions and in its laws, regulations and policies will have any adverse effect on our current or future business, financial condition or results of operations. In addition, many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and improving process may not necessarily have a positive effect on our operations and business development. For example, the PRC government has in the past implemented a number of measures intended to slow down certain segments of the economy, including the property industry, which the government believed to be overheating. These actions, as well as other actions and policies of the PRC government, could cause a decrease in the overall level of economic activities in the PRC and, in turn, have an adverse impact on our business and financial condition.

The legal system of the PRC is not fully developed and there are inherent uncertainties that may affect the protection afforded to us.

        Our business and activities in China are governed by the PRC laws and regulations. The PRC legal system is generally based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various industries in China. However, as these laws and regulations are relatively new and continue to evolve, interpretation and enforcement of these laws and regulations involve significant uncertainties and different degrees of inconsistency. Some of the laws and regulations are still in the developmental stage and are therefore subject to policy changes. Many laws, regulations, policies and legal requirements have only been recently adopted by PRC central or local government agencies, and their implementation, interpretation and enforcement may involve uncertainty due to the lack of established practice available for reference. We cannot predict the effect of future legal developments in China, including the promulgation of new laws, changes in existing laws or their interpretation or enforcement, or the preemption of local regulations by national laws. As a result, there are substantial uncertainties as to the legal protection available to us. Furthermore, due to the limited volume of published cases and the non-binding nature of prior court decisions, the outcome of the dispute resolution may not be as consistent or predictable as in other more developed jurisdictions, which may limit the legal protection available to us.

We may be adversely affected by the complexity, uncertainties and changes in the PRC regulations of Internet-related businesses and companies, and any lack of requisite licenses, permits or approvals applicable to our business may have a material adverse effect on our business and results of operations.

        The PRC government extensively regulates the Internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These Internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

        We only have contractual control over the entities that provide Internet information provision services in China. We do not directly own such entities due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including Internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

        The evolving PRC regulatory system for the Internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the Cyberspace Administration of China, or the CAC, with the involvement of the State Council Information Office, the Ministry of Industry and Information Technology, or the MIIT, and the Ministry of Public Security. The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the Internet industry.

        Considering our business arrangement and development plan, currently we have set up another set of VIE structures and intend the new VIE or its subsidiary to apply for a value-added telecommunications business license as soon as practical to conduct value-added telecommunications business such as Internet information services. See "Regulations—PRC Regulations Relating to Internet Companies—Regulations on Value-Added Telecommunication Services." We cannot guarantee that our new VIE, Beijing Yiyi or its subsidiary, will obtain such value-added telecommunications business license due to uncertainties from PRC governmental authorities.

        In addition, our provision of certain services online may subject us to license requirements in China. For instance, we provide some recorded videos as a way of customer education and occasionally launch other audio-video contents on our platform and our community, which may result in audio-video license requirements from the State Administration of Press, Publication, Radio, Film and Television, or the SAPPRFT. We also provide some digital works on our website and APP, which may require online publishing service license issued by the SAPPRFT. In addition, we reprint some articles related to the stock market on our website and APP, and therefore may be subject to permit and approval requirements from the State Council Information Office. Furthermore, we also need to strictly follow the requirements applicable to online content providers set forth by the relevant regulatory authorities, especially for financial information. See "Regulations—PRC Regulations Relating to Internet Companies—PRC Regulation on Financial Information Services." Failure to comply with these license or other requirements may subject us to penalties, which may adversely affect our business operations and reputation.

        The interpretation and application of the existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the Internet industry have created substantial uncertainties regarding the legality of the existing and future foreign investments in, and the businesses and activities of, Internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses related to our Internet related business in China that might be required for conducting our supporting functions in China or will be able to maintain our existing licenses or obtain new ones. In the event that the PRC government considers that we were operating without the proper approvals, licenses or permits, promulgates new laws and regulations that require additional approvals or licenses, or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

The enforcement of the Labor Contract Law of the People's Republic of China, or the PRC Labor Contract Law, and other labor-related regulations in the PRC may increase our labor costs and impose limitations on our labor practices.

        On June 29, 2007, the Standing Committee of the National People's Congress, or the SCNPC, in China enacted the PRC Labor Contract Law, which became effective on January 1, 2008 and was amended on December 28, 2012. The PRC Labor Contract Law introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. According to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, subject to certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to an annual leave ranging from 5 to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times of their daily salary, subject to certain exceptions.

        As a result of these regulations, which are designed to enhance labor protection, we expect our labor costs to increase, as the continued success of our business depends significantly on our ability to attract and retain qualified personnel. In the event that we decide to change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may also limit our ability to affect those changes in a manner that we believe to be cost-effective. In addition, as the interpretation and implementation of these new regulations are still evolving, our employment practices may not be at all times deemed in compliance with the new regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial condition may be adversely affected.

        In addition, on December 28, 2012, the PRC Labor Contract Law was amended to impose more stringent requirements on labor dispatches, and such amendments became effective on July 1, 2013. For example, the number of dispatched contract workers that an employer hires may not exceed a certain percentage of the total number of employees to be decided by the Ministry of Human Resources and Social Security, and the dispatched contract workers can only engage in temporary, auxiliary or substitute work. According to the Interim Provisions on Labor Dispatch, or the Interim Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which became effective on March 1, 2014, the number of dispatched contract workers hired by an employer shall not exceed 10% of the total number of its employees (including both directly hired employees and dispatched contract workers). The Interim Provisions further requires the employer that is not in compliance with the above provisions to formulate a plan to reduce the number of its dispatched contract workers to below 10% of the total number of its employees prior to March 1, 2016. However, if any labor contract or labor dispatch agreement legally executed prior to December 28, 2012 will expire within two years after the date of implementation thereof, such contracts or agreements may continue to be performed until the expiry thereof in accordance with the applicable law. In addition, an employer is not permitted to hire any new dispatched contract worker until the number of its dispatched contract workers has been reduced to below 10% of the total number of its employees. Such limitations on use of dispatched labor may increase our labor costs and impose limitations on our employment practices, which may adversely affect our business and profitability.

Failure to make adequate contributions to various employee benefit plans as required by the PRC regulations may subject us to penalties.

        Companies operating in China are required to participate in various government-sponsored employee benefit plans, including certain social insurances, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our PRC operating entities incorporated in various locations in China have not made adequate employee benefit payments and we have recorded accruals for estimated underpaid amounts in our financial statements. We may be required to make up the contributions for these plans as well as to pay late fees and fines.

        Regulators may impose penalties and fines with respect to shortfall in social insurance payment. A late payment fee at the rate of 0.05% per day of the outstanding amount from the due date may be imposed, and if such amounts remain outstanding beyond a prescribed time limit, a fine of one to three times of the outstanding amount may be imposed. While there are no explicit quantitative statutory fines or penalties on late payments of housing funds as advised by our PRC legal counsel, the housing accumulation fund management center may order us to pay any housing fund shortfalls immediately. Although based on the opinion of our PRC counsel, the possibility that we will be subject to any fine or penalty is remote, if we become subject to such fines or penalties in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

        Pursuant to the Notice on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, issued by the SAFE in February 2012, employees, directors, supervisors and other senior management participating in any stock incentive plan of an overseas publicly listed company who are PRC citizens or who are non-PRC citizens residing in China for a continuous period of not less than one year, subject to a few exceptions, are required to register with the SAFE through a domestic qualified agent, which could be a PRC subsidiary of such overseas listed company, and complete certain other procedures. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted restricted shares, restricted share units or options will be subject to these regulations if those employees exercise such restricted shares, restricted share units or options when our company becomes an overseas listed company upon the completion of this offering. Separately, the SAFE Circular 37 also requires certain registration procedures to be completed if those employees exercise restricted shares, restricted share units or options before the listing. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our wholly foreign-owned subsidiaries in China. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors and employees under PRC law.

        In addition, the State Administration of Taxation, or the SAT, has issued certain circulars concerning employee share options or restricted shares. Under these circulars, the employees working in the PRC who exercise share options or are granted restricted share units will be subject to PRC individual income tax. The PRC subsidiaries of such an overseas listed company have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If the employees fail to pay or the PRC subsidiaries fail to withhold their income taxes in compliance with relevant laws and regulations, the PRC subsidiaries may face sanctions imposed by the tax authorities or other PRC government authorities.

We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, or the EIT Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

        Under the EIT Law that took effect on January 1, 2008, enterprises established outside of China whose "de facto management bodies" are located in China are considered to be "resident enterprises" and will generally be subject to a uniform 25% corporate income tax on their global income (excluding dividends received from "resident enterprises"). In addition, a circular issued by SAT on April 22, 2009 and amended on January 29, 2014 sets out certain standards for determining whether the "de facto management body" of an offshore enterprise funded by Chinese enterprises as controlling shareholders is located in China. Although this circular applies only to offshore enterprises funded by Chinese enterprises as controlling shareholders, rather than those funded by Chinese or foreign individuals or foreign enterprises as controlling shareholders (such as our company), the determining criteria set forth in the circular may reflect SAT's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of how they are funded. Although our company is not funded by Chinese enterprises as controlling shareholders, substantial uncertainties remain as to whether our company or any of our other non-PRC entities will be deemed a PRC resident enterprise for the EIT purposes. If we or any of our subsidiaries registered outside the PRC are to be deemed a "resident enterprise" under the EIT Law, our income tax expenses may increase significantly, and our profitability could decrease materially.

You may be subject to PRC withholding tax on dividends from us and PRC income tax on any gain realized on the transfer of our shares or ADSs if we are deemed a PRC resident enterprise.

        As described above, we may be treated as a PRC resident enterprise for PRC tax purposes. Under the EIT Law and its implementation rules, PRC withholding tax at the rate of 10% is normally applicable to PRC sourced dividends payable to investors that are non-PRC resident enterprises, which do not have an establishment or place of business in PRC, or which have such establishment or place of business if the relevant income is not effectively connected with the establishment or place of business. Any gain realized on the transfer of ADSs or shares by such non-PRC resident enterprise investors is also subject to a 10% PRC income tax if such gain is regarded as income derived from sources within the PRC. Under the PRC Individual Income Tax Law and its implementation rules, PRC sourced dividends paid to non-PRC individual investors are generally subject to a PRC withholding tax at a rate of 20% and gains from PRC sources realized by such investors on the transfer of ADSs or shares are generally subject to a 20% PRC income tax. While substantially all of our brokerage operations are in New Zealand, it is unclear whether dividends we pay with respect to our ADSs, or the gain realized from the transfer of our ADSs, would be treated as the income derived from sources within the PRC and as a result be subject to PRC income tax if we were considered a PRC resident enterprise, as described above. See "—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, or the EIT Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability." If PRC income tax were imposed on gains realized through the transfer of our ADSs or on dividends paid to our non-resident investors, the value of your investment in our ADSs may be materially and adversely affected. Any PRC tax liability described above may be reduced under applicable tax treaties. However, it is unclear whether our ADS holders whose jurisdictions of residence have tax treaties or arrangements with China will be able to obtain the benefits of such tax treaties or arrangements, if the prerequisites provided under the relevant treaties or arrangements were not satisfied.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        On February 3, 2015, the SAT issued the Circular on issues of enterprise Income Tax on Indirect Transfer of Assets by Non-PRC Resident Enerprise, or the SAT Circular 7 pursuant to which if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than the purchase and sale of shares in public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer might be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price minus the cost of equity, will be subject to the PRC withholding tax at a rate of up to 10%. Under the SAT Circular 7, the transfer which meets all of the following circumstances shall be deemed as having no reasonable commercial purpose: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company's total income is directly or indirectly derived from within PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties.

        The SAT Circular 7 and its interpretation by relevant PRC authorities clarify that an exemption is available for transfers of shares in a publicly-traded entity that is listed overseas if the purchase of the shares and the sale of the shares both take place in the open market. However, if a shareholder of an entity that is listed overseas purchases shares in the open market and sells them in a private transaction, or purchases shares in a private transaction and sells them in the open market, the PRC tax authorities might deem such a transfer to be subject to the SAT Circular 7, which could subject such shareholder to additional reporting obligations or tax burdens. Accordingly, if a holder of our shares or ADSs purchases our shares or ADSs in the open market and sells them in a private transaction, or purchases our shares or ADSs in a private transaction and sells them in the open market, and fails to comply with the SAT Circular 7, the PRC tax authorities may take actions, including requesting us to provide assistance for their investigation or impose a penalty on us, which could have a negative impact on our business operations. In addition, since we may pursue acquisitions as one of our growth strategies, and may conduct acquisitions involving complex corporate structures, the PRC tax authorities might impose taxes on capital gains or request that we submit certain additional documentation for their review in connection with any potential acquisitions, which may incur additional acquisition costs, or delay our acquisition timetable.

        The PRC tax authorities have discretion under the SAT Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the equity interests transferred and the cost of investment. We may pursue acquisitions in the future that involve complex corporate structures. If we are considered a non-resident enterprise under the EIT Law and if the PRC tax authorities make adjustments to the taxable income of these transactions under the SAT Circular 7, our income tax expenses associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

We may not be able to obtain certain tax benefits for dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

        Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment therein but its income has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, or the Double Taxation Arrangement, the withholding tax rate on dividends paid by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the equity interests of the PRC enterprise. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. See "Regulation—Regulations Relating to Tax—PRC Regulations on Dividend Withholding Tax." We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority that or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to our Hong Kong subsidiaries.

The approval of relevant government authorities may be required in connection with this offering under PRC law, and if required, we cannot assure you that we will be able to obtain such approval.

        On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State Assets Supervision and Administration Commission, or the SASAC, the SAT, the State Administration for Industry and Commerce the CSRC, and the SAFE, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006, and was amended on June 22, 2009 by the MOFCOM. The M&A Rules, among other things, purports to require offshore special purpose vehicles that are controlled directly or indirectly by PRC companies or individuals and that have been formed for the purpose of seeking a public listing of the interest in PRC companies on an overseas stock exchange through acquisitions to obtain the CSRC approval prior to publicly listing their securities on an overseas stock exchange. On September 21, 2006, the CSRC clarified the procedures and required materials regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainties remain as to the scope and applicability of the M&A Rules to offshore special purpose vehicles. The interpretation and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC, and if it does, it is uncertain how long it will take us to obtain the approval. If the CSRC approval is required for this offering, our failure to obtain or delay in obtaining such CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies, which could include fines and penalties on our activities in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, results of operations and financial condition.

        Our PRC legal counsel advised us that we will not be required to submit an application to the CSRC for the approval of this offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation, (ii) our wholly-owned PRC subsidiaries were established by means of direct investments rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules; and (iii) no explicit provision in the M&A Rules classifies the respective contractual arrangements among our WFOEs, our consolidated VIEs and their respective shareholders as a type of acquisition transaction falling within the scope of the M&A Rules. Further, it is not aware of any public record indicating that any of the issuers having similar offshore and onshore corporate structures and already listed on an offshore stock exchange has been required by the CSRC to procure such approval prior to its listing.

        However, our PRC legal counsel further advised us that since there has been no official interpretation or clarification of the M&A Rules, there remain some uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and the opinions summarized above are subject to any new laws and regulations or further implementations and interpretations of competent government authorities in any form relating to the M&A Rules. Further, we cannot assure you that the PRC government authorities, including the CSRC, will reach the same conclusion as our PRC legal counsel. If the CSRC or other PRC government authorities determine that such prior CSRC approval is required, any future registered offering will be delayed until we obtain such approval. If prior approval from the CSRC is required but not obtained, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory authorities.

Our leased property interest may be defective and our right to lease the properties may be affected by such defects, which could cause significant disruption to our business.

        Under the applicable PRC laws and regulations, all lease agreements are required to be registered with the local housing authorities. The landlords of certain of our leased premises in China may have not completed the registration of their ownership rights or our leases with the relevant authorities. Failure to complete these required registrations may expose our landlords, lessors and us to potential monetary fines. If these registrations are not obtained in a timely manner, or at all, we may be subject to monetary fines or may have to relocate our offices, which will incur the associated losses and adversely affect our normal business operations.

The audit report included in this prospectus is prepared by an auditor that is not inspected by the Public Company Accounting Oversight Board and, as such, you are deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issues the audit reports included in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the Public Company Accounting Oversight Board, or the PCAOB, is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and the relevant professional standards. Because our auditors are located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB. On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. However, it remains unclear what further actions the SEC and the PCAOB will take to address the problem.

        Inspections of other firms that the PCAOB has conducted outside of China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditors' audits and its quality control procedures. As a result, investors may be deprived of the benefits of the PCAOB inspections.

        The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditors' audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements. For more risks related to our auditor, please see "—Proceedings instituted by the SEC against the "big four" PRC-based accounting firms could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act."

Proceedings instituted by the SEC against the "big four" PRC-based accounting firms could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

        Starting in 2011 the Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, were affected by a conflict between the U.S. law and the Chinese law. Specifically, for certain U.S.-listed companies operating and audited in mainland China, the SEC and the PCAOB, sought to obtain from the Chinese firms access to their audit work papers and related documents. The firms were, however, advised and directed that under Chinese law, they could not respond directly to the U.S. regulators on those requests, and that requests by foreign regulators for access to such papers in China had to be channeled through the CSRC.

        In late 2012, this impasse led the SEC to commence administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act against the Chinese accounting firms, including our independent registered public accounting firm. A first instance trial of the proceedings in July 2013 in the SEC's internal administrative court resulted in an adverse judgment against the firms. The administrative law judge proposed penalties on the firms including a temporary suspension of their right to practice before the SEC, although that proposed penalty did not take effect pending review by the Commissioners of the SEC. On February 6, 2015, before a review by the Commissioner had taken place, the firms reached a settlement with the SEC. Under the settlement, the SEC accepts that future requests by the SEC for the production of documents will normally be made to the CSRC. The firms will receive matching Section 106 requests, and are required to abide by a detailed set of procedures with respect to such requests, which in substance require them to facilitate production via the CSRC. If they fail to meet specified criteria, the SEC retains the authority to impose a variety of additional remedial measures on the firms depending on the nature of the failure. Remedies for any future non-compliance could include, as appropriate, an automatic six-month bar on a single firm's performance of certain audit work, commencement of a new proceeding against a firm, or in extreme cases the resumption of the current proceeding against all of the four firms. If additional remedial measures are imposed on the Chinese affiliates of the "big four" accounting firms, including our independent registered public accounting firm, in administrative proceedings brought by the SEC alleging the firms' failure to meet specific criteria set by the SEC with respect to requests for the production of documents, we could be unable to timely file future financial statements in compliance with the requirements of the Exchange Act.

        In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in China, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, including possible delisting. Moreover, any negative news about any such future proceedings against these audit firms may cause investor uncertainties regarding China-based, U.S.-listed companies and the market price of our common stock may be adversely affected.

        If our independent registered public accounting firm was denied, even temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined not to be in compliance with the requirements of the Exchange Act. Such a determination could ultimately lead to the delisting of our ADSs from the Nasdaq Global Select Market or deregistration from the SEC, or both, which would substantially reduce or effectively terminate the trading of our ADSs in the United States.

Risks Related to this Offering and Our ADSs

An active trading market for our shares or our ADSs may not develop and the trading price for our ADSs may fluctuate significantly.

        We have applied to list our ADSs on the Nasdaq Global Select Market. Prior to the completion of this offering, there has been no public market for our ADSs or our Class A ordinary shares underlying the ADSs, and we cannot assure you that a liquid public market for our ADSs will develop. If an active public market for our ADSs does not develop following the completion of this offering, the market price and liquidity of our ADSs may be materially and adversely affected. Even if an active public market for our Class A ordinary shares or ADSs develops, we cannot assure you that it will continue. The initial public offering price for our ADSs will be determined by negotiations between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our ADSs after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their ADSs.

The trading prices of our ADSs are likely to be volatile, which could result in substantial losses to investors.

        The trading prices of our ADSs are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of these companies' securities after their offerings may affect the attitudes of investors toward such companies listed in the United States, which consequently may affect the trading performance of our ADSs, regardless of our actual operating performance. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

        In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for factors specific to our own operations, including the following:

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  variations in our revenues, earnings and cash flow;

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  announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

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  changes in the performance or market valuation of our company or our competitors;

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  changes in financial estimates by securities analysts;

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  changes in the number of our users and customers;

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  fluctuations in our operating metrics;

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  failures on our part to realize monetization opportunities as expected;

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  additions or departures of our key management and personnel;

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  release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

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  detrimental negative publicity about us, our competitors or our industry;

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  market conditions or regulatory developments affecting us or our industry; and

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  potential litigations or regulatory investigations.

        Any of these factors may result in large and sudden changes in the trading volume and the price at which our ADSs will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company's securities. If we were involved in a class action suit, it could divert a significant amount of our management's attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We may grant employee share options and other share-based compensation awards in the future. Any additional grant of employee share options and other share-based compensation awards in the future may have a material adverse effect on our results of operations.

        We have adopted and may adopt employee share option plans for the purpose of granting share-based compensation awards to our employees, officers, directors and other eligible persons to incentivize their performance and align their interests with ours. As of the date of this prospectus, options to purchase 186,045,744 Class A ordinary shares are issued and outstanding under the 2018 Share Incentive Plan. For more information on these share incentive plans, see "Management—2018 Share Incentive Plan." As a result of these grants and potential future grants, we expect to continue to incur significant share-based compensation expenses in the future. The amount of these expenses is based on the fair value of the share-based awards. We account for compensation costs for all share options using a fair-value-based method and recognize expenses in our combined and consolidated statements of comprehensive income and other comprehensive income in accordance with U.S. GAAP. The expenses associated with share-based compensation will decrease our profitability, perhaps materially, and the additional awards issued under share-based compensation plans will dilute the ownership interests of our shareholders, including holders of our ADSs. However, if we limit the scope of our share-based compensation plan, we may not be able to attract or retain key personnel who expect to be compensated by such share-based awards.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

        We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

        The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to "opt out" of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

        We cannot predict if investors will find our ADSs less attractive due to our status under the JOBS Act. If some investors find our ADSs less attractive as a result, there may be a less active trading market for our ADSs and our ADS price may be more volatile.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an "emerging growth company."

        Upon completion of this offering, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, imposes various requirements on the corporate governance practices of public companies. We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an "emerging growth company," we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurances, and we may be required to accept reduced policy limits and coverages or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

The sale or availability for sale, or perceived sale or availability for sale, of substantial amounts of our ADSs could adversely affect their market price.

        Sales of substantial amounts of our ADSs in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ADSs and could materially impair our ability to raise capital through equity offerings in the future. There will be 13,000,000 ADSs (equivalent to 195,000,000 Class A ordinary shares) outstanding immediately after this offering, or 14,950,000 ADSs (equivalent to 224,250,000 Class A ordinary shares) if the underwriters exercise their options to purchase additional ADSs in full. The ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. In connection with this offering, we and our officers, directors and all of our shareholders have agreed, and we have agreed to cause all our option holders, not to sell any shares or ADSs for 180 days after the date of this prospectus without the prior written consent of the underwriters. However, the underwriters may release the securities subject to lock-up agreements from the lock-up restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. In addition, Class A ordinary shares subject to our outstanding options as of the completion of this offering will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements, the lock-up agreements and Rule 144 and Rule 701 under the Securities Act. We may also issue additional options in the future that may be exercised for additional Class A ordinary shares. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ADSs. See "Underwriting" and "Shares Eligible for Future Sale" for a more detailed description of the restrictions on selling our securities after this offering.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions.

        We have and will maintain a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, upon the completion of this offering, a holder of Class B ordinary shares will be entitled to 20 votes per share, while holders of Class A ordinary shares will be entitled to one vote per share based on our proposed dual-class share structure. We will sell Class A ordinary shares represented by our ADSs in this offering. Each Class B ordinary share is convertible into one Class A ordinary share by the holder thereof, subject to certain conditions, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale of Class B ordinary shares by a holder thereof to any person other than Mr. Tianhua Wu or any entity which is not a permitted affiliate to Mr. Tianhua Wu, such Class B ordinary shares are automatically and immediately converted into the same number of Class A ordinary shares. For a description of Class A ordinary shares and Class B ordinary shares, see "Description of Share Capital."

        Immediately prior to the completion of this offering and the Concurrent Private Placement, Mr. Tianhua Wu and his family will beneficially own all of our issued Class B ordinary shares. These Class B ordinary shares will constitute approximately 16.9% of our total issued and outstanding share capital and approximately 80.3% of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering and the Concurrent Private Placement due to the disparate voting powers associated with our dual-class share structure, assuming the underwriters do not exercise their over-allotment option and the automatic conversion of all preferred shares into Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus. See "Principal Shareholders." As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares will have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

As a result of Mr. Tianhua Wu's control of our Class B ordinary shares, Mr. Wu will effectively control the outcome of shareholder actions in our company and may take actions that might not be beneficial to you as a holder of our ADSs.

        Upon the completion of this offering and the Concurrent Private Placement and assuming the underwriters do not exercise their over-allotment option to purchase additional ADSs and all preferred shares will be converted into 1,231,662,432 Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, Mr. Tianhua Wu will hold the voting rights attached to all of our 337,611,722 Class B ordinary shares and to all of the options awarded under the 2018 Share Incentive Plan. As each Class B ordinary share entitles its holder to 20 votes per share, such Class B ordinary shares in the aggregate represent approximately 80.3% of the combined total voting rights in our company. Mr. Wu's shareholding, in particular the greater voting rights of Class B ordinary shares he holds, gives him the power to control any actions that require shareholder approval under Cayman Islands law, our memorandum and articles of association, and the Nasdaq requirements. Mr. Wu could have sufficient voting rights to determine the outcome of all matters requiring shareholder approval even if he should, at some point in the future, hold considerably less than a majority of the combined total of our outstanding ordinary shares. Mr. Wu's voting power may prevent a transaction involving a change of control of us, including transactions in which you as a holder of our ADSs might otherwise receive a premium for your securities over the then-current market price. Similarly, Mr. Wu may approve a merger or consolidation of our company which may result in you receiving a stake (either in the form of shares, debt obligations or other securities) in the surviving or new consolidated company which may not operate our current business model and dissenter rights may not be available to you in such an event.

We are a foreign private issuer under the Exchange Act and therefore are exempt from certain provisions applicable to U.S. domestic public companies.

        Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including but not limited to:

  •
  the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

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  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results in press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not avail yourself of the same information or protection that would be available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer with ADSs to be listed on the Nasdaq Global Select Market, we will follow certain home country corporate governance practices instead of certain Nasdaq requirements.

        As a foreign private issuer whose ADSs are listed on the Nasdaq Global Select Market, we are permitted to follow certain home country corporate governance practices instead of certain Nasdaq requirements. A foreign private issuer that elects to follow its home country practice must submit to The Nasdaq Stock Market LLC a written statement from an independent counsel in such issuer's home country certifying that the issuer's practices are not prohibited by the home country's laws. In addition, a foreign private issuer must disclose in its annual reports filed with the SEC each Nasdaq requirement with which it does not comply followed by a description of its applicable home country practice.

        As a company incorporated in the Cayman Islands with ADSs to be listed on the Nasdaq Global Select Market, we intend to follow our home country practice instead of Nasdaq requirements that mandate that:

  •
  the board of directors be comprised of a majority of independent directors;

  •
  the directors be selected or nominated by a majority of the independent directors or a nomination committee comprised solely of independent directors;

  •
  the board of directors adopt a formal written charter or board resolution addressing the director nominations process and such related matters as may be required under the U.S. federal securities laws; and

  •
  the compensation of our executive officers be determined or recommended by a compensation committee comprised solely of independent directors.

We will be a "controlled company" as defined under the Nasdaq Stock Market Rules and, as a result, can rely on exemptions from certain corporate governance requirements.

        Upon the completion of this offering and the Concurrent Private Placement, we will be a "controlled company" as defined under the Nasdaq Stock Market Rules because Mr. Tianhua Wu, our founder, director and chief executive officer, will hold more than 50% of our total voting power. For so long as we remain as a controlled company as defined above, we are permitted to elect to, and may, rely on certain exemptions from corporate governance requirements otherwise applicable. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

The dual-class structure of our ordinary shares may adversely affect the trading market for our ADSs.

        Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our ordinary shares may prevent the inclusion of our ADSs representing Class A ordinary shares in such indices and may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices could result in a less active trading market for our ADSs. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our ADSs.

If the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

        If you invest in our ADSs, your interest will be diluted to the extent of the difference between the initial public offering price per ADS and our net tangible book value per ADS after this offering and the Concurrent Private Placement. Without taking into account any other changes in such net tangible book value after December 31, 2018, other than to give effect to our issuance and sale of 13,000,000 ADSs in this offering and the issuance and sale of 14,677,419 Class A ordinary shares through the Concurrent Private Placement, both at an assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated public offering price range set forth on the front cover page of this prospectus, and the automatic conversion of all preferred shares into Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the over-allotment option is not exercised), new investors in ADSs in this offering would be diluted by US$4.70, or 78.4%. This number is determined by subtracting net tangible book value of US$1.30 per ADS, after giving effect to the net proceeds we will receive from this offering and the Concurrent Private Placement, from the assumed initial public offering price of US$6.00 per ADS, which is the midpoint of the estimated initial public offering price range per ADS set forth on the front cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. See "Dilution" for a more complete description of how the value of your investment in our ADSs will be diluted upon the completion of this offering and the Concurrent Private Placement.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. courts may be limited, because we are registered under Cayman Islands law.

        We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum of association and articles of association, the Companies Law of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedents in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

        Shareholders of Cayman Islands exempted companies like ours have no general rights under the Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have the discretion under our fourth amended and restated articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

        Certain corporate governance practices in the Cayman Islands differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we plan to rely on home country practice with respect to certain corporate governance matters. Our shareholders may be afforded less protection than they otherwise would have under rules and regulations applicable to U.S. domestic issuers.

        As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by the management, members of the board of directors or controlling shareholders than they would have as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the U.S. and their shareholders, see "Description of Share Capital—Differences in Corporate Law."

You may not be able to participate in rights offerings and may experience dilution of your holdings as a result.

        We may from time to time distribute rights to our shareholders, including rights to acquire our securities. Under the deposit agreement for the ADSs, the depositary will not offer those rights to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act, or exempted from registration under the Securities Act with respect to all holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to take advantage of any exemptions from the registration under the Securities Act. Accordingly, holders of the ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

Judgments obtained against us by our shareholders may not be enforceable in our home jurisdiction.

        We are a Cayman Islands company and a substantial majority of our assets are located outside of the United States. A significant percentage of our current brokerage operations are conducted in New Zealand. In addition, a significant majority of our current directors and officers are nationals and residents of jurisdictions other than the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, New Zealand, China and other jurisdictions where we operate may render you unable to enforce a judgment against our assets or the assets of our directors and officers. There are uncertainties as to whether Cayman Islands courts would:

  •
  recognize or enforce against us, judgments of courts of the U.S. based on certain civil liability provisions of the U.S. securities laws; and

  •
  impose liabilities against us, in original actions brought in the Cayman Islands, based on certain civil liability provisions of the U.S. securities laws that are penal in nature.

        There is no statutory recognition in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will under certain circumstances recognize and enforce a non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the market price for our ADSs and trading volume could decline.

        The trading market for our ADSs will depend in part on the research and reports that securities or industry analysts publish about us or our industry. If research analysts do not establish and maintain adequate research coverage or if the analysts who cover us downgrade our ADSs or publish inaccurate or unfavorable research about our industry, the market price for our ADSs might decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ADSs to decline.

The depositary for our ADSs will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs if you do not vote at shareholders' meetings, except under limited circumstances, which could adversely affect your interests.

        Under the deposit agreement for the ADSs, if you do not give instructions for voting the Class A ordinary shares underlying your ADSs, the depositary will give us a discretionary proxy to vote those Class A ordinary shares at the shareholders' meeting unless:

  •
  we have failed to timely provide the depositary with a notice of meeting and related voting materials;

  •
  we have instructed the depositary that we do not wish a discretionary proxy to be given;

  •
  we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

  •
  a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

  •
  the voting at the meeting is to be made on a show of hands.

        The effect of this discretionary proxy is that you cannot prevent our Class A ordinary shares underlying your ADSs from being voted at the shareholder meeting, except under the circumstances described above. This may make it more difficult for shareholders to influence the management of our company. Holders of our Class B ordinary shares are not subject to this discretionary proxy.

The deposit agreement may be amended or terminated without your consent.

        We and the depositary may amend or terminate the deposit agreement without your consent. Such amendment or termination may be done in favor of our company. Holders of our ADSs are entitled to a prior notice in the event of a materially prejudicial amendment or termination thereof. If you continue to hold your ADSs after an amendment to the deposit agreement, you agree to be bound by the deposit agreement as amended. The deposit agreement may be terminated at any time upon a prior written notice. Upon the termination of the deposit agreement, our company will be discharged from all obligations under this deposit agreement except for its obligations to the depositary thereunder. See "Description of American Depositary Shares" for more information.

If we do not pay dividends in the future, you must rely on price appreciation of our ADSs for return on your investment.

        Our board of directors may from time to time declare dividends or authorize other distributions to our shareholders, subject to certain restrictions under the Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value after this offering or even maintain the price at which you purchase the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs. For more details of our dividend policy, please see the section titled "Dividend Policy."

You may not receive dividends or other distributions on our Class A ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

        To the extent that we decide to pay a dividend or make other distributions in the future, the depositary of our ADSs has agreed to pay to you such cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities underlying our ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if there are securities that require the registration under the Securities Act but such securities are not properly registered or distributed under an applicable exemption from the registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under the U.S. securities laws any ADSs, Class A ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, Class A ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our Class A ordinary shares or any value for them if it is illegal or impractical to make them available to you. These restrictions may cause a material decline in the value of our ADSs.

You may be subject to limitations on the transfer of your ADSs.

        Your ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may close its books from time to time for a number of reasons, including in connection with corporate events such as a rights offerings when the depositary needs to maintain an exact number of ADS holders on its books for a specified period. The depositary may also close its books in emergencies, and on weekends and public holidays in the United States. The depositary may refuse to deliver, transfer or register the transfers of our ADSs generally when our share register or the books of the depositary are closed, or at any time if we or the depositary think that it is advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason in accordance with the terms of the deposit agreement. As a result, you may be unable to transfer your ADSs when you wish to under these circumstances.

Our amended and restated memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders' opportunity to sell their shares, including Class A ordinary shares represented by the ADSs, at a premium.

        We will adopt the fourth amended and restated memorandum and articles of association effective immediately prior to the completion of this offering. Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that: authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and limit the ability of shareholders to requisition and convene general meetings of shareholders. Under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fourth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company. However, these provisions could still have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction.

Our management will have considerable discretion as to the use of the net proceeds from this offering and the Concurrent Private Placement and you may not agree with our management on these uses.

        As of December 31, 2018, our cash and cash equivalents were US$34.4 million. We estimate that we will receive net proceeds from this offering and the Concurrent Private Placement of approximately US$75.2 million, or approximately US$86.0 million if the underwriters exercise their over-allotment option in full, assuming the initial offering price is US$6.00 per ADS, the midpoint of the estimated initial public offering price range shown on the front cover page of this prospectus, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. We plan to use the net proceeds of this offering and the Concurrent Private Placement for purposes including but not limited to (i) general corporate matters, (ii) establishment of entities and application of operating licenses, (iii) satisfaction of increased capital adequacy requirements, and (iv) potential investments in various forms. However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering and the Concurrent Private Placement. The net proceeds may be used for corporate purposes that do not improve our efforts to maintain profitability or increase our share price. The net proceeds from this offering and the Concurrent Private Placement may be placed in investments that do not produce income or that lose value. For more details of our plan on how to use our proceeds, please see the section titled "Use of Proceeds."

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. investors of our ADSs or Class A ordinary shares.

        Depending upon the value of our ADSs and Class A ordinary shares and the nature and composition of our assets and income over time, we could be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. Based on the expected composition of our income and assets and the value of our assets, including goodwill, which is based in part on the expected price of our ADSs in this offering, we do not expect to be a PFIC for the taxable year ending December 31, 2019. Despite our expectation, there can be no assurance that we will not be a PFIC in the current taxable year or any future taxable year as PFIC status is tested each taxable year and will depend on the composition of our assets and income and the value of our assets in each such taxable year. Our PFIC status for the current taxable year 2019 will not be determinable until the close of the taxable year ending December 31, 2019.

        We will be classified as a PFIC for any taxable year if either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value of our assets (based on a quarterly value of the assets during the taxable year) is attributable to assets that produce or are held for the production of passive income. Passive income generally includes interest, and cash and loans are generally considered passive assets. In determining the average percentage value of our gross assets, the aggregate value of our assets will generally be deemed to be equal to our market capitalization (determined by the sum of the aggregate value of our outstanding equity) plus our liabilities. Accordingly, we could become a PFIC for the current or any future taxable year if our market capitalization were to decrease while we hold substantial cash, cash equivalents or other assets that produce or are held for the production of passive income such as loans to customers. In addition, we expect to increase our margin loan business (where we extend margin loans using our own capital rather than Interactive Brokers' capital) which will increase our passive interest income. Furthermore, we could also be a PFIC if we were not treated as the owner of our consolidated affiliated entities for U.S. tax purposes. Because there are uncertainties in the application of the relevant PFIC rules, it is possible that the Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, which could result in a determination that we were a PFIC for the current or subsequent taxable years.

        If we were a PFIC in any taxable year in which a U.S. investor holds our ADSs or Class A ordinary shares, the U.S. investor would generally be subject to additional taxes and interest charges on certain "excess" distributions we make and on the gain, if any, recognized on the disposition or deemed disposition of such U.S. investor's ADS or Class A ordinary shares, even if we are no longer a PFIC in the year of distribution or disposition. Moreover, such U.S. investor would also be subject to special U.S. tax reporting requirements. For more information on the U.S. tax consequences to certain U.S. investors that would result from our classification as a PFIC, see "Taxation—United States Federal Income Taxation—Passive Foreign Investment Company."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "likely to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

  •
  our goals and strategies;

  •
  our future business development, financial condition and results of operations;

  •
  expected changes in our revenues, costs or expenditures;

  •
  our expectations regarding the demand for and market acceptance of our services;

  •
  expected growth of our customers, including consolidated account customers;

  •
  competition in our industry; and

  •
  government policies and regulations relating to our industry.

        You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all the risk factors and uncertainties, nor can we assess the impact of all the factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

        You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        This prospectus contains certain data and information that we obtained from various government and private publications. The market data contained in this prospectus involve a number of assumptions, estimates and limitations. The brokerage services market and related markets in the relevant jurisdictions may not grow at the rates projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risks due to a variety of factors, including those described in "Risk Factors" and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering and the Concurrent Private Placement of approximately US$75.2 million, or approximately US$86.0 million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial offering price of US$6.00 per ADS, the midpoint of the range shown on the front cover page of this prospectus. A US$1.00 change in the assumed initial public offering price of US$6.00 per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease the net proceeds of this offering and the Concurrent Private Placement by US$13.1 million, or approximately US$14.9 million if the underwriters exercise their over-allotment option in full, assuming no change to the number of ADSs offered by us as set forth on the front cover page of this prospectus, and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

        The primary purposes of this offering are to create a public market for our shares for the benefit of all of our shareholders, retain talented employees by providing them with equity incentives, and obtain additional capital. We plan to use the net proceeds of this offering and the Concurrent Private Placement, as follows:

  •
  approximately 40% for general corporate purposes, which may include investment in product and technology research and development, sales and marketing activities, technology infrastructure, capital expenditures, and other general and administrative matters;

  •
  approximately 15% to set up entities and apply for operating licenses in multiple jurisdictions to expand our customer base and better serve them with global investment products;

  •
  approximately 15% to satisfy the increased capital adequacy requirements pursuant to the New Zealand Stock Exchange or regulators in other jurisdictions; and

  •
  approximately 30% for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

        The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering and the Concurrent Private Placement. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering and the Concurrent Private Placement differently than as described in this prospectus. See "Risk Factors—Risks Related to this Offering and Our ADSs—Our management will have considerable discretion as to the use of the net proceeds from this offering and the Concurrent Private Placement and you may not agree with our management on these uses."

        In utilizing the proceeds of this offering and the Concurrent Private Placement, we are permitted under the PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of the applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiary or make additional capital contributions to our PRC subsidiary to fund its capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals in a timely manner, if at all. See "Risk Factors—Risks Related to Our Corporate Structure—PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using proceeds we receive from this offering and the Concurrent Private Placement to make loans or additional capital contributions to our PRC subsidiaries."

        Pending the use of the net proceeds, we intend to hold our net proceeds in demand deposits or make investments including cash equivalents such as interest-bearing government securities.

 DIVIDEND POLICY

        We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares or the ADSs representing our Class A ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        We are a holding company incorporated in the Cayman Islands. We have not relied on and do not plan to rely principally on dividends from our New Zealand subsidiaries for our cash requirements, including any payment of dividends to our shareholders. Further, we have not received and do not plan receive dividends paid by our PRC subsidiaries. We have also not received and do not plan to receive dividends from our U.S. subsidiaries in the foreseeable future.

        Our board of directors has discretion as to whether to distribute dividends, subject to certain requirements of the Cayman Islands law. Under the Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the Class A ordinary shares underlying the ADSs to the depositary, as the registered holder of such ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including those on the deduction of the fees and expenses payable thereunder. See "Description of American Depositary Shares."

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2018:

  •
  on an actual basis;

  •
  on a pro forma basis to reflect (i) the automatic conversion of 1,112,071,965 outstanding Series Angel, A, B-1, B-2 and B-3 preferred shares into 1,112,071,965 Class A ordinary shares upon the completion of this offering on a one-for-one basis and (ii) the automatic conversion of 117,432,675 outstanding Series C and C-1 preferred shares into 119,590,467 Class A ordinary shares upon the completion of this offering, reflecting the anti-dilution adjustments to the conversion rate based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus; and

  •
  on a pro forma as adjusted basis to reflect (i) the automatic conversion of outstanding Series Angel, A, B-1, B-2 and B-3 preferred shares into 1,112,071,965 Class A ordinary shares immediately upon the completion of this offering on a one-for-one basis; (ii) the automatic conversion of outstanding Series C and C-1 preferred shares into 119,590,467 Class A ordinary shares upon the completion of this offering, reflecting the anti-dilution adjustment to the conversion rate based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, and (iii) the sale of 14,677,419 Class A ordinary shares in the Concurrent Private Placement and the sale of 195,000,000 Class A ordinary shares in the form of ADSs by us in this offering at an assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover page of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriters do not exercise the over-allotment option.

        You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

	As of December 31, 2018
	Actual	Pro forma	Pro forma as adjusted(1)
	US$ (in thousands)
Mezzanine Equity
Series A convertible redeemable preferred shares (US$0.00001 par value; 279,389,307 shares authorized, issued and outstanding on an actual basis, and none authorized or outstanding on a pro forma and pro forma as adjusted basis)	16,487	—	—
Series B-1 convertible redeemable preferred shares (US$0.00001 par value; 188,378,334 shares authorized, issued and outstanding on an actual basis, and none authorized or outstanding on a pro forma and pro forma as adjusted basis)	17,169	—	—
Series B-2 convertible redeemable preferred shares (US$0.00001 par value; 76,812,654 shares authorized, issued and outstanding on an actual basis, and none authorized or outstanding on a pro forma and pro forma as adjusted basis)	9,594	—	—
Series B-3 convertible redeemable preferred shares (US$0.00001 par value; 147,755,566 shares authorized, issued and outstanding on an actual basis, and none authorized or outstanding on a pro forma and pro forma as adjusted basis)	21,471	—	—
Series C convertible redeemable preferred shares (US$0.00001 par value; 205,991,949 shares authorized, 98,834,937 shares issued and outstanding on an actual basis, and none authorized or outstanding on a pro forma and pro forma as adjusted basis)	47,980	—	—
Subscriptions receivable from Series C convertible redeemable preferred shares	(800)	—	—
Series C-1 convertible redeemable preferred shares (US$0.00001 par value; 18,597,738 shares authorized, issued and outstanding on an actual basis, and none authorized or outstanding on a pro forma and pro forma as adjusted basis)	10,000	—	—
Redeemable non-controlling interest of sponsored fund	2,205	2,205	2,205

Total mezzanine equity	124,106	2,205	2,205

Shareholders' (deficit)/equity:
Ordinary shares
Class A ordinary shares (US$0.00001 par value; 3,144,831,053 shares authorized, 216,546,541 shares issued and outstanding on an actual basis, and 4,662,388,278 shares authorized, 1,448,208,973 shares issued and outstanding on a pro forma basis, and 4,662,388,278 shares authorized, 1,657,886,392 shares issued and outstanding on a pro forma as adjusted basis)	2	14	16
Class B ordinary shares (US$0.00001 par value; 518,507,295 shares authorized, 337,611,722 shares issued and outstanding on an actual basis, and 337,611,722 shares authorized, issued and outstanding on a pro forma and pro forma as adjusted basis)	3	3	3
Preferred shares
Series Angel convertible preferred shares (US$0.00001 par value; 419,736,104 shares authorized, issued and outstanding on an actual basis, and none authorized or outstanding on a pro forma and pro forma as adjusted basis)	4	—	—
Additional paid-in capital(2)	42,520	165,213	240,366
Subscriptions receivable	—	(800)	(800)
Accumulated deficit	(66,390)	(66,390)	(66,390)
Accumulated other comprehensive loss	(545)	(545)	(545)
Total stockholders' (deficit)/equity	(24,406)	97,495	172,650
Non-controlling interest	(1,472)	(1,472)	(1,472)
Total shareholders' (deficit)/equity	(25,878)	96,023	171,178

Total capitalization(3)	98,228	98,228	173,383

Notes:

(1)
The pro forma as adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders' equity and total capitalization following the completion of this offering and the Concurrent Private Placement are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.

(2)
Assuming the number of ADSs offered by us as set forth on the front cover page of this prospectus remains the same, and after deduction of underwriting discounts and commissions and the estimated offering expenses payable by us, a US$1.00 change in the assumed initial public offering price of US$6.00 per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease each of additional paid-in capital, total equity and total capitalization by US$13.1 million.

(3)
Total capitalization equals the sum of non-current liabilities (which was nil as of December 31, 2018), total mezzanine equity and total shareholders' (deficit)/equity.

 EXCHANGE RATE INFORMATION

        Substantially all of our revenues are denominated in U.S. dollars or Hong Kong dollars. However, a substantial portion of our costs and expenses are denominated in Renminbi and U.S. dollars. This prospectus contains translations of certain Renminbi and Hong Kong dollars amounts into U.S. dollars at specified rates. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.8755 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2018 and the translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were made at a rate of HK$7.83 to US$1.00, the exchange rate in effect as of December 31, 2018. We make no representation that any Renminbi, Hong Kong dollar, or U.S. dollar amounts could have been, or could be, converted into another currency of the three aforementioned, as the case may be, at any particular rate, the rates stated below, or at all. Transactions between the Hong Kong Monetary Authority and the agent bank responsible for storing and distributing the coins to the Hong Kong public are settled against U.S. dollars at the rate of HK$7.83 to US$1.00 and therefore Hong Kong dollar is pegged to U.S. dollar. The PRC government imposes controls over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on the foreign trade.

        The following table sets forth information concerning exchange rates between Renminbi and U.S. dollars for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you. For all dates and periods, the exchage rate refers to the exchange rate as set forth in the H.10 statistical release of the Federal Reserve Board.

	Exchange Rate
Period	Period End	Average(1)	Low	High
	(RMB per US$1.00)
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1412	6.2438	6.0537
2014	6.2046	6.1704	6.2591	6.0402
2015	6.4778	6.2869	6.4896	6.1870
2016	6.9430	6.6549	6.9580	6.4480
2017	6.5063	6.7350	6.9575	6.4773
2018
August	6.8300	6.8453	6.9330	6.8018
September	6.8680	6.8551	6.8880	6.8270
October	6.9737	6.9191	6.9737	6.8680
November	6.9558	6.9367	6.9558	6.8894
December	6.8755	6.8837	6.9077	6.8343
2019
January	6.6958	6.7863	6.8708	6.6958
February	6.6912	6.7367	6.7907	6.6822
March (through March 1)	6.7048	6.7048	6.7048	6.7048

Source: Federal Reserve Statistical Release.

Note:

(1)
Annual averages are calculated by using the average of the exchange rates on the last day of each month during the relevant year. Monthly averages are calculated by using the average of the daily rates during the relevant month.

 DILUTION

        Our net tangible book value as of December 31, 2018 was approximately US$0.18 per ordinary share and US$2.63 per ADS. Net tangible book value per ordinary share represents the amount of total consolidated tangible assets minus the amount of total consolidated liabilities divided by the total number of ordinary shares outstanding. Pro forma net tangible book value per ordinary share is calculated after giving effect to the automatic conversion of all of our outstanding preferred shares on a one-for-one basis and subject to anti-dilution adjustments set forth in the shareholders agreement. Dilution is determined by subtracting pro forma net tangible book value per ordinary share from the assumed public offering price per ordinary share. Because Class A ordinary shares and Class B ordinary shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding ordinary shares, including Class A ordinary shares and Class B ordinary shares.

        Without taking into account any other changes in such net tangible book value after December 31, 2018, other than to give effect to (i) our issuance and sale of 13,000,000 ADSs in this offering and the issuance and sale of 14,677,419 Class A ordinary shares through the Concurrent Private Placement, both calculated based on an assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, and (ii) the automatic conversion of all preferred shares into 1,231,662,432 Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the over-allotment option is not exercised), our pro forma as adjusted net tangible book value as of December 31, 2018 would have been US$0.09 per outstanding ordinary share, including ordinary shares underlying our outstanding ADSs, or US$1.30 per ADS. This represents an immediate decrease in net tangible book value of US$0.09 per ordinary share, or US$1.34 per ADS, to existing shareholders and an immediate dilution in net tangible book value of US$0.31 per ordinary share, or US$4.70 per ADS, to purchasers of ADSs in this offering and the Concurrent Private Placement. The following table illustrates such dilution:

Assumed initial public offering price per share	US$	0.40
Net tangible book value per share as of December 31, 2018	US$	0.18
Pro forma net tangible book value per ordinary share after giving effect to the automatic conversion of our outstanding preferred shares	US$	0.05
Pro forma net tangible book value per ordinary share as adjusted to give effect to the automatic conversion of our outstanding preferred shares, this offering and the Concurrent Private Placement	US$	0.09
Amount of dilution in net tangible book value per ordinary share to new investors in the offering and the Concurrent Private Placement	US$	0.31
Amount of dilution in net tangible book value per ADS to new investors in the offering and the Concurrent Private Placement	US$	4.70

        A US$1.00 change in the assumed public offering price of US$6.00 per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma as adjusted net tangible book value after giving effect to the offering by US$13.1 million, the pro forma as adjusted net tangible book value per ordinary share and per ADS after giving effect to this offering by US$0.01 per ordinary share and per US$0.10 ADS and the dilution in pro forma as adjusted net tangible book value per ordinary share and per ADS to new investors in this offering and the Concurrent Private Placement by US$0.06 per ordinary share and US$0.90 per ADS, assuming (i) no change to the number of ADSs offered by us as set forth on the front cover page of this prospectus, (ii) the issuance and sale of 14,677,419 Class A ordinary shares through the Concurrent Private Placement, calculated based on an assumed initial offering price of US$6.00 per ADS, the midpoint of the estimated initial public offering price range shown on the front cover page of this prospectus, and (iii) the automatic conversion of all preferred shares into 1,231,662,432 Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ADSs and other terms of this offering and the Concurrent Private Placement determined at pricing.

        The following table summarizes, on a pro forma basis as of December 31, 2018, the differences between the shareholders as of December 31, 2018 and the new investors with respect to the number of ordinary shares (in the form of ADSs or shares) purchased from us, the total consideration paid and the average price per ordinary share and per ADS paid before deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The total number of ordinary shares does not include ordinary shares underlying the ADSs issuable upon the exercise of the over-allotment option granted to the underwriters.

	Shares Purchased		Total Consideration (in thousands)
						Average Price Per Share		Average Price Per ADS
	Number	Percent	Amount		Percent
Existing shareholders	1,785,820,695	89.5%	US$	130,341	60.8%	US$	0.07	US$	1.09
New investors	209,677,419	10.5%	US$	83,871	39.2%	US$	0.40	US$	6.00

Total	1,995,498,114	100.0%	US$	214,212	100.0%

        A US$1.00 change in the assumed public offering price of US$6.00 per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease total consideration paid by new investors, total consideration paid by all shareholders, average price per ordinary share and average price per ADS paid by all shareholders by US$13.1 million, US$13.1 million, US$0.01 and US$0.10, respectively, assuming (i) no change to the number of ADSs offered by us as set forth on the front cover page of this prospectus, (ii) no change to the issuance and sale of 14,677,419 Class A ordinary shares through the Concurrent Private Placement, calculated based on an assumed initial offering price of US$6.00 per ADS, the midpoint of the estimated initial public offering price range shown on the front cover page of this prospectus and (iii) the automatic conversion of all preferred shares into 1,231,662,432 Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        The discussion and tables above also assume no exercise of any outstanding stock options outstanding as of the date of this prospectus. As of the date of this prospectus, there were 186,045,744 Class A ordinary shares issuable upon exercise of outstanding stock options and 14,800,000 Class A ordinary shares issuable upon the vesting of restricted share units, and there were 52,000,000 Class A ordinary shares available for future issuance upon exercise of future grants under our share incentive plans. To the extent that any of these options are exercised, there will be further dilution to new investors.

HISTORY AND CORPORATE STRUCTURE

Our History

        We are a Cayman Islands exempted company incorporated in January 2018. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares. For more details of the history of our securities issuances, please see "Description of Share Capital—History of Securities Issuances."

        We commenced our technology research and development in June 2014 through Ningxia Xiangshang Rongke Technology Development Co., LTD, or Ningxia Rongke.

        Ningxia Rongke acquired a New Zealand registered financial service provider, Tiger Holdings Group Limited, formerly known as Transaction Holdings (N.I.) Limited, in August 2015, which is currently wholly owned by one of Ningxia Rongke's subsidiaries. In August 2016, Ningxia Rongke acquired Top Capital Partners, also a registered financial service provider in New Zealand. Top Capital Partners is also accredited and approved by the New Zealand Stock Exchange, or the NZX, to provide investment advisory services in respect of transactions in NZX listed products. Substantially all of our revenues were generated from Tiger Holdings Group Limited in 2016 and 2017, and from Top Capital Partners in 2018.

Reorganization

        To facilitate foreign investment in our business, starting from early 2018, we began to establish an offshore holding structure for our company. As part of the efforts, we incorporated a Cayman Islands exempted company, UP Fintech Holding Limited, or our company, as our offshore holding company in January 2018. In February 2018, we established Up Fintech International Limited in Hong Kong, or Up Fintech HK, as our intermediate holding company, which in turn established our WFOEs, Ningxia Xiangshang Yixin Technology Co., LTD, or Ningxia Yixin, in May 2018, and Beijing Xiangshang Yixin Technology Co., LTD, or Beijing Yixin, in July 2018.

        To enable our effective control over the PRC operating entities and their subsidiaries including Top Capital Partners (at the time), Ningxia Yixin entered into variable interest entity, or VIE, contractual arrangements with Ningxia Rongke, and Beijing Yixin entered into substantially similar VIE arrangements with Beijing Xiangshang Yiyi Technology Co., LTD, or Beijing Yiyi, which we collectively refer to as our VIEs in this prospectus, and their respective shareholders. These contractual arrangements enable us to exercise effective control over our VIEs and their respective subsidiaries, receive substantially all of the economic benefits of such entities, and have an exclusive option to purchase all or part of the equity interests in and assets of them to the extent permitted by the applicable laws and regulations. For more details, please see "History and Corporate Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders."

        In June 2018, we formed a wholly-owned subsidiary Up Fintech Global Holdings Limited in British Virgin Islands, or BVI, first as the holding company to hold our wholly-owned U.S. entity, Tiger Fintech Holdings, Inc., or Tiger Fintech Holdings and later as the holding company to hold our subsidiaries in other jurisdictions. In August 2018, Tiger Fintech Holdings acquired 100% of the equity interests of Wealthn LLC, a registered investment advisor in the United States. Wealthn LLC provides investment advisory services for high-net-worth individuals, family offices and investment companies registered under the Investment Company Act of 1940 such as TigerShares Trust. In November 2018, Tiger Fintech Holdings completed the acquisition of 100% of the equity interests in US Tiger Securities, Inc. (formerly known as JFD Securities, Inc.), a U.S. registered broker-dealer.

        In July 2018, we established another wholly-owned subsidiary Xiangshang Upfintech Holding Limited, a BVI company, to hold other licensed operating companies including its wholly-owned operating entity in Singapore, Tiger Fintech (Singapore) Pte. Ltd., which was established in March

2018. In October 2018, Ningxia Rongke transferred all equity interests in Top Capital Partners to Tiger Fintech (Singapore) Pte. Ltd. As a result, Top Capital Partners is no longer held by our VIEs in China. In November 2018, Top Capital Partners acquired 100% of the equity interests in Fleming Funds Management Pty Ltd, which was established in Australia in January 2006 and has been authorized as a licensed financial services provider in Australia since July 2006.

        In September 2018, we established JV Uptech Holding Limited in BVI as a holding company to expand our business in Hong Kong. In October 2018, JV Uptech Holding Limited acquired 100% of the equity interests in Kastle Limited, which, in January 2019, was granted a license to carry on trust and company service business in Hong Kong. In January 2019, we acquired 100% equity interest of Tung Chi Consulting Limited, a licensed insurance broker in Hong Kong.

Corporate Structure

        The following diagram illustrates our corporate structure, including our significant subsidiaries, VIEs and our VIEs' subsidiaries, unless otherwise indicated, as of the date of this prospectus:

Notes:

(1)
We have ultimate control over the Cayman fund managing entities through Uptech Global Holding Limited's ownership of 100% of the equity interests or at least a majority of the equity interests in the same. The Cayman fund managing entities serve as our vehicles to manage offshore funds.

(2)
Ningxia Rongke was formerly known as Beijing Xiangshang Rongke Technology Development Co., Ltd., through which we commenced our technology research and development in June 2014. Our directors and shareholders control Ningxia Rongke, and Mr. Tianhua Wu, our Chief Executive Officer and director, and Mr. Ming Dong, our employee and shareholder, together own 100% of the equity interests in Beijing Yiyi.

(3)
We carry out activities including technology research and development and Internet services in China through our VIEs, Ningxia Rongke and Beijing Yiyi, and their subsidiaries.

(4)
The contractual arrangements include the Powers of Attorney, the Equity Pledge Contracts, the Exclusive Business Cooperation Agreements, and the Exclusive Option Contracts, the Commitment Letters and the Spouse Consent Letters as

  described in "History and Corporate Structure—Contractual Arrangements with the VIEs and Their Respective Shareholders."

(5)
The subsidiaries incorporated in Hong Kong of Tiger Technology Corporation Limited are in the process of dissolution, which therefore were omitted here.

Contractual Arrangements with the VIEs and Their Respective Shareholders

        We use contractual arrangements to control our VIEs due to restrictions or prohibitions on foreign ownership of Internet technology services and other related businesses in China. Although as early in 2021, the restrictions on the controlling stake of Internet technology service companies will be revoked, according to the Negative List (as defined elsewhere in this prospectus) that took effect on July 28, 2018, foreign investments in this business are still restricted by other qualifications and requirements under relevant regulations in China.

        Our WFOEs, Ningxia Yixin and Beijing Yixin, respectively, have the sole discretion to receive from the relevant VIE an annual service fee at an amount of at least 99% of the respective VIE's annual net profit. In addition, Ningxia Yixin and Beijing Yixin are entitled to receive certain fees for other technical services at the amount mutually agreed upon by Ningxia Yixin or Beijing Yixin and the respective VIE. Ningxia Yixin and Beijing Yixin did not collect any service fees from our VIEs in the last two fiscal years, and will make discretionary determinations on whether to collect services fees and on the amount of fees to be collected. We do not have unfettered access to Ningxia Yixin's, Beijing Yixin's and the respective VIEs' revenues due to PRC legal restrictions on the payment of dividends by PRC companies, foreign exchange control restrictions, and the restrictions on foreign investment, among others. For more details and risks related to our variable interest entity structure, please see "History and Corporate Structure—Contractual Arrangements with Our VIEs and Their Respective Shareholders" and "Risk Factors—Risks Related to Our Corporate Structure."

        As a result of our direct ownership in Ningxia Yixin and Beijing Yixin, and the contractual arrangements with the VIEs, we are regarded as the primary beneficiary of our VIEs, and we treat them as our consolidated affiliated entities under U.S. GAAP. We have consolidated the financial results of our VIEs in our consolidated financial statements in accordance with U.S. GAAP.

Agreements that provide us with effective control over the VIEs

        Powers of Attorney.    Pursuant to the Powers of Attorney dated December 17, 2018 among Ningxia Yixin and each of the shareholders of Ningxia Rongke, which restated and amended the version dated June 7, 2018, each of the shareholders of Ningxia Rongke irrevocably authorizes Ningxia Yixin to act as its attorney-in-fact to exercise all of its rights as a shareholder of Ningxia Rongke, including, but not limited to, the right to convene and attend shareholders' meetings, vote on any resolution that requires a shareholder vote, such as the sale, transfer, disposal and pledge of all or part of the equity interest owned by such shareholder, and decide on the appointment and removal of directors, supervisors and officers. Ningxia Yixin can assign or transfer under the aforementioned Powers of Attorney at its own discretion to any other person or entity without notice to or consent from any or all of the shareholders of Ningxia Rongke. The Power of Attorney will remain effective and irrevocable until such shareholder is no longer a shareholder of Ningxia Rongke.

        On October 30, 2018, Beijing Yixin and each of the shareholders of Beijing Yiyi entered into an Power of Attorney, which contain terms substantially similar to the Powers of Attorney executed by the shareholders of Ningxia Rongke described above.

        Exclusive Option Contracts.    Pursuant to the Exclusive Option Contract dated December 17, 2018, among Ningxia Yixin, Ningxia Rongke and each shareholder of Ningxia Rongke, which restated and amended the version dated June 7, 2018, the shareholders of Ningxia Rongke have irrevocably granted Ningxia Yixin an exclusive option to purchase all or part of their equity interests in Ningxia Rongke.

Ningxia Rongke has irrevocably granted Ningxia Yixin an exclusive option to purchase all or part of its assets. Ningxia Yixin or its designated person(s) may exercise such options at RMB10 or at the lowest price permitted under applicable PRC laws, whichever is higher. The shareholders of Ningxia Rongke undertake that, without Ningxia Yixin's prior written consent, they will not, among other things, (i) create any pledge or encumbrance on their equity interests in Ningxia Rongke, (ii) transfer or otherwise dispose of their equity interests in Ningxia Rongke, (iii) change Ningxia Rongke's registered capital, (iv) supplement, revise or amend Ningxia Rongke's articles of association, or (v) allow Ningxia Rongke to merge with any other entity. In addition, Ningxia Rongke undertakes that, without Ningxia Yixin's prior written consent, it will not, among other things, create any pledge or encumbrance on any of its assets, or enter into any material contracts (except in the ordinary course of business). The Exclusive Option Contract will remain effective for a term of ten years and renewable in accordance with the sole discretion of Ningxia Yixin.

        On October 30, 2018, Beijing Yixin and each shareholder of Beijing Yiyi entered into an Exclusive Option Contract which contain terms substantially similar to the Exclusive Option Contract described above.

        Spouse Consent Letters.    Pursuant to the Spouse Consent Letters dated December 17, 2018, the spouse of each married shareholder of Ningxia Rongke, which restated and amended the version dated June 7, 2018, unconditionally and irrevocably agreed not to assert any rights over the equity interest in Ningxia Rongke held by and registered in the name of their spouse. In addition, each of them agreed to be bound by the contractual arrangements described here if the spouse obtains any equity interest in Ningxia Rongke for any reason.

        On October 30, 2018, the spouse of each shareholder of Beijing Yiyi signed two Spouse Consent Letters, which contain terms substantially similar to the Spouse Consent Letters described above.

        Commitment Letters.    Pursuant to the Commitment Letters dated December 17, 2018, the shareholders of Ningxia Rongke, which restated and amended the version dated June 7, 2018, undertake that, when Ningxia Rongke exercises its options under the Exclusive Option Contracts, they will refund, without any conditions, any amount and fees to Ningxia Yixin which exceed the share purchase price provided in the Exclusive Option Contracts.

        On October 30, 2018, each of the shareholders of Beijing Yiyi executed a Commitment Letter, which contain terms substantially similar to the Commitment Letters described above.

        In the opinion of DaHui Lawyers, our PRC legal counsel:

  •
  the ownership structures of Ningxia Yixin, Beijing Yixin and our VIEs, both currently and immediately after giving effect to this offering, comply with all existing PRC laws and regulations; and

  •
  the contractual arrangements between Ningxia Yixin, Beijing Yixin, our VIEs and their respective shareholders governed by PRC laws and regulations are valid and binding, and will not result in any violation of PRC laws or regulations currently in effect.

Agreements that allow us to receive economic benefits from the VIEs

        Equity Pledge Contracts.    Pursuant to the Equity Pledge Contract dated December 17, 2018 among Ningxia Yixin, Ningxia Rongke and each shareholder of Ningxia Rongke, which restated and amended the version dated June 7, 2018, the shareholders of Ningxia Rongke have pledged 100% of the equity interests in Ningxia Rongke for the benefit of Ningxia Yixin. In the event of a breach by Ningxia Rongke or its any shareholder of contractual obligations under the Equity Pledge Contract, Ningxia Yixin, as pledgee, will have the right to dispose of the pledged 100% equity interests in Ningxia Rongke and will have priority in receiving the proceeds from such disposal.

        The shareholders of Ningxia Rongke also undertake that, without prior written consent of Ningxia Yixin, they will not dispose of, create or allow any encumbrance on the pledged equity interests and rights. Ningxia Rongke further undertakes that, there is no other pledge or any other encumbrance on the assets owned by it that will or is likely to affect Ningxia Yixin's pledged equity interests and rights, including but not limited to any transfer of intellectual property rights or transfer of any asset with a value exceeding RMB0.5 million (except in the ordinary course of business). Ningxia Rongke further undertakes that, without the prior written consent of Ningxia Yixin, they will not assist or allow any encumbrance to be created on the pledged equity interests. The Equity Pledge Contract will be effective until Ningxia Rongke and its shareholders fully perform their corresponding obligations therein.

        On October 30, 2018, Beijing Yixin, Beijing Yiyi and each shareholder of Beijing Yiyi entered into an Equity Pledge Contract, which contains terms substantially similar to the Equity Pledge Contract described above.

        We have completed the registration of the equity pledge of Ningxia Rongke and Beijing Yiyi under the Equity Pledge Contract with the State Administration for Market Regulation in accordance with the PRC Property Rights Law.

        Exclusive Business Cooperation Agreements.    Pursuant to the Exclusive Business Cooperation Agreement dated June 7, 2018 between Ningxia Yixin and Ningxia Rongke, Ningxia Yixin has the exclusive right to provide Ningxia Rongke with the consulting and technical services required by Ningxia Rongke's business. Without Ningxia Yixin's prior written consent, Ningxia Rongke may not accept any services subject to this Exclusive Business Cooperation Agreement from any third party. Ningxia Rongke agrees to pay Ningxia Yixin an annual service fee at an amount of no less than 99% of its net profit or the amount which is adjusted at any time at the sole discretion of Ningxia Yixin. Ningxia Yixin has the exclusive ownership of all the intellectual property rights created as a result of the performance of the Exclusive Business Cooperation Agreement, to the extent permitted by applicable PRC laws. Ningxia Rongke also undertakes that upon the request of Ningxia Yixin, it will assist Ningxia Yixin in the consummation of the assignment or transfer of the relevant intellectual property rights, including but not limited to entering into a transfer or license agreement at no or a nominal consideration as well as fulfilling the necessary registration. To guarantee Ningxia Rongke's performance of its obligations thereunder, its shareholders have pledged their equity interests in Ningxia Rongke to Ningxia Yixin pursuant to the Equity Pledge Contract. The Exclusive Business Cooperation Agreement will remain effective for a term of ten years and unconditionally renewable at the sole discretion of Ningxia Yixin.

        On October 30, 2018, Beijing Yixin and Beijing Yiyi entered into an Exclusive Business Cooperation Agreement, which contains terms substantially similar to the Exclusive Business Cooperation Agreement described above.

        However, our PRC legal counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may take a view that is contrary to the opinion of our PRC legal counsel. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of our VIEs are found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See "Risk Factors—Risks Related to Our Corporate Structure."

 SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

Selected Consolidated Financial Data

        The following selected consolidated statements of operations data for 2016, 2017 and 2018, selected consolidated balance sheets data as of December 31, 2017 and 2018 and selected consolidated cash flows data for 2016, 2017 and 2018 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods. You should read this Selected Consolidated Financial and Operating Data section together with our consolidated financial statements and the related notes and

"Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Selected Consolidated Statements of Operations Data:
Revenues:
Commissions	5,280	15,063	26,043
Financing service fees	131	1,797	6,442
Trading gains	—	—	339
Interest income	—	—	85
Other revenues	65	89	651

Total revenues	5,476	16,949	33,560

Operating cost and expenses:
Execution and clearing	—	(38)	(257)
Employee compensation and benefits (including share-based compensation)	(8,443)	(11,951)	(55,656)
Occupancy, depreciation and amortization	(729)	(1,168)	(2,622)
Communication and market data	(1,920)	(2,943)	(3,559)
Marketing and branding	(3,473)	(6,288)	(10,527)
General and administrative	(4,449)	(3,576)	(7,831)
Impairment of goodwill	(166)	—	—

Total operating cost and expenses	(19,180)	(25,964)	(80,452)

Other income/(expenses):
Foreign currency exchange gain/(loss)	314	(451)	542
Investment loss	(78)	—	—
Interest income of bank deposits	91	318	194
Others, net	4	37	(11)

Loss before income taxes	(13,373)	(9,111)	(46,167)

Income tax benefits	2,562	1,184	1,873

Net loss	(10,811)	(7,927)	(44,294)

Net loss attributable to non-controlling interests	(53)	(417)	(1,086)

Net loss attributable to UP Fintech Holding Limited	(10,758)	(7,510)	(43,208)

Net loss attributable to ordinary shareholders of UP Fintech Holding Limited	(10,758)	(7,510)	(43,208)

Net loss per share attributable to ordinary shareholders of UP Fintech Holding Limited:
Basic and diluted	(0.02)	(0.02)	(0.09)
Weight average shares used in calculating net loss per ordinary share:
Basic and diluted	443,814,916	443,814,916	506,393,198
Pro forma net loss per ordinary share:
Basic and diluted			(0.03)
Pro forma weighted average shares used in calculating net loss per ordinary share:
Basic and diluted			1,616,069,334

	As of December 31,
	2017	2018
	US$
	(in thousands)
Selected Consolidated Balance Sheets Data:
Assets:
Cash and cash equivalents	16,462	34,407
Cash—segregated for regulatory purpose	1,599	6,695
Term deposits	—	30,000
Receivables from customers	—	353
Receivables from brokers, dealers and clearing organizations	2,203	1,074
Financial instruments held, at fair value	—	6,436
Prepaid expenses and other current assets	3,437	5,803
Amounts due from related parties	4,436	18,138

Total current assets	28,137	102,906

Property, equipment and intangible assets, net	1,081	2,330
Long-term investments	2,187	2,387
Other non-current assets	—	1,255
Deferred tax assets	4,599	6,337

Total assets	36,004	115,215

Liabilities:
Payables due to customers	1,248	6,564
Accrued expenses and other current liabilities	6,802	10,423

Total liabilities	8,050	16,987

Total liabilities, mezzanine equity and deficit	36,004	115,215

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Selected Consolidated Cash Flows Data:
Net cash used in operating activities	(11,503)	(8,511)	(21,172)
Net cash provided by/(used in) investing activities	302	(3,670)	(35,124)
Net cash provided by financing activities	18,087	14,596	79,526
Increase in cash and cash equivalents	6,886	2,415	23,230
Effect of exchange rate changes	(651)	896	(189)
Cash and cash equivalents and cash—segregated for regulatory purpose, beginning of the year	8,515	14,750	18,061

Cash and cash equivalents and cash—segregated for regulatory purpose, end of the year	14,750	18,061	41,102

Selected Quarterly Results of Operations

        The following table sets forth our unaudited consolidated quarterly results of operations for each of the eight quarters from January 1, 2017 to December 31, 2018. You should read the following table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. We prepared this unaudited condensed consolidated quarterly financial data on the same basis as we prepared our audited consolidated financial statements. The unaudited quarterly condensed consolidated financial data include all adjustments, consisting only of normal and recurring adjustments, that our management considered necessary for a fair statement of our financial position and results of operations for the quarters presented.

	For the Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
	Unaudited
				US$
				(in thousands)
Revenues:
Commissions	2,166	3,229	4,424	5,244	6,625	5,182	7,154	7,082
Financing service fees	115	354	499	829	1,319	1,546	1,859	1,718
Trading gains	—	—	—	—	—	—	—	339
Interest income	—	—	—	—	4	8	20	53
Other revenues	—	14	60	15	49	128	152	322

Total revenues	2,281	3,597	4,983	6,088	7,997	6,864	9,185	9,514

Operating cost and expenses:
Execution and clearing	—	—	(7)	(31)	(23)	(34)	(104)	(96)
Employee compensation and benefits (including share-based compensation)(1)	(2,406)	(2,975)	(2,923)	(3,647)	(4,861)	(38,274)	(5,951)	(6,570)
Occupancy, depreciation and amortization	(219)	(245)	(299)	(405)	(522)	(650)	(786)	(664)
Communication and market data	(514)	(626)	(1,010)	(793)	(636)	(890)	(1,087)	(946)
Marketing and branding	(1,545)	(1,134)	(1,774)	(1,835)	(2,651)	(2,428)	(3,139)	(2,309)
General and administrative	(582)	(575)	(485)	(1,934)	(1,574)	(1,770)	(1,994)	(2,493)

Total operating cost and expenses:	(5,266)	(5,555)	(6,498)	(8,645)	(10,267)	(44,046)	(13,061)	(13,078)

Other income/(expense)
Foreign currency exchange (loss)/gain	(26)	(78)	(105)	(242)	(218)	445	282	33
Interest income of bank deposits	26	54	125	113	22	2	4	166
Others, net	—	38	—	(1)	(1)	—	(11)	1

Loss before income taxes	(2,985)	(1,944)	(1,495)	(2,687)	(2,467)	(36,735)	(3,601)	(3,364)

Income tax benefit	388	253	197	346	61	416	149	1,247

Net Loss	(2,597)	(1,691)	(1,298)	(2,341)	(2,406)	(36,319)	(3,452)	(2,117)

(1) share-based compensation expense by quarter	77	87	89	97	253	32,782	450	720

Selected Operating Data

Key Operating Data

        The following table presents key operating data as of the dates or for the periods indicated.

	As of and for the Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018
Number of registered users (in thousands)	77.3	198.0	281.3	368.4	448.9	525.7	604.3	712.6	865.2	1,043.2	1,392.6	1,580.3
Number of customer accounts (in thousands)	18.7	39.1	58.8	78.9	100.5	132.3	162.5	205.0	265.4	321.1	456.4	502.4
Number of customers with deposits (in thousands)	4.5	7.4	10.7	13.7	17.3	23.7	32.7	41.9	51.2	59.8	75.5	81.6
Number of trading customers (in thousands)	4.1	6.8	10.0	12.8	16.2	22.3	30.3	38.3	46.6	53.6	69.2	76.2	(3)
Total account balance(1)(4) (in US$ millions)	185.5	324.2	475.1	574.5	910.1	1,155.2	1,568.6	1,785.9	2,183.6	2,033.5	2,576.4	2,357.0
Trading volume(4) (in US$ millions)	1,363.3	3,495.1	5,085.7	6,393.9	12,494.0	13,988.4	17,125.7	19,687.8	28,302.6	21,395.3	32,628.3	36,895.2
Daily average trading volume(2)(4) (in US$ millions)	22.7	55.5	79.5	103.1	201.5	231.2	267.6	317.5	464.0	345.1	526.3	542.6

Notes:

(1)
Represents the total balance of all customers' deposits on our platform as of the respective date.

(2)
Calculated based on the average number of trading days during the period of the U.S. and Hong Kong exchanges.

(3)
As of December 31, 2018, 67,785 of our customers had conducted at least one trading transaction on our platform in the preceding 12 months.

(4)
Translated at a rate of RMB6.8755 to US$1.0000, or of HK$7.83 to US$1.00, respectively, as the case may be.

Non-GAAP Financial Measures

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures" for a description of the non-GAAP financial measures we consider and use in evaluating our business to review and assess our operating performance. The table below sets forth a reconciliation of these non-GAAP financial measures for the periods indicated:

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Net loss	(10,811)	(7,927)	(44,294)
Add: Share-based compensation	222	350	34,205
Impairment of goodwill	166	—	—

Adjusted net loss	(10,423)	(7,577)	(10,089)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled "Selected Consolidated Financial and Operating Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. See "Special Note Regarding Forward-Looking Statements."

Overview

        We are a leading online brokerage firm focusing on global Chinese investors. Our proprietary trading platform enables investors to trade in equities and other financial instruments on multiple exchanges around the world.

        We have developed an innovative brokerage platform for Chinese investors globally, which can easily be accessed through our APP and website. Our primary customers are Chinese investors living in and outside China. We offer our customers comprehensive brokerage and value-added services, including trade order placement and execution, margin financing, asset management services, quantitative trading API, account management, investor education, community discussion and customer support.

        We generate revenues primarily by charging our customers commission fees for trading of securities as well as earning interest income or financing service fees arising from or related to margin financing provided by ourselves or third parties to our customers to finance their trading activities.

        We have achieved substantial growth since we launched our platform in August 2015. Our total revenues were US$5.5 million, US$16.9 million and US$33.6 million in 2016, 2017 and 2018 respectively. We recorded net losses of US$10.8 million, US$7.9 million and US$44.3 million, in 2016, 2017 and 2018 respectively.

Reorganization

        We commenced our technology research and development in June 2014 through one of our VIEs, Ningxia Xiangshang Rongke Technology Development Co., Ltd., or Ningxia Rongke. To facilitate foreign investment in our business, starting from early 2018, we began to establish an offshore holding structure for our company. As part of the efforts, we incorporated UP Fintech Holding Limited in January 2018, which controls Ningxia Rongke and its subsidiaries through a series of contractual arrangements. See "History and Corporate Structure—Our History—Reorganization."

        In connection with the reorganization, in June 2018, UP Fintech Holding Limited issued Series Angel (in four tranches), Series A, Series B-1, and Series B-2 preferred shares to the shareholders of Ningxia Rongke or their affiliates or designees to replicate the corresponding Series Angel (in four tranches), Series A, Series B, and Series B+ equity interest with preferred rights issued by Ningxia Rongke prior to the reorganization. UP Fintech Holding Limited also adopted a new share incentive plan, or the 2018 Share Incentive Plan, to replicate and replace the equity incentive plan adopted by Ningxia Rongke in 2014.

Factors Affecting Our Results of Operations

        We believe our business and operating results are affected by general factors affecting the online brokerage industry focusing on global Chinese investors, which include economic and political conditions, broad trends in business and finance, changes in volume of securities transactions, changes in the markets in which such transactions occur and changes in how such transactions are processed, growth of private wealth of the worldwide Chinese communities, demand for global asset allocation among global Chinese investors as well as changes in the regulatory regime over the online brokerage industry. Unfavorable changes in any of these general financial and regulatory conditions, reduction in trading volume in the U.S. and Hong Kong stocks and other financial instruments, unfavorable currency fluctuations and volatility of the trading activity on exchanges in the United States and other countries could negatively affect demand for our services and materially and adversely affect our results of operations.

        In addition, we believe our results of operations are more directly affected by company specific factors, including the following major factors.

Our ability to maintain and expand our customer base globally, as well as to maintain and enhance customer engagement

        Our commissions largely depend on the number of customers on our trading platform and our customers' trading volume, which is the aggregate notional value of their transactions. The number of customers on our trading platform depends on the usability and popularity of our trading platform as well as the industry outlook of the online brokerage business. Our customers' trading volume is directly influenced by the demand for trading by individual investors, which is affected by the general social and economic conditions, as well as individual investors' preference for the choice of investment products. In addition, customers' trading activities are influenced by the trading price volatility of the relevant products.

        Additionally, we have a large and highly engaged customer base, which drives our revenue growth. Our ability to continue to effectively maintain and expand our customer base will affect the growth of our business and our revenues going forward. Our total customer accounts increased from 78,946 as of December 31, 2016 to 204,965 as of December 31, 2017 and further increased to 502,352 as of December 31, 2018. The significant increase in total customer accounts led to the rapid growth in our revenues, which increased by 209.5% from US$5.5 million in 2016 to US$16.9 million in 2017, and further increased by 98.0% to US$33.6 million in 2018. Furthermore, the level of customer engagement affects our commissions, interest income and financing service fees. Trading volume increased from US$16.3 billion in 2016 to US$63.3 billion in 2017 and further increased to US$119.2 billion in 2018. Our ability to expand our customer base, including expansion into new markets including the United States, Australia, Hong Kong, Singapore and India, as well as maintain and enhance customer engagement, depends on, among other things, our ability to continuously provide comprehensive and user-friendly online trading experience.

Our ability to earn commissions for brokerage services and interest income or financing service fees for margin financing

        We charge commission fees for the brokerage services we deliver to our customers. We also earn interest income or financing service fees arising from or related to margin financing provided by ourselves or third parties to our customers for trading activities. Our ability to earn commission fees, interest income or financing service fees largely depends on the number of customers on our trading platform and their trading volume. Additionally, our ability to extend margin financing to our customers largely depends on the amount of funds we can allocate internally and obtain from external sources, such as potential borrowings on revolving credit facilities. In connection with the significant growth in our consolidated account customers, we expect to generate more interest income from margin financing offered to our customers.

Our ability to effectively improve technology infrastructure and serve more consolidated accounts

        Our technology infrastructure and compliance capabilities are critical for us to offer high quality products and services as well as to retain and attract users and customers. They also enable us to facilitate secure, fast and cost-efficient financial transactions on our platform. We must continue to upgrade and expand our technology infrastructure and to strengthen our compliance system to keep pace with the growth of our business and to develop new features and services for our users and customers. With the continuous improvement of our technology infrastructure and compliance capabilities, we are able to serve more consolidated accounts. In 2016 and 2017, all or substantially all of the accounts on our trading platform were fully disclosed accounts pursuant to which we record commissions after Interactive Brokers deducted the execution and clearing expenses and returned the rest of the commission fees to us. In 2018, a rapid growth was witnessed in the number of consolidated accounts. In connection with the growth of consolidated accounts, we expect our revenues to increase because the revenues for consolidated accounts are recognized on a gross basis including the full amount paid by customers while the revenues for fully disclosed accounts are recognized on a net basis after deducting the execution and clearing expenses paid to Interactive Brokers. On the other hand, we expect our operating costs and expenses to increase as well due to the increase in execution and clearing expenses paid to Interactive Brokers. We also expect cash segregated for regulatory purposes and payables due to customers on our balance sheet to increase significantly as a result of such growth. We will invest more resources on customer verification, record keeping, compliance and trading-related functions for consolidated accounts whereas Interactive Brokers has been responsible for certain of these functions for fully disclosed accounts. Our ability to serve more consolidated accounts, depends on, among other things, our ability to support all aspects of customer verification, record keeping and compliance functions using our technology and human resources.

Our ability to develop a diverse customer base and offer new and innovative products and services

        Historically, we generated a significant portion of revenues through the provision of online brokerage services including commissions for execution of trades and interest income or financing service fees arising from or related to margin financing for our customers. Key success factors of the online brokerage industry include expansion of products and services that add value to customers, acquisition of licenses in different jurisdictions and enhancement of user experience. To this end, we intend to continue strengthening the innovation, security, efficiency and effectiveness of our brokerage services, including our user-friendly interface, comprehensive functionalities and customer service capabilities. Particularly, we intend to expand our service offerings to small and medium-sized institutional customers and increase the proportion of revenues generated from them. We have developed customized application programming interface, or API, for our institutional customers. As institutional customers tend to trade more consistently and demand a wider spectrum of services as compared to individual investors, we strive to foster long-term partnerships with them and to grow our revenue streams substantially as a result of greater number of institutional customers utilizing our trading platform and services.

        We also plan to continue integrating value-added services, including asset management and wealth management services as well as institutional and corporate services to improve popularity and enhance customer stickiness and increase revenue streams. We aim to provide asset management and wealth management services to a greater number of high net worth individuals as well as institutional and corporate customers. As we create more types of asset management and wealth management services, we expect to attract more institutional and corporate customers to engage us to provide such services and in turn generate more revenues. Our ability to develop institutional and corporate customers principally depends on the quality of our products and services as well as our brand equity. We expect our operating cost and expenses to continue to increase as we provide more innovative and effective products and services.

Our ability to operate in a cost-effective manner

        Our ability to control costs and expenses relating to our operations affects our profitability. With the expansion of our business, we expect our operating cost and expenses to continue to increase, including employee compensation and benefits, marketing and branding and other costs and expenses. The salary level in the fintech industry in and outside China has generally increased in recent years, and we offer competitive wages and other benefits to recruit and retain quality professionals. Employee compensation and benefits increased from US$8.4 million in 2016 to US$12.0 million in 2017, and further increased to US$55.7 million in 2018. In addition, we utilize various marketing tools, including branding on online channels, collaborating with business partners, hosting branding events and circulating branding materials, to attract new customers, retain our existing customers and increase our revenues. Our marketing and branding expenses were US$3.5 million, US$6.3 million and US$10.5 million in 2016, 2017 and 2018, respectively, accounting for 63.4%, 37.1% and 31.4%, respectively, of our total revenues for the same periods. Despite the increases in operating cost and expenses, the marginal costs for the business expansion have been decreasing and the growth of our revenues has greatly outpaced the increase in operating cost and expenses.

Key Financial and Operating Metrics

        We regularly review a number of metrics to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The principal metrics we consider are set forth in the two tables below.

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Total revenues	5,476	16,949	33,560
Total operating cost and expenses	(19,180)	(25,964)	(80,452)
Other income/(expenses)	331	(96)	725

Loss before income taxes	(13,373)	(9,111)	(46,167)
Income tax benefits	2,562	1,184	1,873

Net loss	(10,811)	(7,927)	(44,294)

        The following table presents key operating data as of the dates or for the periods indicated.

	As of and for the Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018
Number of registered users (in thousands)	77.3	198.0	281.3	368.4	448.9	525.7	604.3	712.6	865.2	1,043.2	1,392.6	1,580.3
Number of customer accounts (in thousands)	18.7	39.1	58.8	78.9	100.5	132.3	162.5	205.0	265.4	321.1	456.4	502.4
Number of customers with deposits (in thousands)	4.5	7.4	10.7	13.7	17.3	23.7	32.7	41.9	51.2	59.8	75.5	81.6
Number of trading customers (in thousands)	4.1	6.8	10.0	12.8	16.2	22.3	30.3	38.3	46.6	53.6	69.2	76.2	(3)
Total account balance(1)(4) (in US$ millions)	185.5	324.2	475.1	574.5	910.1	1,155.2	1,568.6	1,785.9	2,183.6	2,033.5	2,576.4	2,357.0
Trading volume(4) (in US$ millions)	1,363.3	3,495.1	5,085.7	6,393.9	12,494.0	13,998.4	17,125.7	19,687.8	28,302.6	21,395.3	32,628.3	36,895.2
Daily average trading volume(2)(4) (in US$ millions)	22.7	55.5	79.5	103.1	201.5	231.2	267.6	317.5	464.0	345.1	526.3	542.6

Notes:

(1)
Represents the total balance of all customers' deposits on our platform as of the respective date.

(2)
Calculated based on the average number of trading days during the period of the U.S. and Hong Kong exchanges.

(3)
As of December 31, 2018, 67,785 of our customers had conducted at least one trading transaction on our platform in the preceding 12 months.

(4)
Translated at a rate of RMB6.8755 to US$1.0000, or of HK$7.83 to US$1.00, respectively, as the case may be.

Non-GAAP Financial Measures

        In evaluating our business, we consider and use adjusted net loss as a supplemental measure to review and assess our operating performance. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. We define adjusted net loss as net loss excluding share-based compensation and impairment of goodwill. Such adjustments have no impact on income tax.

        We present these non-GAAP financial measures because it is used by our management to evaluate our operating performance and formulate business plans. Adjusted net loss enables our management to assess our operating results without considering the impact of share-based compensation and impairment of goodwill. We also believe that the use of these non-GAAP financial measures facilitate investors' assessment of our operating performance.

        These non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as an analytical tool. One of the key limitations of using adjusted net loss is that they do not reflect all items of income and expense that affect our operations. Share-based compensation and impairment of goodwill have been and may continue to be incurred in our business and are not reflected in the presentation of adjusted net loss. Further, these non-GAAP financial measures may differ from the non-GAAP financial information used by other companies, including peer companies, and therefore their comparability may be limited.

        These non-GAAP financial measures should not be considered in isolation or construed as alternatives to total operating expenses, net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review these historical non-GAAP financial measures in light of the most directly comparable GAAP measures, as shown below. These non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting the usefulness of such measures when analyzing our data comparatively. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

        The table below sets forth a reconciliation of these non-GAAP financial measures for the periods indicated:

	For the Years Ended December 31,
	2016	2017	2018
	US$
	(in thousands)
Net loss	(10,811)	(7,927)	(44,294)
Add: Share-based compensation	222	350	34,205
Impairment of goodwill	166	—	—

Adjusted net loss	(10,423)	(7,577)	(10,089)

Key Components of Results of Operations

Revenues

        Our revenues consist of commissions, financing service fees, trading gains, interest income, and other revenues. The following table sets forth the breakdown of our total revenues, both in absolute amount and as a percentage of our total revenues, for the years indicated:

	For the Years Ended December 31,
	2016		2017		2018
	US$	%	US$	%	US$	%
	(in thousands except for percentages)
Revenues:
Commissions	5,280	96.4	15,063	88.9	26,043	77.6
Financing service fees	131	2.4	1,797	10.6	6,442	19.2
Trading gains	—	—	—	—	339	1.0
Interest income	—	—	—	—	85	0.3
Other revenues	65	1.2	89	0.5	651	1.9

Total revenues	5,476	100.0	16,949	100.0	33,560	100.0

Commissions

        We earn commissions from the brokerage services we deliver for customers' fully disclosed accounts and consolidated accounts. See "Business—Our Core Products and Services—Brokerage Services—Types of Accounts." In 2016 and 2017, respectively, all and substantially all of commissions were generated from fully disclosed accounts on our platform. We charge commission fees based on the amount of transaction volume, or the number of shares, lots or contracts in each order, which generally vary in accordance with the type of products or services, timing of account activation, eligibility for discounts and other factors. In 2016, 2017 and 2018, the average rate of commissions over trading volume was 0.0323%, 0.0238% and 0.0272%, respectively, which is the ratio of the total commissions to the total trading volume in the same period. The gradual decrease in the average commission rates was primarily driven by the industry-wide decrease in commission rates.

        Pursuant to the agreement with our primary clearing agent, Interactive Brokers, we receive a portion of commission fees paid by our customers every time Interactive Brokers executes and clears a trade order. For consolidated accounts, we receive commissions from customers and pay the execution and clearing fees to our clearing agents. For fully disclosed accounts, every time Interactive Brokers executes and clears a trade, it collects the commissions, deducts a certain portion as execution and clearing fees and returns the rest of the commissions to us.

Financing service fees

        Financing service fees include fees Interactive Brokers paid to us regarding the margin financing provided by Interactive Brokers to our fully disclosed account customers for trading purposes. We generally charge a specific rate above the interest rate of the margin loan or funding from the clearing agents. In 2016, 2017 and 2018, the average annualized rate of financing service fees over the average balance of the margin loans provided by the clearing agents was 0.13%, 0.39% and 0.87%, respectively. Such increase was primarily due to our adjustment to the financing service fee rates in 2017 and 2018.

Trading gains/(losses)

        Trading gains and losses are comprised of settled future contracts recorded on trade date as well as changes in the fair value of financial instruments held at fair value which include stock investments under our ETF and outstanding future contracts for the purpose of hedging the long position of the ETF.

Interest income

        We earn interest income from the loans we extend to our consolidated account customers for margin purposes. In 2018, interest rate of margin loans provided by us to the consolidated account customers on our platform was 4.6% and 5.5% for loans in USD and HKD, respectively.

Other revenues

        We earn other revenues primarily in connection with our new share subscription services as an introducing broker in relation to initial public offerings and our technical services, financial advisory and promotion services rendered to the customers.

Operating Cost and Expenses

        The following table sets forth our operating cost and expenses, both in absolute amount and as a percentage of total revenues, for the years indicated:

	For the Years Ended December 31,
	2016		2017		2018
	US$	%	US$	%	US$	%
	(in thousands except for percentages)
Execution and clearing	—	—	38	0.2	257	0.8
Employee compensation and benefits (including share-based compensation)	8,443	154.2	11,951	70.5	55,656	165.8
Occupancy, depreciation and amortization	729	13.3	1,168	6.9	2,622	7.8
Communication and market data	1,920	35.1	2,943	17.4	3,559	10.6
Marketing and branding	3,473	63.4	6,288	37.1	10,527	31.4
General and administrative	4,449	81.3	3,576	21.1	7,831	23.3
Impairment of goodwill	166	3.0	—	—	—	—

Total operating cost and expenses	19,180	350.3	25,964	153.2	80,452	239.7

Execution and clearing

        Execution and clearing expenses primarily include the fees we pay to clearing agents to execute and clear trades. We only incur execution and clearing expenses for consolidated accounts as we pay a certain portion of the commissions we collect from our customers to clearing agents as execution and clearing expenses. We do not incur execution and clearing expenses for fully disclosed accounts as the revenue is recognized on a net basis. We expect that our execution and clearing expenses will increase in absolute amount and as a percentage of total revenues as we expand our brokerage business and serve more consolidated accounts.

Employee compensation and benefits

        Employee compensation and benefits expenses include salaries, wages, bonuses, share-based compensation and other benefits for all employees. Our employee compensation and benefits expenses also include salaries, wages, bonuses and other benefits we pay to employees who are in our research and development department, which represent substantially all of our research and development expenses. Research and development expenses primarily consist of salaries and benefits for research and development personnel associated with our research and development activities, which incurred in the development of our proprietary trading platform, back-end technology and customer relationship management system.

Occupancy, depreciation and amortization

        Occupancy expenses consist primarily of rental payments on office and data center leases and related occupancy costs, such as utilities. Depreciation and amortization expenses result from the depreciation of fixed assets, such as electronic equipment and office equipment, as well as leasehold improvements.

Communication and market data

        Communication and market data expenses are primarily related to the fees we pay to stock exchanges and third parties, including the Nasdaq, New York Stock Exchange, Hong Kong Stock Exchange and Shanghai Stock Exchange, to subscribe for market data and news. These expenses also include bandwidth fees, expenses to acquire or maintain servers and data centers as well as other expenses relating to the telecommunication infrastructure.

Marketing and branding

        Marketing and branding expenses consist primarily of advertising and promotion expenses, payments to business partners pursuant to the revenue-sharing arrangements, customer referral fees and other expenses associated with our marketing and branding activities.

General and administrative

        General and administrative expenses primarily consist of intermediary service expenses, travelling expenses, business entertainment expenses and miscellaneous expenses relating to our facilities and other administrative expenses. Intermediary service fees primarily consist of fees we pay our professional service providers including our lawyers, accountants and consultants.

Impairment of goodwill

        Impairment of goodwill represents the impairment of the excess in carrying amount over the fair value of identifiable net assets acquired in business combinations.

Other Income/(expenses)

        The following table sets forth our other income or expense, both in absolute amount and as a percentage of total revenues, for the years indicated:

	For the Years Ended December 31,
	2016		2017		2018
	US$	%	US$	%	US$	%
	(in thousands except for percentages)
Foreign currency exchange gain/(loss)	314	5.7	(451)	(2.7)	542	1.6
Investment loss	(78)	(1.4)	—	—	—	—
Interest income of bank deposits	91	1.7	318	1.9	194	0.6
Others, net	4	0.1	37	0.2	(11)	(0.0)

Other income/(expenses)	331	6.1	(96)	(0.6)	725	2.2

Foreign currency exchange gain/(loss)

        Foreign currency exchange gain or loss represents the gain or loss derived mainly from the changes in exchange rates of Renminbi to U.S. dollars and various other currencies.

Investment loss

        Investment loss represents the loss recorded for the disposal of long-term investments.

Interest income of bank deposits

        Interest income of bank deposits represents interest earned on cash and cash equivalents, cash segregated for regulatory purpose and term deposits.

Loss before income taxes

        The following table sets forth our loss before income taxes, both in absolute amount and as a percentage of our total revenues, for the years indicated.

	For the Years Ended December 31,
	2016		2017		2018
	US$	%	US$	%	US$	%
	(in thousands except for percentages)
Total revenues	5,476	100.0	16,949	100.0	33,560	100.0
Total operating cost and expenses	(19,180)	(350.3)	(25,964)	(153.2)	(80,452)	(239.7)
Other income/(expenses)	331	6.1	(96)	(0.6)	725	2.2

Loss before income taxes	(13,373)	(244.2)	(9,111)	(53.8)	(46,167)	(137.5)

Taxation

Cayman Islands

        We are not subject to income or capital gains tax under the current laws of the Cayman Islands. There are no other taxes likely to be material to us levied by the government of the Cayman Islands.

British Virgin Islands

        Our subsidiaries incorporated in the BVI are not subject to income or capital gains tax under the current laws of the BVI. There are no other taxes likely to be material to us levied by the government of the BVI.

New Zealand

        Our subsidiaries incorporated in New Zealand are subject to an income tax rate of 28% for taxable income earned in New Zealand. New Zealand does not impose a withholding tax on dividends for resident companies.

Hong Kong

        Our subsidiaries incorporated in Hong Kong were subject to Hong Kong profits tax at a rate of 16.5% for taxable income earned in Hong Kong before April 1, 2018. Starting from the financial year commencing on April 1, 2018, the two-tiered profits tax regime took effect, under which the tax rate is 8.2% for assessable profits on the first HK$2 million and 16.5% for any assessable profits in excess of HK$2 million. Hong Kong does not impose a withholding tax on dividends. In 2016, 2017 and 2018, we did not incur any profits tax as there was no estimated assessable profit that was subject to Hong Kong income tax.

Singapore

        Our subsidiaries incorporated in Singapore are subject to an income tax rate of 17% for taxable income earned in Singapore. Singapore does not impose a withholding tax on dividends for resident companies. In 2016, 2017 and 2018, we did not incur any income tax as there was no estimated assessable profit that was subject to Singapore income tax.

Australia

        Our subsidiary incorporated in Australia is subject to an income tax rate of 27.5% for taxable income earned in Australia. Australia does not impose a withholding tax on dividends for resident companies. In 2016, 2017 and 2018, we did not incur any income tax as there was no estimated assessable profit that was subject to Australia income tax.

United States

        Our subsidiaries incorporated in the United States are subject to income tax at a rate up to 35% for taxation income earned in the United States. On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law making significant changes to the Internal Revenue Code. Changes include a reduction in the federal corporate tax rates, changes to operating loss carry-forwards and carrybacks, and a repeal of the corporate alternative minimum tax. This legislation reduces the U.S. federal corporate income tax rates, to which our subsidiaries incorporated in the United States are subject, from a maximum of 35% to 21%.

China

        Our PRC subsidiaries and our VIEs, which are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards, the EIT Law. Under the EIT Law, the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. In addition, the EIT Law and its implementing rules permit qualified "State-encouraged High-new Technologies Company," or the HNTE, to enjoy a reduced 15% EIT rate. One of our VIEs' subsidiaries, Beijing U-Tiger Business Service Co., Ltd., obtained the qualification certificate of high and new technology enterprise under the EIT Law in 2017, subject to the tax rate of 15% with a valid period of three years starting from December 2017. Our other subsidiaries, VIEs and VIEs' subsidiaries incorporated in China are subject to income tax rate of 25%, according to EIT Law.

        In addition, our VIEs and VIEs' subsidiaries are subject to value-added taxes, or VAT, on the services they provide at the rate of 6% or 3%, depending on whether the entity is a general taxpayer or small-scale taxpayer, plus related surcharges, less any deductible VAT they have already paid or borne.

        Dividends paid by our wholly foreign-owned subsidiaries, or WFOEs in China to our intermediary holding companies in Hong Kong will be subject to a withholding tax rate of 10%, unless they qualify for a special exemption. If our intermediary holding companies in Hong Kong satisfy all the requirements under the Double Taxation Arrangement and receive the approval from the relevant tax authority, the dividends paid to them by our WFOEs in China will be subject to a withholding tax rate of 5% instead. See "Risk Factors—Risks Related to Doing Business in China—We may not be able to obtain certain tax benefits for dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries."

        If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a "resident enterprise" under the EIT Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See "Risk Factors—Risks Related to Doing Business in China—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, or the EIT Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability."

Critical Accounting Policies, Judgments and Estimates

        An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

        We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

        The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Consolidation of Variable Interest Entities

        The PRC government limits foreign ownership in PRC companies that operate Internet technology services and related business in China. Specifically, foreign investors are not allowed to own a controlling stake in any entity offering Internet technology services.

        In order to comply with these regulations, we control our entities in China through two sets of contractual arrangements entered into among our WFOEs, Ningxia Yixin and Beijing Yixin, their respective VIEs and each VIE's shareholders.

        Pursuant to such contractual arrangements, Ningxia Yixin and Beijing Yixin are obligated to absorb a majority of the risk of loss and receive a majority of the residual returns from the VIEs' activities. Such arrangements also enable us to direct the activities that most significantly affect the economic performance of the VIEs. Based on these contractual arrangements, we consolidate the VIEs as required by relevant rules, because we hold all the variable interests of the VIEs and are the primary beneficiary of the VIEs. In addition to the contractual arrangements with the various PRC companies, we also hold variable interest in a sponsored fund. Our evaluation that we are the primary beneficiary of the fund is based on the relative portion of our beneficial interest within the shareholding structure of the fund and whether we have the power to direct the activities that most significantly affect the fund's economic performance. We will reevaluate the initial determination of whether a legal entity is a consolidated affiliated entity when certain events occurs. We will also continuously reevaluate whether we are the primary beneficiary of our VIEs as facts and circumstances change. See "Risk Factors—Risks Related to Our Corporate Structure."

Revenue recognition

Commissions

        Commissions earned for our online brokerage business in customers' consolidated accounts and fully disclosed accounts are accrued on a trade date basis and are reported as commissions in the consolidated statements of operations.

  •
  Consolidated accounts.  According to the attributes of transactions under the consolidated accounts, we provide brokerage service for our customers and therefore recognize the full amount of the commission fees we charge as revenue.

  •
  Fully disclosed accounts.  According to the attributes of transactions under the fully disclosed accounts, we provide the agreed services to our customers in facilitating the trades and recognize a portion of the commission fees collected from our clearing agent as revenue, net of clearing cost and execution cost of the trades.

Financing service fees

        Financing service fees include fees paid by Interactive Brokers to us regarding the margin financing provided by Interactive Brokers to our fully disclosed account customers for trading purposes.

Interest income

        We earn interest income from the margin financing provided by us to our consolidated account customers for trading purposes.

Trading gains/(losses)

        Trading gains and losses are comprised of settled future contracts recorded on trade date as well as changes in the fair value of financial instruments held at fair value which include stock investments under our ETF and outstanding future contracts for the purpose of hedging the long position of the ETF.

Other revenues

        We earn other revenues primarily in connection with our new share subscription services as an introducing broker in relation to initial public offerings and our technical services, financial advisory and promotion services rendered to our customers.

Income taxes

        Current income taxes are provided for in accordance with the laws of the relevant tax authorities. We recognize deferred income taxes when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. We determine income tax expense (benefit) and deferred tax expense (benefit) based on our interpretation of the tax laws in various jurisdictions where we conduct business. Valuation allowances against certain deferred tax assets affect our management's assessment of realizability within those specific jurisdictions. We change our estimate based on changes in tax rate, business operations, the expiration of relevant tax benefits, and etc. Deferred tax assets are reduced by a valuation allowance when, in the opinion of our management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized.

        We account for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when we believe that it is more-likely-than-not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. We recognize interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Share-based compensation

        We account for any share option or other grants made pursuant to the 2014 share incentive plan of Ningxia Rongke, our VIE in China, which has been replaced by the UP Fintech Holding Limited Share Incentive Plan in 2018, or the 2018 Share Incentive Plan, in accordance with ASC 718 (Accounting for stock-based compensation).

        We have elected to recognize compensation expenses using the straight-line method for all employee equity awards granted with graded vesting provided that the amount of compensation cost recognized at any date is at least equal to the portion of the grant-date value of the options that are vested at that date, over the requisite service period of the award, which is generally the vesting period of the award.

Share options

        We recognized share-based compensation expenses relating to share options of US$0.2 million, US$0.3 million and US$1.5 million in 2016, 2017 and 2018, respectively.

        As of December 31, 2018, total unrecognized share-based compensation expense relating to these share options was US$6.0 million. The expense is expected to be recognized over a weighted-average period of 3.25 years.

	Options outstanding	Weighted average exercise price		Aggregate intrinsic value
	(in thousands except for weighted average exercise price)
Outstanding on January 1, 2016	67,590	US$	0.00001	US$	1,284
Granted	24,615	US$	0.00001
Forfeited	(385)	US$	0.00001

Outstanding as of December 31, 2016	91,820	US$	0.00001	US$	3,121

Granted	11,400	US$	0.01782
Forfeited	(45)	US$	0.00001

Outstanding as of December 31, 2017	103,175	US$	0.00199	US$	15,993

Granted	33,608	US$	0.06138

Forfeited	(755)	US$	0.00001

Outstanding as of December 31, 2018	136,028	US$	0.01666	US$	74,861

        The fair value of the options granted was estimated on the date of grant with the assistance of an independent third-party appraiser, and was determined using a binomial model with the following assumptions:

	January 4, 2016	April 1, 2016	October 1, 2016	January 1, 2017	April 1, 2017	July 1, 2017	October 1, 2017	January 1, 2018	April 1, 2018	July 1, 2018	October 1, 2018
Fair value per ordinary share at grant date (US$)(1)	0.019	0.023	0.030	0.034	0.039	0.044	0.059	0.147	0.235	0.323	0.405
Exercise price (US$)(2)	0.00001	0.00001	0.00001	0.00001	0.0001 - 0.035	0.04	0.0001 - 0.04	0.0001 - 0.04	0.0001 - 0.14	0.0001 - 0.14	0.0001 - 0.20
Expected volatility(3)	39%	39%	39%	39%	39%	39%	39%	38%	38%	38%	35.0%
Contractual life(4)	10 years	10 years	10 years	10 years	10 years	10 years	10 years	10 years	10 years	10 years	10 years
Risk-free interest rate(5)	3.0%	2.5%	2.3%	3.2%	3.1%	3.0%	3.0%	3.1%	3.5%	3.6%	3.8%
Expected dividend(6)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Notes:

(1)
Fair value per ordinary share at grant date.    The estimated fair value of the ordinary shares underlying the options as of the respective valuation dates was determined based on a retrospective valuation. When estimating the fair value of the ordinary shares on the valuation dates, our management has considered a number of factors, including the result of a third-party appraisal and our equity transactions, while taking into account standard valuation methods and the achievement of certain events. The fair value of the ordinary shares in connection with the option grants on the valuation dates was determined with the assistance of an independent third-party appraiser.

(2)
Exercise price.    The exercise price of the options was determined by our board of directors.

(3)
Expected volatility.    The expected volatility of the underlying ordinary shares during the life of the options was estimated based on the average historical volatility of comparable companies for the period before the valuation date with lengths equal to the life of the options.

(4)
Contractual life.    The contractual life of the share options was the period between the grant date and the expiry date.

(5)
Risk-free interest rate.    Risk-free interest rate is estimated based on yield to maturity of U.S. Treasury Bonds denominated in U.S. dollars with maturity term close to the life of the options plus country risk premium of PRC at the option valuation date.

(6)
Expected dividend.    We do not expect to declare any dividends in the foreseeable future.

        Determining the fair value of the share options required us to make complex and subjective judgments, assumptions and estimates, which involve inherent uncertainty. Had we used different assumptions and estimates, the resulting fair value of the share options and the resulting share-based compensation expenses could have been different.

Restricted share units and Class B ordinary shares

        On October 1, 2016, April 1, 2018 and October 1, 2018, we granted 600,000, 3,200,000 and 7,000,000 restricted share units to certain employees, respectively. The fair value of such restricted share units was measured at the fair value of our ordinary shares on the grant date, which was US$0.030, US$0.235 and US$0.405 respectively as of October 1, 2016, April 1, 2018 and October 1, 2018. We recognized US$1.1 thousand, US$4.5 thousand and US$324.6 thousand of share-based compensation expenses relating to the restricted share units for 2016, 2017 and 2018, respectively. As of December 31, 2018, total unrecognized share-based compensation expense relating to these restricted share units was US$3.3 million. The expense is expected to be recognized over a weighted-average period of 3.65 years.

        On June 7, 2018, upon the completion of a series of reorganization transactions to re-domicile our business from China to the Cayman Islands, 107,863,347 Class B ordinary shares were granted to certain of our shareholders, at par value of US$0.00001 each, for an aggregated consideration of US$1,079. A total share-based compensation expense of US$32.4 million was recorded accordingly.

Fair value of ordinary shares

        We measure the value of our ordinary shares at fair value to determine the intrinsic value of the beneficial conversion feature attached to the Series Angel, A, B-1, B-2, B-3, C and C-1 preferred shares on each of their issuance dates. The Series Angel, A, B-1 and B-2 preferred shares were issued by UP Fintech Holding Limited in June 2018 to replicate the Series Angel, A, B and B+ equity interest with preferred rights issued by Ningxia Rongke prior to the reorganization as described in "—Reorganization." We measure the value of our options granted to employees and management at fair value to determine the share-based compensation expenses on their respective grant dates. The fair value was determined using models with significant unobservable inputs.

        In determining the fair value of our ordinary shares in 2016, 2017 and 2018, we used the discounted cash flow method of the income approach to derive the fair value of our ordinary shares. The discounted cash flow method involves applying an appropriate discount rate to discount future cash flows to present value. The future cash flows represent our management's best estimation as of the measurement date. The projected cash flow estimation includes, among others, analysis of projected revenue growth, gross margins and terminal value based on our business plan. In determining an appropriate discount rate, we have considered the weighted average cost of capital, by considering relative risk of the industry and the characteristics of our company. The determination of the fair value of our ordinary shares required complex and subjective judgments to be made regarding our projected financial and operating results, our unique business risks, the liquidity of our shares and our operating history and prospects at the time of valuation.

Internal Control over Financial Reporting

        Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our consolidated financial statements for 2016, 2017 and 2018, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting and other control deficiencies for 2016, 2017 and 2018.

        The material weaknesses identified related to (i) insufficient accounting personnel with appropriate knowledge of U.S. GAAP and lack of comprehensive accounting policies and procedures in accordance with U.S. GAAP, and (ii) lack of a systematic risk assessment process over financial reporting. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. We are required to do so only after we become a public company. Once we cease to be an "emerging growth company" as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

        To remedy the identified material weakness, we have adopted and will adopt further measures to improve our internal control over financial reporting. We have hired a chief financial officer who has extensive experience in the capital markets industry and profound knowledge of financial statements and SEC regulations. We have also increased the number of employees with knowledge of U.S. GAAP and SEC regulations within our finance and accounting department. We intend to hire an internal control manager who has extensive experience in internal procedures and internal controls over financial reporting. In addition, we plan to, among others, (i) set up a comprehensive accounting policy and procedure manual in accordance with U.S. GAAP (ii) continue to provide our accounting staff with U.S. GAAP training, and (iii) develop a systematic risk assessment process over financial reporting. We will continue to implement measures to remedy our internal control deficiencies in order to meet the requirements imposed by Section 404. However, the implementation of these measures may not fully address the deficiencies in our internal control over financial reporting. We are not able to estimate with reasonable certainty the costs that we will need to incur to implement these and other measures designed to improve our internal control over financial reporting. See "Risk Factors—Risks Related to Our Business and Industry—If our internal control over financial reporting or our disclosure controls and procedures are not effective, we may not be able to accurately report our financial results, prevent fraud or file our periodic reports in a timely manner."

        As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act, in the assessment of the emerging growth company's internal control over financial reporting.

Results of Operations

        The following table sets forth a summary of our consolidated results of operations for the period indicated, both in absolute amounts and as percentages of our total revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Years ended December 31,
	2016		2017		2018
	US$	%	US$	%	US$	%
	(in thousands except for percentages)
Consolidated Statements of Operations Data:
Revenues:
Commissions	5,280	96.4	15,063	88.9	26,043	77.6
Financing service fees	131	2.4	1,797	10.6	6,442	19.2
Trading gains	—	—	—	—	339	1.0
Interest income	—	—	—	—	85	0.3
Other revenues	65	1.2	89	0.5	651	1.9

Total revenues	5,476	100.0	16,949	100.0	33,560	100.0

Operating cost and expenses:
Execution and clearing	—	—	(38)	(0.2)	(257)	(0.8)
Employee compensation and benefits (including share-based compensation)	(8,443)	(154.2)	(11,951)	(70.5)	(55,656)	(165.8)
Occupancy, depreciation and amortization	(729)	(13.3)	(1,168)	(6.9)	(2,622)	(7.8)
Communication and market data	(1,920)	(35.1)	(2,943)	(17.4)	(3,559)	(10.6)
Marketing and branding	(3,473)	(63.4)	(6,288)	(37.1)	(10,527)	(31.4)
General and administrative	(4,449)	(81.3)	(3,576)	(21.1)	(7,831)	(23.3)
Impairment of goodwill	(166)	(3.0)	—	—	—	—

Total operating cost and expenses	(19,180)	(350.3)	(25,964)	(153.2)	(80,452)	(239.7)

Other income/(expenses):
Foreign currency exchange gain/(loss)	314	5.7	(451)	(2.7)	542	1.6
Investment loss	(78)	(1.4)	—	—	—	—
Interest income of bank deposits	91	1.7	318	1.9	194	0.6
Others, net	4	0.1	37	0.2	(11)	(0.0)

Loss before income taxes	(13,373)	(244.2)	(9,111)	(53.8)	(46,167)	(137.5)

Income tax benefits	2,562	46.8	1,184	7.0	1,873	5.5

Net loss	(10,811)	(197.4)	(7,927)	(46.8)	(44,294)	(132.0)

Year ended December 31, 2018 compared with year ended December 31, 2017

Revenues

        Total revenues increased by 98.0% from US$16.9 million in 2017 to US$33.6 million in 2018. This increase was driven by significant increases in both commissions and financing service fees, as well as the increase in other revenues.

        Commissions.    Commissions increased by 72.9% from US$15.1 million in 2017 to US$26.0 million in 2018, primarily due to a significant increase in the total trading volume on our platform which was primarily driven by the increase in the number of customers making trades. The total trading volume increased by 88.4% from US$63.3 billion in 2017 to US$119.2 billion in 2018. The number of total customer accounts significantly increased by 145.1% from 204,965 as of December 31, 2017 to 502,352 as of December 31, 2018.

        Financing service fees.    Financing service fees increased significantly by 258.4% from US$1.8 million in 2017 to US$6.4 million in 2018, primarily due to the large increase in trading volume on margin on our platform and the increases in the financing service fee rates.

        Trading gains.    Trading gains increased from nil in 2017 to US$0.3 million in 2018 as we started to hold ETF and future contract positions in November 2018. The derivative contract serves as an instrument to mitigate the risk of fair value change on the long-position ETF. The ETF incurred a loss of US$0.3 million, and the future contract had a gain of US$0.6 million in 2018. The net gain of the two instruments was US$0.3 million in 2018.

        Interest income.    Interest income increased from nil in 2017 to US$85.4 thousand in 2018. We started earning interest income from the loans we extend to our consolidated account customers for margin purposes in 2018.

        Other revenues.    Other revenues increased by 632.5% from US$88.8 thousand in 2017 to US$0.6 million in 2018, primarily due to the increasing fee for new share subscription services, technical services, promotion services and financial advisory services rendered to our customers.

Operating cost and expenses

        Total operating cost and expenses increased by 209.9% from US$26.0 million in 2017 to US$80.5 million in 2018 with increases in all components of our operating cost and expenses.

        Execution and clearing.    Execution and clearing expenses increased by 575.9% from US$38.0 thousand in 2017 to US$0.3 million in 2018. This increase was primarily due to the significant increase of trading volume on our consolidated accounts, which resulted in increased commissions we paid to Interactive Brokers as execution and clearing fees.

        Employee compensation and benefits.    Employee compensation and benefits expenses increased by 365.7% from US$12.0 million in 2017 to US$55.7 million in 2018. This increase was primarily due to an increase in the number of employees we hired, a general increase in the compensation package offered to our employees and a significant increase of share-based compensation expenses. The number of employees doubled in 2018 compared to 2017 as a result of our continuous business expansion.

        Share-based compensation expenses increased significantly from US$0.3 million in 2017 to US$34.2 million in 2018, primarily due to the share options and restricted share units granted to, and Class B ordinary shares issued to, management and employees in 2018.

        Occupancy, depreciation and amortization.    Occupancy, depreciation and amortization expenses increased by 124.5% from US$1.2 million in 2017 to US$2.6 million in 2018, primarily due to an increase in the expanded office space and relevant leasehold improvements.

        Communication and market data.    Communication and market data expenses increased by 20.9% from US$2.9 million in 2017 to US$3.6 million in 2018. This increase was primarily due to an increase in the fees we paid to stock exchanges to purchase communication and market data as a result of the significant growth of our business.

        Marketing and branding.    Marketing and branding expenses increased by 67.4% from US$6.3 million in 2017 to US$10.5 million in 2018. This increase was primarily due to a US$2.0 million increase in referral payments to third party platforms, which are our business partners under revenue-sharing arrangements, as well as an increase in expenses paid to marketing suppliers.

        General and administrative.    General and administrative expenses increased by 119.0% from US$3.6 million in 2017 to US$7.8 million in 2018. This increase was primarily due to a consulting expense of US$2.1 million in relation to establishing our VIE structure during 2018. The office expenses and traveling expenses also increased due to the significant growth in our business and staff number.

Other income/(expenses)

        Foreign currency exchange gain/(loss).    We had a foreign currency exchange loss of US$0.5 million in 2017 and a gain of US$0.5 million in 2018. This change was primarily due to the changes in exchange rate of Renminbi to U.S. dollars and various other currencies during 2018 compared to 2017.

        Interest income of bank deposits.    Interest income of bank deposits decreased by 39.1% from US$0.3 million in 2017 to US$0.2 million in 2018. The change was primarily due to the purchase of more short-term bank financial products in 2017.

Loss before income taxes

        We had a loss before income taxes of US$46.2 million in 2018, compared with a loss before income taxes of US$9.1 million in 2017. We had a negative operating margin of 53.2% in 2017 and our negative operating margin decreased to 139.7% in 2018. The deterioration in operating margin was primarily attributable to the increase in share-based compensation in relation to the grant of the equity incentive awards to our management and employees.

Income tax benefits

        Income tax benefits increased by 58.2% from US$1.2 million in 2017 to US$1.9 million in 2018, primarily due to the increase in deferred tax assets relating to the operating losses.

Net loss

        As a result of the foregoing factors, net loss increased by 458.8% from US$7.9 million in 2017 to US$44.3 million in 2018.

Year ended December 31, 2017 compared with year ended December 31, 2016

Revenues

        Total revenues increased by 209.5% from US$5.5 million in 2016 to US$16.9 million in 2017. This increase was driven by significant increases in both commissions and financing service fees, as well as a slight increase in other revenues.

        Commissions.    Commissions increased by 185.3% from US$5.3 million in 2016 to US$15.1 million in 2017, primarily due to a significant increase in the total trading volume on our platform in 2017, which was primarily driven by the increase in the number of customers making trades. The total trading volume increased by 287.4% from US$16.3 billion in 2016 to US$63.3 billion in 2017. The number of customer accounts increased by 159.6% from 78,946 as of December 31, 2016 to 204,965 as of December 31, 2017.

        Financing service fees.    Financing service fees increased significantly by 1,274.3% from US$0.1 million in 2016 to US$1.8 million in 2017, primarily due to the large increase in trading volume on margin on our platform. In 2016, our trading platform began ramping up the services to extend margin loans to our customers for them to make margin trades. Financing service fees therefore increased exponentially in 2017 as more customers started to trade on margin.

        Other revenues.    Other revenues increased by 37.1% from US$64.8 thousand in 2016 to US$88.8 thousand in 2017, primarily due to an increase in the fees we charged for technical services and financial advisory rendered to the customers.

Operating cost and expenses

        Total operating cost and expenses increased by 35.4% from US$19.2 million in 2016 to US$26.0 million in 2017 with increases in substantially all components of our operating cost and expenses.

        Execution and clearing.    Execution and clearing expenses increased from nil in 2016 to US$38.0 thousand in 2017 as we started to offer consolidated accounts on our trading platform, which meant that we must pay a portion of commissions to Interactive Brokers as execution and clearing fees under our agreements.

        Employee compensation and benefits.    Employee compensation and benefits expenses increased by 41.5% from US$8.4 million in 2016 to US$12.0 million in 2017. This increase was primarily due to an increase in the number of employees we hired, a general increase in the compensation package offered to our employees and an increase of share-based compensation expenses. The number of employees increased by 26.9% from 171 as of December 31, 2016 to 217 as of December 31, 2017 as a result of the significant growth of our business.

        Share-based compensation expenses increased by 57.5% from US$0.2 million in 2016 to US$0.3 million in 2017. This increase was primarily due to the share-based awards newly granted to our employees in 2017.

        Occupancy, depreciation and amortization.    Occupancy, depreciation and amortization expenses increased by 60.3% from US$0.7 million in 2016 to US$1.2 million in 2017. This increase was primarily due to an increase in the depreciation of the electronic equipment and furniture we purchased in 2017, as well as an increase in the rent we paid for our facilities.

        Marketing and branding.    Marketing and branding expenses increased by 81.1% from US$3.5 million in 2016 to US$6.3 million in 2017. This increase was primarily due to a US$2.4 million increase in referral payments to third party platforms, which are our business partners under revenue-sharing arrangements.

        General and administrative.    General and administrative expenses decreased by 19.6% from US$4.4 million in 2016 to US$3.6 million in 2017. This decrease was primarily due to an one-off transaction expense in the amount of US$1.2 million in 2016, a general decrease in the total miscellaneous expenses used in our business and operations and a decrease in office expenses, partially offset by increases in intermediary service fees, traveling expenses and business entertainment expenses.

        Impairment of goodwill.    We recorded a US$0.2 million of impairment of goodwill in 2016 and nil in 2017.

Other income/(expenses)

        Foreign currency exchange gain/(loss).    We had a foreign currency exchange gain of US$0.3 million in 2016 and a loss of US$0.5 million in 2017. This change was primarily due to foreign currency exchange losses we experienced when converting weaker U.S. dollar into Renminbi for our expenses in China in 2017.

        Investment loss.    Investment loss decreased from a loss of US$78.3 thousand in 2016 to nil in 2017, primarily due to a loss we recorded for the disposal of long-term investments in 2016.

        Interest income of bank deposits.    Interest income of bank deposits increased significantly by 248.3% from US$0.1 million in 2016 to US$0.3 million in 2017, primarily due to the increase in the balance of our cash and cash equivalents received from our equity financing.

Loss before income taxes

        We had a loss before income taxes of US$13.4 million in 2016, compared with a loss before income taxes of US$9.1 million in 2017, representing a 31.9% improvement. We had a negative operating margin of 250.3% in 2016 and our negative operating margin improved to 53.2% in 2017. The improvement in operating margin was primarily related to improvements in economies of scale.

Income tax benefits

        Income tax benefits.    Income tax benefits decreased by 53.8% from US$2.6 million in 2016 to US$1.2 million in 2017. This decrease was primarily due to a decrease in our company's losses before tax expenses which reduced our deferred tax benefits.

Net loss

        As a result of the foregoing, net loss decreased by 26.7% from US$10.8 million in 2016 to US$7.9 million in 2017.

Selected Quarterly Results of Operations

        The following table sets forth our unaudited consolidated quarterly results of operations for each of the eight quarters from January 1, 2017 to December 31, 2018. You should read the following table in conjunction with our consolidated financial statements and the related notes included elsewhere in this prospectus. We prepared this unaudited condensed consolidated quarterly financial data on the same basis as we prepared our audited consolidated financial statements. The unaudited condensed consolidated quarterly financial data include all adjustments, consisting only of normal and recurring adjustments, that our management considered necessary for a fair statement of our financial position and results of operation for the quarters presented.

	For the Three Months Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
	Unaudited
				US$
				(in thousands)
Revenues:
Commissions	2,166	3,229	4,424	5,244	6,625	5,182	7,154	7,082
Financing service fees	115	354	499	829	1,319	1,546	1,859	1,718
Trading gains	—	—	—	—	—	—	—	339
Interest income	—	—	—	—	4	8	20	53
Other revenues	—	14	60	15	49	128	152	322

Total revenues	2,281	3,597	4,983	6,088	7,997	6,864	9,185	9,514

Operating cost and expenses:
Execution and clearing	—	—	(7)	(31)	(23)	(34)	(104)	(96)
Employee compensation and benefits (including share-based compensation)(1)	(2,406)	(2,975)	(2,923)	(3,647)	(4,861)	(38,274)	(5,951)	(6,570)
Occupancy, depreciation and amortization	(219)	(245)	(299)	(405)	(522)	(650)	(786)	(664)
Communication and market data	(514)	(626)	(1,010)	(793)	(636)	(890)	(1,087)	(946)
Marketing and branding	(1,545)	(1,134)	(1,774)	(1,835)	(2,651)	(2,428)	(3,139)	(2,309)
General and administrative	(582)	(575)	(485)	(1,934)	(1,574)	(1,770)	(1,994)	(2,493)

Total operating cost and expenses:	(5,266)	(5,555)	(6,498)	(8,645)	(10,267)	(44,046)	(13,061)	(13,078)

Other income/(expense)
Foreign currency exchange (loss)/gain	(26)	(78)	(105)	(242)	(218)	445	282	33
Interest income of bank deposits	26	54	125	113	22	2	4	166
Others, net	—	38	—	(1)	(1)	—	(11)	1

Loss before income taxes	(2,985)	(1,944)	(1,495)	(2,687)	(2,467)	(36,735)	(3,601)	(3,364)

Income tax benefit	388	253	197	346	61	416	149	1,247

Net loss	(2,597)	(1,691)	(1,298)	(2,341)	(2,406)	(36,319)	(3,452)	(2,117)

(1) share-based compensation expense by quarter	77	87	89	97	253	32,782	450	720

Quarterly trends

        We have experienced continuous growth in revenues for the eight quarters from January 1, 2017 to December 31, 2018. Driven by the continued increases in the number of customers making trades, trading volume and margin financing balance, our revenues from both trading commissions and financing service fees increased substantially during these periods. Revenues from brokerage commissions slightly decreased in the second quarter of 2018 due to the slight decrease of our trading volume as a result of market volatility. Our quarterly operating expenses also increased during these periods, generally consistent with the growth of our business expansion.

        Our results of operations are subject to fluctuation and changes in market conditions. Our business is subject to influences from market factors such as market liquidity, interest rate and investor sentiment. The impact of fluctuation and changes of market conditions, however, was not apparent historically due to the rapid growth of our business historically. Due to our limited operating history, the trends that we have experienced in the past may not apply to, or be indicative of, our future operating results.

Seasonality

        We have not experienced seasonality in our business. However, as our brokerage business only began operations in 2015, volatility that may be inherent in the online brokerage industry could be masked by our rapid growth.

Discussion of Certain Balance Sheet Items

        The following table sets forth selected information from our consolidated balance sheets as of December 31, 2017 and 2018. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

	As of December 31,
	2017	2018
	US$ (in thousands)
Summary Consolidated Balance Sheet:
Assets:
Cash and cash equivalents	16,462	34,407
Cash—segregated for regulatory purpose	1,599	6,695
Term deposits	—	30,000
Receivables from customers	—	353
Receivables from brokers, dealers and clearing organizations	2,203	1,074
Financial instruments held, at fair value	—	6,436
Prepaid expenses and other current assets	3,437	5,803
Amounts due from related parties	4,436	18,138

Total current assets	28,137	102,906

Property, equipment and intangible assets, net	1,081	2,330
Long-term investments	2,187	2,387
Other non-current assets	—	1,255
Deferred tax assets	4,599	6,337

Total assets	36,004	115,215

Liabilities:
Payables due to customers	1,248	6,564
Accrued expenses and other current liabilities	6,802	10,423

Total liabilities	8,050	16,987

Total liabilities, mezzanine equity and deficit	36,004	115,215

Cash and cash equivalents

        Cash and cash equivalents consist of funds deposited with banks, which are highly liquid and are unrestricted as to withdrawal or use. Our cash and cash equivalents increased from US$16.5 million as of December 31, 2017 to US$34.4 million as of December 31, 2018, primarily as a result of capital contributions from equity financings in the total amount of US$79.5 million offset by cash used in our operating and investing activities.

Cash—segregated for regulatory purpose

        Cash—segregated for regulatory purpose mainly represents the amount of cash deposited by our customers under consolidated accounts that has been segregated or set aside as obligated by the rules mandated by the primary regulators of our certain subsidiaries. A corresponding payable due to customers is recorded upon receipt of the cash from the customer.

        Our cash—segregated for regulatory purpose increased from US$1.6 million as of December 31, 2017 to US$6.7 million as of December 31, 2018 primarily due to an increase of our customers' trading activities under consolidated accounts and a corresponding increase in the amount of cash deposited by our customers. With the continued improvement of our technology infrastructure and compliance capabilities in 2018, we were able to serve more consolidated accounts. In connection with the growth of consolidated accounts, our cash segregated for regulatory purposes increased significantly. For more details, see "—Factors Affecting Our Results of Operations—Our Ability to effectively improve technology infrastructure and serve more consolidated accounts."

Term deposits

        Term deposits represent the term deposits we have in bank accounts. Our term deposits increased from nil as of December 31, 2017 to US$30.0 million as of December 31, 2018, as a result of the amount of cash we deposited with banks.

Receivables from customers

        Receivables from customers increased from nil as of December 31, 2017 to US$0.4 million as of December 31, 2018 as a result of margin loans provided to our consolidated account customers.

Receivables from brokers, dealers and clearing organizations

        Receivables from brokers, dealers and clearing organizations represent receivables to be collected from brokers, dealers and clearing agents including cash deposits, commission receivables, interest receivables, unsettled trades, as well as the receivable amounts for securities not delivered by brokers on the settlement date. Our receivables from brokers, dealers and clearing organizations decreased from US$2.2 million as of December 31, 2017 to US$1.1 million as of December 31, 2018, primarily as a result of reclassification of Interactive Brokers as our related party starting in June 2018 as well as the amount of cash we deposited with another broker for risk control and liquidity purposes.

Financial instruments held, at fair value

        As of December 31, 2018, we had a balance of financial instruments held at fair value of US$6.4 million, which include the stock investments of US$5.8 million held by the ETF managed by a subsidiary, Wealthn LLC, and future contracts of US$0.6 million for the purpose of mitigating the risk of fair value change on the long position in such ETF. The balances were nil as of December 31, 2017.

Prepaid expenses and other current assets

        Prepaid expenses and other current assets mainly represent prepaid legal service fees relating to our reorganization to re-domicile our business from China to the Cayman Islands, prepaid marketing expense, rental and other deposits, input VAT receivables, advances to employees and receivables for technical services. Our prepaid expenses and other current assets increased from US$3.4 million as of December 31, 2017 to US$5.8 million as of December 31, 2018, primarily as a result of a US$1.4 million increase in prepaid professional fees related to this offering, and a US$1.1 million increase in advances to employees. See Note 4 to our audited consolidated financial statements included elsewhere in this prospectus for further information on our prepaid expenses and other current assets.

Amounts due from related parties

        The table below sets forth the breakdown of amounts due from related parties as of the dates indicated:

		As of December 31,
Name	Relationship with the Company	2017	2018
		US$ (in thousands)
Interactive Brokers LLC(1)	shareholder of the Company	—	9,619
Xiaomi Corporation and its affiliates(2)	shareholder of the Company	2,349	920
Bluesea Fintech LLC(3)	entity controlled by management of the Company's subsidiary	400	1,785
Alphalion Group Limited(3)	entity controlled by management of the Company's subsidiary	252	1,535
Guangzhou 88 Technology Limited(3)	entity controlled by management of the Company's subsidiary	—	787
Fast Connection Limited(4)	entity controlled by a shareholder of the Company	—	2,200
JFD Securities Inc. ("JFD")(5)	equity method investee	128	—
Officer of the Company(6)	management of the Company	1,307	1,292

		4,436	18,138

(1)
Representing receivables and customer deposits from our shareholder and business partner, Interactive Brokers.

(2)
Representing prepaid marketing expense to Xiaomi Corporation and its affiliates.

(3)
Representing short-term loans provided to the respective parties to facilitate their daily operational cash flow needs.

(4)
Representing the prepaid consulting fee to Fast Connection Limited as of December 31, 2018.

(5)
Representing prepayment to acquire the remaining equity interest of JFD as of December 31, 2017. In 2018, JFD is consolidated by the Group (as defined in our consolidated financial statements).

(6)
Representing personal interest-free loans to our officers and directors, including Mr. Tianhua Wu and others.

Payables due to customers

        Payables due to customers represent the amount of cash deposited by our customers under consolidated accounts. Our payables due to customers increased significantly from US$1.2 million as of December 31, 2017 to US$6.6 million as of December 31, 2018, primarily as a result of the increase in the number of consolidated accounts and a corresponding amount of cash deposited by our customers. With the continued improvement of our technology infrastructure and compliance capabilities, we are able to serve more consolidated accounts. In connection with the growth of consolidated accounts, we expect payables due to customers to continue to increase. For more details, see "—Factors Affecting Our Results of Operations—Our Ability to effectively improve technology infrastructure and serve more consolidated accounts."

Accrued expenses and other current liabilities

        Accrued expenses and other current liabilities mainly include accrued payroll and welfare, advanced proceeds from preferred shares, accrued marketing expenses, accrued professional expenses, tax payable, rent payable and advanced from customers. Our accrued expenses and other current liabilities increased from US$6.8 million as of December 31, 2017 to US$10.4 million as of December 31, 2018, principally as a result of a US$2.9 million increase in accrued payroll and welfare, a US$0.4 million increase in accrued marketing expenses and a US$0.5 million increase in rental payable. See Note 7 to our audited consolidated financial statements included elsewhere in this prospectus for further information on our accrued expenses and other current liabilities.

Liquidity and Capital Resources

        Top Capital Partners must comply with the NZX's capital adequacy requirements, by which its current financial health is measured by assessing our liquidity against the risks it is exposed to. At all times Top Capital Partners must maintain its net tangible current assets, or the NTCA, at a level equal to, or greater than, the prescribed minimum capital adequacy, or the PMCA, which shall be the higher of: (i) the minimum NTCA of NZ$0.5 million and (ii) the total risk requirement, or the TRR. At the end of each business day we calculate and record (i) the NTCA; (ii) the TRR; and (iii) the surplus and ratio that the NTCA over the PMCA. In connection with the increasing number and balance of consolidated accounts, cash—segregated for regulatory purpose will increase because we expect to set aside a much larger amounts of cash to satisfy the capital adequacy requirements pursuant to NZX and the cash from our consolidated account customers will also increase. See Note 17 to our audited consolidated financial statements included elsewhere in this prospectus.

        US Tiger Securities, Inc. must comply with the SEC's net capital requirements, by which its current financial health is measured by assessing its liquidity against the risks where it has exposure. At all times US Tiger Securities, Inc. must maintain the net capital requirements, at a level equal to, or greater than, the prescribed minimum capital. US Tiger Securities, Inc. must maintain a minimum net capital requirement in compliance with the SEC Rule 15c3-1 as well as comply with the SEC Rule 17a-11 and the "early warning levels" for net capital requirements contained therein.

Cash flows and working capital

        To date, we have financed our operations primarily through cash provided by financing activities and our brokerage operations.

        As of December 31, 2018, a majority of our cash and cash equivalents were denominated in U.S. dollars and Renminbi. We had US$34.4 million in cash and cash equivalents as of December 31, 2018. Our cash and cash equivalents consist of cash on hand, bank deposits and cash equivalents that (i) are highly liquid, (ii) have original maturities of three months or less and (iii) are unrestricted as to withdrawal or use.

        Historically, our principal source of liquidity was capital contributions from equity financings. We have carried out four rounds of equity financing including a Series Angel round that raised US$7.5 million, a Series A round that raised US$16.5 million, a Series B-1 round that raised US$17.2 million, a Series B-2 round that raised US$9.6 million, a Series B-3 round that raised US$21.5 million, a Series C round that raised US$48.0 million and a Series C-1 round that raised US$10.0 million.

        We believe the net proceeds we receive from this offering and the Concurrent Private Placement, together with our cash on hand, will be sufficient to meet our current and anticipated needs for general corporate purposes for at least the next 12 months. After this offering and the Concurrent Private Placement, we may decide to enhance our liquidity position or increase our cash reserve through additional capital and finance funding. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

        In utilizing the proceeds we expect to receive from this offering and the Concurrent Private Placement, we may make additional capital contributions to our PRC subsidiaries, establish new PRC subsidiaries or controlled affiliates and make capital contributions or other payments to these new PRC subsidiaries or controlled affiliates, make loans to our PRC subsidiaries or controlled affiliates, or acquire offshore entities with business activities in China in offshore transactions. However, most of these uses are subject to PRC regulations and approvals. For example:

  •
  capital contributions to our PRC subsidiaries or controlled affiliates must be approved by the MOFCOM or its local branches; and

  •
  loans by us to our PRC subsidiaries or controlled affiliates to finance their activities cannot exceed statutory limits and must be registered with the SAFE or its local branches.

        See "Regulation—PRC Regulations Relating to Foreign Exchange."

        Substantially all of our future revenues are likely to be in U.S. dollars and Hong Kong dollars while substantially all of our expenses are likely to be in Renminbi and U.S. dollars. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without the prior SAFE approval as long as certain routine procedural requirements are fulfilled. Therefore, our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without the prior SAFE approval by following certain routine procedural requirements. However, approval from or registration with competent government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future.

        The following table sets forth a summary of our cash flows for the period presented:

	For the Years Ended December 31,
	2016	2017	2018
	US$ (in thousands)
Summary Consolidated Statement of Cash Flows Data:
Net cash used in operating activities	(11,503)	(8,511)	(21,172)
Net cash provided by/(used in) investing activities	302	(3,670)	(35,124)
Net cash provided by financing activities	18,087	14,596	79,526
Increase in cash and cash equivalents	6,886	2,415	23,230
Effect of exchange rate changes	(651)	896	(189)
Cash and cash equivalents and cash—segregated for regulatory purpose, beginning of the year	8,515	14,750	18,061

Cash and cash equivalents and cash—segregated for regulatory purpose, end of the year	14,750	18,061	41,102

Operating Activities

        Net cash used in operating activities in 2018 was US$21.2 million, as compared to net loss of US$44.3 million in 2018. The difference was primarily attributable to (i) an increase of US$10.4 million in amounts due from related parties, primarily representing the receivables of US$9.6 million from Interactive Brokers, (ii) an increase of US$6.2 million in financial instruments held at fair value, (iii) an increase of US$2.3 million in prepaid expenses and other current assets, (iv) US$1.9 million in deferred income tax relating to our operating loss, and (v) an increase of US$1.3 million in other non-current assets. This was positively adjusted by (i) the US$34.2 million recognized share-based compensation expenses resulting from the options granted to the management and employees, (ii) an increase of US$5.3 million in payables due to customers, primarily due to the increase of customers' deposits into our consolidated accounts, (iii) an increase of US$5.1 million in accrued expenses and other current liabilities due to the increased payroll and welfare, rental payable and marketing and branding expenses in connection with the expansion of our business, and (iv) a decrease of US$1.1 million in receivables from brokers, dealers and clearing organizations.

        Net cash used in operating activities in 2017 was US$8.5 million, as compared to net loss of US$7.9 million in 2017. The difference was primarily attributable to (i) an increase of US$2.3 million in amounts due from related parties, representing the prepayment for marketing and branding services for a principal shareholder Xiaomi and its affiliates, (ii) an increase of US$1.4 million in prepaid expenses and other current assets, primarily relating to a prepaid lawyer's fee in the amount of US$2.1 million regarding our reorganization and business expansion in various jurisdictions and (iii) an increase of US$1.2 million in deferred income tax relating to our operating loss. This was positively adjusted by (i) an increase of US$2.6 million in accrued expenses and other current liabilities due to the increased marketing and branding expenses in connection with the expansion of our business, and (ii) an increase of US$1.2 million in payables due to customers, primarily due to the increase of customers' deposit into our consolidated accounts.

        Net cash used in operating activities in 2016 was US$11.5 million, as compared to net loss of $10.8 million in 2016. The difference was primarily attributable to (i) deferred income tax of US$2.6 million relating to our operating loss, and (ii) an increase of US$2.0 million in receivables from brokers, dealers and clearing organizations due to the increase of the trading volume and commissions on our trading platform. This was positively adjusted by (i) an increase in accrued expenses and other current liabilities in the amount of US$1.8 million, and (ii) a decrease of US$1.0 million in prepaid expenses and other current assets, which is primarily due to the return of US$0.9 million prepayment from a vendor in 2016.

Investing Activities

        Net cash used in investing activities in 2018 was US$35.1 million, consisting primarily of US$30.0 million in purchase of term deposits, US$5.2 million in loans to related parties and US$1.7 million of purchase for property, equipment and intangible assets, partially offset by US$1.8 million of repayment of loans from related parties.

        Net cash used in investing activities in 2017 was US$3.7 million, consisting primarily of US$2.2 million in purchase of minority interests in a few business related investee companies in China, and US$1.1 million in loans paid to related parties, partially offset by US$0.2 million in proceeds received from disposal of our minority interest in an investee company.

        Net cash provided by investing activities in 2016 was US$0.3 million, consisting primarily of US$1.4 million in repayment of loans from a related party, partially offset by US$0.4 million in purchase for servers, equipment and intangible assets.

Financing Activities

        Net cash provided by financing activities in 2018 was US$79.5 million, consisting primarily of proceeds from issuance of Class A and Class B ordinary shares and Series B-3, Series C and Series C-1 preferred shares.

        Net cash provided by financing activities in 2017 was US$14.6 million, consisting primarily of proceeds received from issuance of Series B+ equity interest with preferred rights issued by Ningxia Rongke and the receipt of the deferred payment from an investor of the Series A equity interest with preferred rights issued by Ningxia Rongke in 2016.

        Net cash provided by financing activities in 2016 was US$18.1 million, consisting primarily of proceeds from issuance of Series A and Series B equity interest with preferred rights issued by Ningxia Rongke.

Capital Expenditures

        Our capital expenditures were primarily incurred for purchases of servers, equipment and software. Historically, the amount of our capital expenditures has been small. Our capital expenditures were US$0.4 million, US$0.6 million and US$1.7 million in 2016, 2017 and 2018, respectively. We intend to fund our future capital expenditures with our existing cash balance and proceeds from this offering and the Concurrent Private Placement. We will continue to incur capital expenditures as needed to meet the expected growth of our business.

Contractual Obligations

Years ending December 31:	Total	2019	2020	2021 and after
	US$ (in thousands)
Operating lease commitments	3,047	1,800	1,156	91

        Operating lease agreements represent non-cancellable operating leases for our office premises and the facilities that contain our system hardware and remote backup system.

        Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2018.

Off-Balance Sheet Commitments and Arrangements

        We enter into various off-balance sheet arrangements in the ordinary course of business, primarily to meet the needs of our customers. These arrangements include the margin loans provided to our consolidated account customers.

        We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any unconsolidated third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders' equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Holding Company Structure

        UP Fintech is a holding company with no material operations of its own. We conduct our operations primarily through our New Zealand subsidiaries, U.S. subsidiaries and our VIEs and their respective subsidiaries in China.

        As a result, UP Fintech's ability to pay dividends may depend upon dividends paid by our PRC and New Zealand subsidiaries. If our existing PRC or New Zealand subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries and VIEs in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, any of our wholly foreign-owned subsidiaries in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and our VIEs may allocate a portion of their after-tax profits based on PRC accounting standards to discretionary surplus funds at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

        Dividend distributions from our U.S. subsidiaries will be subject to U.S. withholding tax. However, our U.S. subsidiaries have not paid dividends in the past and we have no plans for our U.S. subsidiaries to pay dividends in the foreseeable future.

        Under New Zealand law, our New Zealand subsidiaries may authorize a distribution, including a dividend, at a time, and of any amount, and to any shareholder they think fit, provided that the solvency test and any relevant conditions contained in the New Zealand subsidiaries' constitution are satisfied. Each of our New Zealand subsidiaries satisfies the solvency test if it is able to pay its debts as they become due in the normal course of business and the value of its assets is greater than the value of its liabilities, including contingent liabilities. The subsidiary's directors who vote in favor of a dividend must sign a certificate stating that, in their opinion, it will, immediately after the distribution, satisfy the solvency test and the grounds for that opinion. The board must not authorize a dividend in respect of some but not all the shares in a class, or that is of a greater value per share in respect of some shares of a class than it is in respect of other shares of that class, unless the amount of the dividend in respect of a share of that class is in proportion to the amount paid to the company in satisfaction of the liability of the shareholder under the subsidiary's constitution or under the terms of issue of the share or is required, for a portfolio tax rate entity, as a result of sub-part HM of the Income Tax Act 2007.

Inflation

        To date, inflations in New Zealand and China have not materially impacted our results of operations. According to the Statistics New Zealand, the year-over-year percent change in the consumer price index was an increase of 1.3% for December 2016 and an increase of 1.6% for December 2017. According to the National Bureau of Statistics of China, the year-over-year percent change in the consumer price index was an increase of 1.9% for December 2016 and an increase of 1.8% for December 2017. Although we have not been materially affected by inflation in the past, we may be affected by higher rates of inflation in New Zealand, China and any other jurisdiction where we operate in the future.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

        Substantially all of our revenues are denominated in U.S. dollars and Hong Kong dollars and our expenses are denominated in Renminbi and U.S. dollars. We have not used any derivative financial instruments to hedge exposure to such risk. Although our exposure to foreign exchange risks should be limited in general, the value of your investment in our ADSs will be affected by the exchange rate between U.S. dollar and Hong Kong dollar as well as between U.S. dollar and Renminbi because a substantial portion of our operating costs and expenses is effectively denominated in Renminbi, while our ADSs will be traded in U.S. dollars. We may seek to reduce the currency risk by entering into foreign currency instruments. We did not have any currency hedging instruments as of December 31, 2016, 2017 and 2018, however management monitors movements in exchange rates closely. See "Risk Factors—Risks Related to Our Business and Industry—Fluctuations in the value of Renminbi could result in foreign currency exchange losses."

        The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People's Bank of China. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to U.S. dollar, and Renminbi appreciated more than 20% against U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and U.S. dollar remained within a narrow band. Since June 2010, Renminbi has fluctuated against U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and U.S. dollar in the future.

        To the extent that we need to convert U.S. dollar into Renminbi for our operations, appreciation of Renminbi against U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert Renminbi into U.S. dollar for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of U.S. dollar against Renminbi would have a negative effect on U.S. dollar amounts available to us.

        We estimate that we will receive net proceeds of approximately US$75.2 million from this offering and the Concurrent Private Placement if the underwriters do not exercise their option to purchase additional ADSs, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, based on the initial offering price of US$6.00 per ADS, the midpoint of the estimated initial public offering price range shown on the front cover page of this prospectus. Assuming that we convert the full amount of the net proceeds from this offering and the Concurrent Private Placement into Renminbi, a 10% appreciation of U.S. dollar against Renminbi, from the exchange rate of RMB 6.8755 for US$1.00 as of December 31, 2018 to a rate of RMB7.5631 to US$1.00, would result in an increase of RMB51.7 million in our net proceeds from this offering and the Concurrent Private Placement. Conversely, a 10% depreciation of U.S. dollar against Renminbi, from the exchange rate of RMB 6.8755 for US$1.00 as of December 31, 2018 to a rate of RMB6.1880 to US$1.00, would result in a decrease of RMB51.7 million in our net proceeds from this offering and the Concurrent Private Placement.

Interest Rate Risk

        We have not been exposed to material risks due to changes in market interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

        We expect rising or falling interest rates may have a material impact on our financial condition unless uncertainty about the direction and timing of interest rate changes materially affects the level of borrowing and lending activity in the economy.

        After completion of this offering, we may invest the net proceeds we receive from the offering and the Concurrent Private Placement in interest-earning instruments. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.

Credit Risk

        Margin financing are subject to various regulatory requirements. Margin loans are collateralized by cash and securities in the customers' accounts. The risks associated with margin credit increase during periods of fast market movements or in cases where collateral is concentrated and market movements occur. During such times, customers who utilize margin loans and who have collateralized their obligations with securities may find that the securities have a rapidly depreciating value and may not be sufficient to cover their obligations in the event of liquidation. We are also exposed to credit risk when our customers execute transactions, such as short sales of options and equities that can expose them to risk beyond their invested capital.

        We expect this kind of exposure to increase with the growth of our overall business. Because we indemnify and hold harmless our clearing firms from certain liabilities or claims, the use of margin loans and short sales may expose us to significant off-balance-sheet risk in the event that collateral requirements are not sufficient to fully cover losses that customers may incur and those customers fail to satisfy their obligations. The amount of risk to which we are exposed from the margin financing to our customers and from short-selling transactions by our customers is not quantifiable as the risk is dependent upon analysis of a potential significant and undeterminable rise or fall in stock prices. Our account level margin requirements meet or exceed those required by the NZX Participant Rules, in relation to the calculation of our counterparty risk requirement. As a matter of practice, we enforce real-time margin compliance monitoring and liquidate customers' positions if their equity falls below required margin requirements.

        We have a comprehensive policy implemented in accordance with regulatory standards to assess and monitor the suitability of investors to engage in the trading activities that we offer. To mitigate our risk, we also continuously monitor customer accounts to detect excessive concentration, large orders or positions, patterns of day trading, high frequency trading, inactive accounts, trading that has no economic purpose, trading in illiquid securities and other activities that indicate increased risk to us.

        Our credit exposure is to a great extent mitigated by our policy of automatically evaluating each account throughout the trading day and closing out positions automatically or disabling further trading for accounts that are found to be under-margined. While this methodology is effective in most situations, it may not be effective in situations where no liquid market exists for the relevant securities or commodities or where, for any reason, automatic liquidation for certain accounts has been disabled.

Other Market Risk

        We earn ETF service fees based upon balances of certain client assets. Fluctuations in these client asset balances caused by changes in equity valuations directly impact the amount of fee revenue we earn. From time to time, we may invest in our Tiger Shares China-U.S. Internet Titans ETF. Investments in this ETF utilize capital that would otherwise be available for other corporate purposes and expose us to potential capital losses.

Recent Accounting Pronouncements

        A list of recent accounting pronouncements that are relevant to us is included in note 2 to our consolidated financial statements included elsewhere in this prospectus.

INDUSTRY OVERVIEW

Overview

        Online brokers utilize APPs and websites to provide integrated online securities services, including customer acquisition, account opening, securities trading and other value-added services. Online brokers focusing on global Chinese investors refer to the online brokers who are able to provide all the services in the Chinese language and offer an user experience that specifically fits Chinese investors' preferences. For the purpose of this prospectus, "Chinese Investors" refer to the Chinese speaking population around the globe. According to the iResearch Report, with the increasing need to trade efficiently, the customer base trading through online brokers will grow at a faster pace than that of traditional brokers.

        According to the iResearch Report, the market size of online brokerage in terms of U.S. stock trading volume reached US$5,427.2 billion in 2017, which accounts for approximately 14.7% of total trading volume in the U.S. stock market, and is expected to reach approximately US$6,852.4 billion in 2018, which accounts for approximately 15.0% of total trading volume in the U.S. stock market. The market size of online brokerage in terms of Hong Kong stock trading volume reached US$93.9 billion in 2017, accounting for approximately 3.4% of total trading volume in the Hong Kong stock market, and is expected to reach approximately US$149.6 billion in 2018, which accounts for approximately 4.1% of total trading volume in the Hong Kong stock market.

        The online brokerage industry focusing on global Chinese Investors is highly concentrated yet competitive. Service providers that have superior user experience, better technology, as well as stronger brand recognition and reputation in the industry are able to acquire customers more effectively. According to the iResearch Report, the market size of the online brokerage industry focusing on global Chinese Investors in terms of both the U.S. and Hong Kong stock trading volume experienced rapid growth over the past three years.

        According to the iResearch Report, we are the largest online broker focusing on global Chinese Investors in terms of U.S. securities trading volume in 2017, with a market share of approximately 58.4%. We believe that our superior user experience, proprietary technology platform and strong brand recognition in the industry enable us to maintain our leadership in terms of U.S. securities trading services and further strengthen our competitiveness in terms of Hong Kong securities trading services for global Chinese Investors.

Growing Private Wealth of the Global Chinese Communities

        According to the iResearch Report, China has become the second largest wealth management market in the world through rapid accumulation of private wealth during the past decade. The size of China's total individual investable financial assets have grown at a compound annual growth rate, or CAGR, of 16.5% from RMB77.0 trillion as of 2013 to RMB142.0 trillion as of 2017, and is projected to further grow to RMB245.0 trillion in 2022.

        According to the iResearch Report, the following factors have contributed to the growth of private wealth of global Chinese communities:

  •
  Rapid economic growth.  China is the world's second largest economy and has witnessed a rapid economic growth in the past decades, with nominal GDP growing from RMB60.9 trillion in 2013 to RMB79.7 trillion in 2017, representing a CAGR of 7.0%, and it is projected to reach RMB107.6 trillion in 2022. The steady growth of GDP provides a favorable macro backdrop for private wealth growth in China.

  •
  Increasing urbanization and strong income growth.  China's urban population has been rising steadily from 53.7% of the total population in 2013 to 58.5% in 2017, while the per capita disposable income of urban households grew at a CAGR of 7.8% during the same period. The stable social-political environment and the strong fundamentals of the economy greatly drove the trend of urbanization.

  •
  Asset value appreciation.  Real estate investments have become a significant investment category. As of 2015, real estate investments constituted 71.5% of total investable assets in China. In both 2015 and 2017, China's central bank reduced the reserve ratio requirement for banks and lowered key interest rates multiple times, which resulted in asset value appreciation especially in Tier 1 and Tier 2 cities, allowing residents to accumulate wealth rapidly by selling properties. Additionally, with more stringent regulations on real estate investment, Chinese investors are increasingly interested in financial assets investment.

  •
  Private sector income growth.  The role of the private sector in China's economy has become more significant over the last few years, which helped create entrepreneurs and first-generation wealth creators. The current mass entrepreneurship and innovation all contributed to rapid development and income growth of the private sector in China, resulting in a number of households with large investable assets to diversify their portfolios and preserve their wealth.

  •
  Expanding population of well-educated and affluent Chinese overseas. The total amount of investable financial assets of overseas Chinese (excluding those in Hong Kong, Macau or Taiwan) is estimated to be US$2.0-2.5 trillion in 2017, with overseas Chinese from the United States accounting for 30.9% and those from Singapore accounting for 28.2%. The increasing population of overseas Chinese (excluding those in Hong Kong, Macau or Taiwan) is largely driven by emerging new immigrants who are both wealthy and well-educated, while the accumulation of their private wealth is strongly supported by the fundamentals of the residing economies. For example, monthly household income of Singapore where Chinese speaking people constitute nearly 75% of the resident population in 2017 increased from 7,872 Singapore dollars in 2013 to 9,023 Singapore dollars in 2017.

        Historically, PRC investors have more conservative investment preferences compared to those in other developed economies. As of 2015, cash and deposits represented the largest component among investable financial assets in China. Stocks accounted for merely 11.4%, a level lagging far behind the 35.3% seen in the United States and 16.6% in the European Union. Given their growing private wealth, PRC investors are now better positioned to achieve more diversified investment portfolios, especially amid increased popularity of online investment channels. According to the iResearch Report, online broker is the most favorable overseas investment channel for mainland China investors, representing 34.8% among all investment tools.

Increasing Demand for Global Asset Allocation among PRC Investors

        According to the iResearch Report, the PRC investors are increasingly showing demand for and access to global asset allocation due to evolving preferences in globalized investment. The following is a summary of drivers for global asset allocation among global Chinese investors:

  •
  Low penetration rate compared with developed countries.  The current penetration rate of global asset allocation among Chinese is less than 5%, far behind the average rate of 25% in developed countries such as the United States and the United Kingdom.

  •
  Lack of favorable domestic investment opportunities.  Less diversified investment portfolio, depressed returns in domestic stock market and the slowing growth of property market reduce investor's confidence level in domestic market. For example, according to the iResearch Report, the Shanghai Composite Index reported an annual return of only 6.6% in 2017, while the Hang Seng Index and S&P 500 reported annual return of 36.0% and 25.1%, respectively in 2017.

  •
  Seeking diversification.  The proportion of people with overseas investment continues to increase due to their desire to diversify their investments, reduce risks and capture investment opportunities in other countries. The U.S. stock market has gathered world-leading companies, and investors naturally invest in high quality stocks worldwide as well as to achieve better diversification. According to the iResearch Report, listed companies in the information technology sector accounted for 23.4% of total market capitalization in the U.S. market and 14.6% in the Hong Kong market as of September 2018, which included many PRC pioneers and leaders in the new economy industries whose employees usually have stock options, demand for stock trading and related services.

  •
  Impressive performance of overseas investment.  PRC investors' interest in offshore securities offerings has increased significantly, associated with the increased access to and availability of offshore assets as well as the impressive performance of the overseas investments. From 2016 to 2017, total trading volume of Stock-Connect increased from RMB458.0 billion to RMB843.0 billion, representing annual growth of 84.1%. In the first half of 2018, the returns of QDII funds with over 40% allocation on U.S. stocks exceeded those of major PRC stock market indexes. The access to offshore investment opportunities and the impressive performance of QDII funds enhance PRC investors' familiarity with and awareness of overseas investments, they are more likely to increase weights on overseas asset allocation.

Online Brokerage Industry Focusing on Global Chinese Investors

        According to the iResearch Report, the brokerage industry focusing on global Chinese investors encompasses three generations of brokers. First-generation brokers, or traditional brokers, only market and provide services offline and provide trading channels as agents without focusing on long-tail users. Second-generation brokers conduct both online and offline marketing, offering browsing, basic market analysis and digital trading system that provides diversified product mix. Third-generation brokers carry out marketing activities primarily through online channels where they provide new digital trading system that emphasizes more on technology, focuses on mobile platform and optimization of user experience with advanced market analysis tools and algorithms. The emerging online brokers utilize Internet platforms to provide integrated online securities services, including customer acquisition, account opening, securities trading and other value-added services. Online brokers focusing on global Chinese investors can also provide all the services in the Chinese language for the global Chinese speaking population. According to the iResearch Report, with the increasing need to trade efficiently, the customer base trading through online brokers will grow at a faster pace than that through traditional brokers.

Source: iResearch Report.

        Online brokers' revenues come from commissions on securities brokerage services and interest income on margin financing. Brokerage commissions from subscription of new shares are also increasing as more Chinese companies are listed in the United States or Hong Kong. The rising demand is attributable not only to retail and institutional investors aiming to have exposure to such securities, but also to early employees and participants in employee stock ownership plans, or ESOP, of new issuers.

        According to the iResearch Report, the market size of online brokerage trading in terms of U.S. stock trading volume reached US$5,427.2 billion, which accounts for approximately 14.7% of total trading volume in the U.S. stock market in 2017, and is expected to reach approximately US$6,852.4 billion in 2018, which accounts for approximately 15.0% of total trading volume in the U.S. stock market in 2018. The market size of online brokerage trading in the Hong Kong stock market in terms of trading volume reached US$93.9 billion, which accounts for approximately 3.4% of total trading volume in the Hong Kong stock market in 2017, and is expected to reach approximately

US$149.6 billion in 2018, accounting for approximately 4.1% of total trading volume in the Hong Kong stock market in 2018.

Source: iResearch Report.

        According to the iResearch Report, there are three key market trends for the online brokerage industry focusing on global Chinese investors, as follows:

  •
  Expansion of products and services.  Value-added services such as wealth management, research reports, ESOP/DSP and other corporate services will be the new drivers for growth on top of brokerage commissions as the industry becomes increasingly competitive.

  •
  Acquisition of licenses in different jurisdictions.  Market participants are increasingly aiming to obtain relevant licenses in more countries and regions. In addition, in order to secure exclusive IPO allocations to meet the increasing demand for IPO subscriptions, online brokers are also trying to acquire underwriting capabilities.

  •
  Enhancement of user experience.  Online brokers are strengthening their advantages in user experience by improving interface design and responsiveness and adding new product features.

        According to the iResearch Report, the online brokerage industry focusing on global Chinese investors also face certain challenges, including:

  •
  Market fluctuation.  Changes in such factors as macroeconomic conditions, government policies, geopolitical environments could lead to unexpected volatility in the stock market, which may weigh on the performance among industry players.

  •
  Pressure on brokerage commission.  Commission fees may experience downward pressure and current cost advantages will gradually disappear. The existing online brokerage firms may be prompted to provide aggressive rebate and further reduce the commission rate.

  •
  Capital outflow control.  Foreign exchange purchase and settlement by mainland PRC citizens are subject to capital outflow control, which may pose challenges to the further expansion of the industry.

  •
  Licensing requirements.  Failure to acquire and maintain the necessary licenses or registrations from the exchanges and government authorities could affect the operations or new business plans of online brokers in their expansion.

Competitive Landscape

        According to the iResearch Report, the online brokerage industry focusing on global Chinese investors is highly concentrated yet competitive. Service providers that have superior user experience, better technology, as well as stronger brand recognition and reputation in the industry are able to attract and acquire customers more effectively.

        According to iResearch Report, we are the largest online broker focusing on global Chinese Investors in terms of U.S. securities trading volume in 2017, with a market share of approximately 58.4%. We believe that our superior user experience, proprietary technology platform and strong brand recognition in the industry will enable us to maintain our leadership in terms of U.S. securities trading services and further strengthen our competitiveness in terms of Hong Kong securities trading services for global Chinese investors.

Market Share by Trading Volume of Online Brokers Focusing on Global Chinese Investors in Terms of U.S. Securities*, 2017

Ranking	Company Name	Trading Volume (US$ billion)	Market Share (%)
1	Our company	49.5	58.4
2	Company A	20.5	24.2
3	Company B	5.0	5.9
	Others	9.7	11.5

	Total	84.7	100.0

Source: iResearch Report.

*
Securities include stocks, options, futures, warrants and callable bull/bear contracts.

Key Success Factors

        According to the iResearch Report, a number of key factors are critical to the success of market players in online brokerage industry focusing on global Chinese investors, as follows:

  •
  Continued growth in the availability of mobile or Internet access and more developed IT infrastructure.  The efficiency provided by the Internet is expected to continue to drive an overall expansion of the online brokerage industry as a result of the growing acceptance of online financial services as demonstrated by the steadily growing usage of online securities trading applications by netizens.

  •
  Precise marketing and lower cost of customer acquisition enabled by digital marketing.  The user growth of online brokers is largely driven organically as customers with securities trading interests may proactively look for certain online brokerage services of which they usually have a clear understanding. Apart from organic growth, online brokers have also collaborated with online investment communities and forums to promote their trading platforms and attract individuals with interests in securities trading at a relatively low cost through big data-driven precise marketing, both online and offline. Online brokers are also offering corporate services to access the founders, shareholders, and employees with stock options in soon-to-be-listed companies, who are natural target customers with imminent needs.

  •
  More competitive pricing compared with traditional brokers.  Online brokers can offer more competitive pricing in comparison to traditional brokers because they are able to save costs by eliminating offline storefront locations, thus cutting down the fixed costs. Such companies also maintain a light-weighted employee structure enabled by fully online operations.

  •
  Smarter and more comprehensive user experience.  Successful online brokers offer improved functionalities with smarter features than those offered by traditional brokers.

    •
    User-friendly interface, functionalities and access.  Most trading platforms are available on mobile devices with full coverage on multiple mobile and desktop systems, constantly adapting their trading platforms to suit evolving customer needs. They are also able to offer extended customer service hours, covering trading hours of stock markets across regions, and respond to customer queries in Chinese language, which endows them with more competitive advantages than traditional global online brokers.

    •
    Streamlined account opening and verification process.  Most users can complete registration within five to 15 minutes, and the verification process usually takes no longer than three working days. System efficiency and stability allow online brokers to offer a smooth trading experience for customers and faster conversion of users to trading customers.

    •
    Integration of complementary services.  Online brokers usually offer investor education through forums and online communities for investors to share trading experience and expertise, or familiarize themselves with trading mechanisms and risks. Since customers of online brokers have strong tendency to participate in information exchange and search, well-designed forums and communities facilitate improving customer stickiness and incentivizing trading activities.

  •
  Robust risk management, internal compliance, and asset security capabilities.  Robust risk management and internal compliance are essential for increasing customer acceptance of and confidence in online trading as a reliable, secure and cost-effective medium for financial transactions. Robust regulation and proper asset segregation of customer money from broker's own capital also help reduce relevant concerns on asset security.

  •
  Strong support from shareholders and strategic partners.  Online brokers focusing on global Chinese investors have received strong support from strategic investors, including global online brokers such as Interactive Brokers, China's Internet giants such as Tencent and Xiaomi, and renowned venture capital and private equity funds.

 BUSINESS

Overview

        We are a leading online brokerage firm focusing on global Chinese investors. We are the largest online broker focusing on global Chinese investors in terms of U.S. securities trading volume, with a market share of approximately 58.4% in 2017, according to the iResearch Report. Our proprietary trading platform enables investors to trade in equities and other financial instruments on multiple exchanges of stocks and other derivatives around the world. Our continuous focus on offering innovative products and services and a superior user experience has enabled us to become one of the most utilized and well-recognized online trading platforms for Chinese investors around the world. We have achieved RMB1.0 trillion cumulative trading volume on our platform within three years since the launch of our Tiger Trade APP, which represents the shortest timeframe among all online brokers focusing on global Chinese investors, according to the iResearch Report.

        We have developed an innovative brokerage platform for Chinese investors globally, which can easily be accessed through our APP and website. We offer our customers comprehensive brokerage and value-added services, including trade order placement and execution, margin financing, account management, investor education, community discussion and customer support, all within a few taps or clicks. Our "mobile first" strategy backed by robust infrastructure and advanced technology further enables us to better serve and retain our customers as well as attract new customers.

        We take pride in our proprietary and cutting-edge technology. Our proprietary infrastructure and advanced technology are able to support trades across multiple currencies, multiple markets, multiple products, multiple execution venues and multiple clearinghouses. Our proprietary technology is the backbone for our constant innovation and enables us to provide efficient and first-rate services in a cost-effective manner. Over 100 versions of updates have been applied to the Tiger Trade APP since its initial launch in August 2015 to address users' diversified needs and improve user experience. As a third-generation broker (as defined in the section entitled "Industry Overview") that supports highly diverse and frequent trading activities on our online trading platform, we have a competitive advantage over traditional brokers given our more advanced technology capabilities, wider range of products and services and better user experience.

        We have achieved substantial growth since the launch of our trading platform in August 2015, as illustrated by the charts below.

        Apart from the substantial growth we have experienced, the turnover rate of our platform during the fourth quarter of 2018 was as high as 1,495.7%. Furthermore, the conversion rate and retention rate of customers were as high as 15.2% and 81.8% as of December 31, 2018 and in 2018, respectively.

        We generate revenues primarily by charging our customers commission fees for trading of securities as well as earning interest income or financing service fees arising from or related to margin financing provided by ourselves or third parties to our customers for trading activities. Our revenues were US$5.5 million, US$16.9 million and US$33.6 million in 2016, 2017 and 2018, respectively. We recorded net losses of US$10.8 million, US$7.9 million and US$44.3 million in 2016, 2017 and 2018, respectively.

Our Strengths

        We believe that the following strengths contribute to our success and differentiate us from our competitors:

The platform of choice for trading U.S. securities online among global Chinese investors with the fastest growth

        We are a pioneer in providing online brokerage services focusing on global Chinese investors. We are the largest online platform for trading U.S. securities focusing on Chinese investors globally in terms of trading volume in 2017, with a market share of 58.4%, and also one of the most recognized fintech brands among global Chinese according to the iResearch Report. We realized tremendous growth since the launch of our APP by achieving the RMB1.0 trillion cumulative trading volume landmark within three years, which represents the shortest timeframe among all online brokers focusing on global Chinese investors, according to the iResearch Report. We also experienced a substantial increase in the number of customer accounts from 18,697 as of March 31, 2016 to 502,352 as of December 31, 2018, representing a compounded quarterly growth rate of 34.9%.

        As an industry pioneer and leader, we are best positioned to benefit from the significant growth potential of the online trading market of Chinese investors worldwide. With the increasing amount of investable assets of global Chinese, there is a growing demand for global asset allocation. The U.S. stock market, being one of the most mature stock markets in the world with the largest market capitalization and the highest liquidity, has become an increasingly popular option among global Chinese investors.

        Due to our performance and reputation in the industry since our inception, we have been recognized by a number of reputable third parties agencies, including KPMG for "2017 China Leading Fintech 50" in December 2017 and "2018 Fintech100" globally in October 2018, as well as HKEX for "Innovative Information Portal for Stock Quotes" in December 2017.

High caliber customer base with great growth potential, engagement and stickiness

        As a result of the inherent characteristics of our target customer segment as well as our effective customer targeting and acquisition strategies, we have successfully attracted a high caliber customer base:

  •
  Young and affluent with high personal wealth growth potential.  As of December 31, 2018, 71.5% of our individual customers were under 35 years old, and 86.6% had an annual income of over US$40,000. Such customers have great potential to grow their personal wealth and engage in more investment activities in the future.

  •
  Highly engaged and sticky.  During the fourth quarter of 2018, the turnover rate on our platform, which refers to the ratio of total trading volume in the fourth quarter of 2018 to the average of the beginning and ending account balances of the same period, was as high as 1,495.7%. Our retention rate of customers for 2018, which refers to the ratio of the number of trading customers in 2017 who continue to trade in 2018 to the number of trading customers in 2017, was as high as 81.8%. We also retained over 96% of our customers with deposits on a quarterly basis since the beginning of 2017. In addition, high user stickiness to our social community accompanied our growth. Over 0.8 million registered users participated in activities in our social community as of December 31, 2018.

        This combination of demographic and behavioral characteristics signifies that our customers have high aptitude to engage and invest their assets on our trading platform.

Constant expansion and innovation of products and services to serve customers' evolving needs

        We began our business with offering brokerage services including margin financing in the U.S. equity securities on our platform in August 2015. After the initial success with significant growth of customer base and trading volume, we started to offer options and other financial instruments to customers. In May 2016, we expanded our business to offerings of Hong Kong stock brokerage services including margin financing. Since then, we have continued to expand our product offerings, such as futures, warrants, and notably in March 2017 Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs. Today, our customers enjoy a comprehensive set of investment tools and opportunities around the globe by simply opening one account on our trading platform.

        Leveraging on our deep industry knowhow, strong research and development capability and swift product launching ability, we have continually demonstrated our capability to capture new opportunities by introducing a series of innovative products and services, which ensures a constant inflow of high quality customers to our platform. Below are selected innovative services and products.

  •
  ESOP management.  We provide one-stop employee stock ownership plan, or ESOP, management services to soon-to-be listed and listed companies, from pre-listing management to post-listing share exercising and trading, which enable them and their employees to manage their ESOP in a convenient way and greatly save their management costs. Our ESOP management services allow us to capture an ever-increasing group of high-quality individuals with strong personal wealth growth potential and high stickiness to our platform.

  •
  Asset management products.  Our first proprietary exchange-traded fund, or ETF, product TigerShares China-U.S. Internet Titans ETF (ticker: TTTN) was launched in November 2018. This ETF tracks the Nasdaq China US Internet Tiger Index, a Nasdaq index with an investment objective to track the performance of companies engaged in Internet-related businesses in China and the U.S. This ETF enables investors to harness the growth of the Internet in China and the U.S., and allows investors to participate in broad international technology market trends.

  •
  Quantitative trading API platform.  We also provide an application programming interface, or API, for our customers to obtain real-time and historical market data, and to easily construct, back test and optimize their quantitative trading strategies, which can significantly reduce the strategy development and formulation cost for quantitative trading investors.

        Our constant expansion and innovation of products and services has enabled us to meet our customers' evolving needs, quickly capture new opportunities that have emerged in the market and attract more quality investors.

Unparalleled user experience and interactive investment community

        We understand the needs of tech-savvy online investors and are renowned for offering best-in-class user experience. We have a streamlined online account opening process. Our user interface is specifically designed to accommodate Chinese user's specific behaviors and preferences. As a result of the superior user experience we offer, we have also attracted a number of investment funds and companies to use our platform as their primary trading portals.

        Furthermore, we have fostered a close-knit online community which provides our users with high quality contents and an active discussion forum, assisting them to grow from amateur investors to experienced investors. Our strong user engagement creates a virtuous cycle where users gain knowledge through our community, become increasingly engaged in investing, and therefore have more insights and experience to share. By fostering a close-knit online community of investors, we not only facilitate a pleasant user experience but also enhance user loyalty, which in turn drive the transaction volume. As of December 31, 2018, we had approximately 1.6 million registered users on our platform.

        We also offer rich complementary services to our users, including real-time market information, major market event analysis and key topic webinar, which further add to the quality of our user experience and create active community atmosphere.

Robust infrastructure and advanced technology supporting all aspects of our business

        Our proprietary infrastructure and advanced technology are able to support trades across multiple currencies, multiple markets, multiple products, multiple execution venues and multiple clearinghouses. This system is not only able to support all aspects of our business operations but also facilitate our constant innovation. There had been over 100 versions of updates to the Tiger Trade APP since its initial launch in August 2015 to address users' various needs and improve user experience. Our system represents the following features:

  •
  High accessibility.  Our system supports an infrastructure and application architecture with high-level Service Level Agreement, or SLA, which guarantees that our customers can connect and trade at any time and therefore will not miss any fleeting opportunities in the market.

  •
  High reliability.  It provides high accuracy in user data and market data, supported by both real-time and off-line calculations.

  •
  High security.  Our system empowers systemized security measures such as strong encryption and two-factor authentication, in addition to disaster recovery and business continuity plans.

  •
  High extensibility.  It is able to handle millions of data at the peak time, while supporting order execution and settlement with high throughput; and designed for easy modification, allowing us to increase system features, functions and capabilities efficiently.

  •
  Low latency.  It boasts dedicated relay networks and system optimization tools that reduce end-to-end latency from customer trade orders to the various exchanges.

        Leveraging on our deep understanding of the securities trading industry and research and development capabilities, we have also incubated an investee company which provides technical support on clearing technology to clearinghouses in the U.S.

Talented team backed by strong shareholder support

        We have a best-in-class management team that combines talents from both Internet and financial services companies and many of them have over ten years of experience trading U.S. securities.

        Our founder and CEO, Mr. Tianhua Wu, was one of the most renowned experts in China's Internet field prior to founding our company. As a Tsinghua graduate majoring in computer science and technology, he has over eight years of experience working at NetEase. Our key personnel also comprise of experienced Internet entrepreneurs and talents from top Internet and technology giants in China such as Baidu, NetEase, Tencent and Xiaomi.

        Moreover, we have an experienced team of financial professionals from world-class institutions such as Citigroup, Goldman Sachs, Morgan Stanley and UBS. For example, our management team in the U.S. and New Zealand have extensive experience in local financial markets. Our New Zealand CEO, Mr. Vincent Cheung, has rich management and securities investment experiences in several multinational companies such as Interactive Brokers and KVB Kunlun Financial Group.

        We are backed and invested by some of the most powerful financial and technology giants in the world, such as Interactive Brokers and Xiaomi, as well as some of the most highly regarded venture capital and private equity funds. Our shareholders provide us with the capital to fund our growth and also support us in the development and operation of our business. For example, Interactive Brokers, one of the largest U.S. online brokerage firms, is not only a shareholder in our company but has also provided us with valuable advice and knowhow on KYC procedure, trade execution, legal and compliance matters and risk management.

Our Strategies

        Our mission is to make investing more efficient through technology for everyone. Driven by increasing enthusiasm in global asset allocation and enhanced functionality of online brokers, it is expected that demand for online brokerage service will continue to increase significantly. We are well positioned as the leading online trading platform for global Chinese investors. We intend to achieve our mission by growing our customer base, increasing our trading volume, introducing more diverse and innovative products and services and enhancing our technology capabilities. More specifically, we plan to implement the following strategies.

Expand demographic coverage to serve global investors

        We aim to selectively provide our products and services to investors in a wider range of jurisdictions, including the United States, Australia, Singapore, Hong Kong and India, to the extent in compliance with applicable laws and regulations. To achieve this goal, we intend to apply for appropriate licenses or acquire companies that hold such licenses in Singapore and India, in addition to the authorizations and licenses we currently have in New Zealand, the United States, Australia and Hong Kong.

        In connection with our future global footprint, we intend to diversify our product and service offerings by partnering with more exchanges globally, increasing the number of available products on our trading platform, as well as generating innovation and differentiation in our services. Our goal is to enable our customers to trade on more prominent exchanges worldwide and to add other investment products.

Attract more institutional investors

        We intend to expand our service offerings to small and medium-sized institutional customers and increase the proportion of revenues generated from them. We have developed customized API for our institutional customers. We also plan to attract more institutional investors by offering fund structuring and administrative services such as fund license application, product design, asset custody, transaction execution and funding allocation for fund management startups. As institutional customers tend to trade more consistently and demand wider spectrum of services as compared to individual investors, we strive to foster long-term partnerships with them and to grow our revenue streams substantially as a result of greater number of institutional customers utilizing our trading platform and services.

Expand into the asset and wealth management business

        Although our asset management and wealth management services are still at the ramping-up stage, we believe they are an integral part of our comprehensive services package and a major focus for our future growth. We intend to leverage on our high quality customer base and comprehensive understanding of investment products and capital markets to penetrate into wealth management and asset management services. We aim to further increase and diversify investment products available on our trading platform and to enhance our research and investment capabilities and expertise to increase the competitiveness of our wealth management and asset management services. We also aim to provide asset management and wealth management services to a greater number of high net worth individuals as well as institutional and corporate customers.

        We aspire to build and upgrade our comprehensive trading platform to serve our asset management and wealth management customers. We plan to integrate artificial intelligence and quantitative modelling tools into our trading platform, therefore making our trading platform increasingly smart when offering financial advisory and asset allocations to our customers. We believe the advanced technology will improve user experience and increase customer stickiness.

Strengthen our technology capabilities through continuous investment

        We intend to make additional investments in our infrastructure that enhance our proprietary technology, which will enable us to continue to provide the superior user experience and innovative product offerings, conduct effective risk management, retain low cost structure and respond quickly to arising business opportunities. In particular, we will continue to upgrade our software to improve user interface and user experience and we will increase the speed, stability and security of trading by continuous investment in infrastructure and hardware and iteration in trading and operational systems.

        As existing technologies converge and new technologies emerge, we intend to continue developing and introducing products and services for and on various media platforms, such as mobile phones and tablet devices. For example, we plan to further automate our financial advisory, account management, trading and customer management functions. We aim to strengthen our partnership with global stock exchanges so our trading platform can directly connect with them and execute trade orders. Finally, our long-term goal is to develop our proprietary order execution and clearing technologies and operate independently throughout the entire value chain of brokerage business.

Further strengthen our brand equity

        We intend to leverage on the network effects inherent in our business to further enhance our brand recognition. As more customers trade and socialize on our trading platform, we will have more data to optimize our trading platform which in turn will attract even more customers. We aim to enter into cross-branding arrangements with other websites and traditional media outlets to both reinforce our brand with existing customers as well as to broaden our exposure to potential customers. Finally, we will continue the efforts of marketing and branding through public relations campaigns and sponsored events, such as industry conferences.

Attract and retain talent

        We rely on our management team and employees to serve our customers and implement our growth strategies. Hence, attracting, cultivating and retaining talent has been, and will remain, critical to our success. We plan to continue attracting and retaining highly skilled personnel, particularly those with expertise in fintech, and further strengthen our corporate culture by continuous investment in employee training and other professional development programs.

Our Core Products and Services

Brokerage Services

Overview

        We deliver a comprehensive and user-friendly online trading experience for investors through our platform that can be accessed through our APP or website. Our services became accessible on the website and through our flagship APP, Tiger Trade, in August 2015. Currently our trading platform enables our customers, who are primarily Chinese investors living in and outside of China, to execute trades in a secure, reliable and cost-efficient environment. Our trading platform also encompasses an abundance of complementary services that help our customers make informed investment decisions.

        Our platform allows investors to trade stocks, options, warrants and other financial instruments listed on the major stock exchanges around the world, including but not limited to Nasdaq, New York Stock Exchange and Hong Kong Stock Exchange as well as A shares which are eligible under Shanghai-Hong Kong Stock Connect and Shenzhen-Hong Kong Stock Connect programs. Our customers can also trade futures contracts, trade on margin and short sell on our trading platform.

        As of December 31, 2018, we had approximately 1.6 million registered users and approximately 0.5 million customers. The aggregate trading volume amounted to approximately US$36.9 billion during the fourth quarter of 2018. Below is the table of the operating data as of the dates or for the periods indicated.

	As of and for the Three Months Ended
	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	Sep 30, 2018	Dec 31, 2018
Number of registered users (in thousands)	77.3	198.0	281.3	368.4	448.9	525.7	604.3	712.6	865.2	1,043.2	1,392.6	1,580.3
Number of customer accounts (in thousands)	18.7	39.1	58.8	78.9	100.5	132.3	162.5	205.0	265.4	321.1	456.4	502.4
Number of customers with deposits (in thousands)	4.5	7.4	10.7	13.7	17.3	23.7	32.7	41.9	51.2	59.8	75.5	81.6
Number of trading customers (in thousands)	4.1	6.8	10.0	12.8	16.2	22.3	30.3	38.3	46.6	53.6	69.2	76.2	(3)
Total account balance(1)(4) (in US$ millions)	185.5	324.2	475.1	574.5	910.1	1,155.2	1,568.6	1,785.9	2,183.6	2,033.5	2,576.4	2,357.0
Trading volume(4) (in US$ millions)	1,363.3	3,495.1	5,085.7	6,393.9	12,494.0	13,988.4	17,125.7	19,687.8	28,302.6	21,395.3	32,628.3	36,895.2
Daily average trading volume(2)(4) (in US$ millions)	22.7	55.5	79.5	103.1	201.5	231.2	267.6	317.5	464.0	345.1	526.3	542.6

Notes:

(1)
Represents the total balance of all customers' deposits on our platform as of the respective date.

(2)
Calculated based on the average number of trading days during the period of the U.S. and Hong Kong exchanges.

(3)
As of December 31, 2018, 67,785 of our customers had conducted at least one trading transaction on our platform in the preceding 12 months.

(4)
Translated at a rate of RMB6.8755 to US$1.0000, or of HK$7.83 to US$1.00, respectively, as the case may be.

        Commission fees generated from our brokerage services accounted for US$5.3 million, US$15.1 million and US$26.0 million in 2016, 2017 and 2018, respectively. Financing service fees related to margin loans and short selling services provided to our fully disclosed customers accounted for US$0.1 million, US$1.8 million and US$6.4 million in 2016, 2017 and 2018, respectively. We started to generate interest income arising from margin loans and short selling services provided by us directly to our consolidated account customers since 2018.

Trading Platform Interface

        The user interface of our trading platform compartmentalizes services into five major functions: markets, community, discover, trade and account.

  •
  Markets.  The markets function is an information terminal that helps customers keep track of current and historical market data including real-time prices, historical prices, alerts, financial filings, company profiles and third-party analysis.

  •
  Community.  The community function is where users can read and post opinions on markets and securities.

  •
  Discover.  The discover function is a comprehensive suite of investor education tools including popular stock picks and short videos on trading fundamentals that impart valuable trading knowledge to our customers.

  •
  Trade.  The trade function enables customers to place trading orders and to execute orders over a safe and fast environment.

  •
  Account.  The account management function allows users to review and revise their personal information, manage their funds and rewards, and communicate with customer representatives.

Types of Accounts

        While we also partner with other clearing agents, we substantially rely on Interactive Brokers to execute, settle and clear a substantial portion of the trades of the U.S. and Hong Kong stocks and other financial instruments, and to comply with certain federal, state and other laws, as discussed in more details in "Business—Our Core Products and Services—Revenue Models." There are two types of accounts on our platform, consolidated accounts and fully disclosed accounts, depending on the cooperative model with our clearing agents.

        Under the consolidated accounts, our customers only open accounts and place trades with our platform. We are responsible for the "know your client", or KYC, and anti-money laundering, or AML, procedures including customer identity verification, account approval and disapproval, record keeping, monitoring and supervision of the accounts and other compliance functions, which are no less stringent than the procedures performed for fully disclosed account customers. We work with Interactive Brokers and other agents for order execution, clearing and settlement services. Consolidated accounts offer more functions, products and services than fully disclosed accounts, such as innovative financial instruments. With our advanced technology and third party database, the account opening process for consolidated accounts is more efficient and smooth.

        Under the fully disclosed accounts, we provide a user-friendly trading interface and infrastructure for the customers and we engage Interactive Brokers to perform the execution, clearing and settlement services. We are responsible for technical support, customer service and marketing to the fully disclosed account customers. We also perform our own KYC procedures to verify the identity and financial condition of potential customers. In addition to the account on our platform, each of our customers also open a corresponding account with Interactive Brokers. Interactive Brokers is required to perform key functions in respect of KYC and AML procedures including customer identities verification, account approval and disapprovals and continuing monitoring and supervision of the accounts.

Revenue Models

        We currently derive substantially all of our revenues from our brokerage services through commission fees we charge our customers and interest income or financing service fees arising from or related to margin loans or short selling services provided to customers by ourselves or third parties for trading activities.

        Our revenues from commission fees are generated by customer trades and are largely determined by trading volume and commission rates. We charge commission fees based on the amount of transaction volume, or the number of shares, lots or contracts in each order. We from time to time award discounted or even zero commission fees to new or existing customers as part of our marketing scheme, thus attracting more customers and boosting customer stickiness.

        Pursuant to the agreement with our primary clearing agent, Interactive Brokers, we receive a portion of commission fees paid by our customers every time Interactive Brokers executes and clears a trade order. For consolidated accounts, we receive commission and pay a pre-determined portion to Interactive Brokers as execution and clearing fees. For fully disclosed accounts, every time Interactive Brokers executes and clears a trade, it collects the commission, deducts the execution and clearing fees and returns the rest of the commission fees to us.

        Customers can also trade on margin and short sell securities on our trading platform. The minimum deposit that customers must have to open and maintain a margin account so as to conduct margin trading and short selling is currently set at US$2,000. The margin loan or funding is offered by our platform for consolidated account customers and by Interactive Brokers for fully disclosed account customers. We generate interest income arising from margin financing offered by us to consolidated account customers and earn financing service fees related to the margin financing provided by Interactive Brokers to our customers.

        We adopt diversified pricing terms to better serve our customers with individualized needs. The commissions we charge generally vary in accordance with the type of products or services discussed above as well as timing of account activation, eligibility for discounts and other factors. For margin loans, we charge a specific interest rate on margin loans provided by us, or a mark up above the interest rate of the margin loans provided by our clearing agents. Below is a brief summary of the currently effective pricing terms for certain of our products and services, which are subject to change from time to time.

Products and services	Our pricing terms	Other fees and expenses
U.S. stocks on Nasdaq and NYSE(1)	Commissions: US$0.0039 per share subject to a minimum charge of US$0.99 per transaction Technical service fees: US$0.004 per share subject to a minimum charge of US$1.00 per transaction	Applicable regulatory fees and transaction fees charged by the SEC and other third-party institutions
Hong Kong stocks on HKEX(1)	Commissions: 0.029% of trading volume exceeding HK$62,069 for any transaction(2) Technical service fees: HK$18	Applicable transaction fees charged by HKEX and stamp tax charged by the Hong Kong SAR government
Options	Commissions: US$0.95 per contract subject to a minimum charge of US$2.99 per transaction	Other fees primarily include options regulatory fees charged by exchanges, transaction fees charged by the FINRA and clearing fees charged by the Options Clearing Corporation
Financing loans

Annualized interest rate for loans in USD to fully disclosed account customers(3): from 5.2% to 6.4% depending on trading volume

Annualized interest rate for loans in HKD to fully disclosed account customers(3): from 4.623% to 5.623% depending on trading volume

Annualized interest rate for loans in USD to consolidated account customers(4): 5.2% depending on trading volume

Annualized interest rate for loans in HKD to consolidated account customers(4): 5.5% depending on trading volume

N/A

Notes:

(1)
Only apply to customers who opened accounts after March 20, 2018.

(2)
No commission charged if total trading volume is equal to or less than HK$62,069 for a single transaction. New customers from certain of our revenue-sharing model partners are not entitled to this pricing term.

(3)
Annualized interest rates effective since March 6, 2019. Interest rates are subject to change in accordance with market conditions.

(4)
Available to consolidated account customers since 2018. Interest rates are subject to change in accordance with market conditions.

Asset Management and Wealth Management Services

        Although our asset management and wealth management services are still at the ramping-up stage, we believe they are an integral part of our comprehensive services package and a major focus for future growth. Through our asset management and wealth management services, we provide personalized services at competitive prices. Our customers can purchase products such as pre-IPO shares, overseas fund products or bonds. We charge a service fee for such transactions.

        Our first proprietary ETF product TigerShares China-U.S. Internet Titans ETF was launched in November 2018. This ETF enables investors to harness the growth of the Internet business in China and the United States and allows investors to participate in broad international technology market opportunities. We charge a management fee for our ETF product.

Institutional and Corporate Services

        We have recently launched a number of innovative services in order to attract new customers as well as to serve existing customers whom we expect to have a greater chance of cross-selling products or services. We provide ESOP management services to soon-to-be listed and listed companies which enable them and their employees to manage their equity incentive schemes in a convenient and simplified manner. Our customer representatives work together with these companies to build a repository of equity incentive awards in our proprietary ESOP management system. We then help companies manage the vesting and exercise of their equity incentive awards as well as educating company employees about ESOP. Furthermore, we provide investor relations service to issuers such as interviews with chief financial officers. Overall, we had worked with over 20 corporate clients.

        With our in-depth knowledge of the global financial market, we have also developed a one-stop incubation service for small and medium sized buy-side customers to set up offshore funds in a cost-effective way. Our service offerings include fund license application, product design, asset custody, transaction execution and funding allocation. We carefully consider factors related to a fund's potential launch to the public such as vehicle structure, registration constraints, demand and potential for success in comparison to other funds in the market. We generally offer our fund structuring and management services on a complimentary basis in exchange of our institutional customers' marketing of our products and services.

Complementary Services

        We believe that a key attraction of our trading platform is the complementary services we embed in our trading platform's functions. The major complementary services are market information, community engagement, investor education and simulated trading, which work together to help our customers make informed investment decisions.

  •
  Market information.  We provide comprehensive market information to our customers, including real-time price quotes from various exchanges and international markets, technical indicators and macroeconomic data. Our customers can either select market information by browsing under the exchanges they are interested in researching or using the search function to find a specific security.

  •
  Community engagement.  We have built "Tiger Community" consisting of live discussion boards for our customers to communicate with our community team and among themselves regarding market trends, investment opportunities and other related topics. Discussion boards are broken down into hot topics that are tailored to major market events and editors' picks representing substantive and analytical posts that add value to the investor community.

  •
  Investor education.  We have developed "Tiger Education," which is a set of educational programs designed to target customers with a variety of experience levels trading in stocks and other financial instruments. Our educational programs include basic rules and processes of trading, fundamental analysis methods and technical analysis methods. We offer online lectures and live video programs produced in-house covering a variety of topics.

  •
  Simulated trading.  We enable users who have signed up on our trading platform to practice their stock-picking and trading skills without actually investing any money. Users can log on, set up a paper account and use a predetermined amount of simulated funds to make simulated investments.

Our Users and Customers

        We classify those who have registered on our platform as our users and those who have opened accounts on our platform as customers. As of December 31, 2018, we had approximately 1.6 million users and 0.5 million customers cumulatively, and 71.5% of our individual customers were under 35 years old and 86.6% had an annual income of over US$40,000. Other than individual customers, we also provide products and services to corporate customers and institutional customers.

        We have attracted a young, affluent, highly engaged and sticky user base on our trading platform. Our users and customers are generally sophisticated Chinese investors living in and outside China with relatively higher risk tolerance.

        As of December 31, 2018, the aggregate of account balance amounted to approximately US$2.4 billion. Our customers can open and activate trading accounts through our APP which can be downloaded for free from APP stores or through our website. After filling in personal information online, our customers are required to complete a series of questions and upload various documents to verify their identity and assess potential risks.

        We have experienced significant growth in both number of customers and trading volume due to our reliable and secure trading platform, comprehensive brokerage and value-added services and superior user experience. The total customer accounts increased from 18,697 as of March 31, 2016 to 502,352 as of December 31, 2018, representing a compounded quarterly growth rate of 34.9%. The daily average trading volume increased from US$22.7 million during the first quarter of 2016 to US$542.6 million during the fourth quarter of 2018, representing a compounded quarterly growth rate of 33.4%.

Marketing, Branding, Customer Development and Customer Support

        We attract and retain customers to use our trading platform through marketing and branding, customer development and customer support.

Marketing and Branding

        We conduct targeted branding and marketing to attract potential customers using both online and traditional marketing channels. Our online marketing activities mainly include Internet search engine results and advertisements on websites focused on trading and finance. We also actively conduct marketing for our trading platform through APP stores. In addition, we promote our brand and trading platform through our corporate accounts on popular interactive social media platform. We benefit from cross-branding arrangements with third-party websites, and influential social media accounts, under which we cooperate to help improve each other's brand recognition. We specialize in utilizing social media to strengthen our brand equity, enhance our competitive advantages and expand our business.

        We regularly initiate branding activities to promote our brand awareness among existing and potential customers around the world. We provide the technical backbone to many leading online platforms that allow their own users to analyze and trade U.S. and Hong Kong securities. As a result of the superior functionalities of our trading platform and our position as an independent platform with capability to trade U.S. and Hong Kong securities, we have been chosen by some well-known platforms as their business partner. These partnerships have enabled us to access a wider user base and scale up in a cost-efficient manner.

        We focus on investing in cost-effective marketing initiatives and regularly evaluating the effectiveness of various marketing channels to optimize the allocation of our marketing resources. All customer acquisitions are tracked and analyzed based on profitability on a regular basis so that adjustments can quickly be made to our marketing efforts. We focus on continuously improving the quality of our products and services as we believe satisfied customers are more likely to recommend our trading platform to other potential customers. We incurred marketing and branding expenses of US$3.5 million, US$6.3 million and US$10.5 million in 2016, 2017 and 2018, respectively, accounting for 63.4%, 37.1% and 31.4%, respectively, of total revenues for the same periods.

Customer Development

        Our users and potential customers can initiate contact with us through phone call and online message. To further build the relationships, our business and customer support team generally follow up with customers to respond to their questions about our trading platform, our products and our business in general.

        We also use data analytics tools to identify users who are more likely to open trading accounts with us through an analysis of communication history and platform usage records, thus improving the effectiveness of our customer development and customer conversion. We also implement a member-to-member referral bonus system for existing customers who introduce new customers to our trading platform so both the introducer and the introduced receive bonus funds for commission-free trading.

Customer Support

        We take pride in the level and quality of customer services we provide. We have a dedicated team of customer support personnel that handles customer inquiries about our trading platform via phone call and online message. Our business and customer support team consisted of 124 employees as of December 31, 2018 and operates for around 20 hours every trading day to serve our customers across the world.

        We implement stringent internal policies and training programs regulating how our customer representatives communicate with and serve our customers. Our compliance team also regularly monitors communications between our customer representatives and customers to maximize the level of satisfaction from our customers.

Our Technology and Infrastructure

        Our proprietary technology is critical to our goal of providing the most user-friendly trading experience at the best value to our customers. Over the past four years, we have developed an integrated trading platform to create an efficient conduit for the global flow of capital across securities on electronic exchanges around the world, while at the same time maintaining one of the lowest fee schemes in the industry. We strongly believe in developing and continuing to enhance our proprietary technology to adapt quickly to the changing environment and regulatory change of our industry and to take advantage of opportunities presented by new exchanges or new product lines ahead of our competitors.

Trading Platform Interface

        Our trading platform allows our customers to execute trades in an efficient, secure, reliable and user-friendly manner. Our user interface is specifically designed to accommodate Chinese users' specific behaviors and preferences. Customer trades are both automatically captured and reported in real time to our trading platform. Users can search for and download our trading platform on APP stores through their mobile devices, or simply trade on our website. It generally takes less than five minutes to register and submit the application required to open an account on our platform. Once our customers open accounts on our platform, they will be directed to link a payment method for making deposits into their accounts. We perform biweekly updates to our trading platform and had updated over 100 versions.

Back-end System

        We have a proprietary and robust back-end system, which is able to support major aspects of our business operation, and our comprehensive product offerings. Our back-end system ensures the safety, stability, smoothness and speed of transactions on our trading platform. For example, we receive, process and distribute stock quote data at a speed on average 71,200 units per second at its peak. Our back-end system is able to facilitate trades in a secure and reliable manner by connecting seamlessly to our clearing agents.

        Through our back-end system, we employ proprietary technology to automate functions including account management, market updates, order routing, seamless trading across securities and risk management. Our back-end system is built with the following features.

  •
  High availability.  Our back-end system supports an infrastructure and application architecture with high-level SLA which guarantees that our customers can connect and trade at any time to avoid missing any fleeting opportunities in the market.

  •
  High reliability.  It provides high accuracy in user data and market data, supported by both real-time and off-line calculations.

  •
  Security.  Our system empowers systemized security measures such as strong encryption and two-factor authentication, in addition to disaster recovery and business continuity plans.

  •
  High performance and extensibility.  It is able to handle millions of real time data at the peak, while supporting order execution and settlement with high throughput; enhanced to improve capacity for handling an increased load; and designed for easy modification, allowing us to increase system features, functions and capabilities efficiently.

  •
  Low latency.  Our system boasts dedicated relay networks and system optimization tools that reduce end-to-end latency from customer trade orders to the various exchanges.

        Our proprietary back-end system boasts strong capabilities to handle customer information and trade orders. We designed our back-end system for easy modification, allowing us to increase system features, functions and capabilities efficiently as well as to handle a high volume of orders from customers at any one time. We ensure the security and integrity of all customer assets using various safeguards.

        We also maintain formal business continuity policies and practices aimed at ensuring rapid recovery from any business or trade interruptions. We rank each of our services according to the risks associated with potential interruptions and have also established business recovery time objectives for our services. We regularly review and test our recovery plans and controls to ensure the effectiveness of such plans and controls in meeting our business needs.

CRM System

        Our CRM system is the core IT system for customer development and support. Our CRM system allows us to centrally monitor and supervise customer communications, manage relationships with customers, and analyze important customer data:

  •
  Customer communications.  Our CRM system is integrated with our phone calls and online messaging systems, which assists customer representatives to anticipate and solve questions for our customers as they can access customer information and data from the CRM system while communicating with customers.

  •
  Customer relationship management.  Our CRM system also facilitates the management of account opening procedure, account status update, collection of customer complaints and other customer activities. Through the CRM system, our customer representatives can access customers' communication history, their platform usage records and trading records.

  •
  Customer analysis.  Through our CRM system, we can analyze our customer's communication history and trading records to enhance our operational efficiency.

Research and Development

        We develop our proprietary trading platform, back-end technology and CRM system internally and consider our expertise in the rapid development and deployment of new trading technology as one of our core strengths. We have a team of experienced engineers. The supervisors in charge of our research and technology department all graduated from prestigious universities and worked at well-established Internet and software companies before joining us. As of December 31, 2018, our research and development department consisted of 199 engineers and technicians. Substantially all of them have a bachelor's degree or above.

        Our company is technology-focused, and our management team is technology-savvy. Most members of the management team participate in writing detailed program specifications for new applications. Our senior executives personally track progress on programming projects, which enables us to prioritize key initiatives and achieve rapid turn-around on new projects.

        Our current research and development efforts are focused on developing and improving, among other things, our trading platform capabilities, infrastructure technologies and customer data analysis technologies. To achieve optimal performance from our trading platform, we are regularly upgrading new versions, evaluating platform performance and performing quality assurance testing procedures.

Risk Management

        Our business activities expose us to various risks. Identifying, measuring and managing risks are critical to minimizing damages to our business, operations and financial condition. Our compliance and legal departments work together with management to identify and manage all risks. We have implemented policies and procedures for identifying, measuring and managing risks, which include establishing threshold levels for our most significant risks. Our business exposes us to four broad categories of risks: customer-related risks, trading-related risks, operational risks as well as cyber and information security risks. We are also subject to other risks that could affect our business, financial condition, operations or cash flows in future periods. For additional information, please see "Risk Factors—Risks Related to Our Business and Industry—We may fail to update our risk management policies and procedures as needed and such policies and procedures may otherwise be ineffective, which may expose us to unidentified or unexpected risks."

Customer-Related Risks

        We interact with customers on a daily basis, exposing us to risks of customers conducting money laundering activities, fraud and other financial crimes. We therefore implement rigorous KYC and AML measures to compile and periodically update customer profiles and to monitor activities. Once customers make deposits, we adopt the following safeguards to protect our customers' assets:

  •
  Segregation of customer and internal funds.  We segregate all customer funds from our internal funds in accounts with a few reputable banks in New Zealand for consolidated accounts. We perform a detailed reconciliation of our customers' funds on a regular basis to ensure that such funds are properly segregated.

  •
  Regulatory compliance.  We are currently authorized and accredited as a NZX investment advisory firm in New Zealand. Our subsidiary, Wealthn LLC, is a registered investment advisor and a NFA member as well as commodity pool operator and registered commodity trading advisor in the United States. Our subsidiary, US Tiger Securities, Inc., is a registered broker-dealer with the SEC and a member of FINRA and SIPC in the United States. Our Australian subsidiary, Fleming Funds Management Pty Ltd, is a licensed financial services provider in Australia. Our Hong Kong subsidiary, Kastle Limited, is a licensed trust and company service provider. For consolidated accounts, we carry out customer due diligence of our customers before establishing any relationship or conducting any transaction, pursuant to the anti-money laundering rules and regulations in New Zealand. We, as well as our clearing agents, conduct ongoing customer due diligence and account monitoring as well as other internal controls procedures to comply strictly with applicable rules in relevant jurisdictions. For fully disclosed accounts, our primary clearing agent Interactive Brokers takes the main responsibilities of verifying customers' identities and other regulatory compliance in the United States.

  •
  Transfer of customer funds in real name.  We generally require funds to be transferred in and out of customers' own bank accounts in order to reduce the risk of funds flowing into bank accounts of any unrelated third parties. This means that, with limited exceptions, a customer's trade account name must be the same as his or her bank account name to facilitate any fund transfer. Such measure not only reduces the risk of fraudulent transfer of customer funds into third-party accounts but also minimizes money laundering activities as well as potential violation of foreign exchange regulations in China.

  •
  Tiger Verification.  We developed a proprietary Tiger Verification APP in August 2018 that works together with our trading platform to increase the security of customer accounts. Before customers complete transactions, they can enter their passwords and codes generated from Tiger Verification to verify their transactions.

Trading-Related Risks

        We are exposed to various trading-related risks arising from our brokerage operations, primarily including market risk from financial market volatility and liquidity risk from inability to meet cash flow needs and regulatory requirements. Our management and risk management team work closely together to monitor our risk exposures throughout the day. We implement risk management measures for each of the major trading-related risks as follows:

  •
  Market risk.  Market risk is the risk of loss from adverse market movements. The primary market risk factor to which we are exposed is the fluctuation of trading volume. As a part of our risk management system, we plan to diversify our business to increase the products and services we offer under our asset management services as well as institutional and corporate services.

  •
  Liquidity risk.  Liquidity risk is the risk of loss resulting from the inability to meet current and future cash flow needs. We must comply with the NZX's capital adequacy requirements, by which our current financial health is measured by assessing our liquidity against the risks we are exposed to. At all times our New Zealand subsidiary, Top Capital Partners, must maintain the net tangible current assets, or the NTCA, at a level equal to, or greater than, the prescribed minimum capital adequacy, or the PMCA, which shall be the higher of: (a) the minimum NTCA of NZ$0.5 million or (b) the total risk requirement, or the TRR. At the end of each business day we calculate and record (a) the NTCA; (b) the TRR; and (c) the surplus and ratio that the NTCA over the PMCA.

    US Tiger Securities, Inc. must comply with the SEC's net capital requirements, by which its current financial health is measured by assessing its liquidity against the risks where it has exposure. At all times US Tiger Securities, Inc. must maintain the net capital requirements, at a level equal to, or greater than, the prescribed minimum capital. US Tiger Securities, Inc. must maintain a minimum net capital requirement in compliance with the SEC Rule 15c3-1 as well as comply with the SEC Rule 17a-11 and the "early warning levels" for net capital requirements contained therein.

  •
  Credit risk.  Credit risk is the risk related to the margin financing we extend to our consolidated accounts and associated with margin credit increase during periods of fast market movements or in cases where collateral is concentrated and market movements occur. During such times, customers who utilize margin financing and who have collateralized their obligations with securities may find that the securities have a rapidly depreciating value and may not be sufficient to cover their obligations in the event of liquidation. We are also exposed to credit risk when our customers execute transactions, such as short selling of options and equities that can expose them to risk beyond their invested capital. We have a comprehensive policy implemented in accordance with regulatory standards to assess and monitor the suitability of investors to engage in the trading activities that we offer. Our credit exposure is to a great extent mitigated by our policy of automatically evaluating each account throughout the trading day and closing out positions automatically or disabling further trading for accounts that are found to be under-margined.

Operational Risks

        Operational risk is the risk of loss resulting from inadequate or failed internal processes or controls, human errors or misconducts, system and technology problems or from external events. It also involves non-compliance with regulatory and legal requirements. We manage operational risks by establishing policies and procedures to accomplish timely and efficient processing and obtaining periodic reports from management regarding key processes.

        Significant operational risks arise particularly in relation to trading, IT and finance functions. The potential risks relating to trading include routing errors, booking errors, product administration errors and exposure limit breaches.

        We have implemented a comprehensive policy in compliance with the regulatory and legal requirements to assess and monitor the suitability of trading activities on our platform. To mitigate the operational risk, we monitor, detect and predict abnormal trading activities that can potentially impair the continuity of the operations of the market, our counterparts and our own firm. We have developed a business continuity plan to manage and minimize the impact to the business in the event of operational disruptions. Backups and procedures are in place to facilitate the recovery of these systems at our recovery site overseas. See "—Our Technology and Infrastructure—Back-end System" for more information.

        We have additionally formulated a series of internal procedures focused on minimizing operational risks. Our compliance department reviews and approves materials published for investor education, market information and community engagement to prevent the disclosure of any inaccurate information. We also monitor the interactions between our customer representatives and customers for any non-compliance with internal policies and regulatory rules. All customer-facing employees receive compliance training upon joining us and we also provide ad hoc compliance trainings on various compliance matters to all employees. An annual training schedule stipulates our training requirements. The compliance team monitor customer interactions to ensure that company policy is observed. We take pride in the level and quality of customer services we provide. We have a dedicated team of customer service personnel that handles customer inquiries about our trading platform via phone call and online message.

Cyber and Information Security Risks

        We are exposed to malicious technological attacks intended to impact the confidentiality, availability or integrity of our systems and data, including sensitive customer data. Our technology team relies on a layered system of preventive and detective technologies, practices and policies to detect, mitigate and neutralize cyber security threats. Secure access to our customers' information and other confidential information is paramount to our business success. We therefore maintain strict internal practices, procedures and controls enabling us to better protect our customers' personal information, such as providing different levels of access rights. We use hardware security machines to encrypt sensitive customer information in our CRM system. Access to our information system is granted to employees on an as-needed basis. We deploy advanced firewall technologies to restrict inappropriate access to our hosting facilities. We frequently monitor our APP, websites and critical servers for any cyberattacks or data breaches. See "Risk Factors—Risks Related to Our Business and Industry—We may fail to protect our platform from cyber-attacks, which may adversely affect our reputation, customer base and business." and "—If we fail to protect customer data and privacy, our reputation, financial condition and results of operations will be materially and adversely affected."

Intellectual Property

        We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual properties and our brand. Our intellectual property rights are important to us in distinguishing our brand and services from those of our competitors and contribute to our ability to compete in our target markets. As our brand name gains more recognition among the general public, we will work to increase, maintain and enforce our trademark portfolio as well as software and domain name registrations, the protection of which is important to our reputation and the continued growth of our business. Below is a comprehensive summary of our intellectual property rights.

        As of January 29, 2019, we had obtained four patents and had submitted 16 additional patent applications in China. As of January 29, 2019, we had registered 42 trademarks and had submitted over 180 additional trademark applications in China. We had also obtained trademarks in jurisdictions such as Hong Kong and New Zealand, and submitted trademark applications in various jurisdictions. As of January 29, 2019, we had registered 30 software copyrights and five artwork copyrights in China. We also have registered or applied for trademarks in jurisdictions such as New Zealand and Hong Kong.

Competition

        The online brokerage market is highly competitive and rapidly evolving. Our primary competitors include online brokers and other firms providing online brokerage services. Nevertheless, we believe that our diverse product offerings, advanced technology infrastructure, efficient trade execution, top quality customer services and competitive pricing together make us one of the top performers in this market. According to the iResearch Report, we were the largest online broker focusing on global

Chinese investors in terms of the U.S. securities trading volume in 2017, with a market share of approximately 58.4%.

        Although some of our competitors may have greater financial resources or a larger customer base than we do, we believe that our proprietary trading platform, comprehensive customer services, innovative products and services, unparalleled user experience, robust infrastructure and advanced technology, and strong brand recognition are powerful competitive strengths in the fast-evolving online brokerage market.

Employees

        We had 171 and 217 employees as of December 31, 2016 and 2017 respectively. As of December 31, 2018, we had 446 employees, 424 based in mainland China and Hong Kong. Below is a breakdown of employees by their departments as of December 31, 2018.

Department	Number of employees	% of total
Research and development and technology	199	44.6
Compliance, legal and finance	33	7.4
Business and customer support	124	27.8
Marketing	22	4.9
Operations	42	9.4
General and administration	26	5.9

Total	446	100.0

        We enter into individual employment contracts with selected employees to cover matters including non-competition and confidentiality arrangements. We generally formulate our employees' remuneration package to include salary and benefits. We provide our employees with social security benefits in accordance with all applicable regulations and internal policies.

Facilities

        Our principal executive office is located in Beijing, China, where we leased approximately 2,700 square meters of office space. In addition to Beijing, we also have leased properties principally for our operations in Auckland, New Zealand, Singapore and the State of Pennsylvania and the State of New York, United States and other cities in China. Our leased premises are leased from unrelated third parties who either have valid titles to the relevant properties or proper authorization from the title holder to sublease the property. We believe that we will be able to obtain adequate facilities, principally through leasing, to accommodate our future expansion plans.

Insurance

        Our New Zealand operating entity, Top Capital Partners, has in place professional indemnity insurance and directors' and officers' liability insurance, each of which has a limit of indemnity of NZ$3 million and NZ$1 million respectively and covers worldwide (excluding the U.S. and Canada) jurisdictions and territories.

        Save as the insurance described above, in line with general market practice, we do not maintain any business interruption insurance or product liability insurance, nor do we maintain key-man life insurance. We additionally do not maintain any liability insurance or property insurance policies covering students, equipment and facilities for injuries, death or losses due to fire, earthquake, flood or any other disaster. Our Directors consider that our company currently maintains adequate insurance policies. See "Risk Factors—Risks Related to Our Business and Industry—Our insurance coverage may be inadequate to cover risks related to our business and operation."

Legal Proceedings

        As the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations, nor have we experienced any incident of non-compliance which, in the opinion of our directors, is likely to materially and adversely affect our business, financial condition or operations.

Compliance

        We believe that our comprehensive compliance framework covering marketing compliance, regulatory compliance and AML procedures protects the assets and interests of our customers. Our compliance department carries out routine day-to-day compliance tasks and transaction reporting, business monitoring and customer due diligence to ensure compliance with all applicable laws and regulations. In addition, they monitor complaints and compile responses to these complaints.

        The compliance department also oversees general compliance with all applicable KYC rules and AML procedures, carries out the compliance policies and prepares reports to any regulatory agencies if needed. Lastly, all compliance employees are required to undergo continuous intensive on-the-job training to become familiar with the latest regulatory environment developments.

REGULATION

        This section summarizes the principal New Zealand, U.S., PRC, Australian and Hong Kong laws and regulations relevant to our business and operations.

New Zealand Regulations Relating to Securities and Futures Brokerage Business

Operational Rules of the Exchanges on Which We Operate

        Top Capital Partners is a participant firm of the New Zealand Stock Exchange, or NZX, and is required to comply with the operational rules of the NZX to engage in online trading services business. The NZX's markets are operated under a "self-regulating organization" model, or the SRO model. This means that the NZX is both an operator and regulator of markets. As an SRO, the NZX has key regulatory functions in respect of the operation of the NZX's markets. It regulates market conduct, makes market rules and policies and works with the FMA as a co-regulator under the FMCA in relation to continuous disclosure, market manipulation and insider trading.

        The operational rules of the NZX are published in the NZX Participant Rules, or the Rules. Upon designating a company, firm, organization or partnership as a "Market Participant" as defined below, the Rules form a binding contract between that Market Participant and the NZX. The term "Market Participant" means a participant in the securities markets provided by the NZX who has been authorized and accredited by the NZX. The NZX investment advisory firm means a Market Participant that has been authorized and accredited by the NZX as a NZX investment advisory firm for the purpose of providing investment advice and/or investment recommendations, with respect to transactions in the NZX listed products. Top Capital Partners is both a Market Participant and a customer adviser under the Rules.

        To be in compliance with the Rules, Top Capital Partners has appointed an individual to be its managing principal. The managing principal must be a NZX adviser which means an individual who has been designated and approved by the NZX. The managing principal is responsible for ensuring that Top Capital Partners complies on an ongoing basis with all applicable Rules, any directions issued from time to time by the NZX and that the business observes the good broking practice defined in the Rules.

        Pursuant to the Rules, Top Capital Partners is also required to appoint a compliance manager, who is accountable to the managing principal for overseeing the effective control of the firm's broking business and ensuring compliance with the Rules.

Membership Administration

        Applications for approval and accreditation as a Market Participant proceed by way of the submission of a completed application form accompanied by mandatory supporting documentation including, among others, the applicant's organizational documents, business plan, audited accounts, compliance manuals and procedures, technology information for its broking business and the back office system and payment and accounting system.

        Once the NZX is satisfied that the application is in order and that the applicant is suitable to be accredited as an authorized Market Participant, the firm is issued with a certificate acknowledging the applicant as a NZX investment advisory firm under the Rules. The applicant is thereafter contractually obliged to observe compliance with the Rules and to report any instances of breach of the Rules to the NZX within prescribed time limits.

        Under the Rules, the NZX can inspect information relating to a Market Participant's business, including requesting that employees appear before the NZX to provide information. The NZX performs regular on-site and desk-based inspections to check that obligations under the Rules are being met. The inspection process is also designed to test a Market Participant's procedures in light of best practice.

        If the NZX considers that adverse market conduct warrants investigation, it will refer that matter to Participant Compliance and/or FMA for investigation. Suspected breaches are actively investigated and may lead to action in accordance with the NZX policy on regulation enforcement. A variety of enforcement tools exist, depending on the circumstances and the regulatory outcomes sought. For example:

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  Referral to the NZMDT: The NZX Regulation may refer the matter to the New Zealand Markets Disciplinary Tribunal, or the NZMDT. This tool is available to the NZX Regulation in relation to all the alleged NZX market rule breaches. Referrals to the NZMDT are likely to be made for breaches of the NZX's enforcement priorities or if it is necessary to get additional guidance from the NZMDT in relation to the interpretation of a market rule.

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  Issue Infringement Notices: The NZX Regulation may issue infringement notices to issuers and participants. Infringement fees cannot exceed NZ$10,000.

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  "Obligations" letter: The NZX Regulation may issue an "obligations" letter noting the breach and requiring the issuer or participant to review its policies or processes regarding its compliance framework.

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  Impose additional requirements: The NZX Regulation may impose additional requirements on a participant or issuer. This tool is likely to be used where the NZX Regulation considers it would assist the participant or issuer to comply with the market rules or to address a particular risk to investors or customers.

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  Participant suspension/revocation: The NZX Regulation may suspend or revoke a firm's designation as a Market Participant. This tool is more likely to be used for very serious breaches, repeated breaches, or if it is in the best interests of the market to take such action.

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  Referral to the FMA: The NZX Regulation may refer the matter to the FMA for investigation, if the matter is also one where the FMA has jurisdiction to enforce a party's obligations.

Rules for Trading

        The key principles that the NZX considers underpin Market Participants' role in trading conduct are: (i) conflicts of interests must be appropriately managed; (ii) the Market Participants should always place the interests of their customers before their own interests; markets should be fair, orderly and transparent; (iii) the Market Participants should have systems and controls in place in order to meet their requirements under the NZX's Rules and legislation; and (iv) the Market Participants should follow the good broking practices.

        Market Participants must conduct and report trading and dealing in all securities on the markets provided by the NZX in accordance with the good broking practice. Each Market Participant must take such action as may be required by the good broking practice to protect the rights of customers, whether purchasing or selling securities, in respect of entitlements to dividends, interest, or capital distributions and in regard to settlement.

        Each Market Participant must ensure the conduct of an orderly market. In particular each Market Participant must keep and maintain records of the time and date of receipt of each order as part of the accounting records required by the Rules, be solely responsible for the accuracy of orders entered/submitted to ensure the efficiency and integrity of the markets provided by the NZX.

        The NZX requires that the Market Participants have policies and procedures in place for detecting and reporting all instances of suspected insider trading. Trading that may be indicative of insider trading is referred to the FMA, the regulator responsible for enforcing the insider trading prohibitions in legislation. The Market Participants must also have policies and procedures in place that detect and deter market manipulation. Manipulative conduct can either directly influence the price or appearance of trading in a financial product through the transactions undertaken, or indirectly influence the price of another asset or investment. The NZX prescribes a series of considerations which should be taken into account when evaluating whether market manipulation has occurred or is being attempted. The NZX places restrictions upon employee share trading and requires that all employees and their immediate family and close associates, referred to the in Rules as "prescribed persons," must obtain written authority before an order is placed by or on their behalf. Each employee and prescribed person is required to hold all Securities purchased or allotted for a minimum period of 10 business days, or the holding period, from and including the date of purchase or allotment.

        Each Market Participant must maintain an appropriate audit trail for all orders. This should include order/deal tickets, written order confirmations, copies of electronic instructions such as e-mail and the electronic order record on the order entry system. In each case this audit trail is to include the information stated in the Rules.

        Each Market Participant must have adequate arrangements for the management of conflicts of interest that may arise in relation to its' business and must have written conflict management procedures in place to identify and manage any conflicts of interest which may arise between the Market Participant, its employees, directors and/or any customer. These procedures must provide that conflicts of interest between the Market Participant, its employees, independent directors, close associates of these people, or the Prescribed Persons, and/or any customer of the Market Participant are, where legally permitted, disclosed to any person to whom the Market Participant provides investment advice and/or investment recommendations in a way that ensures the person is treated fairly. The NZX may request to see the written conflict management procedures of a Market Participant and evidence of compliance with these requirements, including, but not limited to, the analysis of whether a conflict exists and the nature of disclosures made where a conflict does exist.

Rules for Risk Control

        The NZX rules require that the Market Participants shall take reasonable steps to ensure that the levels of business and business risk they undertake are commensurate with their financial resources. Customer assets must not be placed at risk from the Market Participant's own business activities and all steps must be taken necessary to properly protect assets held on behalf of a customer and ensure that these are separately identified from the Market Participant's own assets.

        The Market Participants must regularly calculate, monitor and report liquidity and financial position on a risk adjusted basis. The Rules stipulate the requirements for the regular reporting of the structure and performance of Market Participants. The Rules also set out the requirements to comply with the NZX's risk reducing procedures for handling settlement of transactions and requirements to prevent Market Participants who handle customer assets from exposing these to other risks within the Market Participant.

        A Market Participant must calculate its net tangible current assets, total risk requirement and the percentage that the net tangible current assets over the prescribed minimum capital adequacy, as at the end of each business day with such calculation to be completed and recorded by the end of the next business day, and provide to the NZX a monthly report of its daily capital adequacy calculations during that month.

        Each Market Participant must take out and maintain, at all times, insurance of a kind and for an amount reasonably determined to be appropriate having regard to the broking business and operations carried out by that Market Participant and the risks associated with that Market Participant's broking business, including those risks associated with employees.

Rules for Broker-Dealers

        Top Capital Partners provides brokerage services in New Zealand. Part 3A of the Financial Advisers Act 2008, or the FAA, prescribes the law relating to brokers in New Zealand and defines a broker as a financial services provider who holds, transfers or makes payments with customer money or property, on behalf of customers.

        Part 3A of the FAA provides that a broker must disclose prescribed information to a retail customer before receiving customer money or customer property from or on behalf of the customer, or if not practicable before, as soon as practicable after receiving customer money or customer property from or on behalf of the customer. Information that must be contained in the disclosure document includes fees, remuneration, dispute resolution arrangements and information relating to the broking service provided.

        Part 3A of the FAA further provides that a broker who receives customer money or customer property must hold the customer money or customer property or ensure the customer money or customer property is held, on trust for the customer. A broker must ensure that the customer money is paid promptly into a bank in New Zealand or into any other prescribed entity to a trust account of the broker or of a related person or entity. A broker who receives or holds customer money on trust for a customer must keep, or ensure that there are kept, trust account records that disclose the position of the customer money in the trust account. A broker must not use or apply customer money or customer property received or held on trust for a customer by a broker in any way except as expressly directed by the customer.

        In terms of the FAA, a broker must, when providing a broking service, exercise the care, diligence, and skill that a reasonable broker would exercise in the same circumstances. It is a criminal offence to engage in conduct that is misleading or deceptive or likely to mislead or deceive.

        In conjunction with the FAA, the Rules provide a further layer of regulation, applicable to brokerage businesses which have been accredited as Market Participants and thereby authorized for the purpose of providing investment advice and/or investment recommendations to customers. The Rules require that each Market Participant must have in place appropriate management and supervision arrangements to ensure that it conducts its broking business in accordance with the Rules and the good broking practice.

Rules for Investment Advisor

        Top Capital Partners is an NZX accredited Advising Market Participant, which means any Market Participant that provides investment advice and/or securities recommendations to a customer with respect to transactions in NZX listed products. Top Capital Partners is also a Market Participant Accepting Client Assets which receives customers funds.

        Top Capital Partners must comply with its accreditation obligations under the Rules including when financial advice can be given to customers. The NZX accreditation and FAA requirements oblige Top Capital Partners to give its customers a broker disclosure statement before Top Capital Partners enters into a relationship and before it accepts any money from a customer.

        Top Capital Partners' managing principal is a qualified NZX adviser and an FMA authorized financial adviser. Therefore, Top Capital Partners is qualified to give financial advice, by virtue of the managing principal's qualification, to retail and wholesale customers.

Registration of Financial Service Providers

        Our major operating entity, Top Capital Partners, is a financial service provider registered with the Registrar of Financial Service Providers in New Zealand under the Financial Service Providers

(Registration and Dispute Resolution) Act 2008, or the FSPA. FMA monitors financial service providers to ensure compliance with their obligations.

        Financial service providers are required to be members of a dispute resolution scheme if they provide financial services to retail customers. Financial dispute resolution services work with the customer and the financial service provider to reach agreement on complaints regarding the provision of a financial service. If an agreement cannot be achieved, the financial dispute resolution service will make a decision on the complaint which is binding upon the financial service provider. Financial dispute resolution services are free of charge for the customers. All dispute resolution costs are borne by the financial service provider against whom the complaint has been made, regardless of whether the complaint is substantiated.

Rules Relating to Anti-Money Laundering and KYC Procedures

        Top Capital Partners is regulated by the FMA for AML/CFT purposes and recorded on the FMA website as an AML/CFT reporting entity. The AML/CFT Act places obligations upon New Zealand's financial institutions to detect and deter money laundering and terrorist financing. A reporting entity must establish, implement, and maintain an AML/CFT compliance program that includes internal procedures, policies, and controls to detect money laundering and the financing of terrorism and to manage and mitigate the risk of money laundering and financing of terrorism. Before conducting the customer due diligence, or the KYC procedures, or establishing an AML/CFT program, a reporting entity must first undertake a written risk assessment regarding the risks of money laundering and financing of terrorism that it may reasonably expect to face in the course of its business.

        A civil liability act occurs when a reporting entity fails to comply with any of the AML/CFT Act requirements. The FMA has a variety of remedies for civil liability acts including formal warnings, enforceable undertakings and performance injunctions. A reporting entity that engages in conduct constituting a civil liability act commits a criminal offence if the reporting entity engages in that conduct knowingly or recklessly. A reporting entity or person who commits an offence under the AML/CFT Act is liable on conviction to, in the case of an individual, either or both of a term of imprisonment of not more than two years and a fine of up to NZ$0.3 million, and in the case of a body corporate, a fine of up to NZ$5 million.

        The AML/CFT Act also requires reporting entities conduct the KYC procedures upon a customer, any beneficial owner of a customer and any person acting on behalf of a customer.

        A reporting entity must obtain the prescribed identity information in relation to the relevant persons and take reasonable steps to satisfy itself that the information obtained is correct and, according to the level of risk involved, take reasonable steps to verify any beneficial owner's identity so that the reporting entity is satisfied that it knows who the beneficial owner is. A reporting entity must also obtain information on the nature and purpose of the proposed business relationship between the customer and the reporting entity and sufficient information to determine whether the customer should be subject to enhanced customer due diligence.

        A reporting entity must, as soon as practicable after establishing a business relationship or conducting an occasional transaction or activity, take reasonable steps to determine whether the customer or any beneficial owner is a politically exposed person. If a reporting entity determines that a customer or beneficial owner with whom it has established a business relationship is a politically exposed person, then the reporting entity must have senior management approval for continuing the business relationship and must obtain information about the source of wealth or funds of the customer or beneficial owner and take reasonable steps to verify the source of that wealth or those funds.

        When a reporting entity suspects that a transaction undertaken by a customer may be relevant to the investigation of a money laundering offence, as soon as practicable but no later than 3 working days after forming its suspicion, that transaction must be reported to the Commissioner of Police of New Zealand.

New Zealand Regulations on Internet Privacy

        The Privacy Act 1993 controls how "agencies" collect, use, disclose, store and give access to "personal information". An "agency" is widely defined as any person or body of persons, whether public or private, and whether corporate or unincorporated, with specified exceptions. 'Personal information' means information about an identifiable individual. The Privacy Act covers government agencies, local councils, businesses, and individuals. All personal information is covered, including information about employees. All organizations are required to have a privacy officer to deal with privacy issues.

        The Privacy Act provides for 12 overriding privacy principles. The 12 principles stipulate how information can be collected and used, and people's rights to gain access to that information and ask for it to be corrected. The privacy principles cover: collection of personal information (principles 1-4); storage and security of personal information (principle 5); requests for access to and correction of personal information (principles 6 and 7, plus parts 4 and 5 of the Act); accuracy of personal information (principle 8); retention of personal information (principle 9); use and disclosure of personal information (principles 10 and 11); and, using unique identifiers (principle 12)

        When an individual feels there has been a breach of the principles he or she can lodge a complaint with the Privacy Commissioner. The Privacy Commissioner investigates the complaint and undertakes a process of conciliation rather than punishment. If the complaint cannot be settled, it may be referred to the Human Rights Review Tribunal, which may or may not consider the situation anew. If the Tribunal finds there has been a breach, it may award a range of remedies including damages and restraining orders. With one exception, none of the Information Privacy Principles are enforceable in court.

        The Privacy Act 1993 is currently undergoing reform, and a new Privacy Bill has been introduced which would repeal and replace the existing legislation. It is expected that the new Bill would come into law during 2019. While the language of the new Bill has not yet been finalized, it is expected that the key areas of reform will relate to: (a) the increase of fines payable for certain offences under the Act; and (b) the introduction of mandatory notification of privacy breaches.

U.S. Regulations Relating to Securities and Futures Brokerage Business

        Our business is also subject to regulation, primarily by U.S. federal and state regulatory agencies and certain SROs, such as central banks and securities exchanges, that have been charged with the protection of the financial markets and the interests of those participating in those markets. We, along with other larger institutions, have been subject to a broad range of rules and regulations and a climate of heightened regulatory scrutiny, particularly with respect to compliance with laws and regulations, including financial and operational controls and business processes. This scrutiny and related rule-making has resulted in part from the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, in 2010, which significantly changed the bank regulatory structure of our Company and its thrift subsidiaries. The substance and full impact of the laws and regulations to which we are subject may be affected by changes in the U.S. political landscape, and we expect to continue to incur costs to implement new or phase-in requirements and monitor for continued compliance.

Financial Services Regulation

        Our regulators are increasingly focused on ensuring that our customer privacy, data protection, information security and cyber security-related policies and practices are adequate to inform consumers of our data collection, use, sharing or security practices, to provide them with choices, if required, about how we use and share their information, and to safeguard their personal information. We maintain systems designed to comply with these privacy, data protection, information security and cyber security requirements, including procedures designed to securely process, transmit and store confidential information and protect against unauthorized access to such information.

        Our brokerage and banking entities are required by the Gramm-Leach-Bliley Act of 1999 to disclose their privacy policies and practices related to sharing customer information with affiliates and non-affiliates. These rules give customers the ability to "opt out" of having non-public information disclosed to third parties or receiving marketing solicitations from affiliates and non-affiliates based on non-public information received from our brokerage and banking entities. The Bank Secrecy Act, as amended by the U.S.A. PATRIOT ACT of 2001, or the BSA/USA PATRIOT Act, applies to our brokerage and banking entities and requires financial institutions to develop anti-money laundering programs to assist in the prevention and detection of money laundering and combating terrorism. In order to comply with the BSA/USA PATRIOT Act, we have an AML department that is responsible for developing and implementing our enterprise-wide programs for compliance with the various anti-money laundering and counterterrorist financing laws and us regulations. Our brokerage and banking entities are also subject to U.S. sanctions laws administered by the Office of Foreign Assets Control and we have policies and procedures in place to comply with these laws.

Brokerage Regulation and Capital Requirements

        Our subsidiary, US Tiger Securities, Inc., a U.S. broker-dealer, is registered with the SEC and is subject to regulation by the SEC and by SROs, such as FINRA and the securities exchanges of which it is a member, as well as various state regulators.

        Brokerage regulation covers various aspects of brokerage activities, including segregated cash requirements and net capital. US Tiger Securities, Inc. is a fully disclosed broker-dealer within the meaning of SEC Rule 15c3-3 under the Exchange Act. US Tiger Securities, Inc. is subject to the Uniform Net Capital Rule, Rule 15c3-1 under the Exchange Act, which requires the maintenance of minimum net capital. Brokerage regulation also covers other brokerage activities, including required books and records, customer suitability, safekeeping of funds and securities, trading, prohibited transactions, public offerings, margin lending, customer qualifications for margin and options transactions, registration of personnel and transactions with affiliates.

Investment Adviser Regulation

        Our wholly-owned subsidiary, Wealthn LLC, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended with the SEC, or the Advisor Act. As a registered investment adviser, Wealthn LLC is subject to the fiduciary and other obligations imposed under the Advisers Act and the rules and regulations promulgated thereunder, as well as applicable state securities laws. The Advisers Act imposes numerous obligations on registered investment advisers such as Wealthn LLC, including recordkeeping, operational and marketing requirements, disclosure obligations and prohibitions on fraudulent activities. State-level regulations through the Attorneys General, state securities regulators and other state level agencies also apply to certain activities of Wealthn LLC.

        The Investment Company Act of 1940, as amended, or the Investment Company Act, also imposes stringent governance, compliance, operational, disclosure and related obligations on registered investment companies, such as TigerShares Trust, and their investment advisers, such as Wealthn LLC, and distributor(s) and its affiliated companies. The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act and the Investment Company Act, ranging from fines and censure to termination of an investment adviser's registration. Non-compliance with the

Advisers Act, the Investment Company Act or other federal and state securities laws and regulations could result in investigations, sanctions, disgorgement, fines and reputational damage, as well as temporary or permanent prohibition of certain activities, related client terminations or other sanctions.

Australian Regulations Relating to Financial Services Business

AFSL obligations

        Under section 911A(1) of the Corporations Act 2001 in Australia, or the Corporations Act, a person who carries on a financial services business in Australia must generally hold an Australian financial services licence, or AFSL, unless a relevant exception applies.

Relevant AFSL holders

        Fleming Funds Management Pty Limited, or Fleming Funds Management, a company acquired by Top Capital Partners in November 2018, holds an AFSL authorising it to provide various financial services, including financial product advice, dealing and underwriting, in respect of a variety of financial products, including derivatives, government bonds, interests in managed investment schemes (such as collective investment vehicles) and securities, to wholesale clients only (such as institutional investors and high net worth clients).

        Top Capital Partners, one of our New Zealand entities, has applied for, and has been granted, the authorization as an AFSL. It is subject to the obligations set out below.

Substantive obligations

        As AFSL holders, Top Capital Partners and Fleming Funds Management are subject to the following obligations (among others):

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  to comply with various financial, capital and audit requirements;

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  to ensure that a nominated "responsible manager" is allocated responsibility for each financial service provided;

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  to ensure that its representatives who provide financial services are adequately trained and competent to do so;

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  to comply with the "client money" rules under Chapter 7.8 of the Corporations Act;

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  to comply with the financial record and order record keeping requirements under Chapter 7.8 of the Corporations Act;

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  to ensure it has in place adequate compliance arrangements in respect of the financial services it provides;

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  to have adequate financial, technological and human resources to provide the financial services covered by its licence;

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  to comply with Australian financial services laws, and to take reasonable steps to ensure that its representatives comply with Australian financial services laws;

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  to do all things necessary to ensure that the Australian regulated activities are provided efficiently, honestly and fairly;

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  to have in place adequate arrangements for the management of conflicts of interest;

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  to have adequate risk management systems; and

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  to report significant breaches of Australian financial services laws, and its AFSL conditions, to the Australian Securities and investments Commission.

Hong Kong Regulations Relating to Trust Services Providers

        Under the recently amended Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Chapter 615 of the Laws of Hong Kong), or the AMLCTFO, trust or company service providers, or TCSPs, in Hong Kong need to apply for a license which is conditional on certain personnel of such companies having satisfied a "fit and proper" test. The AMLCTFO also requires TCSPs to comply with the applicable statutory customer due diligence and record-keeping requirements. TCSPs are regulated by the Registrar of Companies, through the Hong Kong Companies Registry, and are subject to its oversight.

        A TCSP is defined in the AMLCTFO to be a corporation which carries on a business providing trust or company services. Trust service as defined encompasses the provision in Hong Kong, by way of business, of the service of acting, or arranging for another person to act (i) as a trustee of an express trust or a similar legal arrangement; or (ii) as a nominee shareholder for a person other than a corporation whose securities are listed on a recognized stock market. On the other hand, company service encompasses the provision in Hong Kong, by way of business, of the service of (i) forming corporations or other legal persons; (ii) acting or arranging for another person to act as a director or a secretary of a corporation, as a partner of a partnership, or in a similar position in relation to other legal persons; and/or (iii) providing a registered office, business address, correspondence or administrative address for a corporation, a partnership or any other legal person or legal arrangement.

        The TCSP license is usually valid for a period of three years and renewable upon re-assessment of fit and proper requirements. Our indirect wholly-owned subsidiary, Kastle Limited, was granted a TCSP license for a period of three years starting from January 29, 2019.

Ongoing Requirements

        All licensed TCSPs are required to, on an ongoing basis, comply with its licensing conditions (if any) as well as the relevant provisions in the AMLCTFO and the guidelines issued by the Companies Registry from time to time, including those relating to customer due diligence and record keeping requirements. To this end, the senior management of licensed TCSPs are also required to appoint: (i) a director or senior manager as a compliance office, or CO, who has overall responsibility for the establishment and maintenance of the licensee's anti-money laundering and counter-terrorist financing systems; and (ii) a senior member of the licensee's staff as the money laundering reporting officer, or MLRO, who is the central reference point for reporting suspicious transactions.

        In order that the CO and MLRO may discharge their responsibilities, the licensed TCSP's senior management should ensure as far as practicable that the CO and MLRO are independent, capable of accessing all available information, fully conversant in the relevant statutory and regulatory requirements and risks, and of a sufficient level of seniority and authority. Depending on the scale, operation, nature of business and risk profile of the licensed TCSP, the same person may be appointed as its CO and MLRO. Given the relatively small size and short history of Kastle Limited, Mr. Fei Wang has been appointed as both its CO and MLRO.

PRC Regulations Relating to Securities and Futures Brokerage Business

        Under existing PRC securities laws and regulations, including Securities Law of the PRC, which became effective on August 31, 2014, operating securities business in the PRC, including among others, securities brokerage business, futures brokerage business, stock option brokerage business, and securities and futures investment consulting services, requires a securities brokerage license or certain other approvals from the Chinese Securities Regulatory Commission, or the CSRC. Failure to comply with such laws and regulations may result in penalties, including rectification requirements, confiscation of illegal proceeds, fines or even shutting down of business. In relation to our business in the PRC, one of our PRC entities received a rectification notice issued by the Beijing branch of the CSRC in September 2016, which required us, among others, to refrain from providing support to unauthorized foreign service providers that conduct securities business in China. Following the notice, we took certain rectification measures, including among others, (i) removing links to, and access to account opening functions of the website and the APP previously developed by such PRC entity; (ii) deleting "Zhengquan" (securities in Chinese) and "Gupiao" (stocks in Chinese) from the name of the APP previously developed by such PRC entity; and (iii) timely submitting in writing to the Beijing branch of the CSRC to brief on the rectification measures made by such PRC entity. Afterwards, we had communicated with the Beijing branch of the CSRC for a few times and further adjusted our business in China to comply with PRC laws. We believe that we have taken necessary measures in response to such notice and as of the date of this prospectus, we had not received any further inquiry or rectification requirement from the CSRC. However, we cannot assure you that the CSRC will take the same view as us and do not expect a formal notice from the CSRC to inform us whether our PRC entity had satisfied the requirements in the aforementioned notice. See "Risk Factors—Risks Related to Our Business and Industry—We may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for our activities in multiple jurisdictions and related to residents therein, especially in China or otherwise related to PRC residents."

PRC Regulations Relating to Foreign Investment

        Investment activities in the PRC by foreign investors are governed by the Guidance Catalog of Industries for Foreign Investment, or the Guidance Catalog, which was promulgated and is amended from time to time by the Ministry of Commerce of the PRC, or the MOFCOM, and the National Development and Reform Commission of the PRC, or the NDRC. The Guidance Catalog divides industries into three categories in terms of foreign investment, which are "encouraged," "restricted" and "prohibited," and any industries not listed under one of these categories are generally deemed to be permitted.

        On June 28, 2017, the MOFCOM and the NDRC jointly promulgated the Guidance Catalogue, which came into effect on July 28, 2017. On June 28, 2018, the MOFCOM and NDRC further promulgated the Special Administrative Measures for Market Access of Foreign Investment (Negative List), or the Negative List, to amend the Guidance Catalogue. The Guidance Catalogue (as amended by the Negative List) lists the industries and economic activities in which foreign investment in the PRC is encouraged, restricted or prohibited. Specifically, it provides that foreign investors shall hold no more than 50% of the equity interests in a service provider operating certain value-added telecommunications services other than for e-commerce.

        Foreign investment in telecommunications companies in the PRC is governed by the Provisions on Administration of Foreign-Invested Telecommunications Enterprises, or the Foreign-Invested Telecommunications Enterprises Provisions, which were promulgated by the State Council on December 11, 2001, and amended on September 10, 2008 and February 6, 2016. The Foreign-Invested Telecommunications Enterprises Provisions prohibits a foreign investor from holding over 50% of the total equity interests in any value-added telecommunications service business in China.

PRC Regulations Relating to Internet Companies

Regulations on Value-Added Telecommunication Services

        Pursuant to the Telecommunications Regulations of the PRC, or the Telecommunications Regulations, promulgated by the State Council on September 25, 2000 and amended on July 29, 2014 and February 6, 2016, telecommunication service providers must obtain an operating license prior to the commencement operations. The Telecommunications Regulations categorize telecommunication services into basic telecommunication services and value-added telecommunication services. According to the Catalog of Telecommunications Business, attached to the Telecommunications Regulations, information services provided via fixed network, mobile network and Internet fall within value-added telecommunication services.

        Pursuant to the Administrative Measures on Internet Information Services, promulgated by the State Council in 2000 and amended in 2011, "Internet information services" refer to the provision of information through the Internet to online users, and are divided into "commercial Internet information services" and "non-commercial Internet information services". Under the Telecommunications Regulations and relevant administrative measures, commercial operators of value-added telecommunications services must first obtain a license for conducting Internet content provision services, or an ICP License, from the Ministry of Industry and Information Technology, or the MIIT, or its provincial level branches. Otherwise, such operator might be subject to sanctions including corrective orders and warnings, imposition of fines and confiscation of illegal gains and, in the case of significant infringement, orders to close the website.

        Our consolidated affiliated entity, Beijing Yiyi or its subsidiaries will apply for an ICP License for providing financial and market information to our users. With respect to the risk of not obtaining the ICP License, please refer to "Risk Factors—Risks Relating to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet-related businesses and companies, and any lack of requisite licenses, permits or approvals applicable to our business may have a material adverse effect on our business and results of operations."

Regulation on Mobile Internet Applications Information Services

        Our APP is also regulated by the Provisions on the Administration of Mobile Internet Applications Information Services, or the APP Provisions, promulgated by the CAC, on June 28, 2016 and effective on August 1, 2016. According to the APP Provisions, the providers of APPs shall not create, copy, publish or distribute information and content that is prohibited by laws and regulations. However, we cannot assure that all the information or content displayed on, retrieved from or linked to our APP complies with the requirements of the APP Provisions at all times. If our APP were found to be violating the APP Provisions, we may be subject to administrative penalties, including warning, service suspension or removal of our APP from the relevant APP store, which may materially and adversely affect our business and operating results. See "Risk Factor—Risks Relating to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of Internet-related businesses and companies, and any lack of requisite licenses, permits or approvals applicable to our business may have a material adverse effect on our business and results of operations."

Regulations on Internet Audio-Video Program Services

        The Administrative Regulations on Internet Audio-Video Program Services, or the Internet Audio-Video Program Services Regulations promulgated by the State Administration of Press, Publication, Radio, Film and Television, or the SAPPRFT, which became effective on January 31, 2008 and was amended on August 28, 2015, sets forth the principal rules and requirements on the Internet audio-video program services. According to the Internet Audio-Video Program Services Regulations, an

Internet audio-video program service provider must obtain an audio-video license issued by the SAPPRFT before spreading audio-video programs via the Internet. The audio-video program services are defined as the activities of making, editing and integrating audio-video programs and providing them to the public via the Internet or providing services for other people to upload and spread audio-video programs. In addition, the Internet Audio-Video Program Services Regulations only allow state-owned or state-controlled enterprises to apply for such license. Any entity that fails to obtain an audio-video license but operates relevant audio-video services may face administrative penalties including warnings, rectification orders and fines of no more than RMB30,000, and in severe cases, bans from doing business, confiscation of equipment utilized in providing such services and fines ranging from one to two times of the investment amounts of the entity.

Regulation on Internet Publishing

        On February 4, 2016, the SAPPRFT, and the MIIT jointly issued the Administrative Measures of Internet Publishing Services, or the Internet Publishing Measures, which became effective on March 10, 2016. According to the Internet Publishing Measures, an entity shall obtain an online publishing service license to provide online publishing services. Online publishing services refer to the provision of online publications to the public through information networks. Online publications refer to digital works with publishing features such as having been edited, produced or processed and are made available to the public through information networks.

Regulations on Financial Information Services

        On December 26, 2018, the CAC promulgated the Provisions on Administration of Financial Information Services, taking effect on February 1, 2019. These provisions set forth general qualification, management and content requirements for financial information service providers if they provide financial information or data that may affect the financial market for users who engage in financial analysis, financial transactions, financial decisions or other financial activities. Specifically, financial information service providers are required to disclose the sources of the financial information or data in a clear and accurate manner, and shall not make, copy, publish or disseminate any content that covers, among others, false financial information that may detriment national financial security or stability of society, fictional event or news regarding the financial market (including that related to securities, funds, futures or foreign currency), or certain financial products or services that are forbidden by the competent regulatory authorities. Violations of any of the requirements in these provisions may subject the financial information service providers to penalties such as public condemnation and rectification orders.

Regulations on Internet News Dissemination

        The State Council Information Office and the MIIT jointly promulgated the Administrative Regulations for Internet News Information Services in 2005, replacing the previous rules. These regulations stipulate that general websites established by non-news organizations may publish news released by certain official news agencies if such websites satisfy the requirements set forth in the these regulations but may not publish news items produced by themselves or other news sources. These regulations also require the general websites of non-news organizations to obtain permit and approval from the State Council Information Office at both the provincial and national level before they commence providing news dissemination services.

Regulations on Cyber Security

        Internet information in China is heavily regulated and restricted from as a national security issue stand point. The Standing Committee of the National People's Congress, or the SCNPC, enacted the Decision on Internet Security Protection in December 2000, as further amended in August 2009, which impose criminal liabilities on persons or entities that: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit the use of the Internet in ways that would result in the leakage of state secrets or dissemination of socially destabilizing content. If an Internet information service provider violates these measures, the MPS and the local security bureaus may revoke its operating license and shut down its websites.

        In November 2016, the SCNPC promulgated the Cyber Security Law of the PRC, or the Cyber Security Law, which became effective on June 1, 2017. The Cyber Security Law requires that network operators, which include, among others, Internet information services providers, take technical measures and other necessary measures in accordance with applicable laws and regulations and the compulsory requirements of the national and industrial standards to safeguard the safe and stable operation of its networks. We are subject to such requirements as we are providing certain Internet services through our APP and website. The Cyber Security Law further requires Internet information service providers to formulate contingency plans for network security incidents, report to the competent departments immediately upon the occurrence of any incident endangering cyber security and take corresponding remedial measures. In addition, according to the Cyber Security Law, operators of key information infrastructures, which include public communications and information service, energy, transportation, water conservancy, financial industry, public services, e-government affairs and other important industries and fields, shall store personal information and important data gathered and produced during operations in the PRC within the territory of the PRC. Where such information and data need to be transmitted overseas based on commercial demand, a security assessment shall be conducted in accordance with the measures formulated by the national cyberspace administration authority in concert with the relevant departments under the State Council. However, there are no detailed measures published on how such security assessment shall be conducted. We may need to take certain security assessment measures on the personal data transmitted cross border. With respect to the risk of personal information and important data storage and cross border transmission, please refer to "Risk Factors—If we fail to protect customer data and privacy, our reputation, financial condition and results of operations will be materially and adversely affected."

Regulations on Privacy Protection

        Internet information service providers are also required to maintain the integrity, confidentiality and availability of network data. The Cyber Security Law reaffirms the basic principles and requirements specified in other existing laws and regulations on personal data protection, such as the requirements on the collection, use, processing, storage and disclosure of personal data, and Internet information service providers being required to take technical and other necessary measures to ensure the security of the personal information they have collected and prevent the personal information from being divulged, damaged or lost. Any violation of the Cyber Security Law may subject the Internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, shutdown of websites or criminal liabilities.

        Under the Several Provisions on Regulating the Market Order of Internet Information Services issued by the MIIT in December 2011, an Internet information service provider may not collect any user's personal information or provide any such information to third parties without that user's consent, and it must also expressly inform that user of the method, content and purpose of the collection and processing of such user's personal information and may only collect such information as necessary for the provision of its services. In addition, pursuant to the Decision on Strengthening Information Protection issued by the SCNPC in December 2012 and the Order for the Protection of Telecommunication and Internet User's Personal Information issued by the MIIT in July 2013, any collection and use of a user's personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An Internet information service provider must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. An Internet information service provider is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. Any violation of these laws and regulations may subject the Internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities.

        Pursuant to the Ninth Amendment to the Criminal Law issued by the SCNPC in August 2015 and becoming effective in November, 2015, any Internet service provider that fails to fulfill the obligations related to Internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for the result of (i) any dissemination of illegal information in large scale; (ii) any severe effect due to the leakage of the customer's information; (iii) any serious loss of criminal evidence; or (iv) other severe situation, and any individual or entity that (i) sells or provides personal information to others in a way violating the applicable law, or (ii) steals or illegally obtain any personal information, shall be subject to criminal penalty in severe situation.

        In addition, the Interpretations of the Supreme People's Court and the Supreme People's Procuratorate of the PRC on Several Issues Concerning the Application of Law in Handling Criminal Cases of Infringing Personal Information, issued in May 2017 and effective June 2017, clarified certain standards for the conviction and sentencing of the criminals in relation to personal information infringement. Further, the NPC promulgated a new National Security Law, effective July 2015, to replace the former National Security Law and covers various types of national security including technology security and information security.

PRC Regulations Relating to Foreign Exchange

Regulations on Foreign Currency Exchange

        The core regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, as amended in August 2008, or the FEA Regulations. Certain organizations in the PRC, including foreign invested enterprises, may purchase, sell and/or remit foreign currencies at certain banks authorized to conduct foreign exchange business upon providing valid commercial documents. However, approval of SAFE, is required for capital account transactions.

        In 2014, the SAFE decided to further reform the foreign exchange administration system in order to satisfy and facilitate the business and capital operations of foreign invested enterprises, and issued the Circular on the Relevant Issues Concerning the Launch of Reforming Trial of the Administration Model of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises in Certain Areas on July 4, 2014, or the SAFE Circular 36. The SAFE Circular 36 suspends the application of the SAFE Circular 142 in certain areas and allows a foreign-invested enterprise registered in such areas to use the RMB capital converted from foreign currency registered capital for equity investments within the scope of business, which will be regarded as the reinvestment of foreign-invested enterprise. On March 30, 2015, the SAFE issued the Circular on the Reforming of the Management Method of the Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or the SAFE Circular 19, which took effect on June 1, 2015, and replaced the SAFE Circular 142 and the SAFE Circular 36. According to the SAFE Circular 19, the foreign exchange capital of foreign-invested enterprises shall be subject to the Discretional Foreign Exchange Settlement. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account of a foreign-invested enterprise for which the rights and interests of monetary contribution has been confirmed by the local foreign exchange bureau (or the book-entry registration of monetary contribution by the banks) can be settled at the banks based on the actual operational needs of the foreign-invested enterprise. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital of a foreign-invested enterprise is temporarily determined to be 100%. The Renminbi converted from the foreign exchange capital will be kept in a designated account and if a foreign-invested enterprise needs to make further payment from such account, it still needs to provide supporting documents and go through the review process with the banks.

        The SAFE issued the Circular on Reforming and Regulating the Policies for the Administration of Foreign Exchange Settlement under the Capital Account, or the SAFE Circular 16, in June 2016, which became effective simultaneously. Pursuant to the SAFE Circular 16, enterprises registered in the PRC may also convert their foreign debts from foreign currency to Renminbi on a discretionary basis. The SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a discretionary basis which applies to all enterprises registered in the PRC. The SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As the SAFE Circular 16 is newly issued, and the SAFE has not provided detailed guidelines with respect to its interpretation or implementations, it is uncertain how these rules will be interpreted and implemented.

        In January 2017, the SAFE promulgated the Circular on Further Promoting the Reform of Foreign Exchange Administration and Improving the Examination of Authenticity and Compliance, or the SAFE Circular 3, which took effect on the same day. The SAFE Circular 3 sets out various measures to tighten genuineness and compliance verification of cross-border transactions and cross-border capital flow, which include without limitation requiring banks to verify board resolutions, tax filing form, and audited financial statements before wiring foreign invested enterprises' foreign exchange distribution above US$50,000, and strengthening genuineness and compliance verification of foreign direct investments.

        Our PRC subsidiaries' distributions to their offshore parents are required to comply with the requirements as described above.

Regulations on Foreign Exchange Registration of Offshore Investment by PRC Residents

        PRC residents or entities who have contributed legitimate domestic or offshore interests or assets to the special purpose vehicles, or the SPVs, but have yet to obtain the SAFE registration before the implementation of the Circular 37 shall register their ownership interests or control in such SPVs with the SAFE or its local branch. An amendment to the registration is required if there is a material change in the registered SPV, such as any change of basic information including change of such PRC resident's name and operation term, increases or decreases in investment amounts, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration procedures set forth in Circular 37, or making misrepresentation or failure to disclose controllers of foreign-invested enterprise that is established through round-trip investment, may result in restrictions on the foreign exchange activities of the relevant foreign-invested enterprises, including payment of dividends and other distributions, such as proceeds from any reduction in capital, share transfer or liquidation, to its offshore parent or affiliate, and the capital inflow from the offshore parent, and may also subject relevant PRC residents or entities to penalties under PRC foreign exchange administration regulations.

        In February 2015, the SAFE further promulgated the Circular of the State Administration of Foreign Exchange on Further Simplifying and Improving Policies for the Foreign Exchange Administration of Direct Investment, or the SAFE Circular 13, effective June 2015. This SAFE Circular 13 has amended the SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than the

SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. The SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future. All of our shareholders who, to our knowledge, are subject to the above SAFE regulations have completed the necessary registrations with the local SAFE branch or qualified banks as required by the SAFE Circular 37.

        Mr. Tianhua Wu and some other individual shareholders who indirectly hold shares in our Company and who are known to us as being PRC residents had completed the necessary registrations with the local SAFE branch or qualified banks as required by the SAFE Circular 37 in relation to their investment in our company. See "Risk Factors—We may be subject to penalties, including restrictions on our ability to inject capital into our PRC subsidiaries, if our PRC resident shareholders or beneficial owners fail to comply with relevant PRC foreign exchange regulations."

PRC Regulations Relating to the Individual Foreign Exchange

        On December 25, 2006, the PBOC issued the Administrative Measures for Individual Foreign Exchange, or the PBOC Order 3, which took effect on February 1, 2007. In addition, on January 5, 2007, the SAFE promulgated the Circular of the State Administration of Foreign Exchange on Issuing the Detailed Rules for the Implementation of the Measures for the Administration of Individual Foreign Exchange, or the SAFE 2007 Circular 1, which took effect on the same day with the PBOC Order 3. Pursuant to the provision of the PBOC Order 3 and the 2007 Circular 1, individual foreign exchange businesses in the PRC can be classified into domestic and overseas individual foreign exchange businesses as per transaction, and current accounts and capital accounts as per transaction property. Annual quota management shall be implemented for individual settlement of exchange and individual foreign exchange purchase within the territory of the PRC. The annual quota for domestic individual's current accounts equivalent to US$50,000 (including US$50,000). In case the total amount of the foreign exchange remitted abroad from his/her foreign exchange savings account in a same day does not exceed the amount equivalent to US$50,000 (including US$50,000), he/she shall deal with it at a bank by presenting his/her valid identity certificate; if the total amount is more than the aforesaid amount, he/she shall handle it by presenting the authentic voucher under the current account indicating the trading volume. As for capital account, a domestic individual may purchase foreign exchange or remit abroad his/her self-owned foreign exchange upon the approval of the local foreign exchange department and shall conduct the corresponding formalities for the registration of foreign exchange for investing abroad. In March 2016, Ningxia Rongke received an inquiring notice from the SAFE that required it to review and report the status of our customers' account opening and fund transfers on our platform. Ningxia Rongke made a written submission to the SAFE, which clarified that, among others, (i) at that time, Ningxia Rongke was a related party to Tiger Holdings Group Limited, both of which did not participate in the process of the foreign currency purchase by our customers, and (ii) Ningxia Rongke was a technology company and Tiger Holdings Group Limited was a registered financial service provider in New Zealand. See "Risk Factor—Risks Related to Our Business and Industry—Violations of the relevant SAFE rules and regulations may give rise to regulatory inquiries, investigations or other actions, which may disrupt our business and could materially and adversely impact our results of operations and financial condition." We believe that we took necessary measures in response to such inquiry and as of the date of this prospectus, we have not received any further similar inquiry or rectification requirement from the SAFE. However, we cannot assure you that the SAFE will take the same view as us and do not expect a formal notice from the SAFE to inform us whether Ningxia Rongke had satisfied the requirements in the aforementioned notice.

Regulations Relating to Intellectual Property Rights

PRC Regulations for Copyright

        The Copyright Law of the PRC, promulgated in 1990 and amended in 2001 and 2010, or the Copyright Law, and its related implementing regulations, promulgated in 2002 and amended in 2013, are the principal laws and regulations governing the copyright related matters. The amended Copyright law covers Internet activities, products disseminated over the Internet and software products, among the subjects entitled to copyright protections. Registration of copyright is voluntary, and it is administrated by the China Copyright Protection Center.

PRC Regulations for Patent

        Pursuant to the Patent Law of the PRC, as amended in 2008, after the grant of the patent right for an invention or utility model, except where otherwise provided for in the Patent Law, no entity or individual may, without the authorization of the patent owner, exploit the patent, that is, make, use, offer to sell, sell or import the patented product, or use the patented process, or use, offer to sell, sell or import any product which is a direct result of the use of the patented process, for production or business purposes. After a patent right is granted for a design, no entity or individual shall, without the permission of the patent owner, exploit the patent, that is, for production or business purposes, manufacture, offer to sell, sell, or import any product containing the patented design. Once the infringement of patent is confirmed, the infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages, etc.

PRC Regulations for Trademark

        Pursuant to the Trademark Law of the PRC, as amended in 2013, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods for which the use of such trademark has been approved. The period of validity of a registered trademark shall be ten years, counted from the day the registration is approved. According to this law, using a trademark that is identical to or similar to a registered trademark in connection with the same or similar goods without the authorization of the owner of the registered trademark constitutes an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages, etc. The trademark application for class 36 of our "Tiger" brand and logo was contested and is currently pending approval. We also discovered a mischievous pending class 36 application of a trademark similar to our "Tiger" brand and logo by others. See "Risk Factors—Risks Related to Our Business and Industry—We may not be able to protect our intellectual property rights."

PRC Regulations for Domain Name

        Pursuant to the Measures for the Administration of Internet Domain Names of China promulgated in November 2004 and effective December 2004, or the 2004 Domain Names Measures, and the Measures for the Administration of Internet Domain names promulgated in August 2017 and effective November 2017 to replace the 2004 Domain Names Measures, "domain name" shall refer to the character mark of hierarchical structure, which identifies and locates a computer on the Internet and corresponds to the Internet protocol address of that computer. The principle of "first come, first serve" is followed for the domain name registration service. After completing the domain name registration, the applicant becomes the holder of the domain name registered by the same. Any organization or individual may file an application for settlement with the domain names dispute resolution institution or file a lawsuit in the PRC courts in accordance with the PRC law, if such organization or individual consider the domain names registered or used by others infringe upon the legal rights and interests of the former.

PRC Regulations Relating to Dividend Distribution

        The principal regulations governing the distribution of dividends paid by wholly foreign-owned enterprises include the Wholly Foreign-Owned Enterprise Law issued in 1986 and most recently amended in 2016, and the Detailed Rules for the Implementation of the Law of the People's Republic of China on Wholly Foreign-owned Enterprises issued in 1990 and most recently amended in 2014. Under these regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated profits, if any, as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until its cumulative total reserve funds reaches 50% of its registered capital. These reserve funds, however, may not be distributed as cash dividends.

Regulations Relating to Tax

New Zealand Regulations on Tax

        New Zealand imposes income tax on the worldwide income of taxpayers that are resident in New Zealand for New Zealand tax purposes, or New Zealand tax residents, and also on all other income that is treated as having a New Zealand source for New Zealand income tax purposes. New Zealand does not currently have an express capital gains tax (although such a tax is currently under consideration by various policy makers). The concept of income for New Zealand income tax purposes includes amounts that may be viewed as capital in some other jurisdictions, and in some cases includes deemed or attributable income that may not correlate in terms of timing or quantum with monetary receipts or actual economic gains.

        A company will be treated as being resident in New Zealand for income tax purposes if it is incorporated in New Zealand, has its head office in New Zealand, has its center of management in New Zealand, or its directors, in their capacity as directors, exercise control of the company in New Zealand, even if the directors' decision-making also occurs outside New Zealand.

        The rate of income tax for New Zealand tax resident companies, and companies that are not New Zealand tax resident companies but which derive New Zealand sourced income, is currently 28%.

        Income tax paid by a New Zealand tax resident company can give rise to imputation credits that, subject to sufficient continuity of ownership being maintained in respect of the company, can be attached to dividends that the company pays. Such imputation credits attached to dividends may reduce the amount of New Zealand withholding tax and New Zealand income tax that is payable by the recipient of the dividend.

        Dividends paid by a New Zealand tax resident company may be subject to withholding tax. The rate of withholding tax for dividends paid to a shareholder which is not a New Zealand tax resident is up to 30%. It is possible in certain circumstances for a New Zealand tax resident company to pay a supplementary dividend that effectively offsets the cost of the withholding tax that is imposed on the dividend. No withholding tax or income tax is usually payable when dividends are paid between companies that are both New Zealand tax resident and members of the same wholly owned group of companies, or where a cash dividend with full imputation credits attached is paid to a non-resident who holds at least 10% direct ownership interest of the dividend paying company.

        The rate of tax imposed on taxpayers who are tax resident in a jurisdiction that New Zealand has entered into a double tax agreement with may have the rate of New Zealand tax, whether income tax or withholding tax, imposed on them reduced by the terms of that double tax agreement.

        New Zealand also imposes goods and services tax, or GST, on supplies deemed to be made in New Zealand of most goods and services. The rate of GST is usually 15%. GST is also imposed on certain imports of goods and services into New Zealand. Certain supplies such as financial services, as defined, are generally exempt from GST. Goods and services supplied to non-resident recipients are generally subject to GST at a reduced rate of 0%.

New Zealand Regulations on the Application of the Common Reporting Standard

        In July 2014, the Organization for Economic Co-operation and Development, or the OECD, approved the Common Reporting Standard (CRS) for Automatic Exchange of Financial Account Information in Tax Matters (AEOI) to provide a global framework for the collection, reporting, and exchange of financial account information about persons that invest outside of their jurisdiction of tax residence. This aim of the CRS is to detect and deter offshore tax evasion and the CRS requires financial institutions to carry out certain due diligence and reporting measures, including but not limited to, review of their financial accounts so as to identify the accounts held or controlled by relevant foreign tax residents and collect and, in the case where an AEOI agreement in place between the two jurisdictions requiring the provision of such information, report the relevant information to the local revenue authority for exchange with the jurisdiction(s) of tax residence of the account holder or controlling person.

        The New Zealand Government has made international commitments to implement the CRS in full accordance with the CRS and also the commentary to the CRS with supplements of the aforementioned due diligent and reporting measures. Therefore, both the CRS and the CRS commentary have been directly incorporated into New Zealand law, subject to certain modifications set out in the Tax Administration Act 1994, and the CRS started to apply in New Zealand from July 1, 2017. Further, New Zealand has adopted different standards of due diligence and reporting requirements for different financial accounts. A pre-existing individual account that is a cash value insurance contract or an annuity contract is not required to be reviewed, identified or reported, provided the reporting financial institution is effectively prevented by law from selling such contract to residents of a reportable jurisdiction while the procedures also vary with the value of the accounts.

        Our New Zealand entity, Top Capital Partners, as a New Zealand financial institution, is required to annually report, with the coverage of the year ended March 31, the account and identity information to the New Zealand Inland Revenue Department, which will be exchanged with the person's jurisdiction(s) of tax residence if New Zealand has an AEOI agreement to provide this information to that jurisdiction or those jurisdictions, and the information about certain individual accounts that the CRS refers to as being "undocumented accounts" where the institution has not been able to identify the person's tax residency. We have filled the first CRS disclosure report to the New Zealand Inland Revenue Department in June 2018, with coverage of the required information of our consolidated accounts that were opened prior to March 31, 2018 (including March 31, 2018).

PRC Regulations on Dividend Withholding Tax

        Pursuant to the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from in-charge tax authority. However, based on the Circular on the Issues concerning the Application of the Dividend Clauses of Tax Agreements issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Circular on the Interpretation and Recognition of Beneficial Owners in Tax Treaties, issued on October 27, 2009 by the SAT, and the Announcement on the Recognition of Beneficial Owners in Tax Treaties issued on June 29, 2012 by the SAT, conduit companies, which are established for the purpose of evading or reducing tax, or transferring or accumulating profits, will not be recognized as beneficial owners and thus are not entitled to the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

Regulations on Tax regarding Indirect Transfer

        On February 3, 2015, the State Administration of Taxation, or the SAT, issued the SAT Circular 7. Pursuant to the SAT Circular 7, an "indirect transfer" of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises, may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and is established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. When determining whether there is a "reasonable commercial purpose" of the transaction arrangement, considerations include, inter alia, (i) whether the main value of the equity interest of the relevant offshore enterprise derives directly or indirectly from PRC taxable assets; (ii) whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income is mainly derived from China; and (iii) whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature evidenced by their actual function and risk exposure. According to the SAT Circular 7, where the payer fails to withhold any or sufficient tax, the transferor shall declare and pay such tax to the tax authority by itself within the statutory time limit. Late payment of applicable tax will subject the transferor to default interest. The SAT Circular 7 does not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired on a public stock exchange. On October 17, 2017, the SAT issued the Circular on Issues of Tax Withholding regarding Non-PRC Resident Enterprise Income Tax, or the SAT Circular 37, which further elaborates the relevant implemental rules regarding the calculation, reporting and payment obligations of the withholding tax by the non-resident enterprises. Nonetheless, there remain uncertainties as to the interpretation and application of the SAT Circular 7. The SAT Circular 7 may be determined by the tax authorities to be applicable to our offshore transactions or sales of our shares or those of our offshore subsidiaries where non-resident enterprises, being the transferors, were involved.

PRC Regulations on Enterprise Income Tax

        Under the Enterprise Income Tax Law of the PRC, or the EIT Law, which became effective on January 1, 2008 and was amended on February 24, 2017, and its implementing rules, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay enterprise income tax at the rate of 25%, while non-PRC resident enterprises without any branches in the PRC pay an enterprise income tax in connection with their income from the PRC at the tax rate of 10%. An enterprise established outside China but with its "de facto management body" located within China is considered a "resident enterprise," which means that it is treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define "de facto management body" as a managing body that in practice exercises "substantial and overall management and control over the production and operations, personnel, accounting, and properties" of the enterprise.

        The EIT Law and the implementation rules provide that an income tax rate of 10% will normally be applicable to dividends payable to investors that are "non-resident enterprises," and gains derived by such investors, which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business to the extent that such dividends and gains are derived from sources within the PRC. Such income tax on the dividends may be reduced pursuant to a tax treaty between China and other jurisdictions.

PRC Value-Added Tax

        On December 12, 2013, the Ministry of Finance and the State Administration of Taxation, or the SAT, issued the Circular on Including the Railway Transportation and Postal Industries in the Pilot Program of Replacing Business Tax with Value-Added Tax, or the Pilot Collection Circular. The scope of certain modern services industries under the Pilot Collection Circular is expanded to cover research and development and technical services, cultural and creative services, and radio, film and television services. In addition, according to the Notice on Including the Telecommunications Industry in the Pilot Program of Levying Value-added Tax in Lieu of Business Tax, which became effective on June 1, 2014, the scope of certain modern services industries under the Pilot Collection Circular is further expanded to cover the telecommunications industry. On March 23, 2016, the Ministry of Finance and the SAT issued the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax in Lieu of Business Tax. Effective from May 1, 2016, the PRC tax authorities collect the valued-added tax in lieu of Business Tax in all regions and industries. Pursuant to the Circular of the State Council on Effectively and Comprehensively Promoting the Pilot Program of Replacing Business Tax with Value-Added Tax, recently amended by State Council on November 19, 2017 and the regulations hereof, all of our entities were subject to the valued-added tax at the rate of 6% for services provided and 17% for goods sold as of December 31, 2016.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Directors and Executive Officers	Age	Position/Title
Tianhua Wu	34	Chief Executive Officer and Director
John Fei Zeng	39	Chief Financial Officer
Yonggang Liu	39	Vice President of Technology and Director
Lei Fang	31	Director
David Eric Friedland	55	Director
Vincent Chun Hung Cheung	31	Director
Binsen Tang*	36	Director nominee
Xin Fan*	39	Independent director nominee
Jian Liu*	47	Independent director nominee
Xian Wang*	51	Independent director nominee
*
Binsen Tang, Xin Fan, Jian Liu and Xian Wang have accepted the appointment as our director effective upon the completion of this offering.

        Mr. Tianhua Wu has served as our Chief Executive Officer, or CEO, and director since January 2018. Mr. Wu is the founder and CEO of Ningxia Rongke since June 2014. Between 2005 and 2014, Mr. Wu served at Youdao of NetEase Inc., where he was responsible for core search. Mr. Wu has received many honors in the business world. He was awarded "Entrepreneurial Elite under 35" in 2016 and "40 Business Elites under 40 in China" in 2017. He currently serves as a director for Ningxia Haozhong Management Consulting Center LLP and Beijing Yian Management & Consulting Co., Ltd. Mr. Wu obtained both bachelor's and master's degrees in computer science and technology from Tsinghua University.

        Mr. John Fei Zeng has served as our Chief Financial Officer since October 2018. Between 2010 and 2012, Mr. Zeng worked at the equity sales team of CICC. Between 2012 and 2015, he worked as a Director at UBS Global Capital Market. From 2015 to 2018, he served as an Executive Director in Equity Capital Markets (ECM) at Goldman Sachs, where he was the ECM captain for China fintech and healthcare sectors. Mr. Zeng obtained a B.S. degree in business administration from the University of Southern California and a MBA from New York University.

        Mr. Yonggang Liu has served as our Vice President of Technology since 2014 and director since June 2018. He worked at Youdao of NetEase Inc. from 2008 to 2014, in charge of the technology team. From 2006 to 2007, Mr. Liu was responsible for developing the OCL Editor project at IBM. Mr. Yonggang Liu received a bachelor's degree in information management from Beijing Information Science & Technology University and a master's degree in computer science from Peking University.

        Mr. Lei Fang has served as our director since June 2018. Mr. Fang has served as a vice president of Ningxia Rongke since 2016. Before joining us, he worked as regional sales director at Guosen Securities Co., Ltd.'s Beijing Branch from 2007 to 2011, as well as director of business management center and general manager of Majiapu business department from 2012 to 2015. Mr. Lei Fang received his bachelor's degree in international business from China Institute of Defense Science and Technology.

        Mr. David Eric Friedland has served as our director since June 2018. Mr. Friedland is the regional head and managing director of Interactive Brokers Group's Asia Pacific operations. Mr. Friedland's tenure with Interactive Brokers Group dates back to 1985 where he assisted with the programming and development of its trading systems. In 1995, Mr. Friedland relocated to Hong Kong to oversee and commence the group's derivative market making and brokerage operations in Asia and Australia.

Mr. Friedland received his bachelor's degree in economics from Vassar College, cum laude, and an MBA from the Anderson Graduate School of Management at UCLA.

        Mr. Vincent Chun Hung Cheung has served as our director since February 2019. Mr. Cheung has served as the chief executive officer of Top Capital Partners, our operating entity in New Zealand, since October 2016. In addition, he currently serves as a director of several of our subsidiaries in New Zealand and Australia. Mr. Cheung received his bachelor degree of commerce from University of Auckland in 2008 and his master degree of business management from Shanghai Jiaotong University in 2011. He was certified both as a NZX Advisor by New Zealand Stock Exchange and an Authorized Financial Advisor by the Financial Markets Authority of New Zealand in 2015.

        Mr. Binsen Tang will serve as our director effective upon the completion of this offering. Mr. Tang is the founder of Beijing Elex Technology Co., Ltd., and since 2008, he has served as the chief executive officer and vice president of Beijing Elex Technology Co., Ltd. Mr. Tang received his master's degree in computer software and computer theory and his bachelor's degree in computer science and technology from Beihang University in 2008 and 2005, respectively. Mr. Tang was recognized as one of the "top 30 entrepreneurs under 30 in China" by Forbes in 2012.

        Mr. Xin Fan will serve as our director effective upon the completion of this offering. Mr. Fan has served as chief financial officer of Bilibili Inc. since September 2017. Prior to that, Mr. Fan served as the vice president of finance of Bilibili Inc. since April 2016. Before joining Bilibili Inc., Mr. Fan served as a finance director at NetEase from 2011 to 2016. Prior to 2011, Mr. Fan held various positions at KPMG Huazhen for an aggregate of eight years and served as a senior manager there from 2008 to 2011. Mr. Fan received his bachelor's degree in international accounting from Shanghai University of Finance and Economics in 2001. Mr. Fan is a regular member of the American Institute of Certified Public Accountants and a certified public accountant in China. He also holds licenses as chartered global management accountant and chartered certified accountant in the United Kingdom.

        Mr. Jian Liu will serve as our director effective upon the completion of this offering. Since 2017, Mr. Liu has served as the Assistant Dean of the Institute of Financial Technology of Tsinghua University and the Deputy Director of Sunshine Internet Finance Innovation Research Center. Prior to that, Mr. Liu served as a general manager, vice president and partner of the investment banking division of Hejun Group Co., Ltd., formerly known as Beijing Hejun Venture Advising Co. Ltd., a managing director of Guangzhou Pingjia Brothers Enterprise Investment Management Co., Ltd., a managing director of Huaxia Keystone Financial Consulting Co., Ltd., and a director of Guangdong Hengxing Group. Mr. Liu received an EMBA degree from the School of Economics and Management of Tsinghua University and a bachelor's degree in law from Xiamen University.

        Ms. Xian Wang will serve as our director effective upon the completion of this offering. Since August 2016, Ms. Wang has worked at the National Institute of Finance at Tsinghua University. Prior to that, Ms. Wang served as a deputy director general at China Securities Regulatory Commissions. Ms. Wang received her doctor's degree in economics from Graduate School of Economics, Chinese Academy of Social Sciences.

Board of Directors

        Our board of directors will consist of nine directors upon the completion of this offering. A director is not required to hold any shares in our company to qualify to serve as a director. A director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of our company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of our company or of any third party.

Committees of the Board of Directors

        We will establish three committees under the board of directors immediately upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part: an audit committee, a compensation committee and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee's members and functions are described below.

        Audit Committee.    Our audit committee will consist of Mr. Xin Fan, Mr. Jian Liu and Ms. Xian Wang. Mr. Xin Fan will be the chairman of our audit committee. We have determined that Mr. Xin Fan, Mr. Jian Liu and Ms. Xian Wang satisfy the "independence" requirements of Rule 5605(c)(2) of the Listing Rules of The Nasdaq Stock Market LLC and Rule 10A-3 under the Exchange Act. We have determined that Mr. Xin Fan qualifies as an "audit committee financial expert." The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

  •
  appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

  •
  reviewing with the independent auditors any audit problems or difficulties and management's response;

  •
  discussing the annual audited financial statements with management and the independent auditors;

  •
  reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

  •
  reviewing and approving all proposed related party transactions;

  •
  meeting separately and periodically with management and the independent auditors; and

  •
  monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

        Compensation Committee.    Our compensation committee will consist of Mr. Tianhua Wu, Mr. Yonggang Liu and Mr. Lei Fang. Mr. Tianhua Wu will be the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our CEO may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

  •
  reviewing and approving, or recommending to the board for its approval, the compensation for our CEO and other executive officers;

  •
  reviewing and recommending to the board for determination with respect to the compensation of our non-employee directors;

  •
  reviewing periodically and approving any incentive compensation or equity plans, programs or similar arrangements; and

  •
  selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person's independence from management.

        Nominating and Corporate Governance Committee.    Our nominating and corporate governance committee consists of Mr. Tianhua Wu, Mr. Yonggang Liu and Mr. Lei Fang. Mr. Tianhua Wu is the chairman of our nominating and corporate governance committee. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

  •
  selecting and recommending to the board nominees for election by the shareholders or appointment by the board;

  •
  reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experience and diversity;

  •
  making recommendations on the frequency and structure of board meetings and monitoring the functioning of the committees of the board; and

  •
  advising the board periodically with regards to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to the board on all matters of corporate governance and on any remedial action to be taken.

Duties of Directors

        Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time, and the class rights vested thereunder in the holders of the shares. In certain limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

        Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

  •
  convening shareholders' annual and extraordinary general meetings;

  •
  declaring dividends and distributions;

  •
  appointing officers and determining the term of office of the officers;

  •
  exercising the borrowing powers of our company and mortgaging the property of our company; and

  •
  approving the transfer of shares in our company, including the registration of such shares in our share register.

Terms of Directors and Officers

        Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and will hold office until such time as they are removed from office by ordinary resolution of the shareholders or by the board. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) is found by our company to be or becomes of unsound mind.

Employment Agreements and Indemnification Agreements

        We have entered into employment agreements with each of our executive officers. The initial term of these employment agreements will be until the next shareholders meeting, unless terminated earlier pursuant to the provisions thereof, and these agreements will be automatically extended for successive periods of 12 months each subject to the provisions thereof. We may terminate employment for cause, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, or a continued failure to perform agreed duties. We may also terminate an executive officer's employment without cause upon 60-day prior written notice. In such case of termination by us, we will provide severance payments and other compensation to the executive officer as expressly required by applicable laws and these employment agreements. The executive officer may resign at any time with a 60-day prior written notice.

        Each executive officer has agreed to hold, both during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information or trade secrets, any confidential information or trade secrets of our customers or prospective customers, or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice during the executive officer's employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

        In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of his or her employment and typically for one year following the last date of employment. Specifically, each executive officer has agreed not to (i) approach our suppliers, customers, customers or contacts or other persons or entities introduced to the executive officer in his or her capacity as a representative of us for the purpose of doing business with such persons or entities that will harm our business relationships with these persons or entities; (ii) assume employment with or provide services to any of our competitors, or engage, whether as principal, partner, licensor or otherwise, any of our competitors, without our express consent; or (iii) seek directly or indirectly, to solicit the services of any of our employees who is employed by us on or after the date of the executive officer's termination, or in the year preceding such termination, without our express consent.

        We have also entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Compensation of Directors and Executive Officers

        In 2018, we paid an aggregate of approximately RMB1.2 million (US$0.2 million) in cash to our executive officers, and RMB0.7 million (US$0.1 million) and NZ$0.7 million (US$0.5 million) to our non-executive directors. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers. Our PRC, New Zealand, U.S., Singapore and Hong Kong subsidiaries and our PRC VIEs are required by law to make contributions equal to certain percentages of each employee's salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. New Zealand has a statutory retirement savings scheme, Kiwisaver, in which New Zealand employees may participate.

2018 Share Incentive Plan

        In June 2018, our board of directors approved the UP Fintech Holding Limited Share Incentive Plan, or the 2018 Share Incentive Plan, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business.

The 2018 Share Incentive Plan consists of a share incentive plan for our service providers. The original maximum aggregate number of Class A ordinary shares that could be issued pursuant to all awards under the 2018 Share Incentive Plan was 187,697,314 Class A ordinary shares, which was increased to 254,697,314 Class A ordinary shares by the amendment thereto in December 2018. As of the date of this prospectus, options to purchase 186,045,744 Class A ordinary shares have been granted and are outstanding and 14,800,000 restricted share units, excluding awards that were forfeited or cancelled after the relevant grant dates.

        The following paragraphs describe the principal terms of the 2018 Share Incentive Plan.

        Types of Awards.    The 2018 Share Incentive Plan permits the awards of options, share appreciation rights, restricted shares or any other type of awards approved by the plan administer.

        Plan Administration.    The 2018 Share Incentive Plan will be administered by our board of directors, or one or more committees, within its delegated authority, appointed by the board of directors as the case may be. The committee(s) or the full board of directors will determine all or a part of the matters related to the 2018 Share Incentive Plan, including but not limited to: the participants to receive awards, the form, type and number of awards to be granted to each participant, and the terms and conditions of each award grant.

        Award Agreement.    Awards granted under the 2018 Share Incentive Plan are evidenced by an award agreement in writing, approved by the plan administrator, setting forth the terms of an award that has been duly authorized and approved.

        Eligibility.    We may grant awards to our directors, officers, employees, consultants and other eligible persons.

        Vesting Schedule.    In general, the plan administrator at its sole discretion determines the vesting schedule, which is specified in the relevant award agreement.

        Exercise of Options.    The plan administrator at its sole discretion determines the exercise price for each award, which is stated in the relevant award agreement.

        Transfer Restrictions.    Awards may not be transferred in any manner by the participant other than in accordance with the exceptions provided in the 2018 Share Incentive Plan or the relevant award agreement or otherwise determined by the plan administrator, such as transfers by will or the laws of descent and distribution.

        Termination and Amendment of the 2018 Share Incentive Plan.    Unless terminated earlier, the 2018 Share Incentive Plan has a term of ten years. Our board of directors has the authority to amend or terminate the plan. However, no such action may adversely affect in any material way any awards previously granted unless agreed by the recipient.

        As of the date of this prospectus, our directors and executive officers as a group and our other employees as a group held outstanding options to purchase 47,640,744 and 138,405,000 Class A ordinary shares of our company, respectively, and 8,000,000 and 6,800,000 restricted share units of our company, respectively. The outstanding awards in aggregate held by each of our directors and executive officers represent less than 1% of our total outstanding shares as of the date of this prospectus.

 PRINCIPAL SHAREHOLDERS

        The following table sets forth information with respect to the beneficial ownership, within the meaning of rules and regulations of the SEC, of our ordinary shares, on a fully diluted and as-converted basis, as of the date of this prospectus, by:

  •
  each of our directors and executive officers who beneficially own our ordinary shares; and

  •
  each of our principal shareholders who beneficially own more than 5% of our total outstanding shares.

        Beneficial ownership includes the power to direct the voting or the disposition of the securities or to receive the economic benefit of ownership of the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have the sole power to direct the voting or the disposition of the ordinary shares or to receive the economic benefit of ownership of the ordinary shares shown as beneficially owned by them. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of other securities. These shares, however, are not included in the computation of the percentage ownership of any other person.

        The total number of shares outstanding prior to this offering and the Concurrent Private Placement includes (i) 216,546,541 Class A ordinary shares, (ii) 337,611,722 Class B ordinary shares and (iii) 1,229,504,640 Class A ordinary shares that are issuable upon conversion of our preferred shares on a one-for-one basis. The total number of shares outstanding immediately after the completion of this offering and the Concurrent Private Placement includes (i) 209,677,419 Class A ordinary shares (including 195,000,000 Class A ordinary shares in the form of ADSs issuable in this offering and 14,677,419 Class A ordinary shares issuable in the Concurrent Private Placement), (ii) 337,611,722 Class B ordinary shares, and (iii) 1,231,662,432 Class A ordinary shares that are issuable upon automatic conversion of 1,229,504,640 preferred shares, reflecting the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover page of this prospectus.

        Xiaomi Corporation, one of our principal shareholders, has indicated an interest in purchasing up to US$5 million of the ADSs representing Class A ordinary shares in this offering at the initial public offering price and on the same terms as the other ADSs being offered. We and the underwriters are currently under no obligation to sell ADSs to Xiaomi Corporation. Accordingly, the figures in the table below do not reflect the possible purchase of ADSs in the offering by Xiaomi Corporation.

	Ordinary shares beneficially owned prior to this offering and the Concurrent Private Placement
							Ordinary shares beneficially owned after this offering and the Concurrent Private Placement
	Class A ordinary shares		Class B ordinary shares
						% of aggregate voting power**				% of aggregate voting power**
					% of beneficial ownership**		Class A ordinary shares	Class B ordinary shares	% of beneficial ownership**
	Number	%	Number	%
Directors and executive officers*
Tianhua Wu(1)	—	—	337,611,722	100.0%	18.9%	70.5%	—	337,611,722	16.9%	80.5%
John Fei Zeng	—	—	—	—	—	—	—	—	—	—
Yonggang Liu	***	***	—	—	***	—	***	—	***	—
David Eric Friedland(6)	***	***	—	—	***	***	***	—	***	***
Lei Fang	***	***	—	—	***	—	***	—	***	—
Vincent Chun Hung Cheung	***	***	—	—	***	—	***	—	***	—
Binsen Tang(3)	220,486,172	15.2%	—	—	12.4%	4.6%	220,486,172	—	11.0%	2.6%
Xin Fan	—	—	—	—	—	—	—	—	—	—
Jian Liu	—	—	—	—	—	—	—	—	—	—
Xian Wang	—	—	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a group	246,477,172	16.7%	337,611,722	100.0%	32.3%	75.0%	246,477,172	337,611,722	28.9%	83.1%
Principal Shareholders:
Sky Fintech Holding Limited(1)	—	—	337,611,722	100.0%	18.9%	70.0%	—	337,611,722	16.9%	80.3%
People Better Limited(2)	250,641,392	17.3%	—	—	14.1%	5.2%	250,641,392	—	12.6%	3.0%
Tigerex Holding Limited(3)	220,486,172	15.2%	—	—	12.4%	4.6%	220,486,172	—	11.0%	2.6%
IB Global Investments LLC(4)	137,635,322	9.5%	—	—	7.7%	2.9%	152,312,741	—	7.6%	1.8%
Jager Fintech Holding Limited(5)	125,709,413	8.7%	—	—	7.0%	2.6%	125,709,413	—	6.3%	1.5%

Notes:

*
The business address of our directors and officers is Grandyvic Building, No. 1 Building, No. 16 Taiyanggong Middle Road, Chaoyang District, Beijing, PRC.

**
For each person or group included in these four columns, percentage of beneficial ownership and percentage of aggregate voting power represent beneficial ownership and voting power based on both Class A and Class B ordinary shares held by such person or group with respect to all outstanding shares of our Class A and Class B ordinary shares as a single class and on an as-converted basis. Otherwise, the percentage in this table is calculated within either the group of Class A ordinary shares or the group of Class B ordinary shares, as the case maybe, on an as-converted basis. Each holder of Class A ordinary shares is and will be entitled to one vote per share. Class B ordinary shares are currently entitled to ten votes per share, and will be entitled to 20 votes per share upon the completion of this offering.

***
Less than 1% of our total outstanding shares on an as-converted basis as of the date of this prospectus.

(1)
Representing (i) 337,611,722 Class B ordinary shares held by Sky Fintech Holding Limited, a BVI company, and (ii) 78,786,250 Class A ordinary shares issuable upon exercise of options, within 60 days as of the date of this prospectus, under the 2018 Share Incentive Plan (as defined elsewhere in this prospectus) with the voting rights attached thereto irrevocably entrusted to Mr. Tianhua Wu. Sky Fintech Holding Limited is indirectly wholly-owned by Lightspeed Rise Holdings Limited, a BVI company, through its wholly-owned subsidiary, Sky Tiger Investment Holding Limited, a BVI company. Lightspeed Rise Holdings Limited is controlled by Tiger Family Trust, a trust established under the laws of Hong Kong and managed by ARK Trust (Hong Kong) Limited as the trustee. Mr. Tianhua Wu is the settlor of the Tiger Family Trust and Mr. Tianhua Wu and his family are the trust's beneficiaries. Under the terms of this trust, Mr. Tianhua Wu has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the shares held by Sky Fintech Holding Limited in our company. Pursuant to the 2018 Share Incentive Plan, the option holders shall enjoy the rights to receive cash dividends and shall irrevocably entrust the voting rights attached thereto, whether vested or not, to Mr. Tianhua Wu or his designee. As of the date of this prospectus, holders of all of the options awarded under the 2018 Share Incentive Plan voluntarily executed an irrevocable proxy agreement, under which Mr. Tianhua Wu is entitled to all voting rights attached to the ordinary shares underlying such options.

(2)
Representing 250,641,392 Class A ordinary shares issuable upon conversion of the same number of Series A preferred shares held by People Better Limited, a BVI company. Xiaomi Corporation, a Cayman Islands company listed on the Hong Kong Stock Exchange (stock code: 01810), through its wholly-owned BVI company, Fast Pace Limited, holds 100% of the equity interests in People Better Limited.

(3)
Representing (i) 198,535,540 Class A ordinary shares issuable upon conversion of the same number of Series Angel-1 preferred shares, and (ii) 21,950,632 Class A ordinary shares issuable upon conversion of the same number of Series Angel-2 preferred shares, held by Tigerex Holding Limited, a BVI company. Mr. Binsen Tang, a PRC resident, is a director of, and has the ultimate control in, Tigerex Holding Limited.

(4)
Representing (i) 137,635,322 Class A ordinary shares issuable upon conversion of the same number of Series B-3 preferred shares held by IB Global Investments LLC, a U.S. company, and (ii) 14,677,419 Class A ordinary shares to be purchased under the Concurrent Private Placement. Interactive Brokers Group, Inc., a U.S. company incorporated in Greenwich, Connecticut and listed on The Nasdaq Stock Market LLC (stock symbol: IBKR), is the managing member of IBG LLC, a U.S. company incorporated in Greenwich, Connecticut that owns 99.99% of the equity interests in IB Global Investments LLC.

(5)
Representing 125,709,413 Class A ordinary shares held by Jager Fintech Holding Limited, a BVI company. Mr. Xulu Wang holds 100% of the equity interests in Jager Fintech Holding Limited.

(6)
Mr. David Eric Friedland owns less than 5% of the equity interests in the parent company of IB Global Investments LLC, which holds approximately 7.7% of equity interests in our company prior to this offering and the Concurrent Private Placement. Since Mr. Friedland's indirect beneficial ownership in our company is not material, the number of the shares beneficially owned by Mr. Friedland was not included in "All Directors and Executive Officers as a group."

        As of the date of this prospectus, other than 137,635,322 of our preferred shares and 800,000 of our Class A ordinary shares held or beneficially owned by record holders in the U.S., none of our issued and outstanding shares are held by record holders in the U.S.

        We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

RELATED-PARTY TRANSACTIONS

Contractual Arrangements with Our VIEs and Their Respective Shareholders

        PRC law currently limits foreign equity ownership of companies that provide Internet services and related businesses. To comply with these foreign ownership restrictions, we operate our business in China through a series of contractual arrangements with Ningxia Rongke and Beijing Yiyi, and their respective shareholders. For a description of these contractual arrangements, see "History and Corporate Structure."

Shareholders Agreement

        See "Description of Share Capital—History of Securities Issuances" for a description of the shareholders agreement we have entered into with our shareholders.

Employment Agreements and Indemnification Agreements

        See "Management—Employment Agreements and Indemnification Agreements" for a description of the employment agreements and indemnification agreements we have entered into with our senior executive officers.

Share Incentive Plan

        See "Management—2018 Share Incentive Plan" for a description of share options and restricted share units we have granted to our directors, officers and other individuals as a group.

Other Transactions with Related Parties

Our Relationship with Xiaomi

        Xiaomi Corporation, or Xiaomi, beneficially owns 250,641,392 preferred shares of our company. We have entered into various agreements with Xiaomi or its affiliates with respect to marketing and branding, software licensing and technology cooperation. These agreements have a term of one to two years.

        In 2018, we recorded US$1.3 million in marketing and branding expenses paid to Xiaomi and its affiliates. As of December 31, 2018, the amount due from Xiaomi and its affiliates was US$0.9 million.

        In 2017, we recorded US$0.5 million in marketing and branding expenses paid to Xiaomi and its affiliates. As of December 31, 2017, the amount due from Xiaomi and its affiliates was US$2.3 million.

        In 2016, we recorded US$0.9 million in marketing and branding expenses paid to Xiaomi and its affiliates.

Agreements with Interactive Brokers

        Interactive Brokers' affiliate IB Global Investment LLC became one of our major shareholders in June 2018, which holds more than 5% of our total share capital as of the date of this prospectus. Our New Zealand operating entity, Top Capital Partners, entered into a Consolidated Account Clearing Agreement with Interactive Brokers LLC in November 2016. Under this agreement, Top Capital Partners maintained consolidated accounts with Interactive Brokers while Interactive Brokers providing execution and clearing services for such consolidated accounts. Top Capital Partners was solely responsible for the solicitation, opening, approval and monitoring of all consolidated accounts. Top Capital Partners was required to provide a US$10,000 application deposit as well as commissions and fees to Interactive Brokers equal to Interactive Brokers' standard commission and fees. All securities, cash, investment, collateral and property held by or on behalf of Interactive Brokers for our consolidated accounts are subject to a perfected first priority lien and security interest in the favor of Interactive Brokers to secure the performance of our obligations and liabilities under the agreement. Either party may terminate this agreement at any time.

        Top Capital Partners entered into a Fully Disclosed Clearing Agreement with Interactive Brokers LLC in November 2016 whereby Top Capital Partners introduced accounts to Interactive Brokers on a fully disclosed basis in return of Interactive Brokers providing execution and clearing services for such fully disclosed accounts. Under this agreement, Interactive Brokers was responsible for the opening, approval, monitoring and supervision of the fully disclosed accounts including KYC procedures while we are required to perform certain additional KYC functions. Top Capital Partners was required to provide a US$10,000 application deposit for each account as well as commissions and fees to Interactive Brokers. Interactive Brokers' share of the commissions and fees collected for transaction in the fully disclosed accounts were equal to its standing commission and fees. The remainder of the commissions and fees collected for the fully disclosed accounts were remitted periodically to Top Capital Partners. All the property held by or on behalf of Interactive Brokers for our fully disclosed accounts are subject to a perfected first priority lien and security interest in the favor of Interactive Brokers to secure the performance of our obligations and liabilities under the agreement. Either party may terminate this agreement at any time.

        Top Capital Partners also cooperated with Interactive Brokers LLC in several deals involving allocation of shares in the process of initial public offerings by a few issuers.

        From the time when Interactive Brokers became our shareholder in June 2018 to December 31, 2018, we recorded US$19.7 million in commissions and financing service fees earned from customer trades cleared by and margin transactions provided by Interactive Brokers and US$0.2 million in execution and clearing fees paid to Interactive Brokers. As of December 31, 2018, the amount due from Interactive Brokers was US$9.6 million, which mainly represented the commissions receivable from, and customer deposit in brokerage accounts with, Interactive Brokers.

Consulting fees prepaid to Fast Connection Limited

        Fast Connection Limited is controlled by one of our shareholders, Xiaochang Shuimu Investment Ltd. In 2018, we prepaid US$2.2 million in consulting fees relating to business expansion to Fast Connection Limited.

Transaction with Xiaochang Shuimu

        We sold all of our interests in a long-term cost-method investee to Xiaochang Shuimu Investment Ltd., which is a shareholder of our company, for US$0.2 million in 2016. The receivable from this sale was collected in 2017.

Transactions Relating to the Acquisition of US Tiger Securities, Inc.

        We entered into a series of related transactions with Mr. Binsen Tang and Mr. Tianhua Wu in connection with the acquisition of US Tiger Securities, Inc. (formerly known as JFD Securities, Inc.). In June 2017, we sold all of our interest in Tiger Holdings, LLC, a Delaware limited liability company, to Mr. Binsen Tang and Mr. Tianhua Wu. Tiger Holdings, LLC then acquired 100% of the equity interests in US Tiger Securities, Inc. from a third party in March 2018. In July, 2018, we entered into an agreement to acquire 24.9% and 75.1%, in two tranches, of the equity interests in US Tiger Securities, Inc. from Tiger Holdings, LLC. The transaction was consummated in November 2018.

Loans to Bluesea Fintech LLC, Alphalion Group Limited and Guangzhou 88 Technology Limited

        We had short-term interest-free loans in an aggregate amount of US$1.8 million, US$1.5 million and US$0.8 million to each of Bluesea Fintech LLC, Alphalion Group Limited and Guangzhou 88 Technology Limited, respectively, as of December 31, 2018 to facilitate such entities' daily operational cash flow needs. These three entities are controlled by the management of a subsidiary of Ningxia Rongke.

        ln the first quarter of 2019, we and our affiliates entered into a series of agreements with respective parties regarding the investment in Alphalion Technology Holding Limited. Under the agreements, we and our affiliates agreed to convert the short-term interest-free loans to each of Alphalion Group Limited and Bluesea Fintech LLC into equal value equity investment in their original parent company, Alphalion Technology Holding Limited.

Loans to Officers and Directors

        We extended interest-free loans to Mr. Tianhua Wu and officers of our VIE company Ningxia Rongke, and its subsidiaries in China. The aggregate amount of the loans due from these officers and directors was US$1.3 million and US$1.3 million as of December 31, 2017 and 2018, respectively. All of these loans were repaid in full and as of February 22, 2019 the aggregate amount of loans due from these officers and directors was nil.

 DESCRIPTION OF SHARE CAPITAL

Organization

        We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, or the Companies Law, and the common law of the Cayman Islands.

        As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares, comprising of (i) 3,144,831,053 Class A ordinary shares with a par value of US$0.00001 each, (ii) 518,507,295 Class B ordinary shares with a par value of US$0.00001 each, (iii) 198,535,540 Series Angel-1 preferred shares of US$0.00001 each, (iv) 119,109,087 Series Angel-2 preferred shares with a par value of US$0.00001 each, (v) 54,116,135 Series Angel-3 preferred shares with a par value of US$0.00001 each, (vi) 47,975,342 Series Angel-4 preferred shares with a par value of US$0.00001 each, (vii) 279,389,307 Series A preferred shares with a par value of US$0.00001 each, (viii) 188,378,334 Series B-1 preferred shares with a par value of US$0.00001 each, (ix) 76,812,654 Series B-2 preferred shares with a par value of US$0.00001 each, (x) 147,755,566 Series B-3 preferred shares with a par value of US$0.00001 each, (xi) 205,991,949 Series C preferred shares with a par value of US$0.00001 each and (xii) 18,597,738 Series C-1 preferred shares with a par value of US$0.00001 each. As of the date of this prospectus, 216,546,541 Class A ordinary shares, 337,611,722 Class B ordinary shares, 198,535,540 Series Angel-1 preferred shares, 119,109,087 Series Angel-2 preferred shares, 54,116,135 Series Angel-3 preferred shares, 47,975,342 Series Angel-4 preferred shares 279,389,307 Series A preferred shares, 188,378,334 Series B-1 preferred shares, 76,812,654 Series B-2 preferred shares, 147,755,566 Series B-3 preferred shares, 98,834,937 Series C preferred shares and 18,597,738 Series C-1 preferred shares are issued and outstanding. All of our issued and outstanding ordinary and preferred shares are fully paid.

        Our fourth amended and restated memorandum and articles of association will become effective upon the completion of this offering, which will provide that, upon the closing of this offering, our authorized share capital will be US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprising (i) 4,662,388,278 Class A ordinary shares of a par value of US$0.00001 each and (ii) 337,611,722 Class B ordinary shares of a par value of US$0.00001 each. The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. This summary is not complete, and you should read the form of our fourth amended and restated memorandum and articles of association, which have been filed as exhibits to the registration statement of which this prospectus is a part.

        The following discussion primarily concerns ordinary shares and the rights of holders of ordinary shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the ordinary shares are held in accordance with the provisions of the deposit agreement in order to exercise shareholders' rights in respect of the ordinary shares. The depositary will agree, so far as it is practical, to vote or cause to be voted the amount of ordinary shares represented by ADSs in accordance with the non-discretionary written instructions of the holders of such ADSs. See "Description of American Depositary Shares—Voting Rights."

Our Fourth Amended and Restated Memorandum and Articles

        Objects of Our Company.    Under our fourth amended and restated memorandum of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

        Ordinary Shares.    Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of shareholders. We shall not issue bearer shares. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

        Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our fourth amended and restated articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Law. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

        Voting Rights.    On a show of hands, each shareholder is entitled to one vote, or on a poll, each shareholder is entitled to one vote for each Class A ordinary share and 20 votes for each Class B ordinary share, voting together as a single class, on all matters that require a shareholder's vote. Voting at any shareholders' meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any shareholder which is present in person or by proxy at the meeting.

        An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our fourth amended and restated memorandum and articles of association.

        General Meetings of Shareholders.    As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our fourth amended and restated articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

        Shareholders' general meetings may be convened by the chairman of our board of directors or a majority of our board of directors. Advance notice of at least ten (10) calendar days is required for the convening of our annual general shareholders' meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of all votes attaching to all of our shares in issue and entitled to vote.

        Neither the Companies Law nor our fourth amended and restated articles of association provide shareholders with rights to requisition a general meeting or the right to put any proposal before a general meeting.

        Conversion.    Each Class B ordinary share is convertible into one Class A ordinary share by the holder thereof, subject to certain conditions. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale of Class B ordinary shares by a holder thereof to any person or entity, such Class B ordinary shares will be automatically and immediately converted into an equal number of Class A ordinary shares.

        Transfer of Class A ordinary shares.    Subject to the restrictions set out below and the provisions above in respect of the transfer of Class B ordinary shares, any of our shareholders may transfer all or any of his or her Class A ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

        Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of ordinary shares;

  •
  the instrument of transfer is properly stamped, if required; and

  •
  in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four.

  •
  a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

        If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

        The registration of transfers may, after compliance with any notice required of Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

        Liquidation.    On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.

        Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

        Redemption, Repurchase and Surrender of Shares.    We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if our company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

        Pre-Emption Rights.    There are no pre-emption rights applicable to the issue of new shares under either the Cayman Islands law or our fourth amended and restated memorandum and articles of association.

        Variations of Rights of Shares.    If at any time, our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

        Issuance of Additional Shares.    Our fourth amended and restated articles of association authorizes our board of directors to issue additional shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

        Our fourth amended and restated articles of association also authorizes our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series;

  •
  the dividend rights, dividend rates, conversion rights, voting rights; and

  •
  the rights and terms of redemption and liquidation preferences.

        Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.

        Inspection of Books and Records.    Holders of our shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See "Where You Can Find More Information."

        Anti-Takeover Provisions.    Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

  •
  authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

  •
  limit the ability of shareholders to requisition and convene general meetings of shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fourth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

        Alteration of Capital.    We may from time to time by ordinary resolution:

  •
  increase our capital by such sum, to be divided into shares of such amounts, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

  •
  cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled subject to the provisions of the Companies Law;

  •
  sub-divide our shares or any of them into shares of a smaller amount than is fixed by our amended and restated memorandum and articles of association, subject nevertheless to the Companies Law, and so that the resolution whereby any share is sub-divided may determine that, as between the holders of the shares resulting from such subdivision, one or more of the shares may have any such preferred or other special rights, over, or may have such deferred rights or be subject to any such restrictions as compared with the others as we have power to attach to unissued or new shares; and

  •
  divide shares into several classes and without prejudice to any special rights previously conferred upon the holders of the existing shares, attach to the shares respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions that in the absence of any such determination in general meeting may be determined by our directors.

        No alteration may be made of the kind contemplated by the provisions above, or otherwise, to the par value of the Class A Ordinary Shares or the Class B Ordinary Shares unless an identical alteration is made to the par value of the Class B Ordinary Shares or the Class A Ordinary Shares, as the case may be.

        We may, by special resolution, subject to any confirmation or consent required by the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

        Exempted Company.    We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

  •
  does not have to file an annual return of its shareholders with the Registrar of Companies;

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  is not required to open its register of members for inspection;

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  does not have to hold an annual general meeting;

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  may issue shares with no par value;

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  may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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  may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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  may register as a limited duration company; and

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  may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of our company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

        The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the U.S. and their shareholders.

        Mergers and Similar Arrangements.    The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a "consolidation" means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a "parent" of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

        The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

        Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Law. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

        Separate from the statutory provisions relating to mergers and consolidations, the Companies Law also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

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  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        The Companies Law also contains a statutory power of compulsory acquisition which may facilitate the "squeeze out" of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

        Shareholders' Suits.    In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of our company to challenge actions where:

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  a company acts or proposes to act illegally or ultra vires;

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  the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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  those who control our company are perpetrating a "fraud on the minority."

        Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company's memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or dishonesty or the consequences of committing a crime. Our fourth amended and restated articles of association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person's dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

        In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        Directors' Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to our company and therefore it is considered that he owes the following duties to our company—a duty to act bona fide in the best interests of our company, a duty not to make a profit based on his position as director (unless our company permits him to do so), a duty not to put himself in a position where the interests of our company conflict with his personal interest or his duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to our company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

        Shareholder Action by Written Consent.    Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our fourth amended and restated articles of association follows Delaware General Corporation Law and do not allow our shareholders to approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder.

        Shareholder Proposals.    Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Neither Cayman Islands law nor our fourth amended and restated articles of association allow our shareholders to requisition a shareholders' meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

        Cumulative Voting.    Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fourth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

        Removal of Directors.    Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders.

        Transactions with Interested Shareholders.    The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute.    As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of our company and not with the effect of constituting a fraud on the minority shareholders.

        Dissolution; Winding up.    Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

        Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Law and our fourth amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

        Variation of Rights of Shares.    Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our fourth amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of a majority of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

        Amendment of Governing Documents.    Under the Delaware General Corporation Law, a corporation's governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Law and our fourth amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

        Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances

        The following is a summary of the issuances of our securities in the past three years.

Ordinary shares

        We were incorporated in the Cayman Islands in January 2018. Upon our incorporation in the Cayman Islands on January 26, 2018, we issued 1 ordinary share of par value US$0.00001 to Sertus Nominees (Cayman) Limited, shortly after which was transferred to Sky Fintech Holding Limited, a BVI company whose beneficial owners are Mr. Tianhua Wu together with his family. On the same day, we issued (i) 2 ordinary shares, par value US$0.00001 per share, to Sky Alpha Holding Limited, a BVI company wholly owned by Mr. Tianhua Wu, (ii) 2 ordinary shares, par value US$0.00001 per share, to Jager Alpha Holding Limited, and (iii) an aggregate of 989,307,981 ordinary shares, par value US$0.00001 per share, to Ningxia Rongke's shareholders or their affiliates or designees.

        On June 7, 2018, all of the aforementioned 989,307,986 ordinary shares were repurchased by us. On the same day, we issued an aggregate of 35,650,968 Class A ordinary shares, par value US$0.00001 per share, to the same group of shareholders other than our founder and an aggregate of 518,507,295 Class B ordinary shares, par value US$0.00001 per share, to Sky Fintech Holding Limited, Jager Fintech Holding Limited and Juvenamster Capital Holding Limited, three BVI companies ultimately wholly owned by our directors or employees, respectively.

        On November 19, 2018, a total of 180,895,573 Class B ordinary shares, par value US$0.00001 per share, held by Jager Fintech Holding Limited and Juvenamster Capital Holding Limited, were converted into the same number of Class A ordinary shares.

        We will issue a total of 1,231,662,432 Class A ordinary shares to our preferred shareholders whose preferred shares will be automatically converted into Class A ordinary shares, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, immediately upon the completion of this offering as provided in the shareholders agreements between our shareholders and us.

Preferred shares

        Our Series Angel, A, B-1 and B-2 preferred shares were issued to replicate the Series Angel, A, B and B+ equity interest with preferred rights issued by Ningxia Rongke prior to the reorganization.

        On June 7, 2018, we issued an aggregate of 419,736,104 Series Angel preferred shares, including Series Angel-1 preferred shares, Series Angel-2 preferred shares, Series Angel-3 preferred shares and Series Angel-4 preferred shares, to Tigerex Holding Limited, Seeking Alpha Limited, Wayne Global Investment Holding Limited and several other investors for an aggregate consideration of RMB48.2 million.

        On June 7, 2018, we issued 279,389,307 Series A preferred shares to People Better Limited, Tiger Pipeline LTD and Wayne Global Investment Holding Limited for an aggregate consideration of RMB105.1 million.

        On June 7, 2018, we issued 188,378,334 Series B-1 preferred shares to HGCF Capital Holdings Limited, XHoldings Limited, Wayne Global Investment Holding Limited, Lighting SPC and Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited for an aggregate consideration of RMB115.0 million.

        On June 7, 2018, we issued 76,812,654 Series B-2 preferred shares to CGC Ace Card Limited and Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited for an aggregate consideration of RMB66.0 million.

        On June 7, 2018, we issued 147,755,566 Series B-3 preferred shares to IB Global Investments LLC and CE Fintech I Limited Partnership for an aggregate consideration of US$21.5 million.

        On June 21, 2018, we issued 98,834,937 Series C preferred shares to Prospect Avenue Capital Limited Partnership, Hontai Capital Fund I Limited Partnership, Hontai Tiger Fund Limited Partnership and iResearch Growth Fund L.P. for an aggregate consideration of US$48.0 million.

        On July 23, 2018, we issued 18,597,738 Series C-1 preferred shares to Oceanpine Capital Inc. for an aggregate consideration of US$10.0 million.

Grants of Options and Restricted Share Units under our 2018 Share Incentive Plan

        We have granted options to purchase our Class A ordinary shares to certain of our directors, executive officers, employees and other eligible awardees of our 2018 Share Incentive Plan as described in "Management—2018 Share Incentive Plan."

        As of the date of this prospectus, the aggregate number of our Class A ordinary shares underlying our outstanding options is 186,045,744. As of the date of this prospectus, the aggregate number of outstanding restricted share units is 14,800,000. See "Management—2018 Share Incentive Plan."

Shareholders Agreement

        We entered into a shareholders agreement on June 7, 2018, as amended and restated on June 21, 2018 and again on June 23, 2018, together, the shareholders agreement, with our shareholders, which consist of shareholders of ordinary shares and preferred shares. The shareholders agreement will be terminated conditional on, and effective immediately prior to, the completion of this offering.

        The shareholders agreement provides for certain special rights, including right of first refusal, co-sale rights, preemptive rights, drag-along rights and contains provisions governing the board of directors and other corporate governance matters. Those special rights, as well as the corporate governance provisions, will automatically terminate upon the completion of a qualified initial public offering.

Registration Rights

        We have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the registration rights agreement with our shareholders, which will be effective immediately prior to the completion of this offering.

        Demand Registration Rights.    At any time after the earlier of (i) fifth anniversary of the Series B-3 closing or (ii) 180 days after the effective date of the registration statement for the initial public offering with an aggregate offering price of not less than US$50 million, shareholders of at least 60% of the registrable securities (including Class A ordinary shares issued on conversion of preferred shares) then outstanding have the right to demand that we use our best efforts to file a registration statement covering the registrable securities. We have the right to defer filing of a registration statement for a period of not more than 120 days after the receipt of the request of the requesting shareholders if we furnish to the shareholders requesting registration a certificate signed by our chairman of the board stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed at such time. However, we cannot exercise the deferral right more than once in any twelve-month period. We are obligated to effect no more than two demand registrations, provided that if the sale of all of the registrable securities are not consummated for any reason (other than due to the action or inaction of the shareholders including registrable securities in such registration), such registration shall not be deemed to constitute a demand registration for such purposes.

        Piggyback Registration Rights.    If we propose to file a registration statement for a public offering of our securities, we must offer our shareholders an opportunity to include in the registration all or any part of the registrable securities held by such shareholders. If the managing underwriters of any underwritten offering determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, and the number of shares that may be included in the registration and the underwriting shall be allocated first to us, second to each of the shareholders requesting for the inclusion of their registrable securities on a pro rata basis, and third to shareholders of other securities of us.

        Form F-3 Registration Rights.    Upon request by our shareholders holding in the aggregate at least 60% of then outstanding registrable securities which represents not less than 10% of our then outstanding share capital, we are obligated to file an unlimited number of registration statements on Form F-3, provided that each registration offering is not less than US$1 million. Subject to certain limitations prescribed in our shareholders agreement, we shall use our reasonably best efforts to effect the registration of the securities on Form F-3 not later than 90 days after we receive a registration request.

        Expenses of Registration.    We will bear all registration expenses and fees, other than selling expenses (any expenses payable and any underwriting, brokerage or similar commissions, compensation, discounts or concession paid or allowed by us with respect to the issuance or sale of any securities), for one counsel of the shareholders participating in such registration, incurred in connection with any demand, piggyback or Form F-3 registration. Each shareholder participating in the foregoing shall bear such shareholder's proportional share of all the selling expenses. However, we are not required to pay for any expenses of any registration proceeding begun under any demand registration request if subsequently withdrawn at the request of the shareholders holding in aggregate at least 50% of then outstanding registrable securities, unless such shareholders agree that such registration constitutes the use of one demand registration.

        Termination of Registration Rights.    Our shareholders' registration rights will terminate (i) on the fifth anniversary of a qualified initial public offering, and (ii) with respect to any shareholder holding less than 1% of our outstanding securities, when the registrable securities proposed to be sold by such shareholder may then be sold without registration in any 90-day period after the qualified initial public offering and pursuant to Rule 144 under the Securities Act.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent 15 class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary's corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, NY 10005, USA. The principal executive office of the depositary is located at 60 Wall Street, New York, NY 10005, USA.

        The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.

        We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See "—Jurisdiction and Arbitration."

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see "—Where You Can Find Additional Information."

Holding the ADSs

How will you hold your ADSs?

        You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

        The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.

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  Cash.  The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United

    States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.

    Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See "—Taxation." It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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  Shares.  For any ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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  Elective Distributions in Cash or Shares.  If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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  Rights to Purchase Additional Shares.  If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash.

    The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

    If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).

    U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

    There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.

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  Other Distributions.  Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.

        Except for ordinary shares deposited by us in connection with this offering, no shares will be accepted for deposit during a period of 180 days after the date of this prospectus. The 180 day lock up period is subject to adjustment under certain circumstances as described in the section entitled "—Shares Eligible for Future Sales—Lock-up Agreements."

How do ADS holders cancel an American Depositary Share?

        You may turn in your ADSs at the depositary's corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.

How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.

Voting Rights

How do you vote?

        You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.

        If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder's ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.

        The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.

Compliance with Regulations

Information Requests

        Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our board of directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.

Disclosure of Interests

        Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Global Select Market and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.

Fees and Expenses

        As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):

Service	Fees

•

To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder, you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:

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  Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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  Expenses incurred for converting foreign currency into U.S. dollars.

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  Expenses for cable, telex and fax transmissions and for delivery of securities.

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  Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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  Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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  Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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  Any applicable fees and penalties thereon.

        The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

        The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients' ADSs in DTC accounts in turn charge their clients' accounts the amount of the fees paid to the depositary banks.

        In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.

        The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers

If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action
The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.

How may the deposit agreement be terminated?

        The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.

        After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary's only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.

Books of Depositary

        The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.

        The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.

        These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:

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  are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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  are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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  are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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  are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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  are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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  may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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  disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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  disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

        The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.

        In the deposit agreement, we agree to indemnify the depositary under certain circumstances.

Jurisdiction and Arbitration

        The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in federal courts.

Jury Trial Waiver

        The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.

Requirements for Depositary Actions

        Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:

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  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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  satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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  compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

        The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

        You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:

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  when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (3) we are paying a dividend on our ordinary shares;

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  when you owe money to pay fees, taxes and similar charges;

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  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or

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  other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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  for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

        The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

 SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of this offering, we will have 13,000,000 ADSs outstanding, representing 195,000,000 Class A ordinary shares, or approximately 9.8% of our outstanding ordinary shares, assuming (i) the underwriters do not exercise their over-allotment option to purchase additional ADSs, (ii) we will issue and sell 14,677,419 Class A ordinary shares through the Concurrent Private Placement, calculated based on an assumed initial offering price of US$6.00 per ADS, the midpoint of the estimated initial public offering price range shown on the front cover page of this prospectus, and (iii) all preferred shares will be converted into 1,231,662,432 Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus. All of the ADSs sold in this offering will be freely transferable by persons other than our "affiliates" without restriction or further registration under the Securities Act. Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs. Prior to this offering, there has been no public market for our ordinary shares or the ADSs. While we intend to list the ADSs on the Nasdaq Global Select Market, we cannot assure you that a regular trading market will develop in the ADSs. We do not expect that a trading market will develop in our ordinary shares not represented by the ADSs.

Lock-Up Agreements

        We, our directors and executive officers and all of our existing shareholders have agreed with the underwriters not to, without the prior consent of the representatives of the underwriters, for a period of 180 days following the date of this prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement (other than a registration statement on Form S-8) with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of our ADSs or ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ADSs or ordinary shares or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus), subject to certain exceptions.

        Our board of directors, as the administrator of our share incentive plan, and the authorized executive officers, have agreed with the underwriters, not to, without the prior written consent of the underwriters, for a period of 180 days following the date of this prospectus, waive, release or adjust the lock-up obligations owned by each option holder and restricted share unit holder to our company not to offer, sell or transfer or dispose of any Class A ordinary shares issuable to such holders.

        In addition, through a letter agreement, we will instruct Deutsche Bank Trust Company Americas, as depositary, not to accept any deposit of any ordinary shares or issue any ADSs for 180 days after the date of this prospectus unless we expressly consent to such deposit or issuance, and we have agreed not to provide consent without the prior written consent of the representatives on behalf of the underwriters. The foregoing does not affect the right of ADS holders to cancel their ADSs and withdraw the underlying ordinary shares.

Rule 144

        All of our ordinary shares outstanding prior to this offering are "restricted shares" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the U.S. only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

        Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

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  1% of the then outstanding ordinary shares, in the form of ADSs or otherwise, which will equal approximately 19,954,981 Class A ordinary shares immediately after this offering, assuming (i) the underwriters do not exercise their over-allotment option to purchase additional ADSs, (ii) we will issue and sell 14,677,419 Class A ordinary shares through the Concurrent Private Placement, calculated based on an assumed initial offering price of US$6.00 per ADS, the midpoint of the estimated initial public offering price range shown on the front cover page of this prospectus, and (iii) all preferred shares will be converted into 1,231,662,432 Class A ordinary shares upon the completion of this offering, after taking into account the anti-dilution adjustments based on the assumed initial public offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus; or

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  the average weekly trading volume of our ordinary shares in the form of ADSs or otherwise, on the Nasdaq Global Select Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

        Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

        In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Registration Rights

        Upon completion of this offering, certain holders of our ordinary shares or their transferees will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above.

TAXATION

        The following summary of the material Cayman Islands, New Zealand, PRC and U.S. federal income tax consequences of an investment in our ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or Class A ordinary shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, New Zealand, China and the United States.

        To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman, our Cayman Island counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of DaHui Lawyers, our PRC counsel. To the extent that the discussion relates to matters of New Zealand tax law, it represents the opinion of Buddle Findlay, the New Zealand Counsel of Top Capital Partners Limited. To the extent that the discussion relates to matters of U.S. Federal income tax law, and subject to the qualifications herein, it represents the opinion of O'Melveny & Myers LLP, our special U.S. counsel.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax, estate duty or withholding tax applicable to us or to any holder of our ADSs and ordinary shares. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

        Pursuant to Section 6 of the Tax Concessions Law (2011 Revision) of the Cayman Islands, we have obtained an undertaking from the Governor-in-Council:

  (1)
  that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciation shall apply to us or our operations; and

  (2)
  that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on our shares, debentures or other obligations.

        The undertaking for us is for a period of 30 years from November 19, 2018.

New Zealand Taxation

        We believe that UP Fintech Holding Limited, or UP Fintech, should not be treated as tax resident in New Zealand for New Zealand income tax purposes because it is not incorporated in New Zealand, does not have its head office or center of management in New Zealand and its board of directors does not exercise control of the company in New Zealand. The fact that UP Fintech indirectly holds shares in one or more New Zealand incorporated companies should not, in itself, result in UP Fintech being treated as tax resident in New Zealand nor should the fact that one of its directors resides in New Zealand in circumstances where the majority of the other directors reside and exercise their control outside New Zealand. There can be no assurance that the New Zealand taxation authorities will ultimately take a view that is consistent with us.

        Provided that UP Fintech is not tax resident in New Zealand for New Zealand income tax purposes:

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  it will be subject to New Zealand income tax on income it derives or is deemed to derive which has a New Zealand source (such as income derived from or attributable to a permanent establishment that UP Fintech has or is deemed to have in New Zealand, and dividends it receives from a New Zealand tax resident company);

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  holders of ADSs and Class A ordinary shares who are not New Zealand tax residents should not be subject to New Zealand income tax on distributions by UP Fintech or gains realized from the sale or other disposition of ADSs or Class A ordinary shares; and

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  holders of ADSs or Class A ordinary shares who are New Zealand tax residents will be subject to New Zealand income tax on income which they derive or are deemed to derive from the holding and disposition of ADSs or Class A ordinary shares at the rate applicable to that holder (currently of up to 33%). It is possible that the rate of New Zealand income tax in such situations may be reduced or eliminated by the operation of an applicable double tax agreement between New Zealand and another jurisdiction in which the holder is tax resident. It is also possible that the amount of tax payable in New Zealand may be reduced or offset by a tax credit available for non-New Zealand taxes paid by or on behalf of the holder.

People's Republic of China Taxation

        Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a "de facto management body" within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term "de facto management body" as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation, or the SAT issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the "de facto management body" of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT's general position on how the "de facto management body" test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its "de facto management body" in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise's financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise's primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

        We believe that UP Fintech is not a PRC resident enterprise for PRC tax purposes. UP Fintech is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that UP Fintech meets all of the conditions above. UP Fintech is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." There can be no assurance that the PRC government will ultimately take a view that is consistent with us.

        If the PRC tax authorities determine that UP Fintech is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders or ADS holders that are non-resident enterprises. In addition, non-resident enterprise shareholders and ADS holders may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders and ADS holders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20%. Any PRC tax liabilities may be reduced under applicable tax treaties. However, it is also unclear whether non-PRC shareholders and ADS holders of UP Fintech would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that UP Fintech is treated as a PRC resident enterprise. Pursuant to the EIT Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in China, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%.

United States Federal Income Taxation

        The following is a general discussion of certain U.S. federal income tax considerations relating to the ownership and disposition of our ADSs or Class A ordinary shares by U.S. Holders (as defined below) that acquire our ADSs or Class A ordinary shares in this offering and hold our ADSs or Class A ordinary shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address any aspect of U.S. federal gift or estate tax, alternative minimum tax, the Medicare tax on net investment income, or the state, local or non-U.S. tax consequences of an investment in our ADSs and Class A ordinary shares. This discussion is based on the Code, its legislative history, existing and proposed regulations promulgated thereunder, published rulings, court decisions and the income tax treaty between the U.S. and PRC, or the Treaty, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis. No ruling has been obtained and no ruling will be requested from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below, and as a result, there can be no assurance that the IRS will not disagree with or challenge any of statements provided below.

        This discussion is not a complete description of all tax considerations that may be relevant to particular investors in light of their individual circumstances or investors subject to special tax rules, such as:

  •
  brokers or dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

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  banks or certain financial institutions;

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  insurance companies;

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  tax-exempt organizations;

  •
  partnerships or other entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or persons holding ADSs or Class A ordinary shares through any such entities;

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  regulated investments companies or real estate investment trusts;

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  persons that hold ADSs or Class A ordinary shares as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

  •
  persons subject to special tax accounting rules as a result of any item of gross income with respect to ADSs or Class A ordinary shares being taken into account in an "applicable financial statement" (as defined in section 451 of the Code);

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  persons holding ADSs or ordinary shares in connection with a trade or business outside the United States;

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  persons whose functional currency for tax purposes is not U.S. dollar;

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  U.S. expatriates; or

  •
  persons that actually or constructively own 10% or more of (i) the total combined voting power of all classes of our voting stock or (ii) the total value of all classes of our stock.

        Prospective investors are urged to consult their own tax advisor concerning the particular U.S. federal income tax consequences to them of the ownership and disposition of our ADSs and Class A ordinary shares, as well as the consequences to them arising under the laws of any other taxing jurisdictions.

        For purposes of the U.S. federal income tax discussion below, a "U.S. Holder" is a beneficial owner of our ADSs or Class A ordinary shares that is:

  •
  an individual citizen or resident of the U.S. for U.S. federal income tax purposes;

  •
  a corporation, or other entity classified as a corporation, that was created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (i) a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

        For U.S. federal income tax purposes, income earned through an entity or arrangement classified as a partnership for U.S. federal income tax purposes is attributed to its owners. Accordingly, if an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds our ADSs or Class A ordinary shares, the tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of ADSs and Class A ordinary shares in their particular circumstances.

        If a U.S. Holder holds ADSs, for U.S. federal income tax purposes, the U.S. Holder generally will be treated as the owner of the underlying Class A ordinary shares that are represented by such ADSs. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will not be subject to U.S. federal income tax.

Dividends on ADSs and Class A ordinary shares

        Subject to the "Passive Foreign Investment Company" discussion below, if we make cash distributions and you are a U.S. Holder, the gross amount of any distributions with respect to your ADSs and Class A ordinary shares (including the amount of any taxes withheld therefrom) will be includible in your gross income on the day you actually or constructively receive such income as dividend income if the distributions are made from our current or accumulated earnings and profits, calculated according to U.S. federal income tax principles. We do not intend to calculate our earnings and profits according to U.S. federal income tax principles. Accordingly, distributions on our ADSs and Class A ordinary shares, if any, will generally be reported to you as dividend distributions for U.S. tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

        With respect to non-corporate U.S. Holders, certain dividends received from a qualified foreign corporation may be subject to a reduced capital gains tax rate rather than the marginal tax rates generally applicable to ordinary income. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or in the preceding taxable year) generally will be treated as a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the U.S. that includes an exchange of information program or (ii) with respect to any dividend it pays on stock which is readily tradable on an established securities market in the U.S. We expect that our ADSs, which we have applied to list on the Nasdaq Global Select Market, will be readily tradable on an established securities market in the U.S. Since we do not expect our Class A ordinary shares to be listed on an established securities market, we do not believe that dividends we pay on our Class A ordinary shares that are not represented by ADSs will meet the conditions required for the reduced capital gains tax rate. There can be no assurance that our ADSs will be considered readily tradable on an established securities market in later years. Non-corporate U.S. Holders of our ADSs that do not meet a minimum holding period requirement will not be eligible for the reduced capital gain tax rate with respect to our dividends regardless of our status as a qualified foreign corporation. In the event that we are deemed to be a PRC resident enterprise under PRC tax law (see "Taxation—People's Republic of China Taxation"), we may be eligible for the benefits of the Treaty. Dividends we pay on our ADSs or Class A ordinary shares to non-corporate U.S. Holders during the course of a taxable year during which we are eligible for such benefits would be eligible for the reduced capital gains tax rate, in the case of Class A ordinary shares regardless of they are represented by our ADSs. You should consult your own tax advisor regarding the availability of the reduced capital gain tax rate for dividends paid with respect to our ADSs and Class A ordinary shares.

        For U.S. foreign tax credit purposes, dividends we pay on our ADSs or Class A ordinary shares generally will be treated as income from foreign sources and generally will constitute passive category income. Depending on your individual facts and circumstances, you may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of foreign withholding taxes that may be imposed on dividends received on our ADSs or Class A ordinary shares. You should consult your own tax advisors as to your ability, and the various limitations on your ability, to claim foreign tax credits in connection with the receipt of dividends.

Sales and Other Dispositions of ADSs or Class A ordinary shares

        Subject to the "Passive Foreign Investment Company" discussion below, when you sell or otherwise dispose of ADSs or Class A ordinary shares, you will recognize capital gain or loss in an amount equal to the difference between the amount realized on the sale or other disposition and your adjusted tax basis in the ADSs or Class A ordinary shares. Your adjusted tax basis will equal the amount you paid for the ADSs or Class A ordinary shares. Any gain or loss you recognize will generally be long-term capital gain or loss if your holding period in our ADSs or Class A ordinary shares is more than one year at the time of disposition. If you are a non-corporate U.S. Holder, including an individual, any such long-term capital gain will generally be eligible for a reduced rate of taxation. The deductibility of a capital loss is subject to limitations.

        Gains from dispositions of our ADSs or Class A ordinary shares may be subject to PRC tax if such gains are deemed as income derived from sources within China for PRC tax purposes (see "Taxation—People's Republic of China Taxation"). In that case, a U.S. Holder's amount realized would include the gross amount of the proceeds of the sale or disposition before deduction of the PRC tax. Any gain generally would constitute U.S. source income, which generally does not give rise to foreign tax credits. However, a U.S. Holder that is eligible for the benefits of the Treaty may be able to elect to treat its gain as foreign source gain for foreign tax credit purposes. You should consult your own tax advisors regarding your eligibility for benefits under the Treaty and the creditability of any PRC tax on disposition gains in your particular circumstances.

Passive Foreign Investment Company

        If we were classified as a passive foreign investment company or "PFIC" in any taxable year in which you hold our ADSs or Class A ordinary shares, as a U.S. Holder, you would generally be subject to adverse U.S. tax consequences, in the form of increased tax liabilities and special U.S. tax reporting requirements.

        In general, we will be classified as a PFIC for any taxable year if either (i) at least 75% of our gross income for the taxable year is passive income or (ii) at least 50% of the value of our assets (based on a quarterly value of the assets during the taxable year) is attributable to assets that produce or are held for the production of passive income, or the asset test. For purposes of making PFIC determination, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the gross income of any other corporation of which we are, directly or indirectly, a 25% or greater shareholder (by value). Passive income generally includes interest and for purposes of the asset test, any cash and loans will generally count as producing passive income or held for the production of passive income.

        Assuming that we are the owner of the VIEs for U.S. federal income tax purposes, and based on the expected composition of our income and assets and the value of our assets, including goodwill, which is based in part on the expected price of our ADSs in this offering, we do not expect to be a PFIC for the current taxable year ending December 31, 2019. Despite our expectation, there can be no assurance that we will not be a PFIC in the current taxable year or any future taxable year as PFIC status is tested each taxable year and will depend on the composition of our assets and income in each such taxable year. In particular, in determining the average percentage value of our gross assets, the aggregate value of our assets will generally be deemed to be equal to our market capitalization (the sum of the aggregate value of our outstanding equity) plus our liabilities. Accordingly, we could become a PFIC in the current or future taxable year if our market capitalization were to decrease while we hold substantial cash, cash equivalents or other assets that produce or are held for the production of passive income such as loans to customers. In addition, we expect to increase our margin loan business (where we extend margin loans using our own capital rather than Interactive Brokers' capital) which will increase our passive interest income. Furthermore, although the law in this regard is not entirely clear, we treat our consolidated VIEs as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with these entities. If it were determined, however, that we are not the owner of the consolidated VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year. Because there are uncertainties in the application of the relevant rules, it is possible that the IRS may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, which could result in a determination that we were a PFIC for the current or subsequent taxable years. Our special U.S. counsel expresses no opinion with respect to our expectations contained in this paragraph.

        If we were a PFIC for any taxable year during which you held ADSs or Class A ordinary shares, certain adverse U.S. federal income tax rules would apply. You would generally be subject to additional taxes and interest charges on certain "excess distributions" we make and on any gain realized on the disposition or deemed disposition of your ADSs or Class A ordinary shares, regardless of whether we continue to be a PFIC in the year in which you receive an "excess distribution" or dispose (or are deemed to have disposed, as described below) of your ADSs or Class A ordinary shares. Distributions in respect of your ADSs or Class A ordinary shares during a taxable year would generally constitute "excess distributions" if, in the aggregate, they exceed 125% of the average amount of distributions with respect to your ADSs or Class A ordinary shares over the three preceding taxable years or, if shorter, the portion of your holding period before such taxable year.

        To compute the tax on "excess distributions" or any gain, (i) the "excess distribution" or the gain would be allocated ratably to each day in your holding period, (ii) the amount allocated to the current year and any tax year prior to the first taxable year in which we were a PFIC would be taxed as ordinary income in the current year, (iii) the amount allocated to other taxable years would be taxable at the highest applicable marginal rate in effect for that year, and (iv) an interest charge at the rate for underpayment of taxes for any period described under (iii) above would be imposed on the resulting tax liability on the portion of the "excess distribution" or gain that is allocated to such period. In addition, no distribution that you receive from us would qualify for taxation at the reduced capital gain tax rate discussed in the "—Dividends on ADSs and Class A ordinary shares" section above if we were a PFIC in the taxable year in which such distribution is made or in the preceding taxable year.

        If we were a PFIC for any year during which you hold ADSs or Class A ordinary shares, we generally will continue to be treated as a PFIC with respect to such ADSs or Class A ordinary shares in all succeeding years during which you hold ADSs or Class A ordinary shares, even if we cease to meet the threshold requirements for PFIC status, unless you made a "deemed sale" election.

        Under certain attribution rules, if we were a PFIC, you would be deemed to own your proportionate share of any of our non-U.S. subsidiaries and VIEs that are PFICs, each a "lower-tier PFIC", and would be subject to U.S. federal income tax according to the PFIC rules described above on (i) a distribution on the shares of a lower-tier PFIC and (ii) a disposition of shares of a lower-tier PFIC, both as if you directly held the shares of such lower-tier PFIC.

        If we were a PFIC in any year, you would generally be able to avoid the "excess distribution" rules described above by making a timely so-called "mark-to-market" election with respect to your ADSs provided they are "marketable." Our ADSs will be "marketable" as long as they remain regularly traded on a national securities exchange, such as the Nasdaq. If you made this election in a timely fashion, you would generally recognize as ordinary income or ordinary loss the difference between the fair market value of your ADSs as of the close of any taxable year and your adjusted tax basis in such ADSs. Any ordinary income resulting from this election would generally be taxed at ordinary income rates and would not be eligible for the reduced capital gain tax rate discussed in the "—Dividends on ADSs and Class A ordinary shares" section above. Any ordinary losses would be deductible, but only to the extent of the net amount of previously included income as a result of the mark-to-market election, if any. Your basis in the ADSs or Class A ordinary shares would be adjusted to reflect any such income or loss. If you make a mark-to-market election with respect to our ADSs, but for a later taxable year either our ADSs no longer constitute "marketable stock" or we cease being a PFIC, you will not be subject to the mark-to market rules described above for such taxable year. The mark-to-market election will not be available for any lower tier PFIC that you may be deemed to own pursuant to the attribution rules discussed above. You should consult your own tax advisor regarding potential advantages and disadvantages to you of making a "mark-to-market" election with respect to your ADSs.

        The PFIC rules provide for a separate election, referred to as a qualified electing fund election, which, if available, results in a tax treatment different than the general PFIC tax treatment described above. That election, however, will not be available to you as we do not intend to provide the information you would need to make or maintain that election.

        If you own our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, you will generally be required to file an annual report containing such information as the United States

Treasury Department may require. You are advised to consult with your own tax advisor concerning our PFIC status and the U.S. federal income tax consequences of holding and disposing of our ADSs or Class A ordinary shares if we are or become classified as a PFIC.

U.S. Information Reporting and Backup Withholding Rules

        Dividend payments with respect to the ADSs and Class A ordinary shares and the proceeds received on the sale or other disposition of ADSs and Class A ordinary shares may be subject to information reporting to the IRS and to backup. Backup withholding will not apply, however, if (i) a U.S. Holder is an exempt recipient, or if (ii) the U.S. Holder provides a taxpayer identification number, certifying that the U.S. Holder is not subject to backup withholding. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be refunded or credited against such U.S. Holder's U.S. federal income tax liability, provided that the required information is timely provided to the IRS. Certain U.S. Holders who hold "specific foreign financial assets", including stock of a non-U.S. corporation that is not held in an account maintained by a U.S. "financial institution" may be required to attach to their tax returns for the year certain specified information. A U.S. Holder who fails to timely furnish the required information may be subject to a penalty. You are advised to consult with its own tax advisor regarding the application of the U.S. information reporting and backup withholding rules to your particular circumstances.

        PROSPECTIVE INVESTORS OF OUR ADSS AND CLASS A ORDINARY SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISOR REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES RESULTING FROM OWNING OR DISPOSING OUR ADSS AND CLASS A ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF THE TAX LAWS OF ANY STATE, LOCAL OR NON-US JURISDICTION AND INCLUDING ESTATE, GIFT AND INHERITANCE LAWS.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. are acting as the representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, severally, the number of ADSs indicated below. The address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013, U.S. The address of Deutsche Bank Securities Inc. is 60 Wall Street, New York, New York 10005, U.S. The address of AMTD Global Markets Limited is 23/F—25/F Nexxus Building, 41 Connaught Road Central, Hong Kong. The address of China Merchants Securities (HK) Co., Limited. is 48/F, One Exchange Square, 8 Connaught Place Central, Hong Kong. The address of Top Capital Partners Limited is Level 4, 142 Broadway, Newmarket, Auckland, New Zealand 1023.

Name of Underwriters	Number of ADSs
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
AMTD Global Markets Limited
China Merchants Securities (HK) Co., Limited
Top Capital Partners Limited

Total

        The underwriters and the representatives are collectively referred to as the "underwriters" and the "representatives," respectively. The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent registered public accounting firm. The underwriters are obligated, severally and not jointly, to take and pay for all of the ADSs offered by this prospectus if any such ADSs are taken. The underwriters are not required, however, to take or pay for the ADSs covered by the underwriters' over-allotment option to purchase additional ADSs described below.

        Xiaomi Corporation, one of our principal shareholders, has indicated an interest in purchasing up to US$5 million of the ADSs representing Class A ordinary shares in this offering at the initial public offering price and on the same terms as the other ADSs being offered. We and the underwriters are currently under no obligation to sell ADSs to Xiaomi Corporation.

        The underwriters initially propose to offer part of the ADSs directly to the public at the initial public offering price listed on the front cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of US$            per ADS under the initial public offering price. After the initial offering of the ADSs, the offering price and other selling terms may from time to time be varied by the representatives.

        Certain of the underwriters are expected to make offers and sales both inside and outside the U.S. through their respective selling agents. Any offers or sales of the ADSs in the U.S. will be conducted by broker-dealers registered with the SEC. AMTD Global Markets Limited is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ADSs within the U.S. or to any U.S. persons. China Merchants Securities (HK) Co., Limited is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ADSs within the United States or to any U.S. persons. Top Capital Partners Limited is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ADSs within the United States or to any U.S. persons.

Option to Purchase Additional ADSs

        We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 1,950,000 additional ADSs at the public offering price listed on the front cover page of this prospectus less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the ADS offered by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional ADSs as the number listed next to the underwriter's name in the preceding table bears to the total number of ADSs listed in the preceding table. If the underwriters' option is exercised in full, the total price to the public would be US$            , the total underwriters' discounts and commissions would be US$            and the total proceeds to us (before expenses) would be US$            .

Commissions and Expenses

        The table below shows the per ADS and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase up to an additional            ADSs.

Total
	Per ADS	No Exercise	Full Exercise
Public offering price	US$	US$	US$
Underwriting discounts and commissions to be paid by us	US$	US$	US$
Proceeds, before expenses, to us	US$	US$	US$

        The underwriting discounts and commissions are determined by negotiations among us and the underwriters and are a percentage of the offering price to the public. Among the factors considered in determining the discounts and commissions are the size of the offering, the nature of the security to be offered and the discounts and commissions charged in comparable transactions.

        The estimated total expenses of the offering payable by us, excluding underwriting discounts and commissions, are approximately US$3.3 million.

Nasdaq Listing

        We have applied for approval for listing the ADSs on the Nasdaq Global Select Market under the symbol "TIGR."

Lock-Up Agreements

        We have agreed that, without the prior written consent of the representatives, subject to certain exceptions, we will not, for a period of 180 days after the date of this prospectus:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs;

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs; or

  •
  file any registration statement with the SEC relating to the offering of any ordinary shares, ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs (other than a registration statement on Form S-8), whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs or such other securities, in cash or otherwise.

        Each of our directors, executive officers and existing shareholders have agreed that, without the prior written consent of the representatives, such parties, subject to certain exceptions, will not, during the period ended 180 days after the date of this prospectus:

  •
  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible into or exercisable or exchangeable for ordinary shares or ADSs; or

  •
  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares or ADSs,

whether any such transaction described above is to be settled by delivery of ordinary shares, ADSs, or such other securities, in cash or otherwise. In addition, we and each such person agree that, without the prior written consent of the representatives on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any ordinary shares, ADSs or any security convertible into or exercisable or exchangeable for ordinary shares or ADSs.

        The restrictions described in the preceding paragraphs do not apply to:

  •
  the sale of ordinary shares or ADSs to the underwriters;

  •
  the issuance by us of ordinary shares or ADSs upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus of which the underwriters have been advised in writing;

  •
  transactions by any person other than us relating to our ordinary shares or ADSs or other securities acquired in open market transactions after the completion of the offering of the ADSs; provided that no filing under Section 16(a) of the Exchange Act, as amended, is required or voluntarily made in connection with subsequent sales of such ordinary shares or ADSs or other securities acquired in such open market transactions; or

  •
  the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of our ordinary shares or ADSs, provided that (1) such plan does not provide for the transfer of our ordinary shares or ADSs during the restricted period and (2) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of our ordinary shares or ADSs may be made under such plan during the restricted period.

        Our board of directors, as the administrator of our share incentive plan, and the authorized executive officers, have agreed with the underwriters, not to, without the prior written consent of underwriters, for a period of 180 days following the date of this prospectus, waive, release or adjust the lock-up obligation owned by each option holder and restricted share unit holder to our company not to offer, sell or transfer or dispose of any Class A ordinary shares issuable to such holders.

        In addition, we have instructed Deutsche Bank Trust Company Americas, as depositary, not to accept any deposit of any ordinary shares or issue any ADSs for 180 days after the date of this prospectus (other than in connection with this offering), unless we instruct the depositary otherwise.

        The representatives, in their sole description, may release our ordinary shares and ADSs and other securities subject to the lock-up agreements described above in whole or in part at any time.

Stabilization, Short Positions and Penalty Bids

        To facilitate this offering of the ADSs, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the ADSs. Specifically, the underwriters may sell more ADSs than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of ADSs available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing ADSs in the open market. In determining the source of ADSs to close out a covered short sale, the underwriters will consider, among other things, the open market price of ADSs compared to the price available under the over-allotment option. The underwriters may also sell ADSs in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in this offering. In addition, to stabilize the price of the ADSs, the underwriters may bid for, and purchase, ADSs in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the ADSs in this offering, if the syndicate repurchases previously distributed ADSs to cover syndicate short positions or to stabilize the price of the ADSs. Any of these activities may raise or maintain the market price of the ADSs above independent market levels or prevent or retard a decline in the market price of the ADSs. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Indemnification

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Relationships

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

        In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may, at any time, hold or recommend to clients that they acquire, long or short positions in such securities and instruments.

        L.R. Capital China Growth II Company Limited is an affiliate of AMTD Global Markets Limited, an underwriter to this offering. L.R. Capital China Growth II Company Limited holds Class A ordinary shares of the Company, representing less than 1% of the Company's total outstanding shares on an as-converted basis as of the date of this prospectus.

        Top Capital Partners Limited, an underwriter to this offering, is an indirect wholly-owned subsidiary of the Company.

Concurrent Private Placement

        Concurrently with, and subject to, the completion of this offering, one of our existing shareholders, IB Global Investments LLC, a member of the Interactive Brokers Group of companies, has agreed to purchase from us a number of Class A ordinary shares equal to 7% of the total Class A ordinary shares to be issued in the offering and the Concurrent Private Placement (in the form of ADS or otherwise), subject to a dollar cap of US$7 million. Assuming an initial offering price of US$6.00 per ADS, the midpoint of the estimated offering price range shown on the front cover page of this prospectus, IB Global Investments LLC will purchase 14,677,419 Class A ordinary shares from us. The Concurrent Private Placement is conducted pursuant to an exemption from registration with the SEC under Section 4(a)(2) of the Securities Act of 1933, as amended. Under the subscription agreement executed on March 8, 2019, the completion of this offering is substantively the only closing condition precedent for the Concurrent Private Placement and if this offering is completed, the Concurrent Private Placement will be completed concurrently.

Electronic Offer, Sale and Distribution of Shares

        A prospectus in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders. Other than the prospectus in electronic format, the information on any underwriter's or selling group member's website and any information contained in any other website maintained by any underwriter or selling group member is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter or selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

Pricing of the Offering

        Prior to this offering, there has been no public market for the ordinary shares or ADSs. The initial public offering price is determined by negotiations between us and the representatives. Among the factors considered in determining the initial public offering price are our future prospects and those of our industry in general, our sales, earnings, certain other financial and operating information in recent periods, the price-earnings ratios, price-sales ratios and market prices of securities and certain financial and operating information of companies engaged in activities similar to ours, the general condition of the securities markets at the time of this offering, the recent market prices of, and demand for, publicly traded ordinary share of generally comparable companies, and other factors deemed relevant by the representatives and us. Neither we nor the underwriters can assure investors that an active trading market will develop for the ADSs, or that the ADSs will trade in the public market at or above the initial public offering price.

Selling Restrictions

        No action may be taken in any jurisdiction other than the U.S. that would permit a public offering of the ADSs or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the ADSs may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

        Australia.    This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

  (a)
  you confirm and warrant that you are either:

  (i)
  a "sophisticated investor" under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

  (ii)
  a "sophisticated investor" under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant's certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

  (iii)
  a person associated with the company under section 708(12) of the Corporations Act; or

  (iv)
  a "professional investor" within the meaning of section 708(11)(a) or (b) of the Corporations Act;

    and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

  (b)
  you warrant and agree that you will not offer any of the ADSs issued to you pursuant to this document for resale in Australia within 12 months of those ADSs being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

        Canada.    The ADSs may be sold in Canada only to purchasers resident or located in the Provinces of Ontario, Québec, Alberta and British Columbia, purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        Cayman Islands.    This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the ADSs, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any ADSs in the Cayman Islands.

        Dubai International Financial Centre.    This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or the DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The ADSs to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ADSs offered should conduct their own due diligence on the ADSs. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the ADSs to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of ADSs may be made to the public in that Relevant Member State at any time:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the ADSs shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of the above paragraph, the expression "an offer of the ADSs to the public" in relation to any ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        France.    Neither this prospectus nor any other offering material relating to the ADSs described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ADSs have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the ADSs has been or will be:

  •
  offered to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  offered to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer;

  •
  offered in any other circumstances falling within Article 3(2) of the Prospectus Directive;

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the ADSs to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The ADSs may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

        Germany.    This prospectus does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany, or Germany, or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the ADSs, or distribution of a prospectus or any other offering material relating to the ADSs. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

        Each underwriter will represent, agree and undertake (i) that it has not offered, sold or delivered and will not offer, sell or deliver the ADSs within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of ADSs, and (ii) that it will distribute in Germany any offering material relating to the ADSs only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

        This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

        Hong Kong.    The ADSs may not be offered or sold in Hong Kong by means of any document other than (1) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) or (2) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (3) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies (Winding Up and

Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

        Israel.    This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus may be distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds; provident funds; insurance companies; banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, each purchasing for their own account; venture capital funds; entities with equity in excess of NIS 50 million and "qualified individuals," each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors shall be required to submit written confirmation that they fall within the scope of the Addendum.

        Italy.    The offering of ADSs has not been registered with the Commissione Nazionale per le Società e la Borsa, or the CONSOB, pursuant to Italian securities legislation and, accordingly, no ADSs may be offered, sold or delivered, nor copies of this prospectus or any other documents relating to the ADSs distributed in Italy except:

  •
  to "qualified investors," as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended, or the Decree No. 58, and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended, or the Regulation No. 16190, pursuant to Article 34-ter, paragraph 1, letter. b) of the CONSOB Regulation No. 11971 of 14 May 1999, as amended, or the Regulation No. 11971; or

  •
  in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

        Any offer, sale or delivery of the ADSs or distribution of copies of this prospectus or any other documents relating to the ADSs in the Republic of Italy must be:

  •
  made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended, or Banking Law, Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

  •
  in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

  •
  in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

        Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the ADSs on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

        Furthermore, ADSs which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly, or sistematicamente, distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the ADSs being declared null and void and in the liability of the intermediary transferring the ADSs for any damages suffered by such non-qualified investors.

        Japan.    The ADSs have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and ADSs will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

        Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

        People's Republic of China.    This prospectus has not been and will not be circulated or distributed in the PRC, and ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

        Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Center Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

        Singapore.    This prospectus or any other offering material relating to the ADSs has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore, or the SFA. Accordingly, (a) the ADSs have not been, and will not be, offered or sold or made the subject of an invitation for subscription or purchase of such ADSs in Singapore, and (b) this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs have not been and will not be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor (as defined in the SFA) pursuant to Section 274 of the SFA or, as the case may be, Section 276(2)(a) of the SFA, (ii) to an accredited investor (as defined in the SFA) pursuant to Section 275(1) of the SFA, or as the case may be, Section 276(2)(b) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) to a relevant person (as defined in Section 275(2) of the SFA, or any person pursuant to Section 275(1A) of the SFA, or, as the case may be, Section 276(2) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, where (1) each such person is an expert investor (as defined in the SFA) or (2) not an individual.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor;

securities (as defined in Section 2(1) of the SFA) or securities-based derivatives contracts (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

        Any reference to the SFA is a reference to the Securities and Futures Act, Chapter 289 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

        Switzerland.    The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this prospectus nor any other offering or marketing material relating to the offering, the issuer or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.

        Taiwan.    The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.

        United Arab Emirates.    The ADSs have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

        United Kingdom.    This prospectus is only being distributed to and is only directed at, and any offer subsequently made may only be directed at: (i) persons who are outside the United Kingdom; (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order; or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as "relevant persons"). The ADSs are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ADSs will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

EXPENSES OF THE OFFERING

        Set forth below is an itemization of the total expenses, excluding underwriting discounts and commission that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq market entry and listing fee, all amounts are estimates.

SEC Registration Fee	US$	18,180
FINRA Filing Fee	US$	23,000
Nasdaq Market Entry and Listing Fee	US$	295,000
Printing and Engraving Expenses	US$	344,000
Legal Fees and Expenses	US$	1,728,000
Accounting Fees and Expenses	US$	750,000
Miscellaneous	US$	97,885

Total	US$	3,256,065

 LEGAL MATTERS

        Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for us by O'Melveny & Myers LLP. Certain legal matters as to the United States federal and New York law in connection with this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP. The validity of the Class A ordinary shares represented by the ADSs offered in this offering, certain other legal matters as to Cayman Islands law and legal matters as to British Virgin Islands law will be passed upon for us by Conyers Dill & Pearman. Legal matters as to PRC law will be passed upon for us by DaHui Lawyers, and for the underwriters by Fangda Partners. Legal matters as to New Zealand law will be passed upon for us by Tompkins Wake and Buddle Findlay. Legal matters as to Hong Kong law will be passed upon for us by Withers. Legal matters as to Australian law will be passed upon for us by Ashurst Australia. Legal matters as to Singapore law will be passed upon for us by Allen & Gledhill LLP. Legal matters as to Delaware law and U.S. regulatory law will be passed upon for us by Dorsey & Whitney LLP. Legal matters as to New Jersey law will be passed upon for us by Scarinci & Hollenbeck LLC. O'Melveny & Myers LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and British Virgin Islands law, DaHui Lawyers with respect to matters governed by PRC law, Buddle Findlay with respect to matters governed by New Zealand tax law, Tompkins Wake with respect to matters governed by New Zealand law, Withers with respect to matters governed by Hong Kong law, Dorsey & Whitney LLP with respect to matters governed by Delaware law and U.S. regulatory law, Scarinci & Hollenbeck LLC with respect to matters governed by New Jersey law, Ashurst Australia with respect to matters governed by Australian law and Allen & Gledhill LLP with respect to matters governed by Singapore law. Davis Polk & Wardwell LLP may rely upon Fangda Partners with respect to matters governed by PRC law.

EXPERTS

        The consolidated financial statements as of December 31, 2017 and 2018, and for each of the three years ended December 31, 2018 and the related financial statement schedule of the parent company included in this prospectus, have been audited by Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements and financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The offices of Deloitte Touche Tohmatsu Certified Public Accountants LLP are located at 8/F, Tower W2, The Towers, Beijing Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, PRC.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

  •
  political and economic stability;

  •
  an effective judicial system;

  •
  a favorable tax system;

  •
  the absence of exchange control or currency restrictions; and

  •
  the availability of professional and support services.

        However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

  •
  the Cayman Islands has a less developed body of securities laws as compared to the U.S. and these securities laws provide provides significantly less protection to investors as compared to the U.S.; and

  •
  Cayman Islands companies may not have standing to sue before the federal courts of the U.S.

        Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the U.S., between us, our officers, directors and shareholders, be arbitrated.

        A substantial component of our operations are conducted in New Zealand and China, and a major portion of our assets are located in New Zealand. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the U.S. and most of their assets are located outside the U.S. As a result, it may be difficult for a shareholder to effect service of process within the U.S. upon these individuals, or to bring an action against us or these individuals in the U.S., or to enforce against us or them judgments obtained in the U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.

        We have appointed Puglisi & Associates, located in the U.S., as our agent upon whom process may be served in any action brought against us under the securities laws of the U.S.

        Tompkins Wake has informed us that the uncertainty with regard to New Zealand law relates to whether a judgment obtained from the U.S. courts under the civil liability provisions of the securities laws will be determined by the courts of the New Zealand as penal or punitive in nature. If such a determination is made, the courts of New Zealand will not recognize or enforce the judgment against a New Zealand company. Because the courts of New Zealand have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in New Zealand. Tompkins Wake has further advised us that a final and conclusive judgment in the federal or state courts of the U.S. under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of New Zealand under the common law.

        In addition, Tompkins Wake has advised us that there is no statutory recognition in New Zealand of judgments obtained in the U.S. A final and conclusive judgment in personam obtained in the federal or state courts in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty) may form the basis of New Zealand proceedings if (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the New Zealand conceptions of natural justice; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of New Zealand; and (v) service has been properly effected in accordance with New Zealand law. Proceedings for enforcement would need to be commenced within 6 years of the date the judgment became enforceable in the U.S. The New Zealand Court has a residual discretion to refuse to recognise a foreign judgment, and may take into account factors such as the existence of new admissible evidence that was not before the foreign Court. However, the Court will not re-examine a foreign judgment on its merits.

        Conyers Dill & Pearman has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the U.S. courts under the civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that a final and conclusive judgment in the federal or state courts of the U.S. under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

        In addition, Conyers Dill & Pearman has advised us that there is no statutory recognition in the Cayman Islands of judgments obtained in the U.S., although the Cayman Islands will generally recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the U.S. under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment; (ii) such courts did not contravene the rules of natural justice of the Cayman Islands; (iii) such judgment was not obtained by fraud; (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

        DaHui Lawyers, our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China would:

  •
  recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S.; or

  •
  entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the U.S. or any state in the U.S.

        DaHui Lawyers has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the U.S. or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to China for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

        It will be, however, difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or Class A ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the underlying Class A ordinary shares represented by the ADSs to be sold in this offering. We have also filed a related registration statement on Form F-6 with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ADSs.

        Immediately upon the effectiveness of the registration statement of which this prospectus is a part we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the Internet at the SEC's website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-732-0330 or visit the SEC website for further information on the operation of the public reference rooms.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2016, 2017 AND 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders of UP Fintech Holding Limited

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of UP Fintech Holding Limited (the "Company"), its subsidiaries, its consolidated variable interest entities ("VIEs") and its VIEs' subsidiaries (collectively, the "Group") as of December 31, 2017 and 2018, the related consolidated statements of operations, comprehensive loss, change in deficit, and cash flows, for each of the three years in the period ended December 31, 2018, and the related notes and the financial statement schedule of the parent company listed in schedule I (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group as of December 31, 2017 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Beijing, the People's Republic of China

February 22, 2019

We have served as the Company's auditor since 2018.

UP FINTECH HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

	As of December 31,		Pro Forma as of December 31, (Unaudited) (Note 2)
	2017	2018	2018
	US$	US$	US$
Assets:
Cash and cash equivalents	16,462,187	34,406,970	34,406,970
Cash—segregated for regulatory purpose	1,599,254	6,695,436	6,695,436
Term deposits	—	29,999,865	29,999,865
Receivables from customers (net of allowance of US$nil as of December 31, 2018)	—	353,304	353,304
Receivables from brokers, dealers, and clearing organizations (net of allowance of US$nil as of December 31, 2017 and 2018)	2,202,903	1,073,972	1,073,972
Financial instruments held, at fair value	—	6,435,241	6,435,241
Prepaid expenses and other current assets	3,437,049	5,803,195	5,803,195
Amounts due from related parties	4,435,755	18,137,796	18,137,796

Total current assets	28,137,148	102,905,779	102,905,779

Property, equipment and intangible assets, net	1,081,561	2,330,433	2,330,433
Long-term investments	2,186,761	2,386,691	2,386,691
Other non-current assets	—	1,255,447	1,255,447
Deferred tax assets	4,598,785	6,336,815	6,336,815

Total assets	36,004,255	115,215,165	115,215,165

Liabilities:
Payables due to customers (including payables due to customers of the consolidated VIEs without recourse to the Group of US$1,247,891 and US$nil as of December 31, 2017 and 2018, respectively)	1,247,891	6,564,154	6,564,154
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of the consolidated VIEs without recourse to the Group of US$6,802,290 and US$6,939,074 as of December 31, 2017 and 2018, respectively)	6,802,290	10,423,107	10,423,107
Total current liabilities	8,050,181	16,987,261	16,987,261

Total liabilities	8,050,181	16,987,261	16,987,261

Commitments and Contingencies (Note 16)
Mezzanine equity:
Series A equity interest with preferential rights	16,486,780	—	—
Series B equity interest with preferential rights	17,169,446	—	—
Series B+ equity interest with preferential rights	9,593,789	—	—
Series A convertible redeemable preferred shares (US$0.00001 par value; total 279,389,307 shares authorized, issued and outstanding; liquidation value of US$19,784,136 as of December 31, 2018, pro forma: Nil (unaudited))	—	16,486,780	—
Series B-1 convertible redeemable preferred shares (US$0.00001 par value; total 188,378,334 shares authorized, issued and outstanding; liquidation value of US$20,263,335 as of December 31, 2018, pro forma: Nil (unaudited))	—	17,169,446	—
Series B-2 convertible redeemable preferred shares (US$0.00001 par value; total 76,812,654 shares authorized, issued and outstanding; liquidation value of US$11,512,547 as of December 31, 2018, pro forma: Nil (unaudited))	—	9,593,789	—
Series B-3 convertible redeemable preferred shares (US$0.00001 par value; total 147,755,566 shares authorized, issued and outstanding; liquidation value of US$25,765,087 as of December 31, 2018, pro forma: Nil (unaudited))	—	21,470,906	—
Series C convertible redeemable preferred shares (US$0.00001 par value; total 205,991,949 shares authorized, 98,834,937 shares issued and outstanding; liquidation value of US$56,616,000 as of December 31, 2018, pro forma: Nil (unaudited))	—	47,980,000	—
Subscriptions receivable from Series C convertible redeemable preferred shares	—	(800,000)	—
Series C-1 convertible redeemable preferred shares (US$0.00001 par value; total 18,597,738 shares authorized, issued and outstanding; liquidation value of US$12,000,000 as of December 31, 2018, pro forma: Nil (unaudited))	—	10,000,000	—
Redeemable non-controlling interest of sponsored fund	—	2,204,940	2,204,940

Total mezzanine equity	43,250,015	124,105,861	2,204,940

Shareholders' (deficit)/equity:
Paid-in capital	357,338	—	—
Series Angel equity interest with preferential rights	496,584	—	—
Class A ordinary shares (US$0.00001 par value; total 3,144,831,053 shares authorized, 216,546,541 shares issued and outstanding as of December 31, 2018; 4,662,388,278 shares authorized, 1,448,208,973 shares issued and outstanding, unaudited, pro forma)	—	2,166	14,482
Class B ordinary shares (US$0.00001 par value; total 518,507,295 shares authorized, 337,611,722 shares, issued and outstanding as of December 31, 2018, 337,611,722 shares authorized, issued and outstanding, unaudited, pro forma)	—	3,376	3,376
Series Angel convertible preferred shares (US$0.00001 par value, total 419,736,104 shares authorized, issued and outstanding as of December 31, 2018, pro forma: Nil (unaudited))	—	4,197	—
Additional paid-in capital	7,291,855	42,520,332	165,213,134
Subscriptions receivable	—	—	(800,000)
Accumulated deficit	(23,183,574)	(66,391,306)	(66,391,306)
Accumulated other comprehensive income/(loss)	206,734	(544,988)	(544,988)

Total UP Fintech Holding Limited shareholder's (deficit)/equity	(14,831,063)	(24,406,223)	97,494,698

Non-controlling interest	(464,878)	(1,471,734)	(1,471,734)

Total (deficit)/equity	(15,295,941)	(25,877,957)	96,022,964

Total liabilities, mezzanine equity and (deficit)/equity	36,004,255	115,215,165	115,215,165

The accompanying notes are an integral part of these consolidated financial statements.

UP FINTECH HOLDING LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Revenues:
Commissions	5,280,243	15,062,955	26,043,051
Financing service fees	130,789	1,797,390	6,442,012
Trading gains	—	—	339,108
Interest income	—	—	85,361
Other revenues	64,805	88,839	650,733

Total revenues	5,475,837	16,949,184	33,560,265

Operating cost and expenses:
Execution and clearing	—	(38,041)	(257,115)
Employee compensation and benefits (including share-based compensation of US$222,035, US$349,700 and US$34,204,761 for the years ended December 31, 2016, 2017 and 2018, respectively)	(8,443,667)	(11,950,692)	(55,656,219)
Occupancy, depreciation and amortization	(728,314)	(1,167,628)	(2,621,699)
Communication and market data	(1,920,041)	(2,943,301)	(3,558,546)
Marketing and branding	(3,472,942)	(6,288,254)	(10,526,940)
General and administrative	(4,449,153)	(3,576,478)	(7,831,860)
Impairment of goodwill	(165,800)	—	—

Total operating cost and expenses	(19,179,917)	(25,964,394)	(80,452,379)

Other income/(expense):
Foreign currency exchange gain/(loss)	314,027	(451,407)	542,336
Investment loss	(78,313)	—	—
Interest income of bank deposits	91,492	318,626	194,040
Others, net	3,877	36,799	(10,930)

Loss before income taxes	(13,372,997)	(9,111,192)	(46,166,668)

Income tax benefits	2,561,709	1,183,698	1,873,113

Net loss	(10,811,288)	(7,927,494)	(44,293,555)

Net loss attributable to non-controlling interests	(52,835)	(417,445)	(1,085,823)

Net loss attributable to UP Fintech Holding Limited	(10,758,453)	(7,510,049)	(43,207,732)

Net loss attributable to ordinary shareholders of UP Fintech Holding Limited	(10,758,453)	(7,510,049)	(43,207,732)

Net loss per share attributable to ordinary shareholders of UP Fintech Holding Limited:
Basic and diluted	(0.02)	(0.02)	(0.09)
Weighted average shares used in calculating net loss per ordinary share:
Basic and diluted	443,814,916	443,814,916	506,393,198

The accompanying notes are an integral part of these consolidated financial statements.

UP FINTECH HOLDING LIMITED

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Net loss	(10,811,288)	(7,927,494)	(44,293,555)
Other comprehensive (loss)/income, net of tax:
Unrealized gain on available-for-sale investments (net of tax effect of US$nil, US$nil and US$87,619 for the years ended December 31, 2016, 2017 and 2018, respectively)	—	—	262,857
Changes in cumulative foreign currency translation adjustment	(1,157,615)	1,620,635	(935,612)

Total Comprehensive loss	(11,968,903)	(6,306,859)	(44,966,310)

The accompanying notes are an integral part of these consolidated financial statements.

UP FINTECH HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN DEFICIT

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

		Series Angel equity interest with preferential rights
	Paid-in capital		Class A ordinary shares		Class B ordinary shares		Series Angel convertible preferred shares			Accumulated other comprehensive (loss)/income				Redeemable non-controlling interest of sponsored fund
									Additional paid-in capital		Accumulated deficit	Non- controlling interests	Total shareholders' deficit
	Amount	Amount	Shares	Amount	Shares	Amount	Shares	Amount
	US$	US$		US$		US$		US$	US$	US$	US$	US$	US$	US$
Balance as of January 1, 2016	—	100,752	—	—	—	—	—	—	7,500,506	(273,560)	(4,915,072)	23,286	2,435,912	—
Capital contribution from additional paid in capital	357,338	395,832	—	—	—	—	—	—	(753,170)	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	—	—	222,035	—	—	—	222,035	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(1,158,361)	—	746	(1,157,615)	—
Net loss	—	—	—	—	—	—	—	—	—	—	(10,758,453)	(52,835)	(10,811,288)	—
Return of capital to a limited partnership (note1)	—	—	—	—	—	—	—	—		—	—	144,030	144,030	—
Acquisition of additional equity interest from noncontrolling shareholders	—	—	—	—	—	—	—	—	(27,216)	—	—	(4,411)	(31,627)	—

Balance as of December 31, 2016	357,338	496,584	—	—	—	—	—	—	6,942,155	(1,431,921)	(15,673,525)	110,816	(9,198,553)	—

Share-based compensation	—	—	—	—	—	—	—	—	349,700	—	—	—	349,700	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	1,638,655	—	(18,020)	1,620,635	—
Net loss	—	—	—	—	—	—	—	—	—	—	(7,510,049)	(417,445)	(7,927,494)	—
Return of capital to a limited partnership (note1)	—	—	—	—	—	—	—	—	—	—	—	(140,229)	(140,229)	—

Balance as of December 31, 2017	357,338	496,584	—	—	—	—	—	—	7,291,855	206,734	(23,183,574)	(464,878)	(15,295,941)	—

Reorganization effect (note 2)	(357,338)	(496,584)	33,170,968	332	410,643,948	4,106	419,736,104	4,197	845,287	—	—	—	—	—
Issuance of class A ordinary shares	—	—	2,480,000	25	—	—	—	—	178,429	—	—	—	178,454	—
Issuance of class B ordinary shares	—	—	—	—	107,863,347	1,079	—	—	—	—	—	—	1,079	—
Class B ordinary shares converted into Class A ordinary shares	—	—	180,895,573	1,809	(180,895,573)	(1,809)	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	—	—	34,204,761	—	—	—	34,204,761	—
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(1,014,579)	—	78,967	(935,612)	—
Unrealized gain on available-for-sale investments	—	—	—	—	—	—	—	—	—	262,857	—	—	262,857	—
Investment in sponsored fund from non-controlling shareholders	—	—	—	—	—	—	—	—	—	—	—	—	—	2,204,940
Net loss	—	—	—	—	—	—	—	—	—	—	(43,207,732)	(1,085,823)	(44,293,555)	—

Balance as of December 31, 2018	—	—	216,546,541	2,166	337,611,722	3,376	419,736,104	4,197	42,520,332	(544,988)	(66,391,306)	(1,471,734)	(25,877,957)	2,204,940

Note:

1.
In August 2016, a subsidiary of the Group established a limited partnership, which was dissolved in November 2017.

2.
Represents the reorganization transactions to re-domicile the Company's business from the People's Republic of China (the "PRC") to the Cayman Islands as described in Note 1.

The accompanying notes are an integral part of these consolidated financial statements.

UP FINTECH HOLDING LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Cash flows from operating activities:
Net loss	(10,811,288)	(7,927,494)	(44,293,555)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	222,035	349,700	34,204,761
Depreciation and amortization	195,762	342,450	473,730
Fair value changes of financial instruments held, at fair value	—	—	(215,446)
Investment loss	78,313	—	—
Impairment of goodwill	165,800	—	—
Foreign currency exchange (gain)/loss	(314,027)	451,407	(542,336)
Deferred income tax	(2,623,792)	(1,183,698)	(1,874,819)
Changes in operating assets and liabilities:
Financial instruments held, at fair value	—	—	(6,219,795)
Receivables from customers	—	—	(353,304)
Receivables from brokers, dealers and clearing organizations	(2,049,264)	185,906	1,128,931
Amounts due from related parties	—	(2,348,838)	(10,390,564)
Prepaid expenses and other current assets	1,032,029	(1,382,291)	(2,287,711)
Other non-current assets	—	—	(1,255,447)
Payables due to customers	88	1,247,803	5,316,263
Accrued expenses and other current liabilities	1,762,177	2,640,752	5,137,692
Amounts due to related parties	839,373	(886,331)	—

Net cash used in operating activities	(11,502,794)	(8,510,634)	(21,171,600)

Cash flows from investing activities:
Purchase for property, equipment and intangible assets	(440,305)	(585,016)	(1,684,382)
Payment for long-term investments	(35,000)	(2,151,761)	—
Payment for a business acquisition	(174,359)	—	—
Prepayments to acquire the remaining equity interest of an equity method investee	(38,450)	(90,043)	—
Acquisition of additional equity interest from non-controlling shareholders	(30,881)	—	—
Proceeds received from disposal of long-term investment	—	227,472	—
Repayment of loans from related parties	1,351,321	—	1,793,993
Purchase of term deposits	—	—	(29,999,865)
Loans to related parties	(330,074)	(1,070,662)	(5,233,963)

Net cash provided by/(used in) investing activities	302,252	(3,670,010)	(35,124,217)

Cash flows from financing activities:
Proceeds received from issuance of Series A equity interest with preferential rights	773,870	3,633,087	—
Proceeds received from issuance of Series B equity interest with preferential rights	17,169,446	—	—
Proceeds received from issuance of Series B+ equity interest with preferential rights	—	9,593,789	—
Advanced subscriptions received from investors of Series B-3 convertible redeemable preferred shares	—	1,509,434	—
Proceeds received from issuance of Class A ordinary shares	—	—	178,454
Proceeds received from issuance of Class B ordinary shares	—	—	1,079
Proceeds received from issuance of Series B-3 convertible redeemable preferred shares	—	—	19,961,472
Proceeds received from issuance of Series C convertible redeemable preferred shares	—	—	47,180,000
Proceeds received from issuance of Series C-1 convertible redeemable preferred shares	—	—	10,000,000
Capital contribution in sponsored fund from redeemable non-controlling shareholders	—	—	2,204,940
Capital contribution from a limited partnership	144,030	—	—
Return of capital to a limited partnership	—	(140,229)	—

Net cash provided by financing activities	18,087,346	14,596,081	79,525,945

Increase in cash and cash equivalents	6,886,804	2,415,437	23,230,128

Effect of exchange rate changes	(650,974)	895,643	(189,163)
Cash and cash equivalents and cash—segregated for regulatory purpose, beginning of the year	8,514,531	14,750,361	18,061,441

Cash and cash equivalents and cash—segregated for regulatory purpose, end of the year	14,750,361	18,061,441	41,102,406

Supplemental disclosure of cash flow information:
Income tax paid	—	22,426	—
Non-cash investing activity:
Receivable from sale of long-term investment	213,164	—	—

The accompanying notes are an integral part of these consolidated financial statements.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

        UP Fintech Holding Limited (the "Company") was incorporated under the laws of Cayman Islands on January 26, 2018. The Company, its subsidiaries, its consolidated variable interest entities ("VIEs") and VIEs' subsidiaries (collectively, the "Group") are primarily engaged in providing online brokerage services.

        As of December 31, 2018, details of the Group's subsidiaries, VIEs and VIEs' subsidiaries were as follows:

	Date of incorporation or acquisition	Place of establishment/ incorporation	Percentage of legal ownership
Subsidiaries:
Tiger Holdings Group Limited ("Tiger Holding")	August 01, 2015	New Zealand	100%
Top Capital Partners Limited ("Top Capital")	August 02, 2016	New Zealand	100%
U-Tiger SPC ("U-Tiger SPC")	June 18, 2017	Cayman Islands	100%
Xinhu Information Technology (SH) Co., Ltd ("Shanghai Xinhu")	July 05, 2017	PRC	100%
I-Tiger Capital Management Limited ("I-Tiger Capital Management")	July 12, 2017	Cayman Islands	100%
I-Tiger Global Investment Management Limited ("I-Tiger Global Investment")	July 12, 2017	Cayman Islands	100%
I-Tiger Capital Limited ("I-Tiger Capital")	July 12, 2017	Cayman Islands	100%
I-Tiger Global Investment SPC ("I-Tiger SPC")	July 12, 2017	Cayman Islands	100%
Prosperous Investment Management Limited ("Prosperous Investment")	July 12, 2017	Cayman Islands	100%
Top Capital Partners Custodians Limited ("Top Capital Custodians")	September 13, 2017	New Zealand	100%
Top Capital Partners (Australia) PTY Limited ("Top Capital Australia")	September 26, 2017	Australia	100%
Up Fintech International Limited ("Up International")	February 08, 2018	Hong Kong	100%
Uptech Global Holding Limited ("Uptech Holding")	March 08, 2018	British Virgin Islands ("BVI")	100%
Tiger Fintech (Singapore) PTE Ltd. ("Tiger SG")	March 13, 2018	Singapore	100%
Tiger Brokers (Singapore) PTE Ltd. ("Tiger Brokers SG")	March 27, 2018	Singapore	100%
US Tiger Securities, Inc. ("US Tiger Securities,")	March 30, 2018	United States of America ("USA")	100%
Ningxia Xiangshangyixin Technology Co., Ltd ("Ningxia XSYX", "Ningxia WFOE")	May 17, 2018	PRC	100%
Up Fintech Global Holdings Limited ("Up Global")	June 15, 2018	BVI	100%
Tiger Fintech Holding Inc ("Tiger Fintech Holding")	July 09, 2018	USA	100%

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

	Date of incorporation or acquisition	Place of establishment/ incorporation	Percentage of legal ownership
Xiangshang Upfintech Holdings Limited ("Xiangshang Upfintech Holding")	July 11, 2018	BVI	100%
Beijing Xiangshangyixin Technology Co., Ltd ("Beijing XSYX", "Beijing WFOE")	July 26, 2018	PRC	100%
Tradingfront Inc ("Tradingfront")	August 01, 2018	USA	100%
Wealthn LLC ("Wealthn")	August 01, 2018	USA	100%
Tiger Fixed Income Portfolio Limited ("Tiger Fixed")	September 06, 2018	Cayman Islands	100%
JV Uptech Holding limited ("JV")	September 18, 2018	BVI	100%
Kastle Limited ("Kastle")	October 15, 2018	Hong Kong	100%
Fleming Funds Management PTY Limited ("Fleming")	November 22, 2018	Australia	100%
VIEs:
Ningxia Xiangshangrongke Technology Development Co., Ltd ("Ningxia Rongke", "Ningxia VIE")	June 11, 2014	PRC	Consolidated VIE
Beijing Xiangshang Yiyi Technology Co., Ltd ("Beijing Yiyi", "Beijing VIE")	October 29, 2018	PRC	Consolidated VIE
TigerShares Trust ("Trust")	September 25, 2018	USA	Consolidated VIE
VIEs' subsidiaries:
Tiger Technology Corporation Limited ("Tiger Technology")	October 14,2014	Hong Kong	VIE's subsidiary
Beijing Little Tiger Financial Investment Management Co., Ltd. ("Beijing Little Tiger")	August 17, 2015	PRC	VIE's subsidiary
Tiger Holdings, LLC ("Tiger LLC")	October 13, 2015	USA	VIE's subsidiary
Beijing U-Tiger Network Service Co., Ltd. ("Beijing U-Tiger Network")	April 20, 2016	PRC	VIE's subsidiary
Beijing U-Tiger Business Service Co., Ltd ("Beijing U-Tiger Business")	April 21,2016	PRC	VIE's subsidiary
Tiger Brokers Limited ("Tiger Brokers")	July 8, 2016	Hong Kong	VIE's subsidiary
Beijing Chenhao Technology Co., LTD. ("Beijing Chenhao")	August 11, 2016	PRC	VIE's subsidiary

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

	Date of incorporation or acquisition	Place of establishment/ incorporation	Percentage of legal ownership
Tiger Financial Information Service (NX) Co., Ltd. ("Tiger Financial Information")	September 09, 2016	PRC	VIE's subsidiary
Chenhao Financial Technology (NX) Co., Ltd. ("Chenhao Financial")	October 09, 2016	PRC	VIE's subsidiary
Tiger Securities Group Limited ("Tiger Securities")	November 7, 2016	Hong Kong	VIE's subsidiary
Tiger Assets Management Corporation Limited ("Tiger Assets")	November 7, 2016	Hong Kong	VIE's subsidiary
Tiger Rongke Technology Co., Ltd. ("Tiger Rongke")	November 09, 2016	PRC	VIE's subsidiary
Ningxia Ninghu Asset Management Co., Ltd. ("Ningxia Ninghu")	November 09, 2016	PRC	VIE's subsidiary
Fangguang Technology (NX) Co., Ltd. ("Fangguang Technology")	November 16, 2016	PRC	VIE's subsidiary
Yunxin (Beijing) Information Consulting Co., Ltd. ("Beijing Yunxin")	November 23, 2016	PRC	VIE's subsidiary
Beijing Xiangshang Yingxin Technology Co., LTD. ("Xiangshang Yingxin")	November 10, 2017	PRC	VIE's subsidiary
Guangzhou Chenhao Technology Co., LTD. ("Guangzhou Chenhao")	November 13, 2017	PRC	VIE's subsidiary
Beijing Zhijianfengyi Information Technology Co., Ltd ("Beijing ZJFY")	January 21, 2018	PRC	VIE's subsidiary
Shenzhen Xiang Shang Hu Xun Technology Co., LTD. ("Hu Xun")	June 20, 2018	PRC	VIE's subsidiary
Beijing Beihu Commercial Service Co., Ltd ("Beihu")	August 10, 2018	PRC	VIE's subsidiary
Beijing Huyi Technology Co., Ltd ("Huyi")	September 05, 2018	PRC	VIE's subsidiary

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

History of the Group and reorganization under identical common ownership

        The Group's history began in June 2014 with the commencement of operations of Ningxia Rongke, as a limited liability company in PRC incorporated by Mr. Tianhua Wu, Chief Executive Officer (the "CEO"). From December 2014 to January 2017, after the incorporation of the Ningxia Rongke, series Angel, A, B, B+ investors (collectively, the "equity investors") each acquired certain equity interest with preferential rights of Ningxia Rongke.

        In June 2018, the Company undertook a series of reorganization transactions to re-domicile its business from the PRC to the Cayman Islands (the "Re-domiciliation"). The main purpose of the Re-domiciliation was to establish a Cayman holding company for the existing business in preparation for its overseas initial public offering. The Re-domiciliation was executed in the following steps:

  1)
  In January 2018, the Company was incorporated in the Cayman Islands to be the holding company of the Group. In February 2018, the Company established UP International in Hong Kong, a wholly owned subsidiary to be the intermediate holding company. In May 2018, the Company established a wholly foreign owned enterprise, Ningxia WFOE, for the purpose of establishing a VIE structure of the Group further described in 3) below.

  2)
  In June 2018, the Company issued an aggregate of 410,643,948 Class B ordinary shares to certain shareholders, an aggregate of 33,170,968 Class A ordinary shares to the third-party investors who held the equity interest of Ningxia Rongke without preferential rights. The Company also issued an aggregate of 419,736,104 Series Angel Preferred Shares, 279,389,307 Series A Preferred Shares, 188,378,334 Series B-1 Preferred Shares and 76,812,654 Series B-2 Preferred Shares to the series Angel, A, B, B+ equity interest holders with preferential rights of Ningxia Rongke. All of these shares were issued with no consideration, at exactly the same proportions, and on as-if-converted basis of equity interest they held of Ningxia Rongke. Subsequent to the Company's issuance of ordinary shares and preferred shares, the equity structure of the Company mirrors Ningxia Rongke. See Note 9 for details of the ordinary shares and Note 10 for details of the preferred shares.

  3)
  In June 2018, a series of VIE agreements were entered into between Ningxia WFOE, Ningxia Rongke and the equity investors of Ningxia Rongke. Those arrangements effectively provided control over the operations of Ningxia Rongke to Ningxia WFOE. See further discussion in "the VIE arrangements" below.

        At the same shareholding percentages and the rights of each shareholder were substantially the same in Ningxia Rongke and the Company, the Re-domiciliation was accounted for as a reorganization of entities under common ownership. As a result, the consolidated financial statements as of and for the years ended December 31, 2017 represent Ningxia Rongke's historical consolidated financial statements as if the corporate structure of the Company had been in existence since the beginning of the periods presented. The consolidated financial statements as of and for the year ended December 31, 2018 represent the consolidated financial statements of the Group.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

The VIE arrangements

        To provide the Company control over the VIEs and the rights to the expected residual returns of the VIEs and VIEs' subsidiaries, on June 7, 2018, Ningxia WFOE entered into a series of contractual arrangements as described below, and as amended on December 17, 2018, with the Ningxia Rongke and its equity investors. On October 30, 2018, Beijing WFOE entered into a series of substantially same contractual arrangements with Beijing Yiyi.

        As a result of entering into these contractual agreements, the Company through its wholly-owned subsidiaries, Ningxia WFOE and Beijing WFOE (the "WOFEs"), has (1) power to direct the activities of the VIEs that most significantly affect the entities' economic performance and (2) the right to receive economic benefits of the VIEs that could be significant to the VIEs. Accordingly, The Company is considered the primary beneficiary of the VIEs and consolidate the VIEs' financial results of operations, assets, and liabilities in the Company's consolidated financial statements. The Company also believes that this ability to exercise control ensures that the VIEs will continue to execute and renew the exclusive business cooperation agreements and pay service fees to the Company. The ability to charge service fees in amounts determined at the Company's sole discretion, and by ensuring that the exclusive business cooperation agreements are executed and renewed indefinitely, the Company has the right to receive substantially all of the economic benefits from the VIEs.

Agreements that were entered to provide the Company effective control over the VIEs

        Exclusive Option Agreements.    The respective equity investors of the VIEs entered into Exclusive Option Agreements with the WFOEs respectively, pursuant to which the equity investors of the VIEs grant the WFOEs an irrevocable and exclusive right to purchase or designate one or more persons to purchase the equity interests in the VIEs then held by the equity investors of the VIEs once or at multiple times at any time in part or in whole at the WFOEs' sole and absolute discretion to the extent permitted by PRC laws. The standard equity interest purchase price is RMB10 (US$1.5). If a minimum price limited by PRC law applicable is more than RMB10 (US$1.5), the purchase price of the equity interest shall equal such minimum price. The agreement shall remain effective for a term of ten years and renewable at the WFOEs' election.

        Powers of Attorney.    The equity investors of the VIEs signed the irrevocable Powers of Attorney to appoint the WFOEs as the attorney-in-fact to act on the equity investors' behalf on all rights that the equity investors have in respect of their equity interest in the VIEs conferred by relevant laws and regulations and the articles of association of the VIEs. The rights include but not limited to attending shareholders meeting, exercising voting rights, designating and appointing on behalf of the equity investors, the legal representative (chairperson), the director, supervisor, the chief executive officer and other senior management members of the VIEs. Power of Attorney is coupled with an interest and shall be irrevocable and continuously valid from the date of execution of the Powers of Attorney.

        Spousal Consent letters.    The spouse of each married equity investors of the VIEs has signed a spousal consent letter, which unconditionally and irrevocably agreed not to assert any rights over the equity interest in the VIEs held by and registered in the name of their spouse. In addition, in the event that the spouse obtains any equity interest in the VIEs for any reason, they agreed to be bound by the contractual arrangements.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

The VIE arrangements (Continued)

        Commitment letters.    The respective equity investors of the VIEs entered into Commitment letters with the WFOEs respectively. The equity investors of the VIEs undertake that, when exercising their options, they will refund, without any conditions, any amount and fees to the WFOEs which exceed the share purchase price provided in the Exclusive Option Agreements.

Agreements that were entered to transfer economic benefits to the Company

        Exclusive Business Cooperation Agreements.    The WFOEs entered into Exclusive Business Cooperation Agreements with the VIEs and their equity investors. Under the agreements, VIEs agree to appoint the WFOEs as their exclusive services provider to provide the business support, technical and consulting services at a determined price. The WFOEs shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of the agreement. The annual service fee should not be less than 99% of VIEs' total net profit and could be decided and adjusted by the WFOEs. The service agreement shall remain effective for ten years. The WFOEs has the right to unilaterally extend the agreement and the VIEs shall accept the extended term unconditionally.

        Equity Pledge Agreements.    The equity investors of the VIEs entered into Equity Pledge Agreements with the WFOEs, under which the equity investors pledged all of the equity interest in the VIEs to the WFOEs to ensure that the WFOEs collect all payments due by the VIEs, including without limitation the consulting and service fees regularly from the VIEs under the Exclusive Business Cooperation Agreements. The WFOEs shall have the right to collect dividends generated by the equity interest during the term of pledge. If any event of default, the WFOEs, as the pledgee, will be entitled to take possession of the equity interest pledged and to dispose of the pledged equity interest. The Equity Pledge Agreements remain continuously valid until all payments due under the Exclusive Business Cooperation Agreements have been fulfilled by the VIEs.

Risks in relation to the VIE structure

        The Company believes that the WFOEs' contractual arrangements with the VIEs and their respective subsidiaries are in compliance with PRC laws and are legally enforceable. The equity investors of the VIEs are also major shareholders of the Company and therefore have no current interest in seeking to act contrary to the contractual arrangements. However, uncertainties in the PRC legal system could limit the Company's ability to enforce these contractual arrangements and if the shareholders were to reduce their interest in the Company, their interests may diverge from that of the Company and that may potentially increase the risk that they would seek to act contrary to the contractual terms, for example by influencing the VIEs not to pay the service fees when required to do so.

        The Company's ability to control the VIEs also depends on the power of attorney. The WFOEs have to vote on all matters requiring shareholders' approval in the VIEs. As noted above, the Company believes this power of attorney is legally enforceable but may not be as effective as direct equity ownership.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

Risks in relation to the VIE structure (Continued)

        The shareholders are required to complete the registration of the equity pledge under the agreements with competent government authorities. In case any of the shareholders is in breach, the WFOEs will be entitled to certain right, including the right to dispose the pledged equity interest and to receive proceeds from the auction or sale of the pledge equity interests. The Company is now in the process of registering the equity pledges relating to Ningxia Rongke with the local counterparts of the PRC's State Administration for Market Regulation, and has completed the registration of the equity pledge of Beijing Yiyi.

        In addition, if the legal structure and contractual arrangements were found to be in violation of any existing PRC laws and regulations, the PRC regulatory authorities could:

  •
  revoke the Group's business and operating licenses;

  •
  require the Group to discontinue or restrict its operations;

  •
  restrict the Group's right to collect revenues;

  •
  restrict or prohibit the Group to finance its business and operations in China;

  •
  require the Group to restructure the operations;

  •
  impose additional conditions or requirements with which the Group might not be able to comply, levy fines, confiscate the Group's income or the income of its PRC subsidiary or affiliated PRC entities; or

  •
  take other regulatory or enforcement actions against the Group that could be harmful to its business.

        The imposition of any of these penalties could result in a material adverse effect on the Group's ability to conduct the Group's business. In addition, if the imposition of any of these penalties causes the Group to lose the rights to direct the activities of the VIEs, VIEs' subsidiaries, or the right to receive their economic benefits, the Group would no longer be able to consolidate the VIEs and VIEs' subsidiaries. The Group does not believe that any penalties imposed or actions taken by the PRC government would result in the liquidation or dissolution of the Company, the WFOEs, the VIEs and their respective subsidiaries.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

Risks in relation to the VIE structure (Continued)

        The following financial statement amounts and balances of the VIEs were included in the accompanying consolidated financial statements after the elimination of intercompany transaction and balances within the Group:

	As of December 31,
	2017	2018
	US$	US$
Total current assets	28,137,148	17,648,541
Total non-current assets	7,867,107	9,581,582

Total assets	36,004,255	27,230,123

Total current liabilities	8,050,181	6,939,074

Total liabilities	8,050,181	6,939,074

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Total revenues	5,475,837	16,949,184	27,536,436
Net loss	(10,811,288)	(7,927,494)	(4,948,406)

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Net cash (used in)/provided by operating activities	(11,502,794)	(8,510,634)	3,768,318
Net cash provided by/(used in) investing activities	302,252	(3,670,010)	(2,456,147)
Net cash provided by/(used in) financing activities	18,087,346	14,596,081	(1,509,434)

        The VIEs contributed an aggregate of 100%, 100% and 82% of the consolidated revenues for the years ended December 31, 2016, 2017 and 2018, respectively. As of December 31, 2017 and 2018, the VIEs accounted for an aggregate of 100% and 24%, respectively, of the consolidated total assets, and 100% and 41%, respectively, of the consolidated total liabilities.

        There are no consolidated VIEs' assets that are collateralized for the VIEs' obligations and can only be used to settle the VIEs' obligations. There are no creditors (or beneficial interest holders) of the VIEs that have recourse to the general credit of the Company or any of its consolidated subsidiaries. There are no terms in any arrangements, considering both explicit arrangements and implicit variable interests that require the Company or its subsidiaries to provide financial support to the VIEs. However, if the VIEs ever need financial support, the Company or its subsidiaries may, at its option and subject to statutory limits and restrictions, provide financial support to its VIEs through loans to the shareholders of the VIEs or entrustment loans to the VIEs.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

Risks in relation to the VIE structure (Continued)

        Relevant PRC laws and regulations restrict the VIEs from transferring a portion of their net assets, equivalent to the balance of their statutory reserve and their share capital, to the Company in the form of loans and advances or cash dividends. Please refer to Note 19 for disclosure of restricted net assets.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and principle of consolidation

        The consolidated financial statements of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). As described in Note 1, the consolidated financial statements of the Group as of December 31, 2017 and for the years ended December 31, 2016 and 2017 represent Ningxia Rongke's historical consolidated financial statements as if the corporate structure of the Company had been in existence since the beginning of the periods presented. The consolidated financial statements as of and for the year ended December 31, 2018 represent the consolidated financial statements of the Group. The Company believes that the disclosures are adequate to make the information presented not misleading.

Consolidation of sponsored funds

        The Company has a trust that develops and holds an exchange-trade fund (the "sponsored fund") that is publicly traded. The fund is managed by a subsidiary of the Company. Decisions regarding the trustees of the trust and certain key activities of the sponsored fund within the trust, such as appointment of the sponsored fund's investment adviser, resides at the trust level. As a result, shareholders of the sponsored fund lack the ability to control the key decision-making processes that most significantly affect the economic performance of the sponsored fund. Accordingly, the Company believes that the trust and the sponsored fund are variable interest entities ("VIEs") and shall be evaluated for consolidation as VIEs.

        The Company provides seed funding to new sponsored fund and may hold a significant interest in the shares of a sponsored fund during the seed investment stage when the sponsored fund's investment track record is being established. To the extent that the Company's interest in a sponsored fund is limited to: (i) fixed management fee and (ii) other interests that, in aggregate, would absorb an insignificant amount of variability in the fund, the Company's management contract would not be considered a variable interest that provides the Company with the power to direct the activities of the fund and would therefore not be required to consolidate the fund. However, the Company has concluded that its fees earned from asset management arrangement with sponsored fund in which the Company holds a significant (at least 10 percent) ownership interest in the fund do represent variable interests that convey both power, in combination with the ownership interest, and significant economic exposure (both characteristics of a controlling financial interest) to the Company and therefore the Company would be the primary beneficiary that required to consolidate the fund.

        Upon consolidation, management fee revenue earned on, as well as the Company's investments in, the consolidated sponsored funds are eliminated. The Company retains the specialized accounting treatment of the sponsored fund in consolidation whereby the underlying investments are carried at fair value, reflected in financial instruments held, at fair value, in the Company's consolidated balance

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Consolidation of sponsored funds (Continued)

sheets, with corresponding changes in fair value reflected in trading gains/(losses) in the Company's consolidated statements of operations. The non-controlling interest represents third-party interests of the Company's consolidated sponsored fund. This interest is redeemable at the option of the investors and therefore is recorded as mezzanine equity. Redeemable non-controlling interest is recorded at redemption value which approximates the fair value at each reporting period. When the Company no longer holds a controlling financial interest in the sponsored fund, the Company deconsolidates the sponsored fund and removes the related assets, liabilities and redeemable non-controlling interests from its balance sheet. Because consolidated sponsored funds carry their assets and liabilities at fair value, there is no incremental gain or loss recognized upon deconsolidation.

Pro forma information

        Pursuant to the Company's Amended and Restated Memorandum of Association, immediately prior to the closing of a qualified initial public offering (the "Qualified IPO"), all of the outstanding redeemable and non-redeemable convertible preferred shares will automatically be converted into Class A ordinary shares.

        The unaudited pro forma balance sheet information as of December 31, 2018 assumes the automatic conversion of 1,112,071,965 outstanding Series Angel, A, B-1, B-2 and B-3 preferred shares into 1,112,071,965 Class A ordinary shares upon the completion of this offering on a one-for-one basis and (ii) the automatic conversion of 117,432,675 outstanding Series C and C-1 preferred shares into 119,590,467 Class A ordinary shares upon the completion of this offering, reflecting the anti-dilution adjustments to the conversion rate based on the assumed initial public offering price of US$6.00 per American Deposity Share ("ADS"). Unaudited pro forma shareholders' equity as of December 31, 2018, as adjusted for the reclassification of the related preferred shares from mezzanine equity to shareholders' equity is shown in the unaudited pro forma consolidated balance sheets.

        Unaudited pro forma basic and diluted net income per ordinary share (Note 13) reflects the effect of the conversion of preferred shares, as if the conversion occurred as of the beginning of the period or the original date of issuance, if later.

Use of estimates

        The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and accompanying notes. Significant accounting estimates reflected in the Group's consolidated financial statements include allowance for doubtful accounts, the useful lives of long-lived assets, impairment of long-lived assets and goodwill, fair value measurement of long-term available-for-sale investments, fair value measurement of ordinary shares and preferred shares, share-based compensation, the valuation allowance for deferred tax assets and income tax. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value

        Fair value is the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

        Authoritative literature provides a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The level in the hierarchy within which the fair value measurement in its entirety falls on is based upon the lowest level of input that is significant to the fair value measurement as follows:

Level 1

        Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

        Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

        Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Derivative financial instruments

        The Company may utilize derivative financial instruments to mitigate the risk of fair value changes of its investments in certain consolidated sponsored funds seeded for business development purposes. These derivative financial instruments are not designated as hedging instruments for accounting purposes. The Company does not use derivative financial instruments for speculative purposes. The Company records the derivative financial instruments as financial instruments held, at fair value or derivative liability on its consolidated balance sheets and measures these instruments at fair value. Starting in November 2018, the Company has entered into certain stock index future contracts. As of December 31, 2018, the Company held 48 outstanding future contracts with a notional value of US$6,079,920. For the year ended December 31, 2018, the Company recognized US$123,662 realized gain from settled future contracts; and US$507,810 trading gains arise from fair value changes were recorded in the trading gains for the derivative instruments in the consolidated statements of operations. The remaining contract term for the contracts outstanding at December 31, 2018 was 2.5 months.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and cash equivalents

        Cash and cash equivalents consist of cash on-hand, demand deposits with financial institutions, term deposits with an original maturity of three months or less and highly liquid investments, which are unrestricted from withdrawal or use, or which have original maturities of three months or less when purchased.

Cash—segregated for regulatory purposes

        Certain subsidiaries of the Company are obligated by rules mandated by their primary regulators to segregate or set aside amount of cash deposited by the customer and the Company. Such regulations are promulgated to protect customer assets and meet the capital adequacy requirement. A corresponding payable due to customers is recorded upon receipt of the cash from the customer.

Term deposits

        Term deposits consist of bank deposits with an original maturity of greater than three months and less than one year.

Receivables from Customers

        Receivables from customers represent the margin loans extended to consolidated accounts customers by the Group. Securities owned by the customers, which are not recorded in the consolidated balance sheets, are held as collateral for amounts due on the loan receivables. Receivables from customers are recorded net of allowance for doubtful accounts. Revenues earned from the margin loan transactions are included in interest income. The Group records bad debt expense when determined by management to be uncollectible. For the years ended December 31, 2016, 2017 and 2018, no allowance for doubtful accounts were recorded.

Receivables from brokers, dealers and clearing organizations

        Receivables from brokers, dealers and clearing organizations include cash deposits, net commission receivables, unsettled trades, including the amounts receivable for securities not delivered by the broker on the settlement date.

Fair value of financial instruments

        The Group's financial instruments consist primarily of cash and cash equivalents, cash—segregated for regulatory purpose, term deposits, financial instruments held, at fair value, receivables from customers, receivables from brokers, dealers, clearing organizations, amounts due from/to related parties, long-term equity securities without readily determinable fair value, available-for-sale investments, and payable due to customers. The Company carries its financial instruments held, at fair value, long-term equity securities without readily determinable fair value and available-for-sales investments at fair value. Financial instruments held, at fair value consist of stock investments related to the sponsored fund and derivative asset in relation to the Company's derivative transactions. Financial instruments held, at fair value are stated at fair value based upon quoted market price. The carrying amounts of cash and cash equivalents, cash—segregated for regulatory purpose, term deposits,

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments (Continued)

receivables from customers, receivables from brokers, dealers and clearing organizations, amounts due from/to related parties, and payable due to customers approximate their fair values due to the short-term maturities of these instruments.

Property, equipment, and intangible assets, net

        Property, equipment, and intangible assets consist of electronic equipment, office equipment, leasehold improvements, and licenses.

        The property and equipment are carried at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the following estimated useful lives:

Electronic equipment	3 years
Office equipment	5 years
Leasehold improvement	Shorter of the lease terms or the estimated useful lives of the assets

        Intangible assets are the brokerage's license in New Zealand, Australia and USA acquired by the Company, which are recognized as intangible assets with indefinite life, and it should not be amortized until its useful life is determined to be no longer indefinite. An intangible asset that is not subject to amortization is tested for impairment at least annually or if events or changes in circumstances indicate that the asset might be impaired.

Goodwill

        Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations. Goodwill is not amortized but is tested for impairment annually or more frequently if events or changes in circumstances indicate that it might be impaired.

        Goodwill is tested for impairment at the reporting unit level on an annual basis and between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying value. These events or circumstances could include a significant change in the business climate, legal factors, operating performance indicators, competition, or sale or disposition of a significant portion of a reporting unit.

        Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The estimation of fair value of each reporting unit using a discounted cash flow methodology also requires significant judgments, including estimation of future cash flows, which is dependent on internal forecasts, estimation of the long-term rate of growth for the Group's business, estimation of the useful life over which cash flows will occur, and determination of the Group's weighted average cost of capital. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results and market conditions. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for the reporting unit.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill (Continued)

        The Group performs a two-step goodwill impairment test. The first step compares the fair values of each reporting unit to its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill is not considered impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of the affected reporting unit's goodwill to the carrying value of that goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. This allocation process is only performed for purposes of evaluating goodwill impairment and does not result in an entry to adjust the value of any assets or liabilities. In 2016, the company acquired an entity to expand its business, such expansion was subsequently abandoned. Accordingly, goodwill amounted to US$165,800 arising from the acquisition in 2016, was written off as a result of impairment assessment for fiscal year ended December 31, 2016.

Long-term investment

        The Group's long-term investments consist of equity securities without readily determinable fair values, equity method investments and available-for-sale securities investments.

(a)
Equity securities without readily determinable fair values

  For investments in equity securities without readily determinable fair values, the Group elects to use the measurement alternative defined as cost, less impairment, adjusted by observable price change. The Group reviews its equity securities without readily determinable fair values investments for impairment at each reporting period by performing a qualitative assessment considering impairment indicators. The Group recorded nil impairment loss on its equity securities without readily determinable fair values during the years ended December 31, 2016, 2017 and 2018.

(b)
Equity method investments

  For an investee company over which the Group has the ability to exercise significant influence, but does not have a controlling interest, the Group accounts for the investment under the equity method. Significant influence is generally considered to exist when the Group has an ownership interest in the voting stock of the investee between 20% and 50%. Other factors, such as representation on the investee's board of directors, voting rights and the impact of commercial arrangements are also considered in determining whether the equity method of accounting is appropriate.

  Under the equity method of accounting, the investee company's accounts are not reflected within the Group's consolidated balance sheets and statements of operations; however, the Group's share of the earnings or losses of the investee company is reflected in the caption "share of losses of investments accounted for using the equity method" in the consolidated statements of operations.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Long-term investment (Continued)

  An impairment charge is recorded if the carrying amount of the investment exceeds its fair value and this condition is determined to be other-than-temporary. The Group estimates the fair value of the investee company based on comparable quoted price for similar investment in active market, if applicable, or discounted cash flow approach which requires significant judgments, including the estimation of future cash flows, which is dependent on internal forecasts, the estimation of long-term growth rate of a company's business, the estimation of the useful life over which cash flows will occur, and the determination of the weighted average cost of capital. The Group recorded nil impairment losses on its equity method investments during the years ended December 31, 2016, 2017 and 2018.

(c)
Available-for-sale investments

  For investments which are determined to be debt securities, the Group accounts for them as long-term available-for-sale investments when they are not classified as either trading or held-to-maturity investments.

  Available-for-sale investment is carried at its fair value and the unrealized gains or losses from the changes in fair values are included in accumulated other comprehensive income.

  The Group reviews its investments for other than temporary impairment based on the specific identification method. The Group considers available quantitative and qualitative evidence in evaluating potential impairment of its investments. If the cost of an investment exceeds the investment's fair value, the Group considers, among other factors, general market conditions, government economic plans, the duration and the extent to which the fair value of the investment is less than the cost, the Group's intent and ability to hold the investment, and the financial condition and near term prospects of the investees. The Group recorded nil impairment losses on its available-for-sale investments during the years ended December 31, 2016, 2017 and 2018, respectively.

Revenue recognition

Commissions

        Commissions earned for the Group's online brokerage business in customers' fully disclosed accounts and consolidated accounts are accrued on a trade date basis and are reported as commissions in the consolidated statements of operations.

(a)
Fully disclosed accounts

  According to the attributes of transactions under fully disclosed accounts, the Group provides the agreed services to its customers in facilitating the trades and recognizes the commission revenue collected from its partner, net of clearing cost and execution cost of the trades.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition (Continued)

(b)
Consolidated accounts

  According to the attributes of transactions under consolidated accounts, the Group provides brokerage service for its customers and therefore recognize the full amount of revenue for the commission fee charged to the customers.

  See Note 3 for further information on revenues from contracts with customers.

Financing service fees

        The Group earns financing service fees in connection with the margin financing provided by brokers to fully disclosed account customers. Revenue is recognized over the period that the margin loans is outstanding.

Trading gains/ (losses)

        Trading gains and losses are comprised of settled future contracts recorded on trade date and changes in the fair value of financial instruments held, at fair value, which include stock investments under the sponsored fund and future contracts.

Interest income

        The Group earns interest income arising from margin financing offered by the Group to consolidated account customers. Revenue is recognized over the period that the margin loans are outstanding.

Other revenues

        Other revenues consist of the revenue arising from initial public offering ("IPO") subscription service and other services. Revenue from the IPO subscription service is derived from provision of new share subscription services in relation to IPOs in the USA and Hong Kong capital market earned from partners as an introducing broker. Revenue from other services is primarily in connection with the Group's technical services, financial advisory and promotion services rendered to the customers, which are recorded over the period of service provided.

Research and development expenses

        Research and development expenses primarily consist of salaries and employee benefits for research and development personnel, rental and depreciation expenses in the development of the Group's proprietary trading platform, back-end technology and customer relationship management system. For the years ended December 31, 2016, 2017 and 2018, US$5,106,462, US$6,059,525 and US$11,282,241 of research and development costs have been expensed as incurred as the costs qualifying for capitalization have been insignificant.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Occupancy, Depreciation and Amortization

        Occupancy expenses consist primarily of rental payments on office and data center leases and related occupancy costs, such as utilities. Depreciation and amortization expenses result from the depreciation of fixed assets, such as electronic equipment, office equipment as well as leasehold improvements.

Operating leases

        Leases where the rewards and risks of ownership of assets primarily remain with the lessor are accounted for as operating leases. Payments made under operating leases are charged to the consolidated statements of operations on a straight-line basis over the shorter of the lease term or estimated useful life.

Share-based compensation

        Share-based payment transactions with employees and managements, such as share options are measured based on the grant date fair value of the equity instrument. The Group has elected to recognize compensation expenses using the straight-line method for all employee equity awards granted with graded vesting provided that the amount of compensation cost recognized at any date is at least equal to the portion of the grant-date value of the options that are vested at that date, over the requisite service period of the award, which is generally the vesting period of the award.

Income taxes

        Current income taxes are provided for in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements. Net operating loss carry forwards and credits are applied using enacted statutory tax rates applicable to future years. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized.

        The Group accounts for uncertain tax positions by reporting a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. Tax benefits are recognized from uncertain tax positions when the Group believes that it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The Group recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense.

Comprehensive loss

        Comprehensive loss consists of two components, net loss and other comprehensive income or loss, net of tax. Other comprehensive income or loss refers to revenue, expenses, and gains and losses that are recorded as an element of shareholders' equity but are excluded from net loss. The Group's other comprehensive income or loss consists of foreign currency translation adjustments from its subsidiaries not using the US$ as their functional currency and the fair value change of long-term available-for-sale

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive loss (Continued)

investments of the Group, if any. Comprehensive loss is reported in the consolidated statements of comprehensive loss.

Non-controlling interests

        For the Company's consolidated subsidiaries, non-controlling interests are recognized to reflect the portion of their equity that is not attributable, directly or indirectly, to the Company as the controlling shareholder. Non-controlling interests are classified as a separate line item in the equity section of the Group's consolidated balance sheets and have been separately disclosed in the Group's consolidated statements of operations to distinguish the interests from that of the Company.

Foreign currencies

        The reporting currency of the Company is the US$. The Company and the Company's subsidiaries with operations in the PRC, Hong Kong, New Zealand, the United States and other jurisdictions generally use their respective local currencies as their functional currencies. The financial statements of the Company's subsidiaries, other than the subsidiaries with functional currency in US$, are translated into US$ using the exchange rate as of the balance sheet date for assets and liabilities and the average daily exchange rate for each month for income and expense items. Translation gains and losses are recorded as a separate component of other comprehensive income or loss in the consolidated statements of changes in deficit and consolidated statements of comprehensive loss.

        In the financial statements of the Company's subsidiaries, transactions in currencies other than the functional currency are measured and recorded in the functional currency using the exchange rate in effect at the date of the transaction. At the balance sheet date, monetary assets and liabilities that are denominated in currencies other than the functional currency are translated into the functional currency using the exchange rate at the balance sheet date. All gains and losses arising from foreign currency transactions are recorded in the consolidated statements of operations during the year in which they occur.

        RMB is not a freely convertible currency. The State Administration for Foreign Exchange, under the authority of the People's Bank of China, controls the conversion of RMB into other currencies. The value of the RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market. The Group's cash and cash equivalents denominated in RMB amounted to US$6,884,354 and US$3,696,283 as of December 31, 2017 and 2018, respectively.

Net loss per share

        Basic loss per ordinary share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. The Group's preferred shares are participating securities as they participate in undistributed earnings on an as-if-converted basis. Accordingly, the Group uses the two-class method whereby undistributed net income is allocated on a pro rata basis to the ordinary shares and preferred shares to the extent that each class may share in income for the period; whereas the undistributed net loss for the period is

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net loss per share (Continued)

allocated to ordinary shares only because the redeemable and non-redeemable preferred shares are not contractually obligated to share the loss.

        Diluted loss per ordinary share reflects the potential dilution that could occur if securities were exercised or converted into ordinary shares. The Group had redeemable and non-redeemable preferred shares, share options and restricted share units, which could potentially dilute basic loss per share in the future. To calculate the number of shares for diluted loss per ordinary share, the effect of the preferred shares is computed using the as-if-converted method; the effect of the share options and restricted share units is computed using the treasury stock method.

Concentration of credit risk

        Financial instruments that potentially expose the Group to concentrations of credit risk consist primarily of cash and cash equivalents. The Company's cash and cash equivalents are held at financial institutions that management believes to be of high credit quality. The Company has not experienced any losses on cash and cash equivalents to date. The Company does not believe that it is subject to unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Concentration of revenue

        There is no customer accounting for 10% or more of total revenues for the years ended December 31, 2016, 2017 and 2018, respectively.

Concentration of supplier

        The Group relies on third parties for the execution and clearing of trade requests made by customers. In instances where these parties fail to perform their obligations, the Company may be temporarily unable to find alternative suppliers to satisfactorily deliver services to its customers in a timely manner, if at all.

        For the years ended December 31, 2016, 2017 and 2018, 98.8%, 99.5% and 96.8% of its total revenues were executed and cleared by one supplier.

Newly adopted accounting pronouncements

        In May 2014, the FASB issued Accounting Standards Updates (the "ASU") 2014-09, Revenue from Contracts with Customers. ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration that a company expects to be entitled to in exchange for the goods or services. To achieve this principle, a company must apply five steps including identifying the contract with a customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction price to the performance obligations, and recognizing revenue when (or as) the company satisfies the performance obligations. Additional quantitative and qualitative disclosure to enhance the understanding about the nature, amount, timing, and uncertainty of revenue and cash flows is also required. ASU 2014-09 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017. In

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Newly adopted accounting pronouncements (Continued)

April 2016, the FASB issued ASU 2016-10, "Identifying Performance Obligations and Licensing." ASU 2016-10 clarifies the following two aspects of ASU 2014-09: identifying performance obligations and licensing implementation guidance. The effective date of ASU 2016-10 is the same as the effective date of ASU 2014-09.

        The Group has early adopted ASC 606 in fiscal year ended December 31, 2017 using the full retrospective approach. The adoption has no impact on the Group's opening accumulated deficit. There is no impact on revenue recognized on commissions and other revenues.

        In January 2016, the FASB issued a new pronouncement ASU 2016-01 Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. The ASU also requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments.

        ASU 2016-01 was further amended in February 2018 by ASU 2018-03, "Technical Corrections and Improvements to Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities". This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU 2016-01. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued.

        ASU 2016-01 and ASU 2018-03 are effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Adoption of the amendment must be applied by means of a cumulative-effect adjustment to the balance sheet as of the beginning of the fiscal year of adoption, except for amendments related to equity instruments that do not have readily determinable fair values which should be applied prospectively. For investments in equity securities without readily determinable fair values, the Group elects to use the measurement alternative defined as cost, less impairment, adjusted by observable price change. The Group has adopted the new standard as of January 1, 2018. The adoption had no significant impact on the consolidated financial statements.

Recent accounting pronouncements not yet adopted

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The guidance supersedes existing guidance on accounting for leases with the main difference being that operating leases are to be recorded in the statement of financial position as right-of-use assets and lease liabilities, initially measured at the present value of the lease payments. For operating leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election not to recognize lease assets and liabilities. For public companies, the guidance is effective for fiscal years beginning after December 15,

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent accounting pronouncements not yet adopted (Continued)

2018, including interim periods within those fiscal years. Early application of the guidance is permitted. In July 2018, ASU 2016-02 was updated with ASU No. 2018-11, Targeted Improvements to ASC 842, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and nonlease components when certain conditions are met. Before ASU 2018-11 was issued, transition to the new lease standard required application of the new guidance at the beginning of the earliest comparative period presented in the financial statements. The Group has evaluated the effect of the adoption of this ASU and expects the adoption will result in an increase in the assets and liabilities on the consolidated balance sheet for the operating leases and will have insignificant impact on the consolidated statements of operations.

        In August 2018, the FASB issued ASU 2018-13, Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement to ASC Topic 820, Fair Value Measurement ("ASC 820"). ASU 2018-13 modifies the disclosure requirements for fair value measurements by removing, modifying, and/or adding certain disclosures. ASU 2018-13 is effective for interim and annual reporting periods in fiscal years beginning after December 15, 2019. An entity is permitted to early adopt by modifying existing disclosures and delay adoption of the additional disclosures until the effective date. The Company is evaluating the effect that adoption of this guidance will have on its consolidated financial statements and related disclosures.

        In October 2018, the FASB issued ASU 2018-17, Consolidation (Topic 810): Targeted Improvements to the Related Party Guidance for Variable Interest Entities. ASU 2018-17 changes how entities evaluate decision-making fees under the variable interest entity guidance. To determine whether decision-making fees represent a variable interest, an entity considers indirect interests held through related parties under common control on a proportional basis, rather than in their entirety. This guidance will be adopted using a retrospective approach and is effective for the Company on January 1, 2020. The Company is evaluating the effect that adoption of this guidance will have on its consolidated financial statements and related disclosures.

3. REVENUE FROM CONTRACTS WITH CUSTOMERS

        Revenue from contracts with customers is recognized when or as the Group satisfies its performance obligations by transferring the promised services to the customers. A service is transferred to a customer when or as the customer obtains control of that service. A performance obligation may be satisfied at a point in time or over time. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that the Group determines the customer obtains control over the promised service. Revenue from a performance obligation satisfied over time is recognized by measuring the Group's progress in satisfying the performance obligation in a manner that depicts the transfer of the services to the customer. The amount of revenue recognized reflects the consideration the Group expects to receive in exchange for those promised services (i.e., the "transaction price").

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

3. REVENUE FROM CONTRACTS WITH CUSTOMERS (Continued)

        The Group's revenues from contracts with customers are recognized when the performance obligations are satisfied at an amount that reflects the consideration expected to be received in exchange for such services. The majority of the Group's performance obligations are satisfied at a point in time upon the successful execution and clearing of the customer's trade order. Revenue is collected from the Group's clearing partners in the brokerage business from the customers by debiting their brokerage account with the Group.

Nature of Services

        The Group's services under contracts with customers are mainly related to its commission earned from its online brokerage business under the consolidated accounts (which customer information are not disclosed to the broker) and the fully disclosed accounts. The Group's main sources of revenue from contracts with customers are as follows:

  i)
  Commissions are charged for each customer trade order executed and cleared by a third-party broker. For consolidated accounts, commission fees are deducted from the customer's account at the time of trade order initiation and a pre-determined portion is directed to the broker. The Group recognizes revenue at the time of execution of the order (i.e., trade date) on a gross basis as the Group is determined to be the primary obligor in fulfilling the trade order initiated by the customer. For fully disclosed accounts, every time the broker executes and clears a trade, the broker collects the commissions, deducts its pre-determined portion and returns the rest of the commission fees to the Group. Accordingly, the commission fee is recorded on a net basis.

  ii)
  Finance servicing fees are related to margin loans provided by the brokers under the fully disclosed accounts.

  iii)
  Interest income are related to margin loans provided by the Group under the consolidated accounts and are recognized on an accrual basis over the period that the margin loans is outstanding.

        The Group also provides IPO subscription service, technical services, financial advisory and promotion service under contracts with customers.

Disaggregation of Revenue

        The following table sets forth revenue from contracts with customers by revenue streams and geographic location for the years ended December 31, 2016, 2017 and 2018, as follows:

	For the years ended December 31
	Commissions from Fully Disclosed Accounts			Commissions from Consolidated Accounts			Financing service fees			Interest income			Other revenues
	2016	2017	2018	2016	2017	2018	2016	2017	2018	2016	2017	2018	2016	2017	2018
	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$	US$
New Zealand	5,280,243	14,943,010	25,251,626	—	119,945	791,425	130,789	1,797,390	6,442,012	—	—	85,361	3,870	1,459	496,257
PRC	—	—	—	—	—	—	—	—	—	—	—	—	60,935	85,916	154,476
Hong Kong	—	—	—	—	—	—	—	—	—	—	—	—	—	1,464	—

Total	5,280,243	14,943,010	25,251,626	—	119,945	791,425	130,789	1,797,390	6,442,012	—	—	85,361	64,805	88,839	650,733

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

        Prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2017	2018
	US$	US$
Prepaid professional service fees (note)	2,353,253	1,161,320
Input VAT receivables	343,490	1,030,107
Prepaid marketing expenses	134,481	189,503
Rental and other deposits	286,779	421,059
Prepaid IPO related professional fees	—	1,391,231
Advances to employees	179,359	1,258,313
Interest receivables	—	158,306
Others	139,687	193,356

	3,437,049	5,803,195

Note:
The prepaid professional service fees mainly consisted of legal service fees prepaid for the Group's Re-domiciliation, VIE contractual structure, and other consulting fees.

5. PROPERTY, EQUIPMENT AND INTANGIBLE ASSETS, NET

        Property, equipment and intangible assets, net, consisted of the following:

	As of December 31,
	2017	2018
	US$	US$
Electronic Equipment	1,250,070	1,638,673
Office Equipment	37,353	38,130
Leasehold improvement	123,518	655,975

Less: accumulated depreciation	(571,680)	(997,991)

Property and equipment, net	839,261	1,334,787
Licenses	242,300	995,646

Total	1,081,561	2,330,433

        Depreciation and amortization expenses for the years ended December 31, 2016, 2017 and 2018 were US$195,762, US$342,450 and US$473,730, respectively.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

6. LONG-TERM INVESTMENTS

Equity method investment

        The Group had the following equity method investment:

	As of December 31,
	2017	2018
	US$	US$
JFD Securities Inc. ("JFD")(a)	35,000	—

Total	35,000	—

(a)
In March 2016, the Group acquired 24.9% of equity interests of JFD for a purchase consideration of US$35,000. The Group accounts for the investment under equity method because the Group has the ability to exercise significant influence. In March 2018, the Group acquired the remaining 75.1% equity interests. JFD became a consolidated subsidiary of the Group, accordingly. After the acquisition, JFD Securities Inc. changed its name to US Tiger Securities, Inc.

Equity securities without readily determinable fair value

        The Group had the following equity securities without readily determinable fair value:

	As of December 31,
	2017	2018
	US$	US$
Tibet Gelonghui Information Technology Co., LTD ("Gelonghui")(b)	1,536,972	1,454,440

Total	1,536,972	1,454,440

(b)
In October 2017, the Group acquired 1.0% equity interests of Gelonghui for a purchase consideration of US$1,536,972 (RMB10,000,000). Gelonghui is principally engaged in information technology development, technical consultation and technical services, etc. On January 1, 2018, the Group adopted ASU 2016-01 and ASU 2018-03 with no significant impacts noted. No fair value change was recorded for the year ended December 31, 2018. The change of balance was foreign exchange difference.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

6. LONG-TERM INVESTMENTS (Continued)

Available-for-sale investments

        The Group had the following available-for-sale investments:

	As of December 31,
	2017	2018
	US$	US$
Beijing Yingxin Network Technology Co., LTD ("Yingxin")(c)	461,092	762,955
Beijing Smart Zhenzhi Technology Co., LTD ("Zhenzhi")(d)	153,697	169,296

Total	614,789	932,251

(c)
In September 2017, the Group acquired 2.91% equity interests of Yingxin for a purchase consideration of US$461,092 (RMB3,000,000). Yingxin is principally engaged in IT services, including systems, data or maintenance. The investment was classified as available-for-sale security as the Group determined that the preferred shares were debt securities due to the redemption option available to the investor and measured the investment subsequently at fair value. The unrealized holding gains of nil and US$326,623 was reported in other comprehensive income for the year ended December 31, 2017 and 2018.

(d)
In July 2017, the Group acquired 3.33% equity interests of Zhenzhi for a purchase consideration of US$153,697 (RMB1,000,000). Zhenzhi is principally engaged in IT services, including software maintenance, application service and data processing. The investment was classified as available-for-sale security as the Group determined that the preferred shares were debt securities due to the redemption option available to the investors and measured the investment subsequently at fair value. The unrealized holding gain of nil and US$23,853 was reported in other comprehensive income for the year ended December 31, 2017 and 2018.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

        Accrued expenses and other current liabilities consisted of the following:

	As of December 31,
	2017	2018
	US$	US$
Accrued payroll and welfare	3,271,907	6,157,611
Advanced proceeds from preferred shares (note)	1,536,972	—
Accrued marketing expenses	952,529	1,331,988
Accrued professional expenses	457,989	543,335
Tax payables	429,608	862,487
Rental payables	—	468,472
Advanced from customers	—	375,481
Others	153,285	683,733

	6,802,290	10,423,107

Note:
On September 22, 2017, the Group entered into a share purchase agreement with certain third-party investors to issue preferred shares at an aggregated consideration of US$21,470,589 (RMB146,000,000). The closing of the share purchase agreement is contingent on the formation and the Re-domiciliation of the Company. On October 18, 2017, the Group received US$1,536,972 (RMB10,000,000) of total considerations from one of the investors as a deposit and recorded as advance proceeds from preferred shares. In June 2018, 10,120,244 Series B-3 convertible redeemable preferred shares were issued to the investor.

8. INCOME TAXES

PRC

        Under the PRC Enterprise Income Tax Law (the "EIT Law"), the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. In addition, the EIT Law and its implementing rules permit qualified "High and New Technologies Enterprise" (the "HNTE") to enjoy a reduced 15% EIT rate. Beijing U-Tiger Business began to qualify as an HNTE under the EIT Law in 2017, subject to the tax rate of 15% with a valid period of three years starting from December 2017, respectively. The Group's other subsidiaries are subject to income tax rate of 25%, according to EIT Law.

Cayman Islands

        Under the current laws of the Cayman Islands, the Group is not subject to tax on its income or capital gains.

New Zealand

        The Group's subsidiaries, Top Capital, Tiger Holding and Top Capital Custodians, are located in New Zealand and are subject to an income tax rate of 28% for taxable income earned in New Zealand.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

8. INCOME TAXES (Continued)

Hong Kong

        The Group's subsidiaries, Up International, Tiger Technology, Tiger Brokers, Tiger Securities, Tiger Assets, and Kastle, are located in Hong Kong and are subject to a profits tax rate of 8.2% on assessable profits on the first Hong Kong Dollars ("HK$") 2,000,000 and 16.5% for any assessable profits in excess of HK$2,000,000 starting from the financial commencing on April 1, 2018. Prior to April 1, 2018, our subsidiaries incorporated in Hong Kong were subject to profits tax at a rate of 16.5%.

USA

        The Group's subsidiaries, Tiger LLC, US Tiger Securities, Tiger Fintech Holding, Tradingfront, Wealthn LLC, and Trust are located in the USA and are subject to income tax rate of up to 35% for taxable income earned in the USA. On December 22, 2017, the 2017 U.S. Tax Cuts and Jobs Act (the "Tax Act") was signed into law. The Tax Act reduced tax rates and modified certain policies, credits, and deductions and has certain international tax consequences. The Tax Act reduced the federal corporate tax rate from a maximum of 35% to a flat 21% rate. The Tax Act's corporate rate reduction became effective January 1, 2018.

Singapore

        The Group's subsidiaries, Tiger SG and Tiger Brokers SG, are located in Singapore and are subject to an income tax rate of 17% for taxable income earned in Singapore.

Australia

        The Group's subsidiaries, Top Capital Australia and Fleming, are located in Australia and are subject to an income tax rate of 27.5% for taxable income earned in Australia.

        The current and deferred portions of income taxes included in the consolidated statements of operations were as follows:

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Current tax expense	62,083	—	1,706
Deferred tax benefits	(2,623,792)	(1,183,698)	(1,874,819)

Income tax benefits	(2,561,709)	(1,183,698)	(1,873,113)

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

8. INCOME TAXES (Continued)

The significant components of the Group's deferred tax assets were as follows:

	As of December 31,
	2017	2018
	US$	US$
Deferred tax assets
Accrued expenses	111,613	16,965
Deductible advertising expenses	375,324	522,076
Net operating loss carryforwards	5,335,905	8,738,089
Trading losses	—	78,500

Less: valuation allowance	(1,224,057)	(2,931,196)

	4,598,785	6,424,434
Deferred tax liabilities
Changes in fair value of investment	—	(87,619)

Deferred tax assets, net	4,598,785	6,336,815

        Valuation allowance is provided against deferred tax assets when the Group determines that it is more-likely-than-not that the deferred tax assets will not be utilized in the future. The Group considers positive and negative evidence on each individual subsidiary basis to determine whether some portion or all of the deferred tax assets will be more-likely-than-not realized.

        As of December 31, 2017 and 2018, the Group had net operating loss carryforwards of US$26,763,524 and US$42,118,357, respectively. As of December 31, 2018, the net operating loss carryforwards will begin to expire in 2021. Management assessed the positive and negative evidence in certain entities in the PRC, United States, New Zealand and Singapore, and estimated they will have sufficient future taxable income to utilize the existing deferred tax assets. Significant objective positive evidence included the significant growth in customer trading activities in the New Zealand entities where tax losses could be carried forward indefinitely, and net operating loss in the United States can be carried forward for 20 years for losses recognized in 2017 or prior and carry forward indefinitely starting in 2018, up to 80% of net losses. Other factors management considered include the likelihood for continued qualification of a PRC entity as "HNTE" which provides tax loss carryforward of 10 years as opposed to the typical 5 years. On the basis of this evaluation, the Group have concluded that deferred tax asset recognized for certain entities in the PRC, United States, New Zealand and Singapore is more-likely-than-not to be realized.

        The recording and ultimate reversal of valuation allowances for the deferred tax asset requires significant judgment associated with past and projected performance. In assessing the realizability of deferred tax assets, management considered the taxable future earnings and the expected timing of the reversal of temporary differences. As of December 31, 2017 and 2018, valuation allowances of US$1,224,057 and US$2,931,196, respectively, were provided for net operating loss carryforwards totaled US$6,184,331 and US$14,729,491. To the extent that actual experience deviates from the assumptions, the projections would be affected and hence management's assessment of realizability of deferred tax assets may change.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

8. INCOME TAXES (Continued)

        Reconciliation between the income tax benefit computed by applying the PRC tax rate to loss before income taxes and the actual income tax benefit were as follows:

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Net loss before provision for income taxes	(13,372,997)	(9,111,192)	(46,166,668)
PRC statutory tax rate	25%	25%	25%
Income tax at statutory tax rate	(3,343,249)	(2,277,798)	(11,541,667)
Effect of income tax rate difference in other jurisdictions	151,284	132,949	439,213
Effect of income tax exemptions and preferential tax rates	—	151,317	(1,679,031)
Effect of expenses not deductible for tax purposes	151,341	81,938	9,053,735
Changes in valuation allowance	478,915	727,896	1,854,637

Income tax benefit	(2,561,709)	(1,183,698)	(1,873,113)

9. ORDINARY SHARES

        The Company's Amended and Restated Memorandum of Association authorizes the Company to issue 3,144,831,053 Class A ordinary shares and 518,507,295 Class B ordinary shares with a par value of US$0.00001 per share. The shareholders of Class A ordinary shares and Class B ordinary shares have the same rights except for the voting and conversion rights.

        Each Class A ordinary share is entitled to one vote, and is not convertible into Class B ordinary share under any circumstance; and each Class B ordinary share is entitled to ten votes, and will be automatically converted into one Class A ordinary share under certain circumstances.

        Upon the Re-domiciliation described in Note 1, the Company had 33,170,968 Class A ordinary shares and 410,643,948 Class B ordinary shares issued and outstanding, respectively. In June 2018, the Company further issued 2,480,000 Class A ordinary shares and 107,863,347 Class B ordinary shares. In November 2018, 180,895,573 Class B ordinary shares were redesignated into Class A ordinary shares. As of December 31, 2018, the Company had 216,546,541 Class A ordinary shares and 337,611,722 Class B ordinary shares issued and outstanding, respectively.

10. PREFERRED SHARES

        From December 2014 to July 2015, Series Angel equity interest of Ningxia Rongke with preferential rights ("Series Angel equity interests") were issued for a total cash of US$7,456,576.

        On July 27, 2015, Series A equity interest of Ningxia Rongke with preferential rights ("Series A equity interests") were issued for a total cash of US$16,486,780. US$12,079,823 proceeds were received upon the issuance, the remaining proceeds were received in 2016 and 2017.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

10. PREFERRED SHARES (Continued)

        On August 5, 2016, Series B equity interest of Ningxia Rongke with preferential rights ("Series B equity interests") were issued for a total cash of US$17,169,446.

        On January 1, 2017, Series B+ equity interest of Ningxia Rongke with preferential rights ("Series B+ equity interests") were issued for a total cash of US$9,593,789.

        Upon the Re-domiciliation described in Note 1, investors exchanged all of their Series Angel equity interests with preferential rights of Ningxia Rongke into 419,736,104 Series Angel convertible preferred shares ("Series Angel preferred shares") of the Company, investors exchanged all of their Series A, B, B+ equity interest with preferential rights of Ningxia Rongke into 279,389,307 Series A convertible redeemable preferred shares ("Series A preferred shares"), 188,378,334 Series B-1 convertible redeemable preferred shares ("Series B-1 preferred shares") and 76,812,654 Series B-2 convertible redeemable preferred shares ("Series B-2 preferred shares") of the Company. The terms of the preferred shares of the Company effectively mirrored those of the equity interests with preference rights of Ningxia Rongke, except the redemption date was changed and the conversion rights were added as described below. As this transaction represented an exchange of preferred shares, only the increase in fair value required accounting. The increase in fair value of the preferred shares compared to the initial equity interests with preference rights was insignificant.

        On June 15, 2018, Series B-3 convertible redeemable preferred shares of the Company ("Series B-3 preferred shares") were issued for a total cash of US$21,470,906.

        On July 10, 2018, Series C convertible redeemable preferred shares of the Company ("Series C preferred shares") were issued for a total cash of US$47,980,000. US$47,180,000 proceeds were received upon the issuance. As of December 31, 2018, US$800,000 were recorded as subscription receivable form Series C convertible redeemable preferred shares in the consolidated balance sheets.

        On July 23, 2018, Series C-1 convertible redeemable preferred shares of the Company ("Series C-1 preferred shares") were issued for a total cash of US$10,000,000.

        The Series Angel preferred shares are recorded as permanent equity in the consolidated balance sheet as such preferred shares do not have redemption right.

        The Series A, B-1, B-2, B-3, C and C-1 preferred shares, which are redeemable by the Company upon occurrence of certain events, are recorded as mezzanine equity in the consolidated balance sheets.

        The significant terms of the preferred shares issued by the Company are as follows:

Voting rights

        The holders of preferred shares and ordinary shares shall vote together based on their shareholding ratio.

Dividends

        No dividend, whether in cash, in property or in shares of the Company, shall be paid on any other shares, unless and until a preferential dividend in cash and/or share is, in advance, paid in full on each preferred shares.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

10. PREFERRED SHARES (Continued)

        If the Board of Directors decides to pay dividends, the holders of Series A, B-1, B-2, B-3, C, and C-1 preferred shares shall be entitled to receive, on a pro rata basis, out of any funds legally available therefor, non-cumulative dividends of 8% of the consideration that they paid for the equity interests.

Liquidation preference

        In the event of liquidation, each holder of preferred shares, shall be entitled to receive, prior to the holders of ordinary shares, the relevant amount equal to 120% of issued price, plus all declared but unpaid dividends ("preference amount") on each such preferred shares.

        In the event of insufficient funds available to pay in full the preference amount in respect of each preferred shares, the entire assets and funds of the Company legally available for distribution to the holders of the preferred shares shall be distributed on a pro rata basis among the holders in proportion to issued price.

Redemption

        For Series A, B-1, B-2, B-3, C and C-1 preferred shares, upon the occurrence of any of the following events (the "Redemption Events"),

  (i)
  The Company fails to complete a Qualified IPO within sixty (60) months from February 21, 2017; (which under the former agreement, it was from the issuance date);

  (ii)
  Certain shareholders or the Company committed significant breach of its obligations, and no corrections were made within thirty (30) days after being notified by the preferred shareholders (upon the expiration of thirty (30) days which is earlier); or

  (iii)
  The principal business of the Group companies suffered a material adverse effect or become unable to carry on as the principal business of Group companies, as the Group companies (i) violated applicable laws, regulations, departmental rules and mandatory provisions of normative documents existing currently and enacted later, (ii) were deemed as not compliant with regulatory requirements, or (iii) were under attention or warning by relevant government departments, each of which had the adverse effect unable to eliminate and results in the business unable to carry on even after an adjustment by the Group companies.

        Each holder of the Series A, B-1, B-2, B-3, C and C-1 preferred shares may require that the Company redeem any or all of the outstanding Series A, B-1, B-2, B-3, C and C-1 preferred shares held by such holder. The redemption price is stated at following:

  (i)
  for holders of Series A and B-1 preferred shares to exercise the redemption right under all Redemption Events, and holders of Series B-2, B-3, C and C-1 preferred shares to exercise the redemption right under Redemption Events (ii) and (iii), the redemption price refers to the higher of the following:

  (a)
  the result calculated by the following formula:

      A*P* (1+12%*N) + B-C; (note)

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

10. PREFERRED SHARES (Continued)

Redemption (Continued)

    (b)
    the fair market value of the preferred shares to be redeemed which shall be determined by an independent appraisal agency recognized by majority such preferred shareholders and the Company.

  (ii)
  for holders of Series B-2, B-3, C and C-1 preferred shares to exercise the redemption right under Redemption Event (i), the redemption price refers to the following:

      A*P* (1+10%*N) + B-C; (note)

  Note: In the formula above, A refers to the shares to be redeemed; P refers to corresponding original purchase price per share; N refers to the result calculated by dividing the days from the date the issuance of preferred shares to the completion of the redemption by 365; B refers to the profits declared but yet to be distributed with respect to the preferred shares to be redeemed; C refers to the accumulated assets that holders of the preferred shares have obtained from the distribution of the Company with respect to the preferred shares to be redeemed.

Conversion

  (i)
  Optional Conversion

    Each holder of the preferred shares shall be entitled to convert any or all of its preferred shares at any time, without the payment of any additional consideration, into such number of fully paid and non-assessable Class A ordinary shares per preferred share. The number of the Class A ordinary shares to which a holder shall be entitled upon conversion of each preferred share shall be the quotient of the original purchase price divided by the then-effective conversion price. The initial conversion price of the preferred shares shall be equal to the applicable original purchase price, and the initial conversion ratio for the preferred shares into the Class A ordinary shares shall be 1:1, subject to adjustments of (a) share splits and combinations; (b) ordinary share dividends and distributions; (c) reorganizations, mergers, consolidations, reclassifications, exchanges, substitutions; (d) anti-dilution.

  (ii)
  Automatic Conversion

    Each preferred share shall automatically be converted into the appropriate number of fully-paid, non-assessable Class A ordinary shares at the then-effective conversion price upon the earlier of (a) immediately prior to the closing of a Qualified IPO, or (b) the written consent of the holders of a majority of the preferred shares.

11. FAIR VALUE MEASUREMENT

Measured at fair value on a recurring basis

        The Company measures financial instruments held, at fair value and available-for-sale investments on a recurring basis.

        The fair value of the Company's financial instruments held, at fair value are determined based on the quoted market price (Level 1).

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

11. FAIR VALUE MEASUREMENT (Continued)

Measured at fair value on a recurring basis (Continued)

        The Group measured the fair value of its long-term available-for-sales investments using the income approach and considered those as Level 3 measurement because the Group used unobservable inputs to determine their fair values. Specifically, the Group estimates the fair value of these investments based on the discounted cash flow approach which requires significant judgments, including the estimation of future cash flows, which is dependent on internal forecasts, the estimation of long-term growth rate of a company's business, the estimation of the useful life over which cash flows will occur, and the determination of the weighted average cost of capital. Significant increases or decreases in any of those inputs in isolation would result in a significant change in fair value measurement.

        As of December 31, 2017 and 2018, information about inputs for the fair value measurements of the Group's assets that were measured at fair value on a recurring basis in periods subsequent to their initial recognition is as follows:

	As of December 31, 2017
	Quoted prices in active markets for identical instruments (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (level 3)	Total balance
	US$	US$	US$	US$
Long-term available-for-sale investment	—	—	614,789	614,789

Total	—	—	614,789	614,789

	As of December 31, 2018
	Quoted prices in active markets for identical instruments (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (level 3)	Total balance
	US$	US$	US$	US$
Financial instruments held, at fair value	6,435,241	—	—	6,435,241
Long-term available-for-sale investments	—	—	932,251	932,251

Total	6,435,241	—	932,251	7,367,492

Measured at fair value on a non-recurring basis

        The Group measures long-term equity method investment at fair value on a nonrecurring basis whenever events or changes in circumstances indicate that the carrying value may no longer be recoverable. The fair value was determined using models with significant unobservable inputs (Level 3 inputs), primarily the management projection of discounted future cash flow and the discount rate. The

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

11. FAIR VALUE MEASUREMENT (Continued)

Measured at fair value on a non-recurring basis (Continued)

Group recognized nil impairment loss related to the long-term equity method investment for the years ended December 31, 2017 and 2018, respectively.

        The Group measures the equity securities without readily determinable fair value at fair value on a nonrecurring basis whenever there is an impairment indicator or any changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The Group recognized nil impairment loss or observable price changes related to the long-term equity securities without readily determinable fair value for the year ended December 31, 2018.

        The Group measured the value of its share options and restricted share units granted to employees and management at fair value to determine the share-based compensation expenses on each of the grant date. The fair value was determined using models with significant unobservable inputs (Level 3 inputs).

        The Group applied the income approach by applying the discounted cash flow method ("DCF"). The DCF involves applying an appropriate discount rate to discount future cash flows to present value. The future cash flows represent management's best estimation as of measurement date. The projected cash flow estimation includes, among others, analysis of projected revenue growth, gross margins and terminal value and these assumptions are consistent with the Group's business plan. In determining an appropriate discount rate, the Group has considered the weighted average cost of capital ("WACC") by considering relative risk of the industry and the characteristics of the Company.

        The Group measures goodwill at fair value on a nonrecurring basis and will perform goodwill impairment test annually or more often if events occur or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carry amount. The Group measured acquired intangible assets using the income approach-discounted cash flow method when events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable.

        The Group recognized nil impairment loss related to other intangible assets arising from acquisitions during the years ended December 31, 2016, 2017 and 2018. The fair value of goodwill is determined using discounted cash flows, and an impairment loss will be recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. The Group recognized impairment loss of US$165,800 for the year ended December 31, 2016.

12. SHARE-BASED COMPENSATION

        The Group implemented a share incentive plan in June 2014 (the "2014 Plan") which allows the Group to grant options and restricted share units to employees, directors and consultants of the Group. Under the 2014 Plan, the maximum aggregate number of shares that may be issued shall not exceed 187,697,314 ordinary shares.

        In relation with the Re-domiciliation, the Company adopted the 2018 share incentive plan, which was approved by the board of directors of the Company to replace the previous 2014 share incentive plan created in June 2014 of the Group. The terms of the 2018 share incentive plan are substantially the same as those under the 2014 share incentive plan, except that the number of options and restricted share units and exercise price were adjusted on a diluted basis in accordance to the shares

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

12. SHARE-BASED COMPENSATION (Continued)

number of the Company upon the Re-domiciliation. The awards granted and outstanding under the 2014 share incentive plan survived and remained effective and binding under the 2018 share incentive plan. In December 2018, the Board of Directors of the Company approved to expand the aggregate number of shares that may be issued to not exceed 254,697,314 ordinary shares.

Share options

        The options will vest and become exercisable in three instalments, with 50% of the total number of ordinary shares subject to such option becoming vested and exercisable on the second anniversary of the vesting commencement date, and 25% becoming vested and exercisable on each of the third and fourth anniversary of the vesting commencement date. The grant date of the share options is the vesting commencement date. Upon termination of employment, all the options that have not been vested will be forfeited. The terms of the options shall not exceed ten years from the date of grant. In addition, the company has the right to purchase:

  1.
  upon termination for death, disability or retirement, the employees' vested and/or exercised options at a price of 50% of the fair market value as of the latest practicable date prior to the termination, within 6 months from the employees' termination;

  2.
  upon dismissal for cause, all the employees' vested and/or exercised option at a purchase price equals to the exercise price the employees paid to the Company;

  3.
  upon other terminations of employment, the employees' vested and/or exercised option at a price of 30% of the fair market value as of the latest practicable date prior to the termination, within 6 months from the employees' termination.

        As the terms permit the Company to purchase these share options at an amount that is equal to or less than the fair value, the Company evaluates the classification for each awards upon the occurrence of each employment termination. The termination of employees have been insignificant for all periods presented and historically, the Company has not exercised such purchase feature. As of

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

12. SHARE-BASED COMPENSATION (Continued)

Share options (Continued)

December 31, 2017 and 2018, the share option award is classified as equity. Details of share options issued to employees:

	Numbers of share options granted to employees	Exercise price US$	Fair value at grant date US$
Granted on June 11, 2014	33,865,000	0.00001	0.008
Granted on October 1, 2014	3,000,000	0.00001	0.008
Granted on January 1, 2015	730,000	0.00001	0.008
Granted on April 1, 2015	2,240,000	0.00001	0.008
Granted on July 1, 2015	3,625,000	0.00001	0.008
Granted on October 1, 2015	24,130,000	0.00001	0.016
Granted on January 4, 2016	3,336,000	0.00001	0.019
Granted on April 1, 2016	8,049,000	0.00001	0.023
Granted on October 1, 2016	13,230,000	0.00001	0.030
Granted on January 1, 2017	2,460,000	0.00001	0.034
Granted on April 1, 2017	4,610,000	0.0001 - 0.035	0.019 - 0.039
Granted on July 1, 2017	1,320,000	0.04	0.021
Granted on October 1, 2017	3,010,000	0.0001 - 0.04	0.033 - 0.059
Granted on January 1, 2018	13,343,000	0.0001 - 0.04	0.112 - 0.147
Granted on April 1, 2018	11,445,000	0.0001 - 0.14	0.140 - 0.235
Granted on July 1, 2018	2,420,000	0.0001 - 0.14	0.216 - 0.323
Granted on October 1, 2018	6,400,000	0.0001 - 0.20	0.256 - 0.405

Total share options granted	137,213,000

        The Group calculated the estimated fair value of the options on the respective grant dates using the binomial-lattice option valuation model with the following assumptions for each applicable period which took into account variables such as volatility, dividend yield, and risk-free interest rate, the probability that the option will be exercised prior to the end of its contractual life, and the probability of termination or retirement of the option holder in computing the value of the option.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

12. SHARE-BASED COMPENSATION (Continued)

Share options (Continued)

        The fair value of the options granted was estimated on the date of grant with the assistance of an independent third-party appraiser, and was determined using a binomial model with the following assumptions:

	Fair value per ordinary share at grant date(1) US$	Exercise price(2) US$	Expected volatility(3)	Contractual life(4)	Risk-free interest rate(5)	Expected dividend(6)
June 11, 2014	0.008	0.00001	40.0%	10 years	3.1%	0.0
October 1, 2014	0.008	0.00001	40.0%	10 years	3.0%	0.0
January 1, 2015	0.008	0.00001	39.0%	10 years	2.8%	0.0
April 1, 2015	0.008	0.00001	39.0%	10 years	2.5%	0.0
July 1, 2015	0.008	0.00001	39.0%	10 years	3.1%	0.0
October 1, 2015	0.016	0.00001	39.0%	10 years	2.7%	0.0
January 4, 2016	0.019	0.00001	39.0%	10 years	3.0%	0.0
April 1, 2016	0.023	0.00001	39.0%	10 years	2.5%	0.0
October 1, 2016	0.030	0.00001	39.0%	10 years	2.3%	0.0
January 1, 2017	0.034	0.00001	39.0%	10 years	3.2%	0.0
April 1, 2017	0.039	0.0001 - 0.035	39.0%	10 years	3.1%	0.0
July 1, 2017	0.044	0.04	39.0%	10 years	3.0%	0.0
October 1, 2017	0.059	0.0001 - 0.04	39.0%	10 years	3.0%	0.0
January 1, 2018	0.147	0.0001 - 0.04	38.0%	10 years	3.1%	0.0
April 1, 2018	0.235	0.0001 - 0.14	38.0%	10 years	3.5%	0.0
July 1, 2018	0.323	0.0001 - 0.14	38.0%	10 years	3.6%	0.0
October 1, 2018	0.405	0.0001 - 0.20	35.0%	10 years	3.8%	0.0

(1)
Fair value of underlying ordinary shares. The estimated fair value of the ordinary shares underlying the options as of the respective valuation dates was determined based on a retrospective valuation. When estimating the fair value of the ordinary shares on the valuation dates, management considered a number of factors, including the result of a third-party appraisal and equity transactions of the Group, while taking into account standard valuation methods and the achievement of certain events. The fair value of the ordinary shares in connection with the option grants on the valuation dates was determined with the assistance of an independent third-party appraiser.

(2)
Exercise price. The exercise price of the options was determined by the Company's Board of Directors.

(3)
Volatility. The volatility of the underlying ordinary shares during the life of the options was estimated based on the average historical volatility of comparable companies for the period before the valuation date with lengths equal to the life of the options.

(4)
Contractual life. The contractual life of the share options was the period between the grant date and the expiry date.

(5)
Risk free rate. Risk free rate is estimated based on yield to maturity of U.S. Treasury Bonds denominated in U.S. dollars with maturity term close to the life of the options plus country risk premium of PRC at the option valuation date.

(6)
Expected dividend. The Company does not expect to declare any dividends in the foreseeable future.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

12. SHARE-BASED COMPENSATION (Continued)

Share options (Continued)

        Summary of share option activities as of December 31, 2016, 2017 and 2018 are as below:

	Number of share options	Weighted average exercise price US$	Weighted average remaining contractual life (years)	Aggregate intrinsic value US$
Options
Outstanding as of January 1, 2016	67,590,000	0.00001	9.02	1,283,534

Granted	24,615,000	0.00001
Forfeited	(385,000)	0.00001
Outstanding as of December 31, 2016	91,820,000	0.00001	8.42	3,120,962

Granted	11,400,000	0.01782
Forfeited	(45,000)	0.00001
Outstanding as of December 31, 2017	103,175,000	0.00199	7.64	15,993,051

Granted	33,608,000	0.06138
Forfeited	(755,000)	0.00001
Outstanding as of December 31, 2018	136,028,000	0.01666	7.27	74,861,376

        The aggregate intrinsic value is calculated as the difference between the exercise price of the awards and the fair value of the underlying ordinary shares at each reporting date, for those awards that had exercise price below the estimated fair value of the relevant ordinary shares.

        The Group recognized share-based compensation expenses at US$220,902, US$345,203 and US$1,522,271 relating to the share options for the years ended December 31, 2016, 2017 and 2018, respectively. As of December 31, 2018, total unrecognized share-based compensation expense relating to these share options was US$6,008,642. The expense is expected to be recognized over a weighted-average period of 3.25 years.

Restricted Share Units ("RSUs")

        On October 1, 2016, April 1, 2018 and October 1, 2018, the Group granted 600,000, 3,200,000 and 7,000,000 RSUs to certain employees, respectively. The RSUs are not transferable and may not be sold or pledged and the holder has no voting or dividend right on the non-vested shares. In the event a non-vested shareholder's employment for the Group is terminated for any reason prior to the fourth anniversary of the grant date, the holder's right to the non-vested shares will terminate effectively. The outstanding RSUs shall be automatically terminate and be cancelled without payment of any consideration. In addition, the RSUs has substantially the same terms as the options described above. The fair value of such RSUs is measured at the fair value of the Company's ordinary shares on the grant date, which was US$0.030, US$0.235 and US$0.405 respectively as of October 1, 2016 April 1, 2018 and October 1, 2018.

        The Group recognized US$1,133, US$4,497 and US$324,565 of share-based compensation expenses relating to the RSUs for the years ended December 31, 2016, 2017 and 2018, respectively. As of

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

12. SHARE-BASED COMPENSATION (Continued)

Restricted Share Units ("RSUs") (Continued)

December 31, 2018, total unrecognized share-based compensation expense relating to these RSUs was US$3,274,804. The expense is expected to be recognized over a weighted-average period of 3.65 years.

Issuance of Class B ordinary shares

        On June 7, 2018, upon the completion of a series of reorganization transactions to re-domicile the Company's business from the PRC to the Cayman Islands, an aggregated of 107,863,347 Class B ordinary shares were granted to certain shareholders for total consideration of US$1,079. A total share-based compensation of US$32,357,925 was recorded accordingly.

13. NET LOSS PER SHARE

        For the purpose of calculating net loss per share as a result of the Re-domiciliation as described in Note 1, the number of shares used in the calculation reflects the outstanding shares of the Company as if the Re-domiciliation took place at the earliest period presented.

        The following table sets forth the computation of basic and diluted net loss per share for the following year:

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Numerator:
Net loss attributable to UP Fintech Holding Limited	(10,758,453)	(7,510,049)	(43,207,732)

Net loss attributable to ordinary shareholders of UP Fintech Holding Limited	(10,758,453)	(7,510,049)	(43,207,732)

Denominator:
Weighted average shares used in calculating net loss per ordinary share
Basic and diluted	443,814,916	443,814,916	506,393,198
Net loss per ordinary share
Basic and diluted	(0.02)	(0.02)	(0.09)

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

13. NET LOSS PER SHARE (Continued)

        The following table summarizes potential ordinary shares outstanding excluded from the computation of diluted net loss per ordinary share for the years ended December 31, 2016, 2017 and 2018, because their effect is anti-dilutive:

	As of December 31,
	2016	2017	2018
Share issuable upon exercise of share options	91,820,000	103,175,000	136,028,000
Share issuable upon exercise of RSUs	600,000	600,000	10,800,000
Share issuable upon conversion of Series Angel preferred shares	419,736,104	419,736,104	419,736,104
Share issuable upon conversion of Series A preferred shares	279,389,307	279,389,307	279,389,307
Share issuable upon conversion of Series B-1 preferred shares	188,378,334	188,378,334	188,378,334
Share issuable upon conversion of Series B-2 preferred shares	76,812,654	76,812,654	76,812,654
Share issuable upon conversion of Series B-3 preferred shares	—	—	147,755,566
Share issuable upon conversion of Series C preferred shares	—	—	98,834,937
Share issuable upon conversion of Series C-1 preferred shares	—	—	18,597,738

        The unaudited pro forma loss per share was computed using the weighted-average number of ordinary shares outstanding and assumes the automatic conversion of all the Company's redeemable and non-redeemable convertible preferred shares into 1,109,676,136 weighted-average number of ordinary shares upon the closing of the Company's Qualified IPO and the anti-dilution adjustment to the conversion rate based on the assumed initial public offering price of US$6.00 per ADS as if it had occurred as of the beginning of the period or the original date of issuance, if later.

        Subsequent to the issuance of the Company's audited consolidated financial statements for the three years ended December 31, 2018, the pro forma basic and diluted net loss per ordinary share have been corrected from the amounts previously reported as well as to reflect the anti-dilution adjustment to the conversion rate based on the assumed initial public offering price of US$6.00 per ADS.

For the year ended December 31, 2018
US$
Pro forma net loss per ordinary share:
Basic and diluted	(0.03)
Shares used in pro forma loss per share computation:
Basic and diluted	1,616,069,334

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

14. RELATED PARTY BALANCES AND TRANSACTIONS

Amounts due from related parties:

		As of December 31,
Name	Relationship with the Company	2017	2018
		US$	US$
Interactive Brokers LLC ("Interactive Brokers")(1)	Shareholder of the Company	—	9,619,438
Xiaomi Corporation and its affiliates(2)	Shareholder of the Company	2,348,838	919,964
Bluesea Fintech LLC(3)	Entity controlled by management of the Company's subsidiary	400,000	1,785,000
Alphalion Group Limited(3)	Entity controlled by management of the Company's subsidiary	252,073	1,535,113
Guangzhou 88 Technology Limited(3)	Entity controlled by management of the Company's subsidiary	—	786,586
Fast Connection Limited(4)	Entity controlled by a shareholder of the Company	—	2,200,000
JFD Securities Inc. ("JFD")(5)	Equity method investee	128,493	—
Officer of the Company(6)	Management of the Company	1,306,351	1,291,695

		4,435,755	18,137,796

(1)
The amount represents the Group's revenue receivables and customer deposits from the Company's shareholder and business partner, Interactive Brokers.

(2)
The amount represents the Group's prepaid marketing expense to Xiaomi Corporation and its affiliates.

(3)
The amounts represent short-term, interest-free loans provided to the respective parties to facilitate their daily operational cash flow needs.

(4)
The amount represents the Group's prepaid consulting fee to Fast Connection Limited as of December 31, 2018.

(5)
The amount represents the Group's prepayment to acquire the remaining equity interest of JFD as of December 31, 2017. In 2018, JFD is consolidated by the Group.

(6)
The amount represents personal interest-free loan to the Company's officers, including Mr. Tianhua Wu and others.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

14. RELATED PARTY BALANCES AND TRANSACTIONS (Continued)

Transactions with related parties:

		For the years ended December 31,
	Relationship with the Company
Name		2016	2017	2018
		US$	US$	US$
Xiaomi Corporation and its affiliates(7)	Shareholder of the Company	863,099	497,635	1,297,395

(7)
The amounts represent the purchase of marketing services from Xiaomi Corporation and its affiliates for the years ended December 31, 2016, 2017 and 2018, respectively.

		For the years ended December 31,
	Relationship with the Company
Name		2016	2017	2018
		US$	US$	US$
Interactive Brokers(8)	Shareholder of the Company	—	—	19,664,763

(8)
The amount represents the commissions, financing service fees and other revenues earned from customer trades cleared by, margin transactions provided by and IPO subscription revenue earned from Interactive Brokers since Interactive Brokers became the Company's shareholder in June 2018.

		For the years ended December 31,
	Relationship with the Company
Name		2016	2017	2018
		US$	US$	US$
Interactive Brokers(9)	Shareholder of the Company	—	—	210,535

(9)
The amount represents the execution and clearing fees paid to Interactive Brokers since Interactive Brokers became the Company's shareholder in June 2018.

		For the years ended December 31,
	Relationship with the Company
Name		2016	2017	2018
		US$	US$	US$
Xiaochang Shuimu Investment Ltd.(10)	Shareholder of the Company	213,164	—	—

(10)
The amount represents the sale of the Group's long-term cost method investee to Xiaochang Shuimu Investment Ltd. in 2016 for a gain of US$72,289.

15. COLLATERALIZED TRANSACTIONS

        The Group engages in margin financing transactions with consolidated account customers starting in 2018. Receivables from customers originated from margin loans are collateralized by customer-owned securities. The customers' margin levels and credit limits established are monitored continuously by risk management staff. Pursuant to the Group's policy, customers are required to deposit additional collateral or reduce holding positions, when necessary, to avoid forced liquidation of their positions.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

15. COLLATERALIZED TRANSACTIONS (Continued)

        Margin loans are extended to customers on demand and are not committed facilities. Underlying collateral for margin loans is evaluated with respect to the liquidity of the collateral positions, valuation of securities, volatility analysis and an evaluation of industry concentrations. The Group's collateral policies minimizes the Group's credit exposure to margin loans in the event of a customer's default.

        As of December 31, 2018, the Group had collateral totaled at US$2,036,488 for margin loans extended to the customers. None of the collaterals were permitted to be repledged or sold by the Group.

16. COMMITMENTS AND CONTINGENCY

Operating lease commitments

        The Group leases certain office premises under non-cancelable leases. Rental leases expire through 2020 and are renewable upon negotiation. Rental expenses under operating leases for the years ended December 31, 2016, 2017 and 2018 were US$494,745, US$716,760 and US$1,917,364, respectively.

        The future aggregate minimum lease payments under non-cancelable operating lease agreements were as follows:

US$
Years ending December 31:
2019	1,799,942
2020	1,155,540
2021 and after	91,249

Total	3,046,731

17. REGULATORY REQUIREMENT

        The Company's broker-dealer subsidiaries, Top Capital and US Tiger Securities, are subject to capital requirements determined by its respective regulators. Top Capital, the Company's New Zealand subsidiary, was subject to New Zealand's Exchange ("NZX") capital adequacy requirements under the Section 19, NZX Participant Rules, by which Top Capital's current financial health is measured by assessing its liquidity against the risks it is exposed to. At all times, Top Capital must maintain its net capital (described as "net tangible current assets" or "NTCA" under NZX's rule), at a level equal to, or greater than the net capital requirement (described as "prescribed minimum capital adequacy" or "PMCA"). US Tiger Securities, the Company's subsidiary located in the USA, was subject to the Uniform Net Capital Rule (Rule 15c3-1) under the Exchange Act, which requires the maintenance of minimum net capital.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

17. REGULATORY REQUIREMENT (Continued)

        The tables below summaries the net capital, the net capital requirement and the excess net capital for the Company's broker-dealer subsidiaries as of December 31, 2017 and 2018:

	Net Capital	Net Capital Requirement	Excess Net Capital
	US$	US$	US$
December 31, 2017
Top Capital	3,726,806	355,000	3,371,806

Total	3,726,806	355,000	3,371,806

	Net Capital	Net Capital Requirement	Excess Net Capital
	US$	US$	US$
December 31, 2018
Top Capital	4,940,125	1,292,056	3,648,069
US Tiger Securities	1,058,863	5,000	1,053,863

Total	5,998,988	1,297,056	4,701,932

18. EMPLOYEE BENEFIT PLAN

        Full time PRC employees of the Group are eligible to participate in a government-mandated multi-employer defined contribution plan under which certain pension benefits, medical care, unemployment insurance and employee housing fund are provided to these employees. The PRC labor regulations require the Group to accrue for these benefits based on a percentage of each employee's salary income. Total provisions for employee benefits were US$1,910,868, US$2,654,545 and US$4,332,246 for the years ended December 31, 2016, 2017 and 2018, respectively, reported as a component of salary and compensation expenses when incurred.

19. STATUTORY RESERVES AND RESTRICTED NET ASSETS

        In accordance with the PRC laws and regulations, the Group's subsidiaries located in the PRC, are required to provide for certain statutory reserves. These statutory reserve funds include one or more of the following: (i) a general reserve, (ii) an enterprise expansion fund or discretionary reserve fund, and (iii) a staff bonus and welfare fund. Subject to certain cumulative limits, the general reserve fund requires a minimum annual appropriation of 10% of after-tax profit (as determined under accounting principles generally accepted in China at each year-end); the other fund appropriations are at the subsidiaries' or the affiliated PRC entities' discretion. These statutory reserve funds can only be used for specific purposes of enterprise expansion, staff bonus and welfare, and are not distributable as cash dividends except in the event of liquidation of Group's subsidiaries, affiliated PRC entities and their respective subsidiaries. The Group's subsidiaries are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. As of December 31, 2017 and 2018, none of the Group's PRC subsidiaries has a general reserve that reached 50% of their registered capital threshold and therefore they will allocate at least 10% of their after-tax profits to the general reserve fund.

UP FINTECH HOLDING LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

19. STATUTORY RESERVES AND RESTRICTED NET ASSETS (Continued)

        Appropriations to the enterprise expansion reserve and the staff welfare and bonus reserve are to be made at the discretion of the Board of Directors of each of the Group's subsidiaries.

        The Group made appropriation to these statutory reserve funds of US$ nil for the years ended December 31, 2016, 2017 and 2018 due to the loss position of the Group's PRC subsidiaries.

        As a result of these PRC laws and regulations and the requirement that distributions by the PRC entities can only be paid out of distributable profits computed in accordance with the PRC GAAP, the PRC entities are restricted from transferring a portion of their net assets to the Group. Amounts restricted include paid-in capital and the statutory reserves of the Group's PRC subsidiaries.

        The aggregate amounts of capital and statutory reserves restricted which represented the amount of net assets of the relevant subsidiaries in the Group not available for distribution were US$15,870,509 and US$26,348,780 as of December 31, 2017 and 2018, respectively.

20. SEGMENT INFORMATION

        Segments are business units that offer different services and are reviewed separately by the chief operating decision maker (the "CODM"), or the decision-making group, in deciding how to allocate resources and in assessing performance. The CODM, who is responsible for allocating resources and assessing performance of the operating segment, has been identified as the Group's Chief Executive Officer. The Group operates as a single operating segment. The single operating segment is reported in a manner consistent with the internal reporting provided to the CODM.

21. SUBSEQUENT EVENT

        The Group has evaluated subsequent events through February 22, 2019, which is the date when the audited consolidated financial statements were issued.

        In January of 2019, the Group entered into an agreement to purchase 100% equity interest of Tung Chi Consulting Limited, a licensed insurance broker located in Hong Kong, for a consideration of US$210,296.

        In 2019, the Group entered into a series of agreements whereby the loans provided to Alphalion Group Limited and Bluesea Fintech LLC were converted into equity securities.

ADDITIONAL INFORMATION—FINANCIAL STATEMENT SCHEDULE I

FINANCIAL INFORMATION OF PARENT COMPANY

BALANCE SHEETS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

	As of December 31,
	2017	2018
	US$	US$
Assets:
Cash and cash equivalents	—	2,296,479
Term deposits	—	29,999,865
Amounts due from related parties	—	2,635,000
Amounts due from subsidiaries and VIEs	—	27,295,593
Prepaid expenses and other current assets	—	1,562,969

Total current assets	—	63,789,906

Investment in subsidiaries and VIEs	28,418,952	33,554,792
Other non-current assets	—	150,000

Total assets	28,418,952	97,494,698

Mezzanine equity:
Series A convertible redeemable preferred shares (US$0.00001 par value; total 279,389,307 shares authorized, issued and outstanding; liquidation value of US$19,784,136 as of December 31, 2017 and 2018)	16,486,780	16,486,780
Series B-1 convertible redeemable preferred shares (US$0.00001 par value; total 188,378,334 shares authorized, issued and outstanding; liquidation value of US$20,263,335 as of December 31, 2017 and 2018)	17,169,446	17,169,446
Series B-2 convertible redeemable preferred shares (US$0.00001 par value; total 76,812,654 shares authorized, issued and outstanding; liquidation value of US$11,512,547 as of December 31, 2017 and 2018)	9,593,789	9,593,789
Series B-3 convertible redeemable preferred shares (US$0.00001 par value; total 147,755,566 shares authorized, issued and outstanding; liquidation value of US$25,765,087 as of December 31, 2018)	—	21,470,906
Series C convertible redeemable preferred shares (US$0.00001 par value; total 205,991,949 shares authorized, 98,834,937 shares issued and outstanding; liquidation value of US$56,616,000 as of December 31, 2018)	—	47,980,000
Subscriptions receivable from Series C convertible redeemable preferred shares	—	(800,000)
Series C-1 convertible redeemable preferred shares (US$0.00001 par value; total 18,597,738 shares authorized, issued and outstanding; liquidation value of US$12,000,000 as of December 31, 2018)	—	10,000,000

Total mezzanine equity	43,250,015	121,900,921

Shareholders' deficit:
Class A ordinary shares (US$0.00001 par value; total 3,625,039,653 and 3,144,831,053 shares authorized, 33,170,968 and 216,546,541 shares issued and outstanding as of December 31, 2017 and 2018, respectively)	332	2,166
Class B ordinary shares (US$0.00001 par value; total 410,643,948 shares authorized, issued and outstanding as of December 31, 2017 and 518,507,295 shares authorized, 337,611,722 shares issued and outstanding as of December 31, 2018, respectively)	4,106	3,376
Series Angel convertible preferred shares (US$0.00001 par value, total 419,736,104 shares authorized, issued and outstanding as of December 31, 2017 and 2018, respectively)	4,197	4,197
Additional paid-in capital	8,137,142	42,520,332
Accumulated deficit	(23,183,574)	(66,391,306)
Accumulated other comprehensive income/(loss)	206,734	(544,988)

Total deficit	(14,831,063)	(24,406,223)

Total liabilities, mezzanine equity and deficit	28,418,952	97,494,698

ADDITIONAL INFORMATION—FINANCIAL STATEMENT SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
General and administrative	—	—	(581,676)
Equity in loss of subsidiaries	(10,758,453)	(7,510,049)	(42,626,056)

Net loss attributable to parent	(10,758,453)	(7,510,049)	(43,207,732)
Other comprehensive (loss)/income	(1,158,361)	1,638,655	(751,722)

Total comprehensive loss	(11,916,814)	(5,871,394)	(43,959,454)

ADDITIONAL INFORMATION—FINANCIAL STATEMENT SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

STATEMENTS OF CASH FLOWS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2016	2017	2018
	US$	US$	US$
Cash flows from operating activities:
Net loss	—	—	(43,207,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity in losses of subsidiaries	—	—	42,626,056
Amounts due from related parties	—	—	(2,200,000)
Amounts due from subsidiaries and VIEs	—	—	(27,295,593)
Prepaid expenses and other current assets	—	—	(1,562,969)
Other non-current assets	—	—	(150,000)

Net cash used in operating activities	—	—	(31,790,238)

Cash flows from investing activities:
Loans to related parties	—	—	(435,000)
Investment in subsidiaries and VIEs	(17,943,316)	(13,226,876)	(14,308,857)
Purchase of term deposits	—	—	(29,999,865)

Net cash used in investing activities	(17,943,316)	(13,226,876)	(44,743,722)

Cash flows from financing activities:
Proceeds received from issuance of Series A convertible redeemable preferred shares	773,870	3,633,087	—
Proceeds received from issuance of Series B-1 convertible redeemable preferred shares	17,169,446	—	—
Proceeds received from issuance of Series B-2 convertible redeemable preferred shares	—	9,593,789	—
Proceeds received from issuance of Series B-3 convertible redeemable preferred shares	—	—	21,470,906
Proceeds received from issuance of Class A ordinary shares	—	—	178,454
Proceeds received from issuance of Class B ordinary shares	—	—	1,079
Proceeds received from issuance of Series C convertible redeemable preferred shares	—	—	47,180,000
Proceeds received from issuance of Series C-1 convertible redeemable preferred shares	—	—	10,000,000

Net cash provided by financing activities	17,943,316	13,226,876	78,830,439

Increase in cash and cash equivalents	—	—	2,296,479
Cash and cash equivalents, beginning of the year	—	—	—

Cash and cash equivalents, end of the year	—	—	2,296,479

ADDITIONAL INFORMATION—FINANCIAL STATEMENT SCHEDULE I

CONDENSED FINANCIAL INFORMATION OF PARENT COMPANY

NOTES TO FINANCIAL STATEMENTS

(All amounts in U.S. dollars ("US$"), except for share and per share data, or otherwise noted)

1. BASIS FOR PREPARATION

        The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Group's consolidated financial statements except that the parent company has used equity method to account for its investment in its subsidiaries.

2. INVESTMENT IN SUBSIDIARIES AND VIEs

        The parent company, its subsidiaries VIEs and VIEs' subsidiaries are included in the consolidated financial statements where the intercompany balances and transactions are eliminated upon consolidation. For the purpose of the parent company's standalone financial statements, its investments in subsidiaries and VIEs are reported using the equity method of accounting. The parent company's share of income and losses from its subsidiaries and VIEs are reported as loss from subsidiaries in the accompanying condensed financial information of parent company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or dishonesty or the consequences of committing a crime.

        The fourth amended and restated articles of association that we expect to adopt and to become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person's own dishonesty or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

        Pursuant to the indemnification agreements, the form of which is filed as Exhibit 10.12 to this registration statement, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

        The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Ordinary Shares
Sertus Nominees (Cayman) Limited	January 26, 2018	1	N/A(1)
Sky Alpha Holding Limited	January 26, 2018	2	N/A(1)
Jager Alpha Holding Limited	January 26, 2018	2	N/A(1)
Sky Fintech Holding Limited	January 26, 2018	337,611,719	N/A(1)
Tigerex Holding Limited	January 26, 2018	231,816,022	N/A(1)
Jager Fintech Holding Limited	January 26, 2018	140,945,571	N/A(1)
Wayne Global Investment Holding Limited	January 26, 2018	101,973,572	N/A(1)
Lighting SPC	January 26, 2018	49,142,174	N/A(1)
Juvenamster Capital Holding Limited	January 26, 2018	39,950,000	N/A(1)

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Qimai Limited	January 26, 2018	22,548,443	N/A(1)
Snow Forest Investment Holding Limited	January 26, 2018	19,417,242	N/A(1)
New Palm Spring Holding Limited	January 26, 2018	10,904,512	N/A(1)
Seeking Alpha Limited	January 26, 2018	9,226,486	N/A(1)
AI NY Limited	January 26, 2018	8,362,852	N/A(1)
China Haiquan Super Partner Investment Holding Limited	January 26, 2018	4,797,534	N/A(1)
Spring Partners TB Holding Limited	January 26, 2018	3,611,364	N/A(1)
Cosmic Wood Limited	January 26, 2018	2,302,534	N/A(1)
Renhua Holding Ltd	January 26, 2018	2,254,973	N/A(1)
Shuqing Holding Ltd	January 26, 2018	2,254,973	N/A(1)
Zanxi Holding Limited	January 26, 2018	2,188,010	N/A(1)
Class A ordinary shares
Wayne Global Investment Holding Limited	June 7, 2018	16,790,243	US$167.90
Lighting SPC	June 7, 2018	16,380,725	US$163.81
Stand Great International Investment Limited	June 7, 2018	1,680,000	RMB1,176,000
Gladys Holdings, LLC	June 7, 2018	800,000	US$8,888
Jager Fintech Holding Limited	November 19, 2018	140,945,573	N/A(1)
Juvenamster Capital Holding Limited	November 19, 2018	39,950,000	N/A(1)
Class B ordinary shares
Sky Fintech Holding Limited	June 7, 2018	337,611,722	US$3376.12
Jager Fintech Holding Limited	June 7, 2018	140,945,573	US$1409.46
Juvenamster Capital Holding Limited	June 7, 2018	39,950,000	US$399.50
Series Angel-1 convertible preferred shares
Tigerex Holding Limited	June 7, 2018	198,535,540	RMB13,800,000
Series Angel-2 convertible preferred shares
Seeking Alpha Limited	June 7, 2018	9,226,486	RMB1,314,832.72
AI NY Limited	June 7, 2018	8,362,852	RMB1,191,759.41
Zanxi Holding Limited	June 7, 2018	2,188,010	RMB311,805.29
Tigerex Holding Limited	June 7, 2018	33,401,925	RMB4,173,940.98
Cosmic Wood Limited	June 7, 2018	2,181,091	RMB 310,819.29
Ocm Limited	June 7, 2018	6,453,894	RMB769,446.04
Spring Partners TB Holding Limited	June 7, 2018	3,611,364	RMB430,553.96
New Palm Spring Holding Limited	June 7, 2018	10,904,512	RMB1,553,962.06
Young Power Investments Limited	June 7, 2018	25,164,109	RMB3,000,000
Yiu Chow Chun Barry	June 7, 2018	1,460,096	RMB2,000,000
Wayne Global Investment Holding Limited	June 7, 2018	1,535,040	RMB218,752.93
Snow Forest Investment Holding Limited	June 7, 2018	14,619,708	RMB1,613,141.74

Securities/Purchaser	Date of Issuance	Number of Securities	Consideration
Series Angel-3 convertible preferred shares
XHoldings Limited	June 7, 2018	9,019,249	RMB1,200,000
Tap4Fun (HongKong) Limited	June 7, 2018	18,038,497	RMB2,400,000
Qimai Limited	June 7, 2018	22,548,443	RMB3,114,073.44
Shuqing Holding Ltd	June 7, 2018	2,254,973	RMB321,347.94
Renhua Holding Ltd	June 7, 2018	2,254,973	RMB321,347.94
Series Angel-4 convertible preferred shares
Tiger Pipeline LTD	June 7, 2018	19,190,137	RMB5,200,000
Wayne Global Investment Holding Limited	June 7, 2018	19,190,137	RMB3,586,858.26
Snow Forest Investment Holding Limited	June 7, 2018	4,797,534	RMB683,679.00
China Haiquan Super Partner Investment Holding Limited	June 7, 2018	4,797,534	RMB683,679.00
Series A convertible preferred shares
People Better Limited	June 7, 2018	250,641,392	RMB94,241,190.74
Tiger Pipeline LTD	June 7, 2018	13,431,937	RMB5,050,505
Wayne Global Investment Holding Limited	June 7, 2018	15,315,978	RMB5,758,809.26
Series B-1 convertible preferred shares
HGCF Capital Holdings Limited	June 7, 2018	65,522,899	RMB40,000,000
XHoldings Limited	June 7, 2018	16,380,725	RMB10,000,000
Wayne Global Investment Holding Limited	June 7, 2018	49,142,174	RMB30,000,000
Lighting SPC	June 7, 2018	32,761,449	RMB20,000,000
Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited	June 7, 2018	24,571,087	RMB15,000,000
Wayne Global Investment Holding Limited	August 1, 2018	19,322,165	N/A(1)
Series B-2 convertible preferred shares
CGC Ace Card Limited	June 7, 2018	69,829,685	RMB60,000,000
Hong Kong Zhen Zhi Cheng Yuan Info-Tech Limited	June 7, 2018	6,982,969	RMB6,000,000
Series B-3 convertible preferred shares
IB Global Investments LLC	June 7, 2018	137,635,322	US$20,000,000
CE Fintech I Limited Partnership	June 7, 2018	10,120,244	US$1,470,589
Series C convertible preferred shares
Prospect Avenue Capital Limited Partnership	June 21, 2018	61,797,585	US$30,000,000
Hontai Capital Fund I Limited Partnership	June 21, 2018	20,599,195	US$10,000,000
Hontai Tiger Fund Limited Partnership	June 21, 2018	6,138,560	US$2,980,000
iResearch Growth Fund L.P.	June 21, 2018	10,299,597	US$5,000,000
Series C-1 convertible preferred shares
Oceanpine Capital Inc.	June 23, 2018	18,597,738	US$10,000,000

Note:

(1)
These shares were repurchased by our company during the process of conversion of our company's voting structure into a dual-class structure, or were re-designated from shares that had been fully paid already. Please see the information of considerations for other classes of shares.

        For the details of options and restricted share units issued and outstanding, please see "Management—2018 Share Incentive Plan."

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits

        See Exhibit Index beginning on page II-6 of this registration statement.

        The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of "materiality" that are different from "materiality" under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

        We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

(b)
Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (4)   For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.		Exhibit Description
1.1		Form of Underwriting Agreement
3.1	†	Third Amended and Restated Memorandum and Articles of Association of the Registrant adopted on July 23, 2018 and amended on February 21, 2019, as currently in effect
3.2		Form of Fourth Amended and Restated Memorandum and Articles of Association of the Registrant (effective immediately prior to the completion of this offering)
4.1		Specimen American Depositary Receipt (contained in Exhibit 4.3)
4.2		Specimen Form of Class A Ordinary Share Certificate
4.3		Form of Deposit Agreement, among the Registrant, the depositary and the holders and beneficial owners of American Depositary Shares issued thereunder
4.4		Form of Registration Rights Agreement (effective immediately prior to the completion of this offering)
5.1	†	Opinion of Conyers Dill & Pearman regarding the validity of the Class A ordinary shares being registered
8.1	†	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters
8.2		Opinion of Buddle Findlay regarding certain New Zealand tax matters (amended)
8.3	†	Opinion of DaHui Lawyers regarding certain PRC tax matters (contained in its opinion filed as Exhibit 99.2 hereto)
8.4	†	Opinion of O'Melveny & Myers LLP regarding certain U.S. tax matters
10.1	†	English translation of Exclusive Business Cooperation Agreement between Ningxia Rongke and Ningxia Yixin dated June 7, 2018
10.2	†
English translation of Exclusive Option Contract among Ningxia Yixin, shareholders of Ningxia Rongke and Ningxia Rongke dated December 17, 2018, which restated and amended the version dated June 7, 2018
10.3		English translation of Equity Pledge Contract among Ningxia Yixin, shareholders of Ningxia Rongke and Ningxia Rongke dated December 17, 2018, which restated and amended the version dated June 7, 2018
10.4	†	English translation of the Power of Attorney by Ningxia Yixin and shareholders of Ningxia Rongke dated December 17, 2018, which restated and amended the version dated June 7, 2018
10.5	†	English translation of the form of Spouse Consent Letter by the spouse of each married shareholder of Ningxia Rongke
10.6	†	English translation of Exclusive Business Cooperation Agreement between Beijing Yixin and Beijing Yiyi dated October 30, 2018
10.7	†	English translation of Exclusive Option Contract among Beijing Yixin, shareholders of Beijing Yiyi and Beijing Yiyi dated October 30, 2018
10.8	†	English translation of Equity Pledge Contract among Beijing Yixin, shareholders of Beijing Yiyi and Beijing Yiyi dated October 30, 2018

Exhibit No.		Exhibit Description
10.9	†	English translation of the Power of Attorney between Beijing Yixin and shareholders of Beijing Yiyi dated October 30, 2018
10.10	†	English translation of the form of Spouse Consent Letter by the spouse of each married shareholder of Beijing Yiyi
10.11	†	Form of Employment Agreement between the Registrant and its executive officers
10.12	†	Form of Indemnification Agreement between the Registrant and its directors and executive officers
10.13	†	Consolidated Clearing Agreement between IB LLC and Top Capital Partners Limited
10.14	†	Fully Disclosed Clearing Agreement between IB LLC and Top Capital Partners Limited
10.15	†	English translation of the Lease Contract of Grandyvic Building for the registrant's Beijing office
10.16		Subscription Agreement by and between the Registrant and IB Global Investments LLC dated March 8, 2019
10.17		UP Fintech Holding Limited Share Incentive Plan adopted in June 2018 and amended in December 2018
10.18		UP Fintech Holding Limited 2019 Performance Incentive Plan (effective immediately prior to the completion of this offering)
21.1		List of principal subsidiaries and consolidated affiliated entities of the Registrant
23.1		Consent of Deloitte Touche Tohmatsu Certified Public Accountants
23.2	†	Consent of Conyers Dill & Pearman (contained in its opinions filed as Exhibits 5.1 and 8.1 hereto)
23.3	†	Consent of Buddle Findlay (contained in its opinion filed as Exhibit 8.2 hereto)
23.4	†	Consent of DaHui Lawyers (contained in its opinion filed as Exhibit 99.2 hereto)
23.5	†	Consent of Thompkins Wake (contained in its opinion filed as Exhibit 99.1 hereto)
23.6	†	Consent of O'Melveny & Myers LLP (contained in its opinion filed as Exhibit 8.4 hereto)
24.1	†	Power of Attorney (contained in signature pages to this registration statement)
99.1	†	Opinion of Tompkins Wake regarding certain New Zealand law matters
99.2	†	Opinion of DaHui Lawyers regarding certain PRC law matters
99.3	†	Consent of Binsen Tang, our director nominee
99.4	†	Consent of Xin Fan, our director nominee
99.5	†	Consent of Jian Liu, our director nominee
99.6	†	Consent of Xian Wang, our director nominee
99.7	†	Consent of Shanghai iResearch Co. Ltd, China
99.8		Code of Business Conduct and Ethics (effective immediately prior to the completion of this offering)

†
Previously filed

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 11, 2019.

UP FINTECH HOLDING LIMITED
By:	/s/ Tianhua Wu
	Name:	Tianhua Wu
	Title:	Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Tianhua Wu Name: Tianhua Wu		Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2019
* Name: Yonggang Liu		Vice President of Technology and Director	March 11, 2019
* Name: Lei Fang		Director	March 11, 2019
* Name: David Eric Friedland		Director	March 11, 2019
* Name: Vincent Chun Hung Cheung		Director	March 11, 2019
/s/ John Fei Zeng Name: John Fei Zeng		Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2019
*By:	/s/ Tianhua Wu Name: Tianhua Wu Attorney-in-fact

 SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

        Under the Securities Act of 1933, the undersigned, the duly authorized representative in the U.S. of UP Fintech Holding Limited, has signed this registration statement or amendment thereto in Delaware, United States, on March 11, 2019.

Authorized U.S. Representative
By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director, Puglisi & Associates